TRANSACTION AGREEMENT by and between IES HOLDINGS, INC., a Delaware corporation IES MERGER SUB, INC., a Delaware corporation DBM GLOBAL INTERMEDIATE HOLDCO INC., a Delaware corporation and INNOVATE CORP. a Delaware corporation Dated as of August 7, 2026 Exhibit 1.1 -i- Table of Contents Page ARTICLE I PURCHASE AND SALE SECTION 1.01. Purchase and Sale of Transferred Shares ...........................................................2 SECTION 1.02. Closing ...............................................................................................................2 SECTION 1.03. Payments at the Closing Date. ...........................................................................2 SECTION 1.04. Additional Closing Deliveries. ...........................................................................3 SECTION 1.05. Listing and Issuance of Buyer Common Shares ................................................4 ARTICLE II THE MERGER SECTION 2.01. The Merger .........................................................................................................4 SECTION 2.02. Effects of the Merger .........................................................................................4 SECTION 2.03. Effective Time ....................................................................................................4 SECTION 2.04. Governing Documents; Directors and Officers ..................................................4 SECTION 2.05. Conversion of Shares .........................................................................................5 SECTION 2.06. Treatment of Company Phantom Awards ..........................................................5 SECTION 2.07. Adjustment of Consideration .............................................................................5 SECTION 2.08. Closing of the Company’s Transfer Books ........................................................6 SECTION 2.09. Exchange of Shares and Payment of Merger Consideration ..............................6 SECTION 2.10. Dissenting Shares ...............................................................................................9 ARTICLE III PURCHASE PRICE ADJUSTMENT SECTION 3.01. Purchase Price Adjustment ..............................................................................10 SECTION 3.02. Payments of Adjustments to the Closing Payment ..........................................13 ARTICLE IV REPRESENTATIONS AND WARRANTIES OF SELLER SECTION 4.01. Organization and Good Standing .....................................................................14 SECTION 4.02. Authority; Execution and Delivery; Enforceability .........................................14 SECTION 4.03. Capitalization ...................................................................................................15 SECTION 4.04. Subsidiaries ......................................................................................................15 SECTION 4.05. No Conflict; Required Filings and Consents. ..................................................16 SECTION 4.06. Surety Bonds Etc. .............................................................................................17 SECTION 4.07. Litigation; Orders; Investigations. ...................................................................17 SECTION 4.08. Compliance. .....................................................................................................17 -ii- SECTION 4.09. Financial Statements; Absence of Liabilities. ..................................................18 SECTION 4.10. Absence of Certain Changes. ...........................................................................18 SECTION 4.11. Taxes ................................................................................................................19 SECTION 4.12. Title to Properties. ............................................................................................21 SECTION 4.13. Employee Benefit Plans. ..................................................................................22 SECTION 4.14. Labor Relations ................................................................................................25 SECTION 4.15. Intellectual Property; Data Privacy. .................................................................26 SECTION 4.16. Environmental Matters .....................................................................................28 SECTION 4.17. Material Contracts. ...........................................................................................30 SECTION 4.18. Significant Customers and Suppliers ...............................................................32 SECTION 4.19. Permits..............................................................................................................32 SECTION 4.20. Brokers .............................................................................................................32 SECTION 4.21. Insurance ..........................................................................................................32 SECTION 4.22. Anti-Corruption; Sanctions; Import and Export Control Legal Requirements ....................................................................................................33 SECTION 4.23. Bank Accounts. ................................................................................................33 SECTION 4.24. Investment Intent; Securities Law Matters ......................................................34 SECTION 4.25. Parent Information Statement ..........................................................................34 SECTION 4.26. Anti-Takeover Statutes .....................................................................................34 SECTION 4.27. Opinion of Parent’s Financial Advisor ............................................................35 SECTION 4.28. Tangible Personal Property. .............................................................................35 SECTION 4.29. Inventory ..........................................................................................................35 SECTION 4.30. Accounts Receivable ........................................................................................36 SECTION 4.31. Books and Records ...........................................................................................36 SECTION 4.32. Related Party Transactions ...............................................................................36 SECTION 4.33. No Other Representations or Warranties .........................................................36 ARTICLE V REPRESENTATIONS AND WARRANTIES OF BUYER SECTION 5.01. Organization, Standing; Authority; Execution and Delivery; Enforceability ...................................................................................................37 SECTION 5.02. Capital Structure ...............................................................................................38 SECTION 5.03. No Conflicts; Consents ....................................................................................38 SECTION 5.04. Litigation ..........................................................................................................39 SECTION 5.05. Investment Intent; Securities Law Matters ......................................................39 SECTION 5.06. Sufficiency of Funds ........................................................................................39 SECTION 5.07. Not a Foreign Person ........................................................................................39 SECTION 5.08. Information Supplied .......................................................................................40 SECTION 5.09. SEC Filings; Financial Statements ...................................................................40 SECTION 5.10. No Other Representations; No Reliance ..........................................................41 -iii- ARTICLE VI ACTION PRIOR TO THE CLOSING SECTION 6.01. Operation of the Business ................................................................................42 SECTION 6.02. Access to Information ......................................................................................46 ARTICLE VII ADDITIONAL AGREEMENTS SECTION 7.01. Exclusivity........................................................................................................48 SECTION 7.02. Certain Efforts ..................................................................................................49 SECTION 7.03. Stockholder Litigation ......................................................................................52 SECTION 7.04. Consents ...........................................................................................................52 SECTION 7.05. Employee Matters ............................................................................................53 SECTION 7.06. Directors’ and Officers’ Indemnification and Insurance .................................56 SECTION 7.07. Preservation of Pre-Closing Company Records ...............................................57 SECTION 7.08. Public Announcements .....................................................................................58 SECTION 7.09. Tax Matters. .....................................................................................................58 SECTION 7.10. Confidentiality..................................................................................................63 SECTION 7.11. R&W Insurance Policy ....................................................................................63 SECTION 7.12. Termination of Affiliate Arrangements ...........................................................64 SECTION 7.13. Resignations .....................................................................................................65 SECTION 7.14. Further Assurances ...........................................................................................65 SECTION 7.15. Notices of Certain Events .................................................................................65 SECTION 7.16. Negotiation and Approval of the State of Title to Real Property .....................65 SECTION 7.17. Parent Information Statement ..........................................................................65 SECTION 7.18. Buyer Information Statement. ..........................................................................66 SECTION 7.19. Registration Rights. ..........................................................................................67 SECTION 7.20. Seller Cooperation with Buyer Acquisition Financing ....................................70 SECTION 7.21. Non-Competition..............................................................................................72 SECTION 7.22. ISRA Matters ...................................................................................................73 SECTION 7.23. Flagstaff Property Sale .....................................................................................73 ARTICLE VIII CONDITIONS TO CLOSING SECTION 8.01. Conditions to Each Party’s Obligations to Consummate the Acquisition .......................................................................................................74 SECTION 8.02. Other Conditions to Obligations of Buyer .......................................................74 SECTION 8.03. Other Conditions to Obligations of Seller ........................................................75 SECTION 8.04. Frustration of Closing Conditions ....................................................................75

-iv- ARTICLE IX TERMINATION, AMENDMENT AND WAIVER SECTION 9.01. Termination ......................................................................................................76 SECTION 9.02. Effect of Termination .......................................................................................77 ARTICLE X SURVIVAL; INDEMNIFICATION SECTION 10.01. Survival ............................................................................................................77 SECTION 10.02. Seller Indemnification ......................................................................................78 SECTION 10.03. Limitations; Claims Process; Third Party Claims. ...........................................78 SECTION 10.04. Exclusive Remedies; Mitigation ......................................................................81 SECTION 10.05. No Duplication .................................................................................................82 SECTION 10.06. No Limitations on the R&W Insurance Policy or Fraud ..................................82 ARTICLE XI MISCELLANEOUS SECTION 11.01. Notices ..............................................................................................................83 SECTION 11.02. Interpretation ....................................................................................................84 SECTION 11.03. Amendment ......................................................................................................86 SECTION 11.04. Extension; Waiver ............................................................................................86 SECTION 11.05. Severability ......................................................................................................86 SECTION 11.06. Counterparts .....................................................................................................86 SECTION 11.07. Fees and Expenses ............................................................................................86 SECTION 11.08. Entire Agreement; Third-Party Beneficiaries ..................................................87 SECTION 11.09. Governing Law .................................................................................................87 SECTION 11.10. Assignment .......................................................................................................87 SECTION 11.11. Enforcement .....................................................................................................87 SECTION 11.12. Jurisdiction; Consent to Service of Process .....................................................88 SECTION 11.13. No Recourse Against Nonparty Affiliates .......................................................89 SECTION 11.14. Release .............................................................................................................89 SECTION 11.15. No Other Duties ...............................................................................................91 SECTION 11.16. Legal Representation ........................................................................................91 -v- Exhibits Exhibit A Certain Definitions Exhibit B Certificate of Incorporation of the Surviving Corporation Exhibit C Accounting Principles Exhibit D Sample Working Capital Statement Exhibit E Form of R&W Insurance Policy Exhibit F Form of Lock-Up Agreement Exhibit G Key Employees Exhibit H Allocation Schedule TRANSACTION AGREEMENT This TRANSACTION AGREEMENT (this “Agreement”) is made and entered into as of August 7, 2026, by and among IES HOLDINGS, INC., a Delaware corporation (“Buyer”), IES MERGER SUB, INC., a Delaware corporation and wholly owned subsidiary of Buyer (“Merger Sub”), INNOVATE CORP., a Delaware corporation (“Parent”) and DBM GLOBAL INTERMEDIATE HOLDCO INC., a Delaware corporation (“Intermediate” and together with Parent, “Seller”). Certain capitalized terms used in this Agreement are defined in Exhibit A. RECITALS A. Seller is the sole record and beneficial owner of the shares of Company Common Stock of DBM Global, Inc., a Delaware corporation (the “Company”), set forth on Section 4.03(a)-1 of the Seller Disclosure Schedules (the “Transferred Shares”). B. Buyer, acting through Merger Sub, desires to purchase from Seller, and Seller desires to sell to Merger Sub, the Transferred Shares, on the terms and subject to the conditions set forth in this Agreement (such sale, the “Acquisition”). C. The respective boards of directors of Buyer (the “Buyer Board”) and Merger Sub (the “Merger Sub Board”), at a meeting duly called and held on or prior to the date of this Agreement, have each unanimously: (a) determined that it is in the best interests of Buyer or Merger Sub, as applicable, and their respective stockholders, as applicable, and declared it advisable, to enter into this Agreement; and (b) approved the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger. D. The board of directors of Parent, at a meeting duly called and held on or prior to the date of this Agreement, has (a) determined that the entry into this Agreement and the consummation of the transactions contemplated by this Agreement are advisable and in the best interests of Parent and its stockholders, (b) approved and adopted this Agreement and the consummation by Parent of the transactions contemplated by this Agreement, upon the terms and subject to the conditions set forth in this Agreement, subject to the approval of the transactions contemplated by this Agreement by holders of the majority of the voting power of the outstanding shares of capital stock of Parent, (c) directed that the transactions contemplated by this Agreement be submitted to the stockholders of Parent for approval and (d) upon the terms and subject to the conditions of this Agreement, resolved to recommend the approval of the transactions contemplated by this Agreement by the stockholders of Parent (the “Parent Board Approval”). E. Following the Parent Board Approval and immediately prior to the execution and delivery of this Agreement, holders of the majority of the voting power of the outstanding shares of capital stock of Parent have executed and delivered an irrevocable written consent (the “Parent Stockholder Consent”) approving this Agreement (as it may be amended from time to time) and the transactions contemplated hereby, for purposes of Section 271 of the Delaware General Corporate Law (the “DGCL”). 2 F. Merger Sub intends, immediately following the Acquisition, to effect a merger of Merger Sub with and into the Company (the “Merger”) pursuant to Section 253 of the DGCL, with the Company surviving the Merger as a wholly owned subsidiary of Buyer. G. In accordance with Section 253 of the DGCL, the board of directors of Merger Sub has approved the Merger and this Agreement. H. Concurrently with the execution of this Agreement and as a material inducement to the willingness of Buyer to enter into this Agreement, those individuals listed on Exhibit G (the “Key Employees”) are entering into employment agreements with the Company or an Affiliate thereof (each, a “Key Employee Employment Agreement”), in each case to become effective upon the Closing. AGREEMENT The parties to this Agreement, intending to be legally bound, agree as follows: ARTICLE I PURCHASE AND SALE SECTION 1.01. Purchase and Sale of Transferred Shares. On the terms and subject to the conditions of this Agreement, at the Closing, Seller shall sell, assign, transfer, convey and deliver to Merger Sub, and Merger Sub shall purchase and accept from Seller, the Transferred Shares, free and clear of all Liens, other than Permitted Liens, in exchange for (i) the Stock Consideration and (ii) the Seller Cash Consideration. SECTION 1.02. Closing. The consummation of the Acquisition (the “Closing”) shall take place remotely via the electronic exchange of documents and signature pages at (a) 10:00 a.m., New York time, on the first Business Day of the monthly accounting period of the Company immediately following the monthly accounting period of the Company in which the date of satisfaction (or, to the extent permitted by applicable Legal Requirements, waiver by the parties entitled to the benefit thereof) of the last to be satisfied (or waived) of the conditions set forth in Article VIII (other than those conditions that require the delivery of a document or certificate or the taking of an action at the Closing, but subject to the satisfaction or waiver of those conditions at the Closing) occurs (the date on which such conditions are satisfied or waived, the “Satisfaction Date”); provided, however, that if the Satisfaction Date occurs within the final ten days of a quarterly accounting period of the Company, then Buyer may elect, by delivering a written notice to Seller, to delay the Closing until the first Business Day of the quarterly accounting period of the Company immediately following the quarterly accounting period of the Company in which the Satisfaction Date occurs, or (b) at such other place, time and date as shall be agreed in writing between Buyer and Seller. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date”. Solely for accounting measurement purposes, the effective time of the Closing will be the Reference Time. SECTION 1.03. Payments at the Closing Date.

3 (a) At the Closing, Buyer shall take all actions to pay (or cause to be paid) to Seller (or, at Seller’s election, any such Person as may be designated in writing by Seller at least two Business Days prior to the Closing Date), by wire transfer of immediately available funds to an account designated in writing by Seller at least two Business Days prior to the Closing Date, an amount in cash equal to the Seller Cash Consideration minus the Holdback Amount. (b) At the Closing, Buyer shall deposit, or cause to be deposited with the Exchange Agent, an amount in cash equal to the Other Holders Cash Consideration. (c) At the Closing, Buyer shall pay, or cause to be paid, any Transaction Expenses to such payees as are designated in writing by Seller at least two Business Days prior to the Closing Date, by wire transfer of immediately available funds to the account(s) designated in writing by Seller at least two Business Days prior to the Closing Date. SECTION 1.04. Additional Closing Deliveries. (a) At the Closing, Seller shall deliver to Buyer: a valid, properly prepared and completed IRS Form W-9; the Seller Officer Certificate contemplated by Section 8.02(c), duly executed by an authorized officer of Seller; an instrument of transfer in a form mutually agreed by Buyer and Seller, duly executed by an authorized officer of Seller, evidencing the sale, assignment, transfer, conveyance and delivery of the Transferred Shares to Buyer; the Exchange Agent Agreement, duly executed on behalf of Seller; the Lock-Up Agreement, duly executed on behalf of Seller; (A) a duly executed statement from the Company dated on the Closing Date, which is described in Treasury Regulations section 1.1445-2(c)(3) certifying that the interests in the Company are not United States real property interests within the meaning of Section 897 of the Code, and (B) the notice to the IRS as described in Treasury Regulations section 1.897-2(h); and an IRS Form 8023, sworn under penalties of perjury and in form and substance reasonably acceptable to Buyer, sufficient to effect the 338 Elections, properly executed by Seller. (b) At the Closing, Buyer shall deliver to Seller: The Buyer Officer Certificate contemplated by Section 8.03(c), duly executed by an authorized officer of Buyer; a complete copy of the R&W Binder Agreement; 4 an instrument of transfer in a form mutually agreed by Buyer and Seller, duly executed by an authorized officer of Buyer, evidencing the sale, assignment, transfer, conveyance and delivery of the Transferred Shares to Buyer; the Exchange Agent Agreement, duly executed on behalf of Buyer; and the Lock-Up Agreement, duly executed on behalf of Buyer. SECTION 1.05. Listing and Issuance of Buyer Common Shares. (a) Buyer shall cause the shares of Buyer Common Stock constituting the Stock Consideration to be issued to Seller at the Closing to be approved for listing (subject to official notice of issuance) on the Buyer Stock Exchange at or prior to the Closing. (b) At the Closing, Buyer shall issue, or cause Buyer’s transfer agent to issue, to Seller the shares of Buyer Common Stock constituting the Stock Consideration in uncertificated book entry form. ARTICLE II THE MERGER SECTION 2.01. The Merger. On the terms and subject to the conditions set forth in this Agreement, at the Effective Time, Merger Sub shall effectuate the Merger, whereupon the separate corporate existence of Merger Sub shall cease and the Company shall continue its corporate existence under the DGCL as the surviving corporation in the Merger and a wholly owned subsidiary of Buyer (the “Surviving Corporation”). SECTION 2.02. Effects of the Merger. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the DGCL. At the Effective Time, the Surviving Corporation shall possess all the rights, powers, property, licenses, authority, privileges and franchises and be subject to all of the debts, restrictions, obligations, liabilities and duties of the Company and Merger Sub, all as provided under the DGCL. SECTION 2.03. Effective Time. Subject to the provisions of this Agreement, on the Closing Date, immediately following the Closing, Merger Sub shall cause a certificate of ownership and merger with respect to the Merger (the “Certificate of Merger”) to be duly executed and filed with the Secretary of State of the State of Delaware as provided under Section 253 of the DGCL and make any other filings, recordings or publications required to be made by Merger Sub in connection with the Merger. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware or such later date or time as may be agreed by the Buyer and Parent in writing and specified in the Certificate of Merger in accordance with the DGCL (the time at which the Merger becomes effective, the “Effective Time”). SECTION 2.04. Governing Documents; Directors and Officers. Unless otherwise mutually agreed by the parties in writing prior to the Effective Time, (a) at the Effective 5 Time, the Certificate of Incorporation of the Surviving Corporation shall be amended and restated to conform to Exhibit B; (b) at the Effective Time, the bylaws of the Surviving Corporation shall be amended and restated to conform to the bylaws of Merger Sub as in effect immediately prior to the Effective Time, which shall be revised as may be necessary to reflect the name of the Surviving Corporation and its relevant rights and responsibilities under this Agreement, including the provisions of Section 7.06; and (c) (i) the directors of the Surviving Corporation after the Effective Time shall be the respective individuals who were the directors of Merger Sub immediately prior to the Effective Time and (ii) the officers of the Surviving Corporation shall be the respective individuals who were the officers of the Company immediately prior to the Effective Time. SECTION 2.05. Conversion of Shares. At the Effective Time, by virtue of the Merger and without any further action on the part of Merger Sub or the Company or any other stockholder of the Company: (a) any shares of Company Common Stock held, directly or indirectly, by (i) Buyer, (ii) any wholly owned Subsidiary of Buyer, or (iii) any wholly owned Subsidiary of the Company immediately prior to the Effective Time shall be unaffected by the Merger and shall remain outstanding as an equal number of shares of common stock of the Surviving Corporation; (b) any shares of Company Common Stock held by the Company (or held in the Company’s treasury) prior to the Effective Time shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor; (c) except as provided in Section 2.05(a) and Section 2.05(b) and subject to Section 2.09(h), each share of Company Common Stock outstanding immediately prior to the Effective Time (other than shares of Company Common Stock held by Buyer after giving effect to the Closing) will be converted into the right to receive an amount equal to the Pro Rata Share of the Purchase Price (the “Merger Consideration”); and (d) each share of common stock, $0.01 par value per share, of Merger Sub outstanding immediately prior to the Effective Time will be converted into one share of common stock of the Surviving Corporation. SECTION 2.06. Treatment of Company Phantom Awards. At the Effective Time, by virtue of the Merger and without any further action on the part of Merger Sub or the Company or the holder, each award under the Phantom Stock Plan outstanding immediately prior to the Effective Time will accelerate and vest and be converted into a right to receive the Merger Consideration in accordance with the terms of the applicable award agreement (the “Phantom Stock Award Consideration”). Buyer shall, or shall cause the Acquired Companies to, deliver the Phantom Stock Award Consideration at or reasonably promptly after the Effective Time (but in no event later than the first regular payroll date occurring after the Effective Time), without interest and less any required withholding Taxes; provided that with respect to any Phantom Stock Award Consideration which constitutes “deferred compensation” subject to Section 409A of the Code, such payments shall be made on the earliest time that will not trigger a Tax or penalty under Section 409A of the Code. SECTION 2.07. Adjustment of Consideration. 6 (a) If, during the Pre-Closing Period, the outstanding shares of Company Common Stock are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction, or if a stock dividend is declared by the Company during the Pre-Closing Period, or a record date with respect to any such event occurs during the Pre-Closing Period, then the Merger Consideration will be adjusted to the extent appropriate to provide the same economic effect as contemplated by this Agreement prior to such action. (b) If, during the Pre-Closing Period, the outstanding shares of Buyer Common Stock are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction, or if a stock dividend is declared by the Buyer during the Pre-Closing Period, or a record date with respect to any such event occurs during the Pre-Closing Period, then the Stock Consideration will be adjusted to the extent appropriate to provide the same economic effect as contemplated by this Agreement prior to such action. SECTION 2.08. Closing of the Company’s Transfer Books. At the Effective Time: (a) except for shares of Company Common Stock that continue to be held by a Subsidiary of the Surviving Corporation following the Effective Time in accordance with Section 2.05(a), all shares of Company Common Stock outstanding immediately prior to the Effective Time shall automatically be canceled and retired and shall cease to exist, and all holders of certificates representing shares of Company Common Stock outstanding immediately prior to the Effective Time (each such certificate, a “Company Stock Certificate”) or uncertificated shares of Company Common Stock represented by book-entry positions (each such share, an “Uncertificated Company Share”) shall cease to have any rights as stockholders of the Company; and (b) the stock transfer books of the Company shall be closed with respect to all shares of Company Common Stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of Company Common Stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid Company Stock Certificate or Uncertificated Company Share is presented to the Exchange Agent or to the Surviving Corporation, such Company Stock Certificate or Uncertificated Company Share shall be canceled and shall be exchanged as provided in Section 2.09. SECTION 2.09. Exchange of Shares and Payment of Merger Consideration. (a) Prior to the Closing Date, Buyer shall designate Computershare, Inc. and its Affiliates to act as the exchange agent (the “Exchange Agent”) in connection with the Merger for the purpose of exchanging for the Other Holders Cash Consideration (i) the Company Stock Certificates and (ii) the Uncertificated Company Shares, in each case, held by Company stockholders other than the Seller. At or promptly following the Effective Time, Buyer shall deposit with the Exchange Agent cash sufficient to pay the Other Holders Cash Consideration. The Other Holders Cash Consideration deposited with the Exchange Agent pursuant to this Section 2.09(a) is referred to as the “Exchange Fund.” The Exchange Fund shall be governed by the terms of an exchange agent agreement to be entered into by and between Buyer, Seller and the Exchange Agent (the “Exchange Agent Agreement”). Buyer shall be responsible for all of the fees and

7 expenses of the Exchange Agent. In the event the Exchange Fund shall be insufficient to make the payments contemplated by Section 2.05, Buyer shall promptly deposit, or cause to be deposited, additional funds with the Exchange Agent in an amount that is equal to the deficiency, which additional funds will be deemed to be part of the Exchange Fund. Seller shall cause the Exchange Fund to be (A) held for the benefit of the holders of Company Common Stock other than the Seller and (B) applied promptly to make payments pursuant to Section 2.05. The Exchange Fund shall not be used for any purpose other than to fund payments pursuant to Section 2.05, except as expressly provided for in this Agreement. (b) Promptly after the Effective Time, Buyer shall cause the Exchange Agent to send to the Persons other than the Seller who, as of the Effective Time, were record holders of Company Stock Certificates: (i) a notice advising such holders of the effectiveness of the Merger; (ii) a letter of transmittal in customary form (which shall specify that the delivery of Company Stock Certificates shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Company Stock Certificates to the Exchange Agent) and (iii) instructions for effecting the surrender of Company Stock Certificates in exchange for Other Holders Cash Consideration and receipt of the payment of Other Holders Cash Consideration, in each case of clauses (i) through (iii), in a form reasonably acceptable to Buyer and the Exchange Agent. Upon the surrender of the Company Stock Certificate to the Exchange Agent, together with the delivery of a duly executed letter of transmittal and such other customary documents or information as may be reasonably required by the Exchange Agent in connection with the surrender of such Company Stock Certificate, (A) Buyer shall cause the Exchange Agent to pay and deliver, as promptly as reasonably practicable thereafter, to the holder of such Company Stock Certificate their pro rata portion of the Other Holders Cash Consideration (after giving effect to any required Tax withholdings as provided in Section 2.09(h)) that such holder is entitled to receive with respect to the Company Common Shares formerly represented by such Company Stock Certificate pursuant to Section 2.05(c), in full satisfaction of all rights pertaining to such shares of Company Common Stock, and (B) the Company Stock Certificate so surrendered shall be canceled. Until surrendered as contemplated by this Section 2.09(b) each Company Stock Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive the holder’s pro rata portion of the Other Holders Cash Consideration as contemplated by Section 2.05. (c) Upon the receipt of an “agent’s message” in customary form after the Effective Time, Buyer shall cause the Exchange Agent to send the holders of Uncertificated Company Shares (i) a notice advising such holders of the effectiveness of the Merger and (ii) instructions for the receipt of the Other Holders Cash Consideration in exchange for the Uncertificated Company Shares, in each case of clauses (i) and (ii) immediately above, in a form reasonably acceptable to Buyer and the Exchange Agent. Upon the delivery of the Uncertificated Company Shares and any customary documents or information as may be reasonably required by the Exchange Agent to be provided by the holder of such Uncertificated Company Shares, Buyer (i) shall cause the Exchange Agent to pay and deliver, as promptly as reasonably practicable thereafter, to such holder the Merger Consideration (after giving effect to any required Tax withholdings as provided in Section 2.09(i)), in full satisfaction of all rights pertaining to the Company Common Stock formerly represented by such Uncertificated Company Shares, and (ii) such Uncertificated Company Shares shall be canceled. Until transferred as contemplated by this Section 2.09(c), each Uncertificated Company Share shall be deemed, from and after the Effective 8 Time, to represent only the right to receive the holder’s pro rata portion of Other Holders Cash Consideration as contemplated by Section 2.05. (d) In the event of a transfer of ownership of any shares of Company Common Stock which are not registered in the transfer records of the Company, payment of the holder’s pro rata portion of Other Holders Cash Consideration may be made to a Person other than the holder in whose name the Company Stock Certificate formerly representing such shares or Uncertificated Company Shares is registered if: (i) any such Company Stock Certificate is properly endorsed or otherwise in proper form for transfer; and (ii) such holder has paid any fiduciary or surety bonds and any transfer or other similar Taxes required by Buyer by reason of the payment of such the holder’s pro rata portion of Other Holders Cash Consideration to a Person other than such holder (or has established to the reasonable satisfaction of Buyer that such bonds and Taxes have been paid or are not applicable). (e) If any Company Stock Certificate is lost, stolen or destroyed, Buyer may, in its discretion and as a condition precedent to the payment of any the holder’s pro rata portion of Other Holders Cash Consideration with respect to the shares of Company Common Stock previously represented by such Company Stock Certificate, require the owner of such lost, stolen or destroyed Company Stock Certificate to provide an appropriate affidavit and to deliver a bond (in such reasonable amount as Buyer may direct) as indemnity against any claim that may be made against the Exchange Agent, Buyer or the Surviving Corporation with respect to such Company Stock Certificate. No interest will be paid or will accrue on any Other Holders Cash Consideration payable to holders of Company Stock Certificates or in respect of Uncertificated Company Shares. (f) Any portion of the Exchange Fund that remains undistributed to former holders of shares of Company Common Stock as of the date that is 12 months after the date on which the Merger becomes effective will be delivered to Buyer upon demand, and any former holders of shares of Company Common Stock who have not theretofore surrendered their Company Stock Certificates, or complied with the procedures established by the Exchange Agent for transfer of Uncertificated Company Shares, in accordance with this Section 2.09 shall thereafter look only to Buyer for satisfaction of their claims for Merger Consideration. (g) If any Company Stock Certificate has not been surrendered, or any Uncertificated Company Share has not been transferred, by the earlier of (i) the third anniversary of the date on which the Merger becomes effective and (ii) the date immediately prior to the date on which the Merger Consideration that such Company Stock Certificate or Uncertificated Company Share represents the right to receive would otherwise escheat to or become the property of any Governmental Entity, then such Merger Consideration shall, to the extent permitted by applicable Legal Requirements, become the property of Buyer, free and clear of any claim or interest of any Person previously entitled thereto. None of Buyer, the Surviving Corporation or the Exchange Agent shall be liable to any holder or former holder of Company Common Stock or to any other Person with respect to any Merger Consideration delivered to any public official pursuant to any applicable abandoned property law, escheat law or similar Legal Requirement. (h) Until disbursed in accordance with the terms and conditions of this Agreement, the cash in the Exchange Fund may be invested by the Exchange Agent, as directed by Buyer. No losses with respect to any investments of the Exchange Fund will affect the amounts 9 payable to the holders of Company Stock Certificates or Uncertificated Company Shares. Any income from investment of the Exchange Fund will be payable to Buyer, as Buyer directs. (i) Notwithstanding any other provision of this Agreement, each of Buyer, Seller, the Surviving Corporation, the Exchange Agent and any other withholding agent shall be entitled (i) to deduct and withhold (or cause to be deducted or withheld) from any amounts payable or otherwise deliverable pursuant to this Agreement, such amounts as may be required to be deducted or withheld therefrom under any Legal Requirement and (ii) to timely request any necessary Tax forms to minimize any such deductions or withholdings, including IRS Form W-9 or the appropriate series of IRS Form W-8, as applicable, or any similar forms, from the Company’s stockholders or any other Person to whom a payment is required to be made pursuant to this Agreement. To the extent such amounts are so deducted or withheld, such amounts shall be timely paid to the appropriate Governmental Entity and such amounts shall be treated for all purposes under this Agreement as having been paid to the Person in respect of which such deduction and withholding was made. (j) Any portion of the Other Holders Cash Consideration deposited with the Exchange Agent in respect of any Dissenting Shares shall be returned to Buyer, upon demand. SECTION 2.10. Dissenting Shares. (a) Notwithstanding anything to the contrary contained in this Agreement, shares of Company Common Stock held by a holder who has made a proper demand for appraisal of such shares of Company Common Stock in accordance with Section 262 of the DGCL and who has otherwise complied with all applicable provisions of 262 of the DGCL (any such shares being referred to as “Dissenting Shares” until such time as such holder fails to perfect or otherwise loses such holder’s appraisal rights under Section 262 of the DGCL with respect to such shares) shall not be converted into or represent the right to receive the holder’s pro rata portion of Other Holders Cash Consideration in accordance with Section 2.05(c), but shall be entitled only to such rights as are granted by the DGCL to a holder of Dissenting Shares. (b) If any Dissenting Shares lose their status as such (through failure to perfect or otherwise), then, effective as of the later of the Effective Time and the date of loss of such status, such shares will be deemed automatically to have been converted into, and shall represent only, the right to receive the holder’s pro rata portion of Other Holders Cash Consideration in accordance with Section 2.05(c) without interest thereon, upon surrender of the Company Stock Certificate representing such shares or, if such shares are Uncertificated Company Shares, upon compliance with the procedures established by the Exchange Agent for the transfer of such Uncertificated Company Shares, in each case in accordance with Section 2.09. (c) Seller and the Company shall provide Buyer reasonably prompt written notice of any demands received by the Company for appraisal of shares of Company Common Stock, any waiver or withdrawal of any such demand, and any other demand, notice, or instrument delivered to the Company prior to the Effective Time that relates to such demand, and Buyer shall have the opportunity and right to direct all negotiations and proceedings with respect to such demands. Except with the prior written consent of Buyer, the Company shall not make any payment with respect to, or settle, or offer to settle, any such demands. 10 ARTICLE III PURCHASE PRICE ADJUSTMENT SECTION 3.01. Purchase Price Adjustment. (a) Not less than three Business Days prior to the Closing Date, Seller shall prepare in good faith and deliver to Buyer a statement (the “Estimated Closing Statement”) setting forth Seller’s good faith estimate of (i) the Closing Cash Amount (the “Estimated Closing Cash Amount”), (ii) the Closing Working Capital Amount (the “Estimated Closing Working Capital Amount”), (iii) the Closing Indebtedness Amount (the “Estimated Closing Indebtedness Amount”), (iv) the aggregate dollar amount of Transaction Expenses (the “Estimated Transaction Expense Amount”), (v) the Intercompany Tax Balance Amount (the “Estimated Intercompany Tax Balance Amount”) and (vi) the Estimated Purchase Price. The Estimated Closing Statement shall be prepared in accordance with the terms of this Agreement and the Accounting Principles, and the Closing Cash Amount, the Closing Working Capital Amount, the Closing Indebtedness Amount, Intercompany Tax Balance Amount and the Transaction Expense Amount shall be determined without duplication. Without limiting the generality of the foregoing, the Estimated Closing Statement and the calculation of the Estimated Closing Working Capital Amount set forth therein shall be (i) determined in accordance with the definition of “Closing Working Capital Amount,” and (ii) in a format substantially similar to the Sample Working Capital Statement. (b) As promptly as practicable, and in any event within 90 days after the Closing Date, Buyer shall prepare and deliver to Seller a statement (the “Closing Statement”) setting forth Buyer’s good faith calculation of the Closing Cash Amount, the Closing Working Capital Amount, the Closing Indebtedness Amount, the Transaction Expense Amount, Intercompany Tax Balance Amount and the Purchase Price assuming the amounts set forth in the Closing Statement were final, together with reasonable supporting detail with respect to the calculations set forth in the Closing Statement. If Buyer fails to deliver the Closing Statement in accordance with this Section 3.01(b) within such 90 day period, Seller shall deliver written notice to Buyer of such failure (a “Delivery Default Notice”), and if Buyer fails to deliver the Closing Statement within ten (10) business days following Buyer's receipt of such Delivery Default Notice, then the Estimated Closing Statement delivered by Seller to Buyer pursuant to Section 3.01(a) shall be deemed to be the Closing Statement, with respect to which Seller will have all of its rights under this Section 3.01(b), including the right to dispute the calculations set forth therein in accordance with the provisions set forth in this Section 3.01(b). Buyer shall not amend, supplement or modify the Closing Statement following delivery to Seller. The Closing Statement shall be prepared in accordance with the terms of this Agreement and the Accounting Principles. Without limiting the generality of the foregoing, the Closing Statement and the calculation of the Closing Working Capital Amount set forth therein shall be (i) determined in accordance with the definition of “Closing Working Capital Amount,” and (ii) in a format substantially similar to the Sample Working Capital Statement. Buyer shall provide Seller and its Representatives with reasonable access to the Company Records, working papers and other relevant documents and information relating to the calculation of the amounts set forth in the Closing Statement as reasonably requested by Seller in connection with its review of the Closing Statement, in each case, upon reasonable notice and during normal business hours. The Closing Statement shall become final and binding upon the parties on the 45th day following receipt thereof by Seller (the “Response Period”), unless

11 Seller gives written notice of its disagreement with the Closing Statement (a “Notice of Disagreement”) to Buyer on or prior to such date. Any Notice of Disagreement shall specify in reasonable detail the nature of any disagreement so asserted and include underlying support and calculations thereof. If a timely Notice of Disagreement is received by Buyer, then the Closing Statement (as revised in accordance with this sentence) shall become final and binding upon the parties on the earlier of (1) the date on which Buyer and Seller resolve in writing any differences they have with respect to the matters specified in the Notice of Disagreement and (2) the date on which all such disputed matters are finally resolved in writing by the Independent Expert pursuant to the procedures set forth in this Section 3.01. During the 45-day period following the delivery of a Notice of Disagreement (or such longer period as Seller and Buyer may mutually agree), Seller and Buyer shall seek in good faith to resolve in writing any differences that they may have with respect to the matters specified in the Notice of Disagreement. At the end of such 45-day period (or such longer period as Seller and Buyer may mutually agree), Seller and Buyer shall submit to an independent accounting or consulting firm (the “Independent Expert”) for review any and all matters that remain in dispute and were included in the Notice of Disagreement. The Independent Expert shall be the Dallas, Texas office of Deloitte or, if such firm is unable or unwilling to act, the Dallas, Texas office of KPMG or such other nationally recognized independent public accounting or consulting firm as shall be agreed upon by Buyer and Seller, and, if Buyer and Seller are unable to so agree within ten days after the end of such 45-day period, then Buyer and Seller shall each select a firm and such firms shall jointly select a third nationally recognized independent public accounting or consulting firm that has not had a material relationship with Buyer, Seller or any of their respective Affiliates in the preceding two years to resolve the disputed matters. The parties shall instruct the Independent Expert to render its decision (based solely on the written presentations of Buyer and Seller timely delivered to the Independent Expert in accordance with this Section 3.01 and not by independent review) as to the disputed items and the effect of its decision on the Closing Statement as promptly as practicable but in no event later than 60 days after the date of such submission (or such longer period as Seller and Buyer may mutually agree). Buyer and Seller shall instruct the Independent Expert that, within five Business Days following its acceptance of its appointment as the Independent Expert, it shall deliver to Buyer and Seller a written notice (the “Independent Expert Notice”) setting forth (x) the deadline for Buyer’s and Seller’s submission of the written presentations referenced in the immediately preceding sentence (which deadline shall in all events be (I) the same for Buyer and Seller and (II) no sooner than 30 days following the date of delivery of the Independent Expert Notice (unless otherwise mutually agreed in writing among the Independent Expert, Buyer and Seller) and no later than 60 days following the date of the Independent Expert Notice) and (y) the format in which Buyer and Seller are to submit their written presentations (which format shall be reasonably acceptable to Buyer and Seller). A copy of all materials submitted to the Independent Expert pursuant to the immediately preceding sentence shall be provided by Seller or Buyer, as applicable, no later than the deadline set forth in the Independent Expert Notice (as the same may be amended by the mutual written consent of the Independent Expert, Buyer and Seller), and a copy of such materials shall be provided to the other party concurrently with the submission thereof to the Independent Expert. The Independent Expert shall act in the capacity of an expert and not as an arbitrator. Each party shall furnish to the Independent Expert such working papers and other relevant documents and information relating to the disputed items and shall answer questions as the Independent Expert may reasonably request in connection with its determination of such disputed items. In the event any party shall participate in teleconferences or meetings with, or make live presentations to, the 12 Independent Expert, the other party shall be entitled to participate in such teleconferences, meetings or presentations. Subject to the foregoing, the terms of appointment and engagement of the Independent Expert shall be as agreed upon between Buyer and Seller in writing. (c) In resolving any such disputed item, the Independent Expert (i) shall limit its review to matters specifically set forth in the Notice of Disagreement as to a disputed item (other than matters thereafter resolved by mutual written agreement of the parties) and (ii) shall not assign a value to any disputed item greater than the greatest value for such item claimed by either party or less than the smallest value for such item claimed by either party in the Closing Statement or in the Notice of Disagreement. The Independent Expert is not authorized to, and shall not, make any other determination, including (A) any determination with respect to any matter included in the Closing Statement or the Notice of Disagreement that was not submitted for resolution to the Independent Expert, (B) any determination as to whether the Accounting Principles were followed with respect to the Financial Statements, (C) any determination as to the accuracy of the representations and warranties set forth in Section 4.09 or any other representation or warranty in this Agreement, (D) any determination as to compliance by any party with any of its covenants in this Agreement or (E) any determination that an issue was not properly included by Seller in the Notice of Disagreement. Any dispute not within the scope of disputes to be resolved by the Independent Expert pursuant to this Section 3.01 shall be resolved as otherwise provided in this Agreement. Any determination by the Independent Expert, and any work or analyses performed by the Independent Expert, may not be offered as evidence of a breach of Section 4.09, a breach of any other representation or warranty in this Agreement or a breach of any covenant in this Agreement (other than a breach of this Section 3.01) in any Legal Proceeding. (d) The final determination by the Independent Expert of the matters submitted to it pursuant to Section 3.01(b) shall (i) be in writing, (ii) include the Independent Expert’s calculation of the Adjustment Amount and the Intercompany Tax Balance Amount, (iii) include the Independent Expert’s determination of each matter submitted to it pursuant to this Section 3.01 and (iv) include a brief summary of the Independent Expert’s reasons for its determination of each issue. (e) The resolution of disputed items by the Independent Expert shall, absent manifest error, be final and binding and an order may be entered in respect thereof by a court having jurisdiction over the party against which such determination is to be enforced. Each of Seller and Buyer shall pay its own costs and expenses incurred in connection with this Section 3.01 and the costs and expenses of the Independent Expert shall be allocated between Buyer and Seller based upon the percentage of the dollar value of the disputed amounts (as submitted to the Independent Expert) determined in favor of the other party by the Independent Expert bears to the dollar value contested by such party in the written presentation to the Independent Expert. For example, if Buyer submits a Notice of Disagreement to the Independent Expert for $1,000, Seller contests only $500 of the amount claimed by Buyer, and the Independent Expert ultimately resolves the dispute by awarding Buyer $300 of the $500 contested, then the costs and expenses of the Independent Expert will be allocated 60% (i.e., 300/500) to Seller and 40% (i.e., 200/500) to Buyer. If, before the Independent Expert renders its determination with respect to the disputed items in accordance with this Section 3.01, (A) Seller notifies Buyer and the Independent Expert of its agreement with any items in the Closing Statement or (B) Buyer notifies Seller and the Independent Expert of its agreement with any items in the Notice of Disagreement, then in each 13 case such items as so agreed shall be conclusive and binding on the parties for all purposes under this Agreement immediately upon such notice (and the Person providing such notice of acceptance shall pay the fees and expenses of the Independent Expert relating thereto). (f) The procedures set forth in this Section 3.01 for resolving any dispute over the amounts contemplated to be determined as set forth in this Section 3.01 shall be the sole method for resolving such amounts, whether or not the underlying facts and circumstances constitute a breach of any representations or warranties contained in this Agreement. SECTION 3.02. Payments of Adjustments to the Closing Payment. (a) If the Adjustment Amount is positive, then within five Business Days after the determination of the Adjustment Amount, Buyer shall pay to Seller, by wire transfer of immediately available funds to an account designated in writing by Seller, an amount in cash equal to the sum of (i) the Holdback Amount and (ii) an additional amount equal to the lesser of (A) the Adjustment Amount and (B) the Holdback Amount. (b) If the Adjustment Amount is negative (the absolute value of such negative Adjustment Amount, the “Excess Amount”) and less than the Holdback Amount, then within five Business Days after the determination of the Adjustment Amount, Buyer shall pay to Seller, by wire transfer of immediately available funds to an account designated in writing by Seller, an amount in cash equal to (x) the Holdback Amount minus (y) the Excess Amount. (c) If the Adjustment Amount is negative and equal to or greater than the Holdback Amount, then Buyer shall retain the entirety of the Holdback Amount. Buyer acknowledges and agrees that absent Fraud neither Seller nor any of its Affiliates shall have any obligation to make any additional payments in the event that the Excess Amount exceeds the amount of the Holdback Amount. (d) If the Intercompany Tax Balance Amount is greater than the Estimated Intercompany Tax Balance Amount, then within five Business Days after the determination of the Adjustment Amount, Buyer shall pay to Seller, by wire transfer of immediately available funds to an account designated in writing by Seller, such difference. (e) If the Intercompany Tax Balance Amount is less than the Estimated Intercompany Tax Balance Amount, then within five Business Days after the determination of the Adjustment Amount, Seller shall pay to Buyer, by wire transfer of immediately available funds to an account designated in writing by Buyer, such difference. (f) Any payment made pursuant to this Section 3.02 shall be treated as an adjustment to the Purchase Price for Tax purposes. 14 ARTICLE IV REPRESENTATIONS AND WARRANTIES OF SELLER Seller represents and warrants to Buyer as of the date hereof and the Closing Date, that, except as set forth in the corresponding section of the Seller Disclosure Schedules: SECTION 4.01. Organization and Good Standing. (a) Each of Seller and the Acquired Companies (i) is duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the laws of its jurisdiction of incorporation or organization, (ii) has the requisite corporate or similar power and authority to own, lease and operate its properties and assets and to conduct its business as presently conducted, and (iii) is duly qualified or licensed to do business as a foreign company and is in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction where the character of its properties and assets owned, leased or operated or the nature of its activities makes such qualification or licensing necessary, except, in the case of clauses (ii) and (iii), where the effect of the failure to have such power or authority or to be so qualified or licensed would not reasonably be expected to be material or, in the case of the Seller, have a Seller Material Adverse Effect. (b) The Company has delivered or made available to Buyer a true and correct copy of the Organizational Documents of each of the Company and its Subsidiaries. Neither the Company nor any of its Subsidiaries is in violation of any of the provisions of its Organizational Documents in any material respect. SECTION 4.02. Authority; Execution and Delivery; Enforceability. Seller has all necessary corporate power and authority to execute and deliver this Agreement and any other Transaction Document to which it is, or is specified to be, a party, and to perform its obligations hereunder and thereunder and to consummate the Transactions. The execution, delivery and performance by Seller of this Agreement and any other Transaction Document to which it is, or is specified to be, a party, and the consummation of the Transactions have been duly authorized by all necessary corporate action by Seller. The Parent Stockholder Consent, which has been executed and delivered to Buyer and which became effective following the Parent Board Approval and immediately prior to the execution and delivery of this Agreement, (a) is the only vote or approval of the holders of any class or series of equity securities of Parent necessary to adopt and approve this Agreement and the transactions contemplated hereby and (b) has been obtained in compliance with Section 228(c) of the DGCL and Parent’s Organizational Documents. This Agreement has been, and each other Transaction Document to which Seller is, or is specified to be, a party will at or prior to the Closing be, duly executed and delivered by Seller. Assuming the due authorization, execution and delivery by the other parties hereto and thereto, this Agreement constitutes, and each other Transaction Document to which Seller is, or is specified to be, a party will constitute, a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as enforcement thereof may be limited against Seller by (i) bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law), or (ii) the exercise by courts of equity powers (collectively, the “Enforceability Exceptions”).

15 SECTION 4.03. Capitalization. (a) Section 4.03(a)-1 of the Seller Disclosure Schedules sets forth a list, as of August 6, 2026, of the authorized capital stock of the Company, the number of outstanding shares of each class of capital stock in the Company and the record and beneficial owners thereof. As of the date of this Agreement, there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any Company Common Stock. (b) All of the outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid and nonassessable (in each case, to the extent such concepts are applicable), and have not been issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL or the Organizational Documents of the Company. There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Company Common Stock may vote. Except as set forth in Section 4.03(b) of the Seller Disclosure Schedules, as of the date of this Agreement, there are no options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which the Company is a party or by which it is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, the Company. SECTION 4.04. Subsidiaries. (a) Section 4.04 of the Seller Disclosure Schedules sets forth a true and correct list, as of immediately prior to the Closing, of each Subsidiary of the Company, its jurisdiction of organization and the percentage of its capital stock or other equity interests held by each holder thereof. All of the outstanding shares of capital stock of or other equity interests in each such Subsidiary are duly authorized, validly issued, fully paid and nonassessable (in each case, to the extent such concepts are applicable), and will be owned immediately prior to the Closing, directly or indirectly, by an Acquired Company. No Subsidiary of the Company owns any shares of Company Common Stock. Except for its interests in its Subsidiaries, if any, no Acquired Company owns, directly or indirectly, any capital stock or other equity or voting interests of any Person. Section 4.04 of the Seller Disclosure Schedules sets forth the officers and directors of each Subsidiary of the Company. (b) There (i) are no bonds, debentures, notes or other indebtedness of any of the Company’s Subsidiaries having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of any capital stock or other equity or voting interests of any Subsidiary of the Company have a right to vote and (ii) are no options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which any Subsidiary is a party or by which it is bound to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity 16 interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, such Subsidiary. SECTION 4.05. No Conflict; Required Filings and Consents. (a) The execution and delivery by Seller of this Agreement does not, the execution and delivery by Seller of each other Transaction Document to which Seller is, or is specified to be, a party will not, and the performance by Seller of this Agreement and each other Transaction Document to which it is, or is specified to be, a party and the consummation of the Transactions will not, (i) conflict with or violate any provision of the Organizational Documents of Seller or the Acquired Companies, (ii) assuming that all Consents contemplated by Section 4.05(b) have been obtained, and all Filings described therein have been made, and except for compliance with the applicable requirements of the Securities Laws, including Securities Act and the Exchange Act, including the filing with the SEC of the Parent Information Statement and the applicable requirements of and filings with the SEC under the Exchange Act, conflict with or violate any judgment, order, decree, writ, injunction, stipulation, determination or award of a Governmental Entity (“Order”) or any law, statute, ordinance, rule, regulation order, constitution, treaty, common law, judgment, decree, other requirement or rule of law enacted, adopted, issued or promulgated by a Governmental Entity (“Legal Requirement”) applicable to Seller or the Acquired Companies, (iii) assuming that all Consents contemplated by Section 4.05(b) have been obtained, and all Filings described therein have been made, require any consent by any Person under, result in a breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to any other Person (immediately or with notice or lapse of time or both) any right of termination, amendment, acceleration or cancellation of, any Material Contract; or (iv) result (immediately or with notice or lapse of time or both) in the creation of any charge, claim, community property interest, pledge, condition, equitable interest, lien (statutory or other), option, security interest, mortgage, easement, encroachment, right of way, right of first refusal, or any other restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership (collectively, “Liens”) (other than Permitted Liens) on any property or asset of Seller or the Acquired Companies; except in the case of clauses (ii), (iii) and (iv) above, for any of the foregoing items individually or in combination that would not have or would not reasonably be expected to be material, or have a Seller Material Adverse Effect (in the case of the Seller). (b) The execution and delivery by Seller of this Agreement does not, the execution and delivery by Seller of each other Transaction Document to which it is, or is specified to be, a party will not, and the performance by Seller of this Agreement and each other Transaction Document to which it is, or is specified to be, a party and the consummation of the Transactions will not, require any consent, approval, authorization, license or permit (“Consent”) of, or filing with or notification to, or registration or qualification with (collectively, “Filings”), any federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a “Governmental Entity”), except for (i) compliance with and filings under applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and any other applicable Antitrust Law, (ii) the Filings required by Section 7.02, (iii) compliance with and filings under the New Jersey Industrial Site Recovery Act, N.J.S.A. 13:K-6 et seq., and its implementing regulations, each as amended from time to time (“ISRA”), (iv) the filing of the 17 Certificate of Merger with the Secretary of State of the State of Delaware, (v) such other reports and filings under the applicable requirements of Securities Laws (including applicable state securities or “blue-sky” laws) and the rules and regulations of the Seller Stock Exchange and (vi) such other Consents or Filings (A) required solely by reason of the participation of Buyer (as opposed to any third party) in the Transactions, including any requirements which become applicable to the Company as a result of the specific regulatory status of Buyer (or any of its Affiliates) or as a result of any other facts that specifically relate to any business or activities in which Buyer (or any of its Affiliates) is or proposes to be engaged or (B) that would not reasonably be expected to be material, or have a Seller Material Adverse Effect (in the case of the Seller). SECTION 4.06. Surety Bonds Etc.. Prior to the date hereof, Seller has provided Buyer with an accurate and complete copy of the most recent bond report in the possession of Seller describing the surety bonds and performance bonds of the Acquired Companies as of the date set forth on such copy. SECTION 4.07. Litigation; Orders; Investigations. (a) There is no action, arbitration, audit, examination, investigation, hearing, litigation or suit (whether civil, criminal, administrative, judicial or investigative, and whether public or private) commenced, brought, conducted or heard by or before, or otherwise involving, a Governmental Entity or authorized arbitrator (a “Legal Proceeding”) pending or, to the Knowledge of the Seller, threatened in writing against (i) any Acquired Company, (ii) to the Knowledge of the Seller, any officer or director of any of the Acquired Companies, or (iii) the Seller, in each case of clauses (i) and (iii), that would reasonably be expected to be material to the Acquired Companies, taken as a whole (in the case of the Acquired Companies) or a Seller Material Adverse Effect (in the case of Seller). (b) No Acquired Company is subject to any Order, and the Seller is not subject to any Order that would reasonably be expected to be material to the Acquired Companies, taken as a whole (in the case of the Acquired Companies) or a Seller Material Adverse Effect (in the case of Seller). (c) (i) there is no pending or, to the Knowledge of the Seller, threatened in writing audit, examination or investigation by any Governmental Entity against any of the Acquired Companies and (ii) there is no pending or, to the Knowledge of the Seller, threatened in writing audit, examination or investigation by any Governmental Entity against Seller, in each case of clauses (i) and (ii) that would reasonably be expected to be material to the Acquired Companies, taken as a whole (in the case of the Acquired Companies) or have a Seller Material Adverse Effect (in the case of Seller). SECTION 4.08. Compliance. (a) The Acquired Companies hold, or at the Closing will hold, all Consents of all Governmental Entities required to own, lease and operate their properties and assets and to conduct their business as currently conducted and are in compliance with the terms of such Consents, except where the failure to hold or be in compliance with such Consents would not reasonably be expected to be material to the Acquired Companies, taken as a whole. 18 (b) Each of the Acquired Companies is, and has at all times since January 1, 2023, been, in material compliance with (i) all applicable Legal Requirements or Orders applicable to the Acquired Companies or (ii) their respective business, properties or assets except for such non-compliance as would not reasonably be expected to be material to the Acquired Companies, taken as a whole. Since January 1, 2023, no Acquired Company has received any notice or notification from a Governmental Entity stating that any Acquired Company is not in compliance with any Legal Requirement or Order in any material respect. SECTION 4.09. Financial Statements; Absence of Liabilities. (a) Section 4.09(a) of the Seller Disclosure Schedules sets forth a copy of the Financial Statements. The Financial Statements have been prepared by the Company in good faith based on the books and records of the Acquired Companies and present fairly in all material respects the financial condition and results of operations of the Acquired Companies, taken as a whole, as of the dates indicated therein. The Financial Statements have been prepared in conformity with GAAP (subject, in the case of the Interim Financial Statements, to the absence of disclosures normally made in footnotes to audited financial statements and to normal year-end adjustments and to any other adjustments described therein, including the notes thereto). The Acquired Companies maintain a standard system of accounting established to provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP. (b) None of the Acquired Companies has any Liabilities, except for Liabilities (i) specifically and accurately disclosed or reflected in the Financial Statements, (ii) incurred in the ordinary course of business consistent with past practice since July 4, 2026 (the “Balance Sheet Date”) (but, in each case, none of which are individually or in the aggregate material in amount or impact on the operations or financial condition of the Acquired Companies, nor attributable to any breach of Contract, breach of warranty, tort, or infringement), (iii) that are for performance under Contracts made available to Buyer (other than Liability for breach, violation, nonperformance, or default thereunder) or (iv) which would not reasonably be expected, individually or in the aggregate, to have a material impact on the operations or financial condition of the Acquired Companies, taken as a whole. SECTION 4.10. Absence of Certain Changes. (a) Since the Balance Sheet Date, there has not been any Material Adverse Effect. (b) Since the Balance Sheet Date to the date of this Agreement, (i) the business of the Acquired Companies has been conducted in the ordinary course of business consistent with past practice in all material respects, and (ii) neither Seller nor any Acquired Company has taken any action (or failed to take any action) that, if taken (or failed to have been taken) after the date of this Agreement, would (x) constitute a breach of any of the covenants set forth in Section 6.01(b)(i), Section 6.01(b)(ii), Section 6.01(b)(iv), Section 6.01(b)(v), Section 6.01(b)(vi), Section 6.01(b)(viii), Section 6.01(b)(ix), Section 6.01(b)(x) and Section 6.01(b)(xxv), in each case, if taken without the prior consent of the Buyer in breach of the terms hereof.

19 SECTION 4.11. Taxes. (a) All (i) material Tax Returns required to be filed by or with respect to any of the Acquired Companies have been timely filed with the appropriate Governmental Entity (taking into account any applicable extensions that have been granted); (ii) such Tax Returns are true, correct, and complete in all material respects; and (iii) material Taxes that are due and payable by or with respect to any Acquired Company, whether or not shown on such Tax Returns, have been timely paid in full (taking into account any applicable extensions that have been granted). (b) No material deficiency or assessment with respect to Taxes has been asserted or threatened in writing against any of the Acquired Companies, which deficiency has not been fully paid, finally settled or formally withdrawn. (c) No written claim has been made by any Governmental Entity in a jurisdiction where an Acquired Company does not file a particular type of Tax Return or pay a particular type of Tax that indicates such Acquired Company is required to file such Tax Return or pay such Tax. (d) There are no material Liens for Taxes on the assets of any of the Acquired Companies (other than Liens for Taxes not yet due and payable). (e) There are no material Tax Proceedings currently ongoing, in progress, pending or threatened in writing by a Governmental Entity with respect to any of the Acquired Companies, nor has any Acquired Company received any written notices or requests from any Governmental Entity indicating an intent to open a material Tax Proceeding or seeking information related to material Tax matters. (f) Each Acquired Company has correctly and consistently classified all service providers of such Acquired Company as employees or independent contractors for Tax purposes. (g) All Acquired Companies have complied with all material applicable Legal Requirements relating to the collection or withholding of Taxes, have properly withheld and timely paid to the appropriate Governmental Entity all material Taxes required to have been withheld and paid by any of them, and have properly received and retained all appropriate Tax exemption certificates or other documentation with respect thereto. (h) Each Acquired Company is, and has at all times been, a resident for Tax purposes only in the country of its organization and has never been subject to Tax in any other country by virtue of having employees, a permanent establishment, a branch, an office or fixed place of business, an agency, or other similar contacts. (i) No Acquired Company is a party to, bound by or has any similar obligation under any Tax sharing, Tax allocation or other similar agreement (other than the Tax Sharing Agreement or any agreement entered into in the ordinary course of business the principal purpose of which does not relate to Taxes). 20 (j) No Acquired Company has participated in or been the promoter of any “listed transaction” or, to the knowledge of Seller, any other “reportable transaction,” in each case, within the meaning of U.S. Treasury Regulations Section 1.6011-4 (or any corresponding or similar provision of any state, local or non-U.S. Legal Requirement). (k) No Acquired Company has granted any waiver or extension of any statutes of limitations applicable to the assessment or collection of any Tax, which waiver or extension is still outstanding. No Acquired Company is the beneficiary of an extension of time to file a Tax Return, which has not yet been filed (excluding automatic extensions that do not require the consent of any Governmental Entity). (l) No Acquired Company has ever been a member of an affiliated, combined, consolidated, unitary or similar group for Tax purposes (other than the Seller Consolidated Group), and no Acquired Company has any material liability for the Taxes of any other Person (other than other members of the Seller Consolidated Group) under Treasury Regulations Section 1.1502-6 (or any similar provision of any state, local or foreign Legal Requirement), as a transferee or successor, or otherwise by operation of Legal Requirements. (m) No Acquired Company will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period or portion thereof ending after the Closing Date as a result of: (i) any change in method of accounting or use of an improper method of accounting, for a taxable period ending on or prior to the Closing Date; (ii) an installment sale or open transaction occurring on or prior to the Closing Date; (iii) other than in the ordinary course of business, a prepaid amount received or deferred revenue accrued on or before the Closing Date; (iv) any closing agreement under Section 7121 of the Code (or other similar or analogous agreement with a Governmental Entity) or other Tax related agreement with a Governmental Entity executed prior to Closing; (v) transactions effected or investments made prior to the Closing that result in taxable income pursuant to Section 951 or 956 of the Code, (vi) “net-CFC tested income” within the meaning of Section 951A of the Code (or any similar provision of any Legal Requirement) attributable to a taxable period ending prior to the Closing; or (vii) use of the cash method of accounting for a Tax period ending on or prior to the Closing Date. (n) No material assets of any of the Acquired Companies are currently required to be remitted to any Governmental Entity pursuant to any escheatment or abandoned or unclaimed property Legal Requirement. (o) To the Knowledge of Seller, no Acquired Company has claimed any employee retention credits under the CARES Act or Section 3134 of the Code. (p) No Acquired Company has participated in or been a party to a distribution that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code. (q) No Acquired Company is, or has been, a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code. 21 (r) No Acquired Company is bound by, or has entered into or requested any private letter ruling, technical advice memorandum, “gain recognition agreement” or any similar ruling or agreement with the IRS or comparable rulings with any other Governmental Entity. (s) The U.S. federal Income Tax classification of each Acquired Company is set forth in Section 4.11(s) of the Seller Disclosure Schedules. (t) No Acquired Company has received, directly or indirectly, any material Tax holidays, incentives, grants, subsidies, loan guarantees, or other similar forms of preferential Tax treatment or assistance from any Governmental Entity, in each case, which is not generally available and which requires the affirmative approval of the applicable Governmental Entity, and the consummation of the Transactions is not expected to result in the loss of any material Tax holiday, Tax abatement or similar Tax benefit. (u) Section 4.11(u) of the Seller Disclosure Schedules lists the powers of attorney that the Acquired Companies have granted for Tax purposes during the three-year period preceding the date of this Agreement. (v) The Acquired Companies do not own any real property in Australia. SECTION 4.12. Title to Properties. (a) Section 4.12(a) of the Seller Disclosure Schedules sets forth the street address and, to the extent known to Seller and applicable to the relevant Owned Real Property, tax parcel identification number of each parcel of material real property owned by the Acquired Companies as of the date of this Agreement (the “Owned Real Property”). Except as would not reasonably be expected to be material to the Acquired Companies, taken as a whole: (i) the Acquired Companies are the sole owners of the Owned Real Property and, subject only to the Permitted Liens, (ii) the Acquired Companies have good and insurable fee simple title, and (iii) the Owned Real Property is free and clear of any Liens, save and except for Permitted Liens. Except as would not reasonably be expected to be material to the Acquired Companies, taken as a whole, Seller has delivered to Buyer accurate and complete copies of, in each case, to the extent in the possession or control of the Acquired Companies, (A) the existing title policies with respect to the Owned Real Property with copies of all documents referenced therein (the “Existing Title Policies”); (B) insurance loss runs for the preceding three (3) years, (C) any deeds and other instruments (as recorded) by which Seller acquired its interest in the Owned Real Property; and (D) all documents evidencing encumbrances upon the Owned Real Property. There are no outstanding options, rights of first offer or rights of first refusal to purchase any Owned Real Property or any portion thereof or interest therein except as may be indicated on the Existing Title Policies. (b) Section 4.12(b)-1 of the Seller Disclosure Schedules sets forth a true and complete list, as of the date of this Agreement, of all real property leased or subleased by any Acquired Companies (but excluding any apartments leased by the Acquired Companies in connection with construction projects in the ordinary course of business) (as lessee or sublessee) (the “Leased Real Property”). Section 4.12(b)-2 of the Seller Disclosure Schedules sets forth a true and complete list of all leases, subleases, licenses, concessions and other written or oral 22 agreements, including all amendments, extensions, renewals, guaranties and other agreements with respect thereto, pursuant to which Seller holds any Leased Real Property (collectively, the “Leases”). Except as would not reasonably be expected to be material to the Acquired Companies, taken as a whole, the Acquired Companies have, or at the Closing will have, with respect to each Leased Real Property, a good and valid leasehold interest in such property, in each case free and clear of all Liens, save and except for Permitted Liens. (c) With respect to each Lease (i) the applicable Acquired Company enjoys peaceful and undisturbed possession of the Leased Real Property; (ii) the applicable Acquired Company has paid all rent, if any, due and payable under such Lease; (iii) the applicable Acquired Company has not subleased, assigned or otherwise granted to any person or party the right to materially use or materially occupy such Leased Real Property or any portion thereof; and (iv) the applicable Acquired Company has not pledged, mortgaged or otherwise granted an encumbrance on its leasehold interest in any Leased Real Property. (d) Except as would not reasonably be expected to be material to the Acquired Companies, taken as a whole, the improvements on the Owned Real Property are structurally sound, are in operating condition and repair and are adequate for the uses to which they are being put. (e) Neither Seller nor any Acquired Company has received any written notice of (i) violations of building codes and/or zoning ordinances or other governmental or regulatory Laws affecting the Owned Real Property; (ii) existing, pending or threatened eminent domain, condemnation proceedings or other governmental taking affecting the Owned Real Property or any part thereof; (iii) existing, pending or threatened zoning, building code or other moratorium proceedings which would reasonably be expected to be material to the Acquired Companies, taken as a whole; or (iv) pending or threatened litigation or administrative proceeding affecting any Acquired Company or the Owned Real Property. (f) Except as shown on the surveys made available by Seller (the “Existing Surveys”) pursuant hereto or as would not reasonably be expected to be material to the Acquired Companies, taken as a whole, no part of any improvement encroaches on any real property not included in the Owned Real Property, and there are no buildings, structures, fixtures or other improvements primarily situated on adjoining property which encroach on any part of the Owned Real Property. Each parcel of Owned Real Property (i) abuts on and has direct vehicular access to a public right-of-way or has access to a public right-of-way via an appurtenant easement improved with a road benefiting such parcel of Owned Real Property, and (ii) is supplied with utilities and other services sufficient for the operation of Seller’s business thereon as currently operated. SECTION 4.13. Employee Benefit Plans. (a) Section 4.13(a) of the Seller Disclosure Schedules sets forth a true and complete list, indicating the applicable region and/or country, as of the date of this Agreement, of each material Company Benefit Plan.

23 (b) With respect to each material Company Benefit Plan, Seller has made available to Buyer accurate and complete copies of (as applicable): (i) the plan document, including the trust forming a part of such plan and for any plan in the form of an insurance policy a copy of the insurance policy, and all amendments thereto or if such Company Benefit Plan is not set forth in a written document a written summary thereof, other than any document that Seller is prohibited from making available to Buyer as a result of any applicable Legal Requirement relating to the safeguarding of data privacy or otherwise, in which case the Seller shall notify Buyer of the categories of documents withheld; (ii) each summary plan description and summary of material modifications for Company Benefit Plans maintained in the United States of America and comparable participant summaries for Company Benefit Plans maintained outside the United States of America; (iii) a copy of the audited financial statements prepared with respect thereto for the last three (3) calendar years ending prior to the date of this Agreement; (iv) the most recent IRS determination letter; (v) the most recently filed annual report on IRS Form 5500 (or comparable form) for Company Benefit Plans maintained in the United States of America; and (vi) all material non-routine correspondence to or from any Governmental Entity received or sent in the last three (3) years with respect to any such Company Benefit Plan. (c) Except as otherwise provided in Section 4.13(d), and except as would not reasonably be expected to be material to the Acquired Companies, taken as a whole, no Acquired Company or any of their respective ERISA Affiliates sponsors, maintains, contributes to, has any obligation to contribute to, or is required to maintain or contribute to, or has any actual or contingent liability or obligation under or with respect to: (i) any “employee pension benefit plan” as defined in Section 3(2) of ERISA (whether or not subject thereto) or a “defined benefit plan” as defined in Section 3(35) of ERISA (whether or not subject thereto), including any plan that is or was subject to Title IV of ERISA or Section 412, 430 or 431 of the Code or Section 302, 303 or 304 of ERISA; (ii) a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA or a “multiple employer plan” within the meaning of Section 210 of ERISA or Section 413(c) of the Code; or (iii) a “multiple employer welfare arrangement” as defined in Section 3(40) of ERISA. (d) Section 4.13(d) of the Seller Disclosure Schedules sets forth a true and complete list of each Multiemployer Plan to which an Acquired Company or an ERISA Affiliate of an Acquired Company contributes, has any obligation to contribute, is required to contribute, or with respect to which an Acquired Company or an ERISA Affiliate of an Acquired Company has any actual or contingent liability or obligation (each, an “Acquired Company Multiemployer Plan”). As of the date of this Agreement, to the Knowledge of the Seller, no Acquired Company has received (i) an estimate of such Acquired Company’s liability under Section 4203(b)(2) of ERISA that would result from a withdrawal from such Acquired Company Multiemployer Plan, or (ii) written notice from any Acquired Company Multiemployer Plan or other Person that any Acquired Company Multiemployer Plan is in insolvency pursuant to Section 4245 of ERISA or that the Pension Benefit Guaranty Corporation has commenced proceedings or intends to commence proceedings to terminate such Acquired Company Multiemployer Plan. To the Knowledge of the Seller, each such Acquired Company Multiemployer Plan primarily covers employees in the “building and construction industry” as described in Section 4203(b)(1)(B)(i) of ERISA and 29 Code of Federal Regulations §4211.3(a) and qualifies as a plan for work performed in the building and construction industry as described in Section 4203(b) of ERISA. With respect to each Acquired Company Multiemployer Plan, Seller has made available to Buyer accurate and 24 complete copies of all material non-routine correspondence to or from any Acquired Company Multiemployer Plan (including its plan administrator) received or sent in the last three (3) years. All contributions and other payments required to be made under the terms of any Acquired Company Multiemployer Plan have been timely made in all material respects or, if not yet due, have been properly reflected in the Company’s financial statements in accordance with GAAP. (e) Each Company Benefit Plan (and any related trust or other funding vehicle) has been established, maintained, funded, operated and administered in all respects in accordance with its terms and applicable Legal Requirements, including ERISA and the Code, other than instances of noncompliance that would not reasonably be expected to be material to the Acquired Companies, taken as a whole. All contributions, distributions and premium payments required to be made under the terms of any Company Benefit Plan have been timely made or, if not yet due, have been properly reflected in the Company’s financial statements in accordance with GAAP. Except as would not reasonably be expected to be material to the Acquired Companies, taken as a whole, (i) there are no Legal Proceedings pending or, to the Knowledge of the Seller, threatened with respect to any Company Benefit Plan (other than routine claims for benefits) and (ii) there are no pending or, to the Knowledge of the Seller, threatened examinations, audits or investigations with respect to any Company Benefit Plan by any Governmental Entity or otherwise involving any Company Benefit Plan. Except as set forth on Section 4.13(e) of the Seller Disclosure Schedules, no Company Benefit Plan has within the last three (3) years been the subject of an examination or audit by a Governmental Entity or the subject of an application or filing under, or is a participant in, an amnesty, voluntary compliance, self-correction or similar program sponsored by a Governmental Entity. (f) With respect to each material Statutory Plan, all payments due from each Acquired Company have either been timely made in all material respects in accordance with the terms of such Statutory Plan and all applicable Legal Requirements and accounting principles or are properly recorded as liabilities on the books of the Acquired Company and, to the extent required by GAAP, adequate reserves are reflected on the financial statements of the Acquired Company for such amounts. (g) With respect to each Company Benefit Plan intended to satisfy the requirements of Section 401(a) of the Code, the Company has received a favorable determination letter from the IRS, or can rely on an advisory or opinion letter from the IRS to the prototype plan sponsor, to the effect that the such plan is so qualified and that the plan and the trust related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code. To the Knowledge of the Seller, nothing has occurred since the date of such determination, advisory or opinion letter that would reasonably be expected to adversely affect or cause the loss of such qualification of any such Company Benefit Plan. (h) No Company Benefit Plan provides, and neither the Company nor any of its Subsidiaries sponsors, maintains, contributes to or is required to contribute to or has any liability with respect to any plan or arrangement which provides, retiree medical, health or life insurance or other post-employment welfare benefits to any Person, other than (i) coverage mandated solely pursuant to any applicable Legal Requirement or (ii) coverage or benefits the future premium cost of which is borne solely by the applicable employee or former employee (or his or her beneficiaries). 25 (i) With respect to any Company Benefit Plan, no Acquired Company has engaged in any transaction in connection with which an Acquired Company reasonably could be subject to either a civil penalty assessed pursuant to Section 502 of ERISA or a tax imposed pursuant to Chapter 43 of Subtitle D of the Code in an amount that could be material. (j) Neither the execution and delivery of this Agreement nor the consummation of the Transactions will, either alone or in combination with another event, (i) entitle any Company Employee or current or former director of the Company or any of its Subsidiaries to, or materially increase the amount of, any severance pay or any other material payment under any Company Benefit Plan, (ii) result in the acceleration of the time of payment or vesting of any material compensation or benefits due to any such individual, (iii) require any contributions or payments to fund any material benefits under any Company Benefit Plan, or (iv) trigger any other material obligation, benefit (including loan forgiveness), requirement or restriction pursuant to any Company Benefit Plan. Without limiting the generality of the foregoing, no amount paid or payable (whether in cash, in property, or in the form of benefits) in connection with the Transactions, either alone or in combination with another event, will be an “excess parachute payment” within the meaning of Section 280G of the Code. (k) Each Company Benefit Plan that constitutes in any part a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code has been operated and maintained in all material respects in operational and documentary compliance with Section 409A of the Code and applicable guidance thereunder. Neither the Company nor any of its Subsidiaries maintains any obligations to gross-up or reimburse any individual for any Tax or related interest or penalties incurred by such individual under Sections 409A or 4999 of the Code. SECTION 4.14. Labor Relations. (a) Section 4.14(a) of the Seller Disclosure Schedules sets forth, with respect to each current Company Employee (who may be identified by employee identification number rather than by name), the following information, as of the date hereof: (i) title or position; (ii) date of hire or commencement of services; (iii) work location; (iv) which Acquired Company is the employer, (v) whether full-time or part-time and whether exempt or non-exempt from the overtime regulations of the Fair Labor Standards Act; (vi) whether covered by the terms of a collective bargaining or similar agreement; (vii) whether the employee is on an active or inactive status; and (viii) annual salary or hourly rate, and if applicable, bonus paid during the prior fiscal year, in each case, other than any information that Seller is prohibited from disclosing as a result of any applicable Legal Requirement relating to the safeguarding of data privacy or otherwise, in which case the Seller shall notify Buyer of the categories of information withheld. (b) Section 4.14(b) of the Seller Disclosure Schedules sets forth, as of the date of this Agreement, all Collective Bargaining Agreements that the Acquired Companies are a party to or bound by, and a true, correct, and complete copy of each Collective Bargaining Agreement has been made available to Buyer. (c) As of the date of this Agreement, (i) there is no labor strike, dispute, slowdown, stoppage, lockout or unfair labor practice charge actually pending or, to the Knowledge of the Seller, threatened in writing affecting the Acquired Companies and that involves any of the 26 Company Employees, (ii) there is no unfair labor practice charge against the Acquired Companies pending before the National Labor Relations Board or any comparable Governmental Entity, and (iii) there is no pending or to the Knowledge of the Seller, threatened claims, disputes, or proceedings arising out of or relating to any Collective Bargaining Agreement. As of the date of this Agreement, there are no pending or ongoing contract negotiations with respect to the renewal, amendment, or replacement of any Collective Bargaining Agreement, and no notice to bargain has been issued or received by the Company that remains unresolved. (d) Section 4.14(d) of the Seller Disclosure Schedules lists all pending or, to the Knowledge of the Seller, threatened grievances, arbitration demands, and arbitration proceedings arising under or relating to any Collective Bargaining Agreement. (e) Except as set forth in Section 4.14(e) of the Seller Disclosure Schedules, there are no Legal Proceedings pending or, to the Knowledge of the Seller, threatened against the Acquired Companies in any forum by or on behalf of any current or former employee of the Acquired Companies or any applicant for employment alleging breach of any express or implied employment contract, violation of any Law governing employment or the termination thereof, or any other discriminatory, wrongful or tortious conduct on the part of the Acquired Companies in connection with the employment relationship. (f) Each Acquired Company is in compliance in all material respects with the Collective Bargaining Agreements and all applicable Legal Requirements relating to employment, employment practices, payment of wages and other compensation, hours of work, terms and conditions of employment, and the termination of employment, including but not limited to worker classification, discrimination, collective bargaining, immigration, workers’ compensation, unemployment compensation, payroll withholdings, and occupational safety and health. (g) No Acquired Company has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act (the “WARN Act”) or any similar state or local Law that remains unsatisfied. (h) To the Knowledge of the Seller, as of the date of this Agreement, no current officer or senior employee of the Acquired Companies is the subject of a pending or threatened Legal Proceeding alleging sexual misconduct or sexual harassment. (i) A Form I-9 has been completed and retained by the Acquired Companies with respect to each current U.S.-based Company Employee and, where required by law, former Company Employees and, to the Knowledge of the Seller, the Acquired Companies employ only employees, and utilize only temporary employees, in the U.S. with valid legal work status in the United States and have taken all legally-required steps and have used E-Verify to properly verify the Acquired Companies’ employees’ (excluding temporary employees) work status. (j) Except as would not reasonably be expected to be material to the Acquired Companies, taken as a whole, all Acquired Companies have correctly and consistently classified all service providers of the Company as employees or independent contractors for Tax purposes. SECTION 4.15. Intellectual Property; Data Privacy.

27 (a) Registered Intellectual Property; Ownership. Section 4.15(a) of the Seller Disclosure Schedules identifies, as of the date of this Agreement, a complete and accurate list of (i) each item of Registered Intellectual Property included in the Company Intellectual Property and (ii) each material unregistered trademark included in the Company Intellectual Property. The Acquired Companies own each item of Company Intellectual Property, in each case, free and clear of any Liens (other than Permitted Liens). Each item of Registered Intellectual Property included in the Company Intellectual Property is, as of the date of this Agreement, subsisting, has not expired or been abandoned, and, with respect to registered or issued Registered Intellectual Property, is in full force and effect, except as would not reasonably be expected to be material to the Acquired Companies, taken as a whole. Except as would not be reasonably expected to be material to the Acquired Companies, taken as a whole, neither the execution and delivery by the Seller of this Agreement, nor the consummation of the Transactions, will (A) result in the loss, termination, or impairment of any right of the Acquired Companies in any Company Intellectual Property or (B) trigger any requirement for the Acquired Companies to pay any additional consideration for the continued use of any such Company Intellectual Property. Except as would not reasonably be expected to be material to the Acquired Companies, taken as a whole, the Acquired Companies own or possess valid licenses or other valid rights to use the Intellectual Property that the Acquired Companies exercise or exploit in or that maybe necessary for, their businesses as currently being conducted, free and clear of all Liens (other than Permitted Liens) (provided that the foregoing will not be read as a representation of non-infringement, which is solely covered by Section 4.15(c)). (b) Maintenance and Prosecution. Except as set forth in Section 4.15(b) of the Seller Disclosure Schedules, (i) all maintenance fees, annuities, renewal fees, and other fees and payments required to maintain, continue, and renew each item of material Registered Intellectual Property included in the Company Intellectual Property have been timely paid in full to the applicable Governmental Entity; and (ii) all filings, responses, declarations, affidavits, and other actions required to be made or taken in order to maintain, continue, file, or prosecute each such item of Registered Intellectual Property included in the Company Intellectual Property (including responses to office actions, statements of use, affidavits of use, affidavits of incontestability, and requests for examination) have been timely made or taken with the applicable Governmental Entity. Except as set forth in Section 4.15(b) of the Seller Disclosure Schedules, no item of material Registered Intellectual Property that would have otherwise been included in the Company Intellectual Property has, since January 1, 2023, been abandoned, cancelled, lapsed, or allowed to expire due to the failure to timely pay any required maintenance fee, annuity, renewal fee, or other fee or payment, or due to the failure to timely make any required filing or take any required action. (c) Non-Infringement; Infringement Proceedings. (i) Except as would not reasonably be expected to be material to the Acquired Companies, taken as a whole, the operation of the business of the Acquired Companies as currently conducted does not infringe, misappropriate or otherwise violate the Intellectual Property rights of any third Person in any material respect; (ii) except as would not reasonably be expected to be material to the Acquired Companies, taken as a whole, since January 1, 2023, the Acquired Companies have not infringed, misappropriated or otherwise violated any Intellectual Property rights of any third party in any material respect; and (iii), since January 1, 2023, the Acquired Companies have not made any claim of a violation, infringement, or misappropriation by others of the Company Intellectual Property. As of the date of this Agreement, there are no Legal Proceedings pending or, to the 28 Knowledge of the Seller, threatened in writing against the Acquired Companies alleging that the operation of the business of the Acquired Companies as currently conducted infringes, misappropriates or otherwise violates the Intellectual Property rights of any third Person. To the Knowledge of the Seller, no third Person is infringing, misappropriating or otherwise violating any Company Intellectual Property in any material respect. Except as would not reasonably be expected to be material to the Acquired Companies, taken as a whole, there are no unauthorized uses, disclosures, infringements, or misappropriations of any Company Intellectual Property by any employee or independent contractor (present or former) of the Acquired Companies. (d) Intellectual Property Enforceability. No action is pending, or to the Knowledge of the Seller, has been threatened in writing, challenging the validity, enforceability, registration, ownership or scope of any Company Intellectual Property (other than office actions and similar proceedings in connection with the prosecution of applications for the registration or issuance of any Intellectual Property). (e) Intellectual Property Assignments. All employees, contractors, consultants, and other service providers of the Acquired Companies who have contributed to the development of any material Company Intellectual Property, have executed written agreements with at least one of the Acquired Companies, pursuant to which each such person has presently assigned to at least one of the Acquired Companies all of such person’s right, title and interest in and to such material Company Intellectual Property (except to the extent ownership of such Intellectual Property vests in at least one of the Acquired Companies by operation of Law). (f) Proprietary Information; Company IT Systems. Each of the Acquired Companies takes commercially reasonable steps to protect the confidentiality of such Acquired Company’s material trade secrets and the integrity and security of the Company IT Systems, including by implementing and maintaining appropriate backup and disaster recovery policies. Each of the Company IT Systems are in good working condition and are reasonably sufficient for the operation of the Acquired Companies’ business as currently conducted. Since January 1, 2023, except as would not reasonably be expected to be material to the Acquired Companies, taken as a whole, there has been no malfunction, failure, continued substandard performance, denial-of- service, or other cyber incident, including any cyberattack, or other impairment of the Company IT Systems, in each case, that materially adversely affected or caused a material disruption or damage to the business of the Acquired Companies and that has not been remedied. (g) Data Privacy Compliance; Proceedings. (i) the Acquired Companies comply in all material respects with all Legal Requirements pertaining to the Processing of Personal Data and (ii) except as set forth in Section 4.15(g) of the Seller Disclosure Schedules, as of the date of this Agreement, there are no Legal Proceedings pending, or to the Knowledge of the Seller, threatened in writing, against the Acquired Companies alleging noncompliance with Legal Requirements pertaining to the Processing of Personal Data by the Acquired Companies. SECTION 4.16. Environmental Matters. (a) There are no material Legal Proceedings pending or, to the Knowledge of the Seller, threatened against any Acquired Company alleging or relating to a violation of, or Liability under, any Environmental Legal Requirement. 29 (b) Each Acquired Company is and, since January 1, 2023, has been in material compliance with all Environmental Legal Requirements, which includes, and since January 1, 2023, has included, obtaining, maintaining and complying with all material Environmental Permits. (c) All material Environmental Permits are valid and in full force and effect, and there are no Legal Proceedings pending or, to the Knowledge of the Seller, threatened, by any Governmental Entity, that could reasonably be expected to result in the rescission, or termination or adverse modification of any material Environmental Permit, and neither the Seller nor any Acquired Company has received any written notice from a Governmental Entity that any material Environmental Permit is at risk of not being renewed or being rescinded, or terminated, or adversely modified. (d) There has been no Environmental Release of Hazardous Substance, at, on, under or from any real property currently owned, leased or operated by any Acquired Company or, to the Knowledge of the Seller, at any real property formerly owned, leased or operated by any Acquired Company, in each case that has given rise to or could reasonably be expected to give rise to material Liability to any Acquired Company under any Environmental Legal Requirement. (e) Since January 1, 2023, no Acquired Company has generated, used, handled, treated, stored, disposed of, transported, arranged for, or permitted the disposal or transportation of any Hazardous Substance offsite from any Owned Real Property or Leased Real Property in a manner that materially violated or would reasonably be expected to give rise to a material violation or material Liability to any Acquired Company under any Environmental Legal Requirement. (f) (i) Since January 1, 2023, the Acquired Companies have not received any written notice or, to the Knowledge of the Seller, other information request claiming or indicating a material violation of, or material liability under, any Environmental Legal Requirements that has not been fully addressed or otherwise resolved in accordance with applicable Environmental Legal Requirements and (ii) no Acquired Company is subject to any Order imposing any material obligations with respect to Environmental Requirements. (g) Seller has made available to Buyer all (i) Phase I environmental site assessment reports, (ii) material reports of environmental sampling or investigation relating to the condition of current or former facilities or properties of the Acquired Companies, and (iii) environmental compliance assessments identifying material non-compliance with Environmental Legal Requirements by the Acquired Companies, in each case that have been prepared since January 1, 2023 and are in possession or control of Seller or any Acquired Company. (h) No Acquired Company has assumed by Contract any material liability of any other person under any Environmental Legal Requirement. (i) (A) The execution of this Agreement and the consummation of the transactions contemplated herein will trigger certain requirements under ISRA, with respect to the real property set forth on Section 4.16(i)(A) of the Disclosure Schedules (the “ISRA Filings”) and (B) the ISRA matters set forth on Section 4.16(i)(B) of the Disclosure Schedules are related to certain real property in New Jersey (x) which is owned, leased or formerly owned or leased by an 30 Acquired Company or (y) which an Acquired Company is committed to own or lease as of signing of this Agreement (the “ISRA Matters”). SECTION 4.17. Material Contracts. (a) Section 4.17(a) of the Seller Disclosure Schedules sets forth a list, as of the date of this Agreement, of each of the following Contracts in effect as of the date of this Agreement to which any Acquired Company is party or is bound, and all amendments thereto (the “Material Contracts”): any Contract that grants any right of first refusal, right of first offer, or similar right with respect to any material assets, rights, or properties of the Company or any of its Subsidiaries; any Contract that contains any provision that requires the purchase of all or a material portion of the Company’s or any of its Subsidiaries’ requirements for a given product or service from a given third party, which product or service is material to the Company and its Subsidiaries, taken as a whole; Contracts that involve the payment or receipt of more than $8,000,000 in any fiscal year by or to any of the Acquired Companies, except in each case for Contracts cancelable without penalty or further payment and without more than 60 days’ notice; provided, however, that with respect to any subcontracts, purchase orders or change orders to any Contracts (“Sub-Contracts”), Seller shall be deemed to have satisfied its obligations under this Section 4.17(a)(ii) with respect to such Sub-Contracts if Seller has made available to Buyer the Representative Sub-Contracts. Contracts providing for the incurrence of existing indebtedness for borrowed money, other than intercompany indebtedness between the Acquired Companies; any material joint venture agreement or similar Contract involving a sharing of profits or revenue based on equity ownership in a Person with any Person (excluding, for the avoidance of doubt, any reseller or channel partner agreement or commercial partnership agreement); Contracts (A) containing non-competition restrictions or similar restrictions with respect to any geographic area, business or market or (B) containing exclusivity arrangements, rights of first refusal, rights of first offer or rights of first negotiation, “most favored nation” clauses or similar provisions, in each case, in favor of the counterparty; any Contract relating to the disposition or acquisition, directly or indirectly (by merger, sale of stock, sale of assets, or otherwise), by the Company or any of its Subsidiaries after the date of this Agreement of assets or capital stock or other equity interests of any Person, (A) with a fair market value or aggregate consideration under such Contract in excess of $5,000,000 or (B) pursuant to which the Company or any of its Subsidiaries has a continuing material earn-out or other contingent payment obligation or any material indemnification obligation;

31 Contracts providing for continuing material indemnification obligations, other than Contracts with customers entered into in the ordinary course of business; any Contract under which any material Intellectual Property is licensed by a third Person to the Acquired Companies or under which any of the Acquired Companies grants any third Person a license under Company Intellectual Property (other than (A) nonexclusive, “off-the-shelf” software or hardware licenses or software-as-a-service Contracts or related services Contracts, (B) licenses for Open Source Software and (C) licenses ancillary to commercial transactions, including customer, reseller, support, manufacturing, development, distribution, reseller and professional services Contracts entered into in the ordinary course of business); Leases and subleases demising the Leased Real Property, with all renewals, modifications, amendments and extensions; any Contract that is a settlement or similar Contract involving payments by the Company or its Subsidiaries after Closing in excess of $1,000,000 in the aggregate, or any injunctive relief or similar equitable obligations that impose restrictions on the Company or any of its Subsidiaries; Contracts that grant a Lien (other than a Permitted Lien) on any material asset or property of the Acquired Companies; Affiliate Contracts that are material to the Acquired Companies, taken as a whole; any broker, distributor, dealer, agency or similar Contracts with any non- U.S. persons; any Contracts with a Governmental Entity; and any Contract that limits or purports to limit the ability of any Acquired Company to solicit or hire any Person with respect to employment other than confidentiality agreements entered into (A) in the ordinary course of business or (B) in connection with a transaction process. (b) The Company has made available to Buyer (i) correct and complete copies of all Material Contracts other than Sub-Contracts, including any amendments and (ii) a sample set of Sub-Contracts with terms and conditions that are representative of the terms and conditions generally applicable to transactions between the Acquired Companies pursuant to any Sub- Contracts related to customer Contracts (excluding Sub-Contracts) that are Material Contracts. (c) Except as would not reasonably be expected to be material to the Acquired Companies, taken as a whole, (i) each Material Contract is valid and binding on the applicable Acquired Company that is party thereto and, to the Knowledge of the Seller, each other party thereto, and is in full force and effect, subject to the Enforceability Exceptions, and (ii) no Acquired Company nor, to the Knowledge of the Seller, any other party thereto has violated any provision of, or failed to perform any obligation required under the provisions of, any Material 32 Contract; and (iii) no Acquired Company nor, to the Knowledge of the Seller, any other party thereto is in breach or default, or has received written notice of breach or default, of any Material Contract. Except as would not reasonably be expected to be material to the Acquired Companies, (taken as a whole), (A) no event has occurred that, with notice or lapse of time or both, would constitute such a breach or default pursuant to any Material Contract by any Acquired Company, or, to the Knowledge of the Seller, any other party thereto, and, (B) as of the date of this Agreement, no Acquired Company has received written notice from the counterparty to any Material Contract regarding an intent to terminate, cancel, or modify any Material Contract (whether as a result of a change of control or otherwise). SECTION 4.18. Significant Customers and Suppliers. Section 4.18 of the Seller Disclosure Schedules sets forth, as of the date of this Agreement, a list of (a) the twenty largest customers of the Acquired Companies, taken as a whole, in terms of revenue generated from each such customer during the 12 months ended December 31, 2025 and during the six months ended June 30, 2026 (“Key Customers”) and (b) the twenty largest suppliers of the Acquired Companies, taken as a whole, in terms of purchases or payments (by value) made by the Acquired Companies during the 12 months ended December 31, 2025 and during the six months ended June 30, 2026 (“Key Suppliers”). As of the date of this Agreement, there has not been any written notice from any such customer or vendor that such customer or vendor has terminated or canceled or intends to terminate or cancel or materially alter its relationship with any of the Acquired Companies. SECTION 4.19. Permits. Each Acquired Company holds all Permits required by applicable Law to operate their respective businesses as such businesses are being operated as of the date hereof except where the failure to hold any such Permit would not materially impair the conduct of the business of the Acquired Companies, taken as a whole. No suspension, cancellation, non-renewal, or adverse modifications of any Permits of the Company or any of its Subsidiaries is pending or, to the Knowledge of the Seller, threatened, except where the suspension cancellation, non-renewal, or adverse modifications of any such Permit would not materially impair the conduct of the business of the Acquired Companies, taken as a whole. Each Acquired Company is and, since January 1, 2023, has been in compliance with the terms of all Permits in all material respects. SECTION 4.20. Brokers. Except for fees payable to Jefferies, LLC, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with this Agreement or the Transactions based upon arrangements made by or on behalf of Seller or the Company. SECTION 4.21. Insurance. Section 4.21 of the Seller Disclosure Schedule sets forth a true, complete and correct list of all policies or binders of fire, liability, product liability, umbrella liability, errors and omissions, real and personal property, pollution, workers’ compensation, vehicular, directors’ and officers’ liability, fiduciary liability and other casualty and property insurance maintained by each Acquired Company (including those policies under which it is named as an additional insured, including as to particular projects) (collectively, the “Insurance Policies”). True, correct and complete copies of the Insurance Policies have been made available to Buyer. The Insurance Policies are in full force and effect in accordance with their terms and all premiums with respect thereto covering all periods up to and including the Closing Date have been paid or will be paid when due. 33 SECTION 4.22. Anti-Corruption; Sanctions; Import and Export Control Legal Requirements. (a) The Acquired Companies, their respective directors, managers, officers, employees and, to the Knowledge of the Seller, their other Representatives authorized to act on their behalf are, and have been since January 1, 2023, in compliance with the U.S. Foreign Corrupt Practices Act, the UK Bribery Act, and all other anti-bribery and anti-corruption Legal Requirements maintained in any jurisdiction in which any of the Acquired Companies does business (the “Anti-Corruption Laws”). Since January 1, 2023, (A) no civil or criminal penalties have been imposed on any Acquired Company with respect to violations of Anti-Corruption Laws and (B) no voluntary disclosures relating to Anti-Corruption Laws been submitted by any Acquired Company to any Governmental Entity. (b) The Acquired Companies are, and have been since January 1, 2023, in material compliance with Trade Legal Requirements and Sanctions. (c) As of the date of this Agreement, there are no Sanctions-related, export- related or import-related Legal Proceedings pending or, to the Knowledge of the Seller, threatened in writing against any Acquired Company or, to the Knowledge of the Seller, any officer or director thereof by or before (or, in the case of a matter threated in writing, that would come before) any Governmental Entity. (d) Since January 1, 2023, no Acquired Company has been in any Legal Proceedings involving alleged violations of Anti-Corruption Laws and neither the Company nor any of its Affiliates are participating in any Legal Proceeding by a Governmental Entity relating to alleged violations by any Acquired Company of any Anti-Corruption Law. (e) Since January 1, 2023, none of the Acquired Companies has engaged in, or is now engaging in, directly or indirectly, any dealings or transactions in a Sanctioned Country or with a Sanctioned Person, and none of the Acquired Companies, or any director, manager, officer or employee thereof is a Sanctioned Person. SECTION 4.23. Bank Accounts. (a) As of the date hereof, Seller has made available to Buyer a true and complete (as of the date such list has made been available) list of: the name and address of each bank, trust company, financial institution, securities intermediary, commodity intermediary, money market fund, brokerage firm or other depository or financial institution at which each Acquired Company maintains or has maintained, or is or has been a party to, any account, including any checking account, savings account, demand deposit account, time deposit account, money market account, sweep account, payroll account, escrow account, lockbox account, concentration account, zero-balance account, securities account, commodity account, investment account, custodial account, trust account, foreign currency account or other account of any kind (each, a “Company Account”); and 34 the name, account type, and currency denomination of each Company Account. (b) Neither the Company nor any of its Subsidiaries maintains any safe deposit box, vault, lock-box arrangement or other physical or electronic repository used to hold cash, certificates, instruments, securities or other assets of the Acquired Companies. SECTION 4.24. Investment Intent; Securities Law Matters. Seller is acquiring the Stock Consideration as an investment for its own account and not with a view to the distribution thereof. Seller is an “accredited investor” as defined in Regulation D promulgated by the SEC under the Securities Act. Seller acknowledges that it has been furnished with such documents, materials and information as Seller deems necessary or appropriate for evaluating the acquisition of the Stock Consideration. Seller confirms that it has conducted to its satisfaction an independent investigation and verification of the financial condition, results of operations, assets, liabilities, properties and projected operations of the Buyer and the merits and risks of the acquisition of the Stock Consideration. Seller further acknowledges that it has had the opportunity to ask questions of, and receive answers from, the officers and other employees of Buyer concerning the terms and conditions of the acquisition of the Stock Consideration. Seller has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of its investment in the Stock Consideration, and Seller is capable of bearing the economic risks of such investment, including a complete loss of its investment in the Stock Consideration. Seller acknowledges that, except in accordance with this Agreement, the shares comprising the Stock Consideration have not been, and will not be, registered under the Securities Act, or any state securities laws, and understands and agrees that it may not sell, transfer, offer for sale, pledge, hypothecate or otherwise dispose of any of the shares comprising the Stock Consideration except pursuant to a registered offering in compliance with, or in a transaction exempt from, the registration requirements of the Securities Act and any other applicable Securities Laws. SECTION 4.25. Parent Information Statement. The Parent Information Statement will not, at the time the Parent Information Statement is filed with the SEC, at any time the Parent Information Statement is amended or supplemented or at the time the Parent Information Statement is first mailed to the stockholders of Parent, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Parent Information Statement will comply in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. Notwithstanding the foregoing, Seller makes no representation or warranty with respect to any portions thereof that relate to Buyer and to statements made or incorporated by reference in the Parent Information Statement based on information supplied by Buyer or any of its Representatives for inclusion or incorporation by reference in the Parent Information Statement. SECTION 4.26. Anti-Takeover Statutes. Taking into account all applicable exceptions thereunder, including Section 203(a)(2) of the DGCL, no “fair price,” “moratorium,” “control share acquisition,” “supermajority,” “affiliate transactions,” “business combination,” or other similar anti-takeover statute or regulation enacted under any federal, state, local, or foreign Laws applicable to the Company is applicable to this Agreement, the Merger, or any of the other transactions contemplated by this Agreement. Immediately after the Closing, Merger Sub will

35 own sufficient shares of Company Common Stock to satisfy the requirements of Section 203(a)(2) of the DGCL. SECTION 4.27. Opinion of Parent’s Financial Advisor. The board of directors of Parent has received the opinion of Jefferies, LLC to the effect that, as of the date of such opinion and based upon and subject to the various matters, assumptions, qualifications and limitations set forth therein, the Base Purchase Price to be paid for the Company pursuant to this Agreement is fair, from a financial point of view, to holders of Company Common Stock, collectively as a group. SECTION 4.28. Tangible Personal Property. (a) Except as would not reasonably be expected to be material to the Acquired Companies (taken as a whole), the Acquired Companies have good and marketable title to, or a valid leasehold interest in, all of the material items of tangible personal property used in the business of the Acquired Companies and recorded in the Financial Statements (except as sold or disposed of subsequent to the date thereof in the ordinary course of business consistent with past practice), free and clear of any and all Liens, other than the Permitted Liens. All such material items of tangible personal property are in good condition and in a state of good maintenance and repair (ordinary wear and tear excepted). (b) Section 4.28 of the Seller Disclosure Schedules sets forth all leases of personal property (“Personal Property Leases”) involving annual payments for a single lease in excess of $200,000 relating to personal property used in the business of the Acquired Companies or to which an Acquired Company is a party or by which the properties or assets of the Acquired Companies is bound. Except as would not reasonably be expected to be material to the Acquired Companies (taken as a whole), all of the items of personal property under the Personal Property Leases are in good condition and repair (ordinary wear and tear excepted) and are suitable for the purposes used, and such property is in all material respects in the condition required of such property by the terms of the lease applicable thereto during the term of the lease. The Acquired Companies have made available to Buyer true, correct, and complete copies of the Personal Property Leases, together with all amendments, modifications or supplements thereto. (c) The Acquired Companies have a valid and enforceable leasehold interest under each of the material Personal Property Leases under which it is a lessee. Each of the material Personal Property Leases is in full force and effect and the Acquired Companies have not received or given any notice of any material default or event that with notice or lapse of time, or both, would constitute a material default by the Acquired Companies under any of the material Personal Property Leases and, to the Knowledge of the Seller, no other party is in material default thereof, and no party to the Personal Property Leases has exercised any termination rights with respect thereto. SECTION 4.29. Inventory. The material inventory of the Acquired Companies are in good and marketable condition and are usable and of a quantity and quality saleable and usable in the ordinary course of business consistent with past practice. The inventories of the Acquired Companies set forth in the Financial Statements are valued at cost and are properly stated in all material respects. The inventories reflected in the Financial Statements do not contain any material unsaleable, defective, not in good condition, fails to meet governmental, industry or 36 manufacturer standards, obsolete, excess, damaged, or otherwise material unusable inventory. The inventories of the Acquired Companies constitute materially sufficient quantities for the normal operation of business in accordance with past practice. SECTION 4.30. Accounts Receivable. Except as would not reasonably be expected to be material to the Acquired Companies, taken as a whole, (a) all accounts and notes receivable of the Acquired Companies have arisen from bona fide transactions in the ordinary course of business consistent with past practice and are payable on ordinary trade terms and (b) none of the material accounts or notes receivable of the Acquired Companies (i) are subject to any setoffs or counterclaims, or (ii) represent obligations for goods sold on consignment, on approval or on a sale or return basis or subject to any other repurchase or return arrangement and (c) the Company does not maintain allowances or reserves for credit losses with respect to the accounts or notes receivable of the Acquired Companies. SECTION 4.31. Books and Records. The minute books and stock or equity interest record books of the Acquired Companies have been maintained in accordance with sound business practices, are up to date in all material respects and contain a complete and accurate record in all material respects of all matters required to be recorded in them. At the Closing, subject to Section 7.07, all of those books and records will be in the possession of the Acquired Companies. SECTION 4.32. Related Party Transactions. Except for (a) any amounts owed under the Tax Sharing Agreement, which will be fully paid prior to Closing, and (b) as set forth in Section 4.32 of the Seller Disclosure Schedules, neither Seller nor any Affiliate, employee, officer, director, manager, stockholder, partner or member of any Acquired Company (other than other Acquired Companies), any member of his or her immediate family or any of their respective Affiliates (“Related Persons”) (i) owes any amount to the Acquired Companies nor does the Acquired Companies owe any amount to, or has the Acquired Companies committed to make any loan or extend or guarantee credit to or for the benefit of, any Related Person other than employment arrangements in the ordinary course of business, (ii) is a party to any Contract with the Acquired Companies other than employment arrangements in the ordinary course of business, (iii) owns any property or right, tangible or intangible, that is used by the Acquired Companies, (iv) has any claim or cause of action against the Acquired Companies, (v) owns any direct or indirect interest of any kind in, or controls or is a director, manager, officer, employee or partner of, or consultant to, or lender to or borrower from or has the right to participate in the profits of, any Person which is a competitor, supplier, customer, landlord, tenant, creditor or debtor of the Acquired Companies, or (vi) is the beneficiary of any credit support, guarantee, letter of credit, performance bond or surety provided by or backstopped by any Acquired Company or its assets. SECTION 4.33. No Other Representations or Warranties. Except for the representations and warranties made by Seller in this Article IV or in any other Transaction Document, none of Seller, the Acquired Companies or any other Person makes any other express or implied representation or warranty with respect to Seller, the Acquired Companies or their respective businesses, operations, properties, assets, liabilities, condition (financial or otherwise) or prospects, or any estimates, projections, forecasts and other forward-looking information or business and strategic plan information regarding the Acquired Companies, notwithstanding the delivery or disclosure to Buyer or any of its Representatives of any documentation, forecasts or other information with respect to any one or more of the foregoing. In particular, and without 37 limiting the generality of the foregoing, except for the representations and warranties made by Seller in this Article IV or in any Transaction Document, none of Seller, the Acquired Companies or any other Person makes or has made any express or implied representation or warranty to Buyer or any of its Representatives with respect to (a) any financial projection, forecast, estimate, budget or prospective information relating to the Acquired Companies or their respective businesses, operations, properties, assets, liabilities, condition (financial or otherwise) or prospects or (b) except for the representations and warranties made by Seller in this Article IV or in any Transaction Document, any oral or written information presented to Buyer or any of its Representatives in the course of their due diligence investigation of the Acquired Companies, the negotiation of this Agreement and the other Transaction Documents or the course of the Transactions. Seller and each of the Acquired Companies disclaim any and all other representations and warranties, whether express or implied. Notwithstanding the foregoing, and for the avoidance of doubt, nothing in this Section 4.33 or Section 5.10 is intended to, nor shall it be interpreted to (i) limit the recourse of Buyer with respect to any claims made on the basis of or with respect to Fraud or arising out of the express written representations and warranties made by Seller in this Agreement or any other Transaction Document, or (ii) limit any rights or remedies available to any Buyer Related Person under the R&W Insurance Policy (including the ability to seek or make claims, and receive proceeds, thereunder). ARTICLE V REPRESENTATIONS AND WARRANTIES OF BUYER Except as disclosed in (a) all the forms, documents and reports required to be filed or furnished prior to the date hereof by it with the SEC since January 1, 2023 (all such documents and reports filed or furnished by Buyer or any of its Subsidiaries on or after such date, the “Buyer SEC Documents”) (excluding any disclosures set forth in any such Buyer SEC Document under the heading “Risk Factors” or any disclosure specifically relating to disclaiming forward-looking statements including under the heading “Cautionary Statement on Forward-Looking Information” only to the extent predictive, cautionary, or forward-looking in nature, in each case, other than historical facts contained therein), or (b) the disclosure schedule delivered by Buyer to the Seller immediately prior to the execution of this Agreement (the “Buyer Disclosure Schedule”), Buyer and Merger Sub represent and warrant to the Company as follows: SECTION 5.01. Organization, Standing; Authority; Execution and Delivery; Enforceability. (a) Each of Buyer and Merger Sub and any other Affiliate of Buyer that is or will be a party to any Transaction Document (a) is duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the Laws of its jurisdiction of incorporation or organization and (b) has all necessary corporate or similar power and authority to execute and deliver this Agreement (in the case of Buyer and Merger Sub) and any other Transaction Document to which it is, or is specified to be, a party, and to perform its obligations hereunder and thereunder and to consummate the Transactions, subject only to the adoption of this Agreement by the Buyer as the sole stockholder of Merger Sub. 38 (b) The copies of the Certificate of Incorporation and by-laws of the Buyer as most recently filed with the SEC are true, correct, and complete copies of such documents as in effect as of the date of this Agreement. Buyer has delivered or made available to the Company a true and correct copy of the Organizational Documents of Merger Sub. Neither Buyer nor Merger Sub is in violation of any of the provisions of its Organizational Documents. (c) The execution, delivery and performance by Buyer and Merger Sub of this Agreement and by Buyer, Merger Sub or any other Affiliate of Buyer of any other Transaction Document to which Buyer, Merger Sub or such Affiliate of Buyer is, or is specified to be, a party, and the consummation of the Transactions, have been duly authorized by all necessary corporate or similar action by Buyer, Merger Sub or such Affiliate of Buyer, as applicable. This Agreement has been, and each other Transaction Document to which Buyer, Merger Sub or any Affiliate of Buyer is, or is specified to be, a party will at or prior to the Closing be, duly executed and delivered by Buyer or Merger Sub or such Affiliate, as applicable. Assuming the due authorization, execution and delivery by the other parties thereto, this Agreement constitutes, and each other Transaction Document to which Buyer, Merger Sub or any other Affiliate of Buyer is, or is specified to be, a party constitutes or will constitute, a legal, valid and binding obligation of Buyer or Merger Sub, as applicable, enforceable against Buyer, Merger Sub or such Affiliate in accordance with its terms, except as enforcement thereof may be limited against Buyer, Merger Sub or such Affiliate by the Enforceability Exceptions. SECTION 5.02. Capital Structure. The authorized capital stock of Buyer consists of: (i) 100,000,000 shares of Buyer Common Stock; and (ii) 10,000,000 shares of preferred stock, par value $0.01 per share, of Buyer (the “Buyer Preferred Stock”). As of the date of this Agreement: (A) 19,924,356 shares of Buyer Common Stock were issued and outstanding (not including shares held in treasury); (B) 2,125,120 shares of Buyer Common Stock were issued and held by Buyer in its treasury; and (C) no shares of Buyer Preferred Stock were issued and outstanding or held by Buyer in its treasury. All of the outstanding shares of capital stock of Buyer are, and all shares of capital stock of Buyer which may be issued as contemplated or permitted by this Agreement, including the shares of Buyer Common Stock constituting the Stock Consideration, will be, when issued, duly authorized, validly issued, fully paid, and non- assessable, and not subject to any pre-emptive rights. No Subsidiary of Buyer owns any shares of Buyer Common Stock. SECTION 5.03. No Conflicts; Consents. (a) The execution and delivery by Buyer and Merger Sub of this Agreement does not, the execution and delivery by Buyer, Merger Sub or any other Affiliate of Buyer of the other Transaction Documents to which Buyer, Merger Sub or any such Affiliate is, or is specified to be, a party will not, and the performance by Buyer and Merger Sub of this Agreement and by Buyer, Merger Sub or such Affiliate of each other Transaction Document to which Buyer, Merger Sub or such Affiliate is, or is specified to be, a party and the consummation by Buyer and any of its Affiliates of the Transactions will not, (i) conflict with or violate any provision of the Organizational Documents of Buyer, Merger Sub or such Affiliate, (ii) assuming that all Consents contemplated by Section 5.03(b) have been obtained, and all Filings described therein have been made, conflict with or violate any Order or Legal Requirement applicable to Buyer, Merger Sub or such Affiliate or by which any property or asset of Buyer, Merger Sub or such Affiliate is bound

39 or (iii) assuming that all Consents contemplated by Section 5.03(b) have been obtained and all Filings described therein have been made, require any Consent by any Person under, result in a breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under or give to any other Person (immediately or with notice or lapse of time or both) any right of termination, amendment, acceleration or cancellation of, any Contract to which Buyer, Merger Sub or such Affiliate is a party or by which Buyer, Merger Sub or such Affiliate, or any property or asset of Buyer, Merger Sub or such Affiliate, is bound or (iv) result (immediately or with notice or lapse of time or both) in the creation of any Lien on any property or asset of Buyer, Merger Sub or such Affiliate. (b) The execution and delivery by Buyer and Merger Sub of this Agreement does not, the execution and delivery by Buyer, Merger Sub or any other Affiliate of Buyer of each other Transaction Document to which Buyer, Merger Sub or any such Affiliate is, or is specified to be, a party will not, and the performance by Buyer of this Agreement and by Buyer, Merger Sub or any Affiliate of Buyer of each other Transaction Document to which Buyer, Merger Sub or such Affiliate is, or is specified to be, a party and the consummation by Buyer, Merger Sub and any other Affiliate of Buyer of the Transactions will not, require any Consent of, or Filing with, any Governmental Entity, except for (i) compliance with and Filings under applicable requirements of the HSR Act and any other applicable Antitrust Law, and (ii) any other Filings required by Section 7.02. SECTION 5.04. Litigation. (a) As of the date of this Agreement, there is no Legal Proceeding pending or, to the Knowledge of the Buyer, threatened in writing against Buyer, Merger Sub or any other Affiliate of Buyer that is a party to any Transaction Document that would reasonably be expected to have a Buyer Material Adverse Effect. (b) As of the date of this Agreement, there are no material Orders outstanding against Buyer, Merger Sub or any other Affiliate of Buyer that is a party to any Transaction Document that would reasonably be expected to have a Buyer Material Adverse Effect. SECTION 5.05. Investment Intent; Securities Law Matters. Merger Sub is acquiring the Transferred Shares as an investment for its own account and not with a view to the distribution thereof. Merger Sub is an “accredited investor” as defined in Regulation D promulgated by the SEC under the Securities Act. SECTION 5.06. Sufficiency of Funds. Buyer has access as of the date of this Agreement to (including through availability under its credit facility), and at the Closing will have, immediately available funds that are sufficient to (i) satisfy all of Buyer’s obligations under this Agreement, including the obligations under Article I, (ii) pay any other amounts required to be paid by Buyer in connection with the consummation of the Transactions and (iii) pay all related fees and expenses on the Closing Date. SECTION 5.07. Not a Foreign Person. Neither Buyer nor Merger Sub is a “Foreign Person,” as that term is defined at 31 C.F.R. § 800.224. 40 SECTION 5.08. Information Supplied. None of the information supplied or to be supplied by Buyer for inclusion or incorporation by reference in the Parent Information Statement will, at the time the Parent Information Statement is filed with the SEC, at any time the Parent Information Statement is amended or supplemented or at the time the Parent Information Statement is first mailed to the stockholders of Parent, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, Buyer does not make any representation or warranty with respect to any other information which is contained in or incorporated by reference in the Parent Information Statement. SECTION 5.09. SEC Filings; Financial Statements. (a) Except as would not have a material adverse effect on the Buyer and its consolidated subsidiaries, taken as a whole: All Buyer SEC Documents furnished by Buyer or any of its officers with the SEC since January 1, 2023, have been so filed or furnished on a timely basis. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (A) each Buyer SEC Document furnished with the SEC by Buyer since January 1, 2023 complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act (as the case may be); and (B) none of the Buyer SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. With respect to each annual report on Form 10-K and each quarterly report on Form 10-Q included in the Buyer SEC Documents, the principal executive officer and principal financial officer of Buyer have made all certifications required by Rules 13a-14 and 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act (each such required certification, a “Certification”), and the statements contained in each Certification are accurate and complete in all material respects as of its date. For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act. As of the date of this Agreement, there are no unresolved comments issued by the staff of the SEC with respect to any of the Buyer SEC Documents. As of the date of this Agreement, to the Knowledge of the Buyer, none of the Buyer SEC Documents is the subject of any ongoing review by the SEC. The consolidated financial statements (including any related notes and auditor reports) contained or incorporated by reference in the Buyer SEC Documents: (A) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (B) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited financial statements, as permitted by Form 10-Q of the SEC, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments that are material in amount to Buyer and its consolidated Subsidiaries, taken as a whole); and (C) fairly present 41 in all material respects the consolidated financial position of Buyer and its consolidated Subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of Buyer and its consolidated Subsidiaries for the periods covered thereby. No financial statements of any Person that is not Buyer or a Subsidiary of Buyer are required by GAAP to be included in the consolidated financial statements of Buyer. SECTION 5.10. No Other Representations; No Reliance. (a) Each of Buyer and Merger Sub acknowledges and agrees that except for the representations and warranties made by Seller in Article IV or in any other Transaction Document, none of Seller, any Acquired Company or any other Person makes any other express or implied representation or warranty with respect to Seller, the Acquired Companies or their respective businesses, operations, properties, assets, liabilities, condition (financial or otherwise) or prospects, or any estimates, projections, forecasts and other forward-looking information or business and strategic plan information regarding the Acquired Companies, notwithstanding the delivery or disclosure to Buyer, Merger Sub any of their Affiliates or any of their respective Representatives of any documentation, forecasts or other information with respect to any one or more of the foregoing. Without limiting the generality of the foregoing, none of Seller, the Acquired Companies or any other Person makes or has made any express or implied representation or warranty to Buyer, Merger Sub, any of their respective Affiliates or any of their respective Representatives with respect to (i) any financial projection, forecast, estimate, budget or prospective information relating to the Acquired Companies or their respective businesses, operations, properties, assets, liabilities, conditions (financial or otherwise) or prospects or (ii) except for the representations and warranties made by Seller in Article IV or in any other Transaction Document, any oral or written information presented to Buyer, Merger Sub any of their Affiliates or any of their respective Representatives in the course of their due diligence investigation of the Acquired Companies, the negotiation of this Agreement and the other Transaction Documents or the course of the Transactions. None of Seller, the Acquired Companies or any other Person will have or be subject to any liability or other obligation to Buyer, Merger Sub any of their Affiliates, any of their respective Representatives or any other Person resulting from the consummation of the Transactions or the use by Buyer, Merger Sub or any of their respective Representatives of any such information, including information, documents, projections, forecasts or other material made available to Buyer, Merger Sub, any of their Affiliates or any of their respective Representatives in any “data rooms”, teaser, confidential information memorandum or management presentations in connection with the Transactions, unless any such information is expressly and specifically included in a representation or warranty contained in Article IV or in any other Transaction Document and then only as expressly provided in this Agreement. Seller and each of the Acquired Companies disclaim any and all other representations and warranties, whether express or implied, and each of Buyer and Merger Sub, on its own behalf and on behalf of its Affiliates, expressly disclaims reliance on any such other representations or warranties. Each of Buyer and Merger Sub, on its own behalf and on behalf of its Affiliates, further specifically disclaims any obligation or duty by any Person to make any disclosures of fact not required to be disclosed pursuant to the express terms and conditions of this Agreement. (b) Notwithstanding the foregoing, and for the avoidance of doubt, nothing in Section 4.33 or this Section 5.10 is intended to, nor shall it be interpreted to or actually, impede, undermine, frustrate, limit, or nullify (i) any claims made on the basis of or with respect to Fraud, 42 or (ii) any rights, remedies, or rights available to any Buyer Related Person hereunder or under the R&W Insurance Policy (including the ability to seek or make claims, and receive proceeds, thereunder). ARTICLE VI ACTION PRIOR TO THE CLOSING SECTION 6.01. Operation of the Business. (a) Except (i) as required by any applicable Legal Requirement, Order or Governmental Entity or by any Contract to which the Company or any of its Subsidiaries is party or is bound, (ii) as set forth in Section 6.01(a) of the Seller Disclosure Schedules, (iii) as consented to by Buyer in writing (which consent shall not be unreasonably withheld, delayed or conditioned) or (iv) as required or otherwise expressly permitted by this Agreement or any other Transaction Document, during the Pre-Closing Period, Seller shall use its reasonable best efforts to cause the Company and each of its Subsidiaries to conduct the business and operations of the Acquired Companies in the ordinary course consistent with past practice and, the Company shall, and shall cause each of its Subsidiaries to, use its reasonable best efforts to preserve substantially intact its and its Subsidiaries’ business organization, to keep available the services of its and its Subsidiaries’ current officers and employees, to preserve its and its Subsidiaries’ present relationships with customers, suppliers, distributors, licensors, licensees, and other Persons having business relationships with it; provided, however, that (A) no action or inaction with respect to matters specifically addressed by Section 6.01(b) shall be deemed to be a breach of this Section 6.01(a) unless such action or inaction would constitute a breach of Section 6.01(b), (B) the failure of Seller to cause the Company or any of its Subsidiaries to take any action prohibited by Section 6.01(b) shall in no circumstances be deemed a breach of this Section 6.01(a) unless such inaction would constitute a breach of Section 6.01(b), and (C) Buyer’s express written consent with respect to any action or matter pursuant to Section 6.01(b) shall be deemed to constitute consent for all purposes under this Agreement, including for purposes of this Section 6.01(a). (b) Without limiting the foregoing, except (v) as required by any applicable Legal Requirement, Order or Governmental Entity or by any Contract to which the Company or any of its Subsidiaries is party or is bound, (w) as set forth in Section 6.01(b) of the Seller Disclosure Schedules, (x) as consented to by Buyer in writing (which consent shall not be unreasonably withheld, delayed or conditioned), or (y) as set forth in or as otherwise required or otherwise expressly permitted by this Agreement or any other Transaction Document, during the Pre-Closing Period, Seller shall cause the Company and each of its Subsidiaries not to: issue, deliver or sell any shares of its capital stock or other equity interests or any options, warrants, rights, securities convertible into or exchangeable for such capital stock or other equity interests, “phantom” stock rights, stock appreciation rights or stock- based performance units, other than (A) issuances, deliveries or sales of capital stock or other equity interests to Seller or another Acquired Company or (B) pursuant to the exercise and/or the settlement of equity compensation awards in accordance with their terms;

43 declare, set aside, make or pay any dividend or other distribution with respect to any of its capital stock or other equity interests, in each case in other than any dividends or other distributions from any Acquired Company to any other Acquired Company; amend the Organizational Documents of any Acquired Company in a manner adverse to Buyer; (A) split, combine, or reclassify any securities of any Acquired Company, (B) repurchase, redeem, or otherwise acquire, or offer to repurchase, redeem, or otherwise acquire, any securities of any Acquired Company or (C) enter into any Contract with respect to the voting of, any shares of its capital stock; (A) acquire (including by merger, consolidation, acquisition of stock or assets or any other business combination) any corporation, partnership, other business organization or any material assets from any third party or (B) make any loans, advances or capital contributions to or investments in any Person, in each case of clauses (A) and (B), valued, individually or in the aggregate, in the excess of $1,000,000; sell, transfer, lease, assign or otherwise dispose of (whether by way of merger, consolidation, sale of stock or assets or otherwise) any assets valued, individually or in the aggregate, in the excess of $1,000,000, including the capital stock or other equity interests in any Acquired Company, except (A) transfers, assignments or sales by the Acquired Companies pursuant to Contracts in effect on the date of this Agreement, (B) sale of inventory, equipment or other tangible assets that are no longer used or useful in the conduct of business of the Acquired Companies or (C) transfers between and among the Acquired Companies; sell, assign, transfer, exclusively license, allow to lapse or abandon any material Company Intellectual Property, other than in the ordinary course of business; pledge, encumber or otherwise subject to a Lien (other than a Permitted Lien) any of the material properties or assets of the Acquired Companies (including capital stock or other equity interests of any Acquired Company); incur, assume or guarantee any indebtedness for borrowed money other than (A) indebtedness that will be repaid, settled, canceled or terminated prior to the Closing, (B) intercompany indebtedness between or among the Acquired Companies, (C) indebtedness to replace existing indebtedness (on substantially similar or better terms) that is maturing, expiring or otherwise terminating, (D) indebtedness incurred in the ordinary course of business under lines of credit or similar arrangements in existence as of the date of this Agreement and (E) guarantees, performance bonds and other similar obligations incurred in the ordinary course of business in connection with new business ventures; (A) repurchase or prepay any indebtedness for borrowed money other than in accordance with the terms of any Contract governing such indebtedness; (B) guarantee any indebtedness for borrowed money of another Person; (C) issue or sell any debt 44 securities or options, warrants, calls, or other rights to acquire any debt securities of the Company or any of its Subsidiaries, or (D) enter into any “keep well” or other Contract to maintain any financial statement condition of any other Person (other than any wholly owned Subsidiary of it), other than in connection with the financing of ordinary course trade payables consistent with past practice, in each case, other than any of the foregoing for which no Acquired Company shall have any liability at the Closing; enter into any swap or hedging transaction or other derivative agreement, other than in the ordinary course of business; enter into or amend or modify in any material respect, waive or assign any material right under, or consent to the termination of (other than at its stated expiry date), any Material Contract other than in the ordinary course of business; enter into any material agreement, agreement in principle, letter of intent, memorandum of understanding, or similar Contract with respect to any joint venture, strategic partnership, or alliance; enter into any new line of business outside the existing line of business of the Company and its Subsidiaries; terminate or modify in any material respect, or fail to exercise renewal rights with respect to, any material insurance policy; enter into any Contract with any “related person” as defined in Item 404 of Regulation S-K promulgated by the SEC that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC, except for (a) payment of compensation in the ordinary course of business pursuant to agreements in place on the date of this Agreement and (b) the issuance of equity pursuant to the exercise and/or the settlement of equity compensation awards in place as of the date of this Agreement in accordance with their terms; adopt or implement any stockholder rights plan or similar arrangement; make any loans or capital contributions to, or investments in, any Person (other than to or in any Acquired Company), except for extensions of trade credit in the ordinary course of business; except (A) as required or permitted pursuant to the terms of any Company Benefit Plan or Collective Bargaining Agreement as in effect as of the date of this Agreement, or (B) after January 1, 2027, as may be initiated by any Acquired Company with respect to its employees generally in the applicable jurisdiction or geographic location in the Ordinary Course of Business and in amounts consistent with past practice, (1) grant to any employee with the title of Vice President or above any material increase in severance, change of control, retention or termination pay, (2) accelerate the time of payment or vesting of, the lapsing of restrictions or waiving of performance conditions with respect to, any material compensation or benefits under any material Company Benefit Plan or (3) enter into, terminate or materially amend any Benefit Plan that would be a 45 Company Benefit Plan if in effect as of the date of this Agreement; provided, however, that the foregoing clauses (1), (2) and (3) shall not restrict any Acquired Company from providing, or making available to, employees who are newly hired or promoted based on job performance or workplace requirements (in each case in the ordinary course of business), compensation and benefit arrangements (including incentive grants) and Benefit Plans that are substantially consistent with the compensation and benefit arrangements (including incentive grants) and Benefit Plans previously provided to newly hired or promoted employees in similar positions; except for any actions related to any Seller Consolidated Tax Return or the Seller Consolidated Group and which do not relate to any Acquired Company, (A) make (inconsistent with past practice) or change any Tax election, (B) change any method of accounting or any accounting period for Tax purposes, (C) extend or waive the limitations period applicable to the assessment or collection of any Tax; (D) settle or compromise any Tax Proceeding; (E) surrender any Tax refund (or credit in lieu of a refund) or right to claim a Tax refund (or credit in lieu of a refund); (F) file any amended Tax Return with respect to a Pre-Closing Tax Period; (G) enter into any closing agreement as described in Section 7121 of the Code (or any corresponding provision of any state or local Legal Requirement) or other agreement primarily related to Taxes with any Governmental Entity; (H) pursue or enter into a voluntary disclosure process or agreement concerning Taxes with any jurisdiction; or (I) take any other action that could increase Tax liability of any Acquired Company or decrease any Tax attributes of any Acquired Company for any post- Closing Tax period; change any methods or principles of financial accounting used by the Acquired Companies, except as required by GAAP or other accounting standards (or any interpretation thereof) or the Financial Accounting Standards Board or any similar organization; release, compromise or settle any litigation for an amount in excess of $1,000,000; or any litigation which imposes any material restrictions on the operations of businesses of the Acquired Companies following the Closing (other than customary confidentiality, release and non-disparagement obligations); allow any insurance to lapse or not be renewed on substantially similar terms to those in place as of the date of this Agreement; (i) fail to keep in full force and effect any material Permit required by any Governmental Entity for the continuing operation of the business, or (ii) fail to file on a timely basis all material notices, reports, returns and other filings required to be filed with or reported to any Governmental Entity, as well as all applications and other documents necessary to maintain, renew or extend any material Permit required by any Governmental Entity for the continuing operation of the business. adopt or enter into any plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization; 46 except as necessary to respond appropriately to an emergency, incur or commit to any capital expenditures, or any obligations or liabilities in connection with any capital expenditures, other than capital expenditures and obligations or liabilities incurred or committed to in an amount not greater in the aggregate than, and during the same time period set forth in, the Company’s capital budget set forth in Section 6.01(b)(xxvi) of the Seller Disclosure Schedules; implement any employee layoffs, plant closings, reductions in force, furloughs, temporary layoffs, salary or wage reductions, work schedule changes or other such actions that would reasonably be expected to trigger the notice requirements of the WARN Act; agree to waive or release any material noncompetition, nonsolicitation, nondisclosure or other restrictive covenant obligation of any current or former employee or independent contractor of any Acquired Company; or commit or agree in writing to take any of the actions described in this Section 6.01(b). (c) Nothing contained in this Agreement or any other Transaction Document shall give Buyer, directly or indirectly, the right to control or direct the operations of the Company or any of its Subsidiaries prior to the Closing. Prior to the Closing, Seller and the Acquired Companies shall exercise, consistent with the terms and conditions of this Agreement and the other Transaction Documents, complete unilateral control and supervision over the business operations of the Acquired Companies. (d) In furtherance of Section 6.01(a), and subject to the same exceptions set forth therein, mutatis mutandis, prior to Closing, Seller shall cause the Company and each of its Subsidiaries to use reasonable best efforts to (i) maintain the Owned Real Property and Leased Real Property in substantially the same manner as maintained as of the date hereof in the ordinary course of business; (ii) perform in all material respects its material obligations as tenant under the Leases, and not terminate or cause the termination of any Lease associated with the Leased Real Property, without the prior written consent of Buyer; (iii) maintain in full force and effect all insurance relating to the Owned Real Property and Leased Real Property; (iv) preserve and maintain all material Permits required to operate material business activities on the Owned Real Property and Leased Real Property; (v) comply in all material respects with all applicable Laws with respect to the Owned Real Property and/or the Leased Real Property, including, without limitation, any such requirements, rules, regulations, notices, or orders issued or imposed after the effective date hereof, and shall provide Buyer with any notices received by Seller with respect thereto; and (vi) make any material structural alterations or additions to the Owned Real Property and/or Leased Real Property, except as in the ordinary course of business, as required for maintenance and repair or as otherwise disclosed to Buyer in writing prior to the date hereof. SECTION 6.02. Access to Information. (a) Subject to any applicable Legal Requirements and Orders, during the Pre- Closing Period, upon reasonable advance notice, Seller shall cause the Acquired Companies to

47 afford to Buyer and its Representatives reasonable access during normal business hours and at reasonable times to the properties and Company Records (other than any of the foregoing that relate to the negotiation and execution of this Agreement, any other Transaction Document or the Transactions or any proposals to or from other parties relating to any competing or alternative transactions) of the Acquired Companies, and Seller shall cause the Acquired Companies to furnish promptly to Buyer and its Representatives such information concerning the Acquired Companies as Buyer may reasonably request, in each case solely for the purpose of consummating the Acquisition and the Merger, provided that Buyer and its Representatives shall conduct any such activities in such a manner as to maintain confidentiality and not to unreasonably interfere with the business or operations of the Acquired Companies. Notwithstanding the foregoing: (i) neither Seller nor any of the Acquired Companies shall be obligated to provide or cause to be provided such access or information if doing so would reasonably be expected to (A) result in the disclosure of trade secrets or competitively sensitive information, (B) violate any applicable Legal Requirement or Order or a Contract or obligation of confidentiality owing to any other Person, (C) jeopardize the protection of the attorney-client privilege, attorney work product protection or other legal privilege, (D) be adverse to the interests of Seller or any of the Acquired Companies in any pending or threatened Legal Proceeding or (E) expose Seller or any of the Acquired Companies to risk of liability for disclosure of sensitive, personal or other information; (ii) in all access and investigation pursuant to this Section 6.02(a) (A) Seller will have the right to have one or more of its or the Company’s Representatives present at all times during any visits, examinations, discussions or contacts contemplated by this Section 6.02(a), (B) may be limited to the extent Seller determines in good faith that such limitation is necessary in light of Exigency Measures and (C) all such access and investigations shall be conducted at Buyer’s sole cost and expense. All requests for information or access made pursuant to this Section 6.02(a) shall be directed to the Person designated by Seller. Nothing in this Section 6.02(a) or elsewhere in this Agreement shall be construed to require Seller or any of the Acquired Companies or any of its or their respective Representatives to prepare any reports, analyses, appraisals or opinions that are not readily available (it being understood that Seller and the Acquired Companies shall not be required to prepare any financial projections, forecasts or any other prospective or pro forma financial information). All information provided to Buyer or its Representatives pursuant to this Section 6.02(a) will be subject to the terms of the confidentiality agreement dated as of December 23, 2025, by and between the Company and Buyer (the “Confidentiality Agreement”). (b) Notwithstanding anything to the contrary contained in this Agreement, during the Pre-Closing Period, without the prior written consent of Seller (which consent may not be unreasonably withheld, conditioned or delayed) (A) subject to Section 6.02(a), Buyer will not, and will cause its Affiliates and its and their respective Representatives not to, contact or communicate with any vendor, supplier, landlord, customer, potential customer, employee, distributor or licensor of any Acquired Company or any Seller Entity, or any other Person having a business relationship with any Acquired Company or Seller Entity, regarding the Acquired Companies, operations, or prospects of the business of the Acquired Companies or this Agreement or the Transactions; provided that nothing in this clause (A) shall prevent Buyer and its Affiliates from responding to inquiries or outreach from its own customers, vendors, suppliers, distributors and licensors unrelated to the Transactions; and (B) Buyer will have no right to perform invasive or subsurface investigations at the properties or facilities of the Acquired Companies. 48 (c) Subject to Section 6.02(a), Section 6.02(b) and any restrictions under applicable Law, upon Buyer’s reasonable prior written request, Seller will use commercially reasonable efforts to facilitate meetings between Buyer and key vendors, suppliers, landlords, customers, employees, distributors or licensors of any Acquired Company, or any other Person having a business relationship with any Acquired Company as requested by the Buyer. (d) Seller will cause the Company to engage BDO USA, P.C. to conduct an audit of the carve out financial statements of the Acquired Companies prior to the Closing and shall reasonably cooperate with the Buyer in connection with such audit; provided, however, that Buyer shall reimburse the Company at the Closing for any documented, out of pocket costs and expenses incurred by the Acquired Companies in connection with such engagement and audit. ARTICLE VII ADDITIONAL AGREEMENTS SECTION 7.01. Exclusivity. (a) During the Pre-Closing Period, Seller shall not, and shall cause the Acquired Companies and its and their Representatives not to, directly or indirectly, take any action to (i) solicit, initiate, knowingly facilitate (including by way of furnishing any non-public information) or knowingly encourage any proposal or offer or any inquiries regarding the making or submission of any proposal or offer, including any proposal or offer to the shareholders of the Seller or the Company, that constitutes, or would reasonably be expected to lead to, any Acquisition Proposal, (ii) enter into, continue or otherwise engage in discussions or negotiations with any third party with respect to any proposal or offer or any inquiries regarding the making or submission of any proposal or offer, including any proposal or offer to the shareholders of the Company, that constitutes, or would reasonably be expected to lead to, Acquisition Proposal, (iii) provide non-public information or afford access to the business, properties, assets, books, or records of the Company or its respective Subsidiaries to any third party in connection with any proposal or offer or any inquiries regarding the making or submission of any proposal or offer, including any proposal or offer to the shareholders of the Company, that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal made by such third party, (iv) amend or grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of the Company or any of its Subsidiaries, (v) approve any transaction under, or any third party (other than the Buyer or its Affiliates becoming an “interested stockholder” under, Section 203 of the DGCL or (vi) enter into any agreement in principle, letter of intent, memorandum of understanding, option agreement, partnership agreement, purchase agreement, merger agreement or other business combination agreement with respect to any Acquisition Proposal or (vii) approve, authorize, agree or publicly announce any intention to do any of the foregoing. (b) Seller shall promptly, and in any event within one Business Day after the date of this Agreement: (i) terminate access of any third party to any data room containing any confidential information with respect to the Acquired Companies; (ii) cease and cause to be terminated, and shall cause its Representatives to cease and cause to be terminated, all existing discussions and negotiations, if any, with any third party with respect to any proposal or offer or 49 any inquiries regarding the making or submission of any proposal or offer, including any proposal or offer to the shareholders of the Company, that constitutes, or would reasonably be expected to lead to, any Acquisition Proposal; and (iii) use its reasonable best efforts to cause any such third party (or its Representatives) in possession of non-public information in respect of the Company and its Subsidiaries that was furnished by or on behalf of Seller, any Acquired Company or any of their respective Representatives, to return or destroy (and confirm destruction of) all such information (subject in each case to the terms of any applicable confidentiality agreement). Without limiting the foregoing, it is understood that any violation of or the taking of actions inconsistent with the restrictions set forth in this Section 7.01 by any Representative of the Seller, the Company or any of their respective Subsidiaries, whether or not such Representative is purporting to act on behalf of the Seller, the Company or any of their respective Subsidiaries, shall be deemed to be a breach of this Section 7.01 by Seller. (c) Promptly upon receipt of an unsolicited proposal or offer or any inquiries regarding the making or submission of any proposal or offer, including any proposal or offer to the shareholders of the Company, that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal, Seller shall notify Buyer, which notice shall include a written summary of the material terms of such proposal and the identity of the party that submitted such proposal. Seller may respond to any such inquiry only by indicating that Seller has entered into a binding definitive agreement with respect to the Acquisition and is unable to provide any information related to the Acquired Companies or engage in any discussions or negotiations with respect to an Acquisition Proposal. (d) Notwithstanding anything to the contrary contained in this Agreement, nothing in this Agreement shall restrict the ability of any Seller Entity to solicit proposals or offers relating to, engage in discussions or negotiations related to, make recommendations with respect to, approve agreements relating to or provide any information to any Person relating to, or enter into any agreements relating to (or to effect) any Excluded Transaction (nor shall any such actions be considered a breach or violation of this Agreement). SECTION 7.02. Certain Efforts. (a) During the Pre-Closing Period, upon the terms and subject to the conditions set forth in this Agreement, Seller and Buyer shall, and shall cause their respective Affiliates to, use their respective reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to cause the conditions to Closing set forth in Article VIII to be satisfied as promptly as practicable (and in any event prior to the Outside Date) and to consummate and make effective, in the most expeditious manner practicable, the Transactions, including (i) the taking of all steps as may be reasonably necessary to cause the waiting periods under the HSR Act to terminate, or to avoid an action or proceeding by, any Governmental Entity, and (ii) the execution and delivery of any additional instruments necessary to consummate the Transactions and to fully carry out the purposes of this Agreement in accordance with its terms. (b) In furtherance and not in limitation of the foregoing, each of Seller and Buyer shall (and shall cause their respective Affiliates to) file not more than ten (10) Business Days after the date of this Agreement (or such other date as Seller and Buyer may mutually 50 agree) with the Federal Trade Commission and the Antitrust Division of the Department of Justice the notifications and other information required to be filed under the HSR Act in connection with the Acquisition (the “HSR Filing”). Each of Buyer and Seller shall furnish to the other party all information required for any Required Regulatory Filing, provided that materials may be redacted as necessary to comply with contractual arrangements in effect as of the date of this Agreement or as necessary to address reasonable privilege or confidentiality concerns. During the Pre-Closing Period, Seller and Buyer shall (and shall cause their respective Affiliates to) supply as promptly as reasonably practicable any additional information and documentary information requested by any Governmental Entity pursuant to the HSR Act. In furtherance and not in limitation of the foregoing, Buyer shall provide, or cause to be provided, all agreements, documents, instruments, affidavits, statements or information that may be required or requested by any Governmental Entity relating to (A) Buyer (including any of its directors, officers, employees, partners, members, shareholders or control Persons) and/or (B) Buyer’s structure, ownership, business, operations, regulatory and legal compliance, assets, liabilities, financing or financial condition. Buyer shall pay all filing fees and all costs associated with the HSR Filing. (c) During the Pre-Closing Period, each of Seller and Buyer shall: (i) permit the other party to review in advance (and consider in good faith the views of the other party in connection with) any proposed Filing or communication (and documents to be submitted therewith) by such party or any of its Affiliates to any Governmental Entity relating to the subject matter of this Agreement; (ii) promptly inform the other party of any communication received by such party or any of its Affiliates from, or given by such party or any of its Affiliates to, any Governmental Entity relating to such matters; and (iii) provide to the other parties copies of all correspondence, submissions, filings or communications between such party or any of its Affiliates (or its Representatives) and any such Governmental Entity relating to such matters; provided, however, that such materials contemplated by clauses (i), (ii) and (iii) may be redacted (A) to comply with contractual arrangements in effect as of the date of this Agreement, (B) as necessary to address reasonable privilege or confidentiality concerns and/or (C) to remove references concerning the valuation of the Acquired Companies or the Transferred Shares, confidential information of Seller, Buyer, the Acquired Companies or any of their respective Affiliates and/or Personal Data. Neither Seller nor Buyer shall agree to participate in any meeting with any Governmental Entity (including via telephone or conference call) in respect of any Filing, investigation or other inquiry relating to the Transactions unless it consults with the other in advance of such meeting and, to the extent not prohibited by such Governmental Entity, gives the other party the opportunity to attend and participate at such meeting. Seller and Buyer may, as each deems advisable and necessary, reasonably designate any competitively sensitive material to be provided to the other under this Section 7.02(c) as “Outside Counsel Only Material.” Such materials and the information contained therein shall be given only to the outside counsel of the recipient and will not be disclosed by such outside counsel to Representatives of the recipient unless express permission is obtained in advance from the source of the materials (Seller or Buyer, as the case may be) or its outside counsel. Seller and Buyer shall jointly control the strategy with respect to obtaining all Consents and Orders of Governmental Entities, and the expiration or termination of all applicable waiting periods, necessary to consummate the Transactions. Neither Seller nor Buyer shall, and Seller and Buyer shall cause their respective Affiliates not to, consent to any delay of the Closing at the behest of any Governmental Entity or enter into any agreement with the Federal Trade Commission, the Antitrust Division of the Department of Justice or any

51 other Governmental Entity not to consummate the Transactions, in each case without the consent of the other party. (d) In the event that any administrative or judicial action or proceeding is instituted (or threatened to be instituted) by a Governmental Entity or private party challenging the Merger or any other transaction contemplated by this Agreement, or any other agreement contemplated hereby, Buyer shall use its reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed, or overturned any Order, whether temporary, preliminary, or permanent, that is in effect and that prohibits, prevents, or restricts consummation of the transactions contemplated by this Agreement, and Seller shall cooperate in all respects with Buyer and Merger Sub with respect to such efforts. (e) Buyer shall not, and shall not permit any of its Affiliates to, acquire or agree to acquire by merging or consolidating with, or by purchasing any portion of the assets of or equity in or otherwise make any investment in, any Person or portion thereof, or otherwise acquire or agree to acquire or make any investment in any assets, if the entering into of a definitive agreement relating to, or the consummation of, such acquisition, merger, consolidation or investment would reasonably be expected to (i) give rise to an investigation under any Antitrust Law, (ii) impose any delay in the obtaining of, or increase the risk of not obtaining, any Consent or Order of any Governmental Entity necessary to consummate the Transactions or the expiration or termination of any applicable waiting period, (iii) increase the risk of any Governmental Entity entering an Order prohibiting the consummation of the Transactions or (iv) delay the consummation of the Transactions. (f) Notwithstanding anything in this Agreement to the contrary, in no event shall any party hereto or any of their respective Affiliates be obligated to commit to take any remedial action pursuant to this Section 7.02 that is requested or required by any Governmental Entity the consummation of which action is not conditioned on the consummation of the Closing. (g) Notwithstanding anything to the contrary set forth in this Agreement, none of Buyer, Merger Sub, or any of their respective Subsidiaries shall be required to, and the Seller may not, without the prior written consent of Buyer, become subject to, consent to, or offer or agree to, or otherwise take any action with respect to, any requirement, condition, limitation, understanding, agreement, or Order to: (i) sell, license, assign, transfer, divest, hold separate, or otherwise dispose of any assets, business, or portion of business of the Company, the Surviving Corporation, Parent, Merger Sub, or any of their respective Subsidiaries; (ii) conduct, restrict, operate, invest, or otherwise change the assets, business, or portion of business of the Company, the Surviving Corporation, Parent, Merger Sub, or any of their respective Subsidiaries in any manner; or (iii) impose any restriction, requirement, or limitation on the operation of the business or portion of the business of the Company, the Surviving Corporation, Buyer, Merger Sub, or any of their respective Subsidiaries; provided, that if requested by Buyer, the Company will become subject to, consent to, or offer or agree to, or otherwise take any action with respect to, any such requirement, condition, limitation, understanding, agreement, or Order so long as such requirement, condition, limitation, understanding, agreement, or Order is only binding on the Company in the event the Closing occurs (each of the items set forth in clauses (i) through (iii), a “Remedial Action”), except, in each case of clauses (i) through (iii), to the extent that such Remedial Actions would not collectively have an adverse effect that (A) is material to (x) Buyer 52 and its Subsidiaries, taken as a whole (excluding, for the avoidance of doubt, the Acquired Companies, taken as a whole) or (y) the Acquired Companies, taken as a whole, or (B) materially reduces the benefits reasonably expected to be derived from the Transactions (including expected synergies) by Buyer. (h) If any “control share acquisition,” “fair price,” “moratorium,” or other anti- takeover Law becomes or is deemed to be applicable to Buyer, the Merger Sub, the Company, the Merger, or any Transaction, then each of Seller and Buyer shall use commercially reasonable efforts to take such actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to render such anti-takeover Law inapplicable to the foregoing. SECTION 7.03. Stockholder Litigation. The Seller shall control the defense and settlement of any stockholder-related Legal Proceeding against the Seller Entities or their Affiliates (including, prior to the Closing, the Acquired Companies) or their respective officers, directors or other Representatives, in their capacity as such, at Seller’s expense, relating to any of the transactions contemplated by this Agreement; provided, however, that Seller shall (a) reasonably promptly advise Buyer in writing after becoming aware of any such Legal Proceeding commenced, or to the Knowledge of the Seller, threatened, against the Company or any of their respective directors by any stockholder of the Company (on their own behalf or on behalf of the Company) relating to this Agreement or the transactions contemplated hereby (including the Merger and the other transactions contemplated hereby) and shall keep Buyer reasonably informed regarding any such Legal Proceeding; (b) keep Buyer reasonably apprised on a prompt basis of proposed strategy and other significant decisions with respect to any such Legal Proceeding, and provide Buyer with the opportunity to consult with Seller regarding the defense of any such Legal Proceeding, which advice the Seller shall consider in good faith, and (c) not settle any such Legal Proceeding without the prior written consent of Buyer (which consent shall not be unreasonably withheld, delayed, or conditioned) if such settlement would be reasonably expected to have an adverse impact on the Buyer or the Acquired Companies in any material respect that would reasonably be expected to continue following the Closing. For the avoidance of doubt, Buyer shall control the defense and settlement of any stockholder-related Legal Proceeding against Buyer and its Affiliates (including, after the Closing, the Surviving Corporation and the other Acquired Companies) or their respective officers, directors or other Representatives, in their capacity as such, relating to any of the transactions contemplated by this Agreement. Notwithstanding anything to the contrary in this Section 7.03, any matters relating to Dissenting Shares shall be governed by Section 2.10. SECTION 7.04. Consents. (a) During the Pre-Closing Period, Seller shall use commercially reasonable efforts to cause the Acquired Companies to, give all notices to, and obtain all Consents from, all Persons required to be given or obtained pursuant to any Material Contract, in each case, in connection with the Transactions; provided, however, that notwithstanding anything to the contrary in this Agreement, neither Seller nor any of the Acquired Companies shall have any obligation to (i) materially amend or modify any Contract or offer or grant any concession or accommodation, (ii) materially modify, relinquish, forbear or narrow any right, or (iii) commence or participate in any Legal Proceeding or (iv) pay or incur any counterparties’ costs or expenses in 53 connection with the process of obtaining such Consent. Buyer shall reasonably cooperate with the Acquired Companies to obtain all Consents required to be obtained pursuant to this Section 7.04(a). (b) Buyer acknowledges that certain Consents with respect to the Transactions may be required from parties to the Material Contracts and other Contracts to which the Company or its Subsidiaries are party and that such Consents may not be obtained prior to the Closing and are not conditions to the consummation of the Transactions. Neither Seller nor any of its Affiliates (including the Acquired Companies) shall have any liability whatsoever to Buyer arising out of or relating to the failure to obtain any such Consents or the termination of any Contract as a result of the Transactions except to the extent of a breach of Section 7.04(a). Buyer acknowledges that no representation, warranty or covenant of Seller contained herein shall be breached or deemed inaccurate or breached, and no condition shall be deemed not satisfied, except to the extent of a breach of Section 7.04(a) as a result of (i) the failure to obtain any such Consent, (ii) any such termination, (iii) any Legal Proceeding commenced or threatened by or on behalf of any Person arising out of or relating to the failure to obtain any such Consent or any such termination or (iv) the loss of any revenue, customers, vendors, distributors, resellers, channel partners, suppliers, employees or other business relationships of the Acquired Companies as a result of or relating to any action by any Person described in the foregoing clauses (i), (ii) and (iii). SECTION 7.05. Employee Matters. (a) For one year beginning on the Closing Date (or, if earlier, until the date of termination of employment of the relevant Company Employee), Buyer shall provide, or cause its Affiliates (including, after the Closing, the Acquired Companies) to provide, to each Company Employee who is employed by the Company or any of its Subsidiaries immediately before the Effective Time and who immediately following the Closing Date continue such employment, (i) annual base salary or wages (as applicable) that are no less favorable than the annual base salary or wages (as applicable) provided to such Company Employee immediately prior to the Effective Time, (ii) target annual cash bonus or other short-term target cash incentive opportunities (other than any retention or transaction bonuses or incentives or phantom stock bonuses) that are no less favorable than the target annual cash bonus or other short-term target cash incentive opportunities (as applicable) provided to such Company Employee immediately prior to the Effective Time, (iii) long-term incentive compensation opportunities that are no less favorable than the long-term incentive compensation opportunities provided to such Company Employee immediately prior to the Effective Time (other than any equity incentives or phantom stock bonuses), (iv) severance benefits that are no less favorable than those set forth on Section 7.05(a) and (v) retirement, welfare and employee benefits (other than any defined benefit pension, nonqualified deferred compensation, retention or transaction benefits, equity or equity-based compensation and phantom stock bonuses), that are no less favorable in the aggregate than those (subject to the same exclusions) provided to such Company Employees immediately prior to the Effective Time. Notwithstanding anything in this Agreement to the contrary, Buyer and its Affiliates shall, in addition to meeting the applicable requirements of this Section 7.05, comply with any additional obligations arising under applicable Laws, Collective Bargaining Agreement or other Contracts governing the terms and conditions of employment or termination of employment of the Company Employees. 54 (b) For all purposes, including vesting, determining eligibility to participate, level of benefits, benefit accruals, severance eligibility and early retirement subsidies (but not for any purposes, including benefit accrual, under any defined benefit pension plan), Buyer shall, and shall cause its Affiliates (including, after the Closing, the Acquired Companies) to cause any plans, programs, agreements or arrangements established or maintained by Buyer or any of its Affiliates (including, after the Closing, the Acquired Companies) to recognize each Company Employee’s service with the Company and its Subsidiaries and their respective predecessors before the Effective Time, to the extent such service was recognized by Seller and its Affiliates (including the Acquired Companies), provided that the foregoing shall not apply to the extent that its application would result in a duplication of benefits or coverage with respect to the same period of service. (c) Buyer shall, and shall cause its Affiliates (including, after the Closing, the Acquired Companies) to, for a period of not less than one year following the Closing Date, maintain in effect the welfare benefit plans in which Company Employees participate as of immediately prior to the Closing Date, without any material reduction in the aggregate level of benefits provided thereunder to Company Employees; provided that nothing in this Section 7.05(c) shall prevent Buyer or any of its Affiliates from amending or terminating such welfare benefit plans to the extent required by applicable Laws or the terms of such plan. (d) Unless otherwise required pursuant to any applicable Legal Requirement, Seller and Buyer intend that the Transactions should not constitute a layoff or separation, termination or severance of employment of any Company Employee prior to or upon the occurrence of the Closing, including for purposes of any Benefit Plan or similar policy that provides for severance or similar benefits or any Collective Bargaining Agreement, and Seller and Buyer shall, and shall cause their respective Affiliates to, comply with any requirements pursuant to any applicable Legal Requirement to ensure the same. Notwithstanding anything in this Agreement to the contrary, from and after the Closing, Buyer and its Affiliates (including the Acquired Companies) shall assume and bear all liabilities and obligations relating to, and shall indemnify and hold harmless Seller and the other Seller Entities and their respective Representatives from and against any and all losses actually asserted against or imposed upon Seller or any other Seller Entity arising out of, relating to or in connection with (i) any claims made by any Company Employee against Seller or any other Seller Entity for any statutory or common law notice of termination, pay in lieu of notice of termination, severance pay or other separation benefits, any contractual or other severance or separation benefits, damages for loss of employment or the loss of right to reinstatement, or any other legally mandated payment obligations (including any compensation payable during a mandatory termination notice period and any payments pursuant to a judgment of a court having jurisdiction over the parties hereto), in each case, directly or indirectly arising out of, relating to or in connection with (A) any change of control of, or change of employer with respect to, any Acquired Company resulting from the Transactions, (B) the failure of Buyer and its Affiliates (including the Acquired Companies) to continue the employment of any Company Employee consistent with the requirements of this Agreement, or (C) any Company Employee’s decision not to continue employment after the Closing; (ii) any claims relating to the employment of any Company Employee on or after the Closing Date that are asserted against Seller or any other Seller Entity, including in respect of any act or omission of Buyer or any of its Affiliates (including the Acquired Companies) relating to the employment of

55 any Company Employee on or after the Closing Date; and (iii) any claims relating to the Company Benefit Plans that are asserted against Seller or any other Seller Entity. (e) With respect to any Company Employees based outside of the United States, to the extent applicable Laws of any foreign country require modifications to Buyer’s obligations under this Section 7.05 such obligations shall be modified solely to the minimum extent required to comply with such Laws, and in all other respects Buyer’s obligations shall remain in full force and effect. (f) Seller and Buyer shall, and shall cause their applicable Affiliates, to cooperate to comply with all applicable information, consultation and bargaining obligations under applicable Legal Requirements and any Collective Bargaining Agreement, and shall use reasonable best efforts to satisfy any applicable consent requirements owed to any labor union, works council, labor organization or employee representative representing any employee of the Company and its Subsidiaries, or any applicable labor tribunal, in connection with the Transactions; provided that this Section 7.05(f) shall not require the Company or any of its Subsidiaries to make any payment or provide any other consideration (including increased or accelerated payments) in order to secure the consent of any labor union, works council, labor organization or employee representative (it being understood and agreed that any failure to obtain any consent under this Section 7.05(f) shall not, by itself, have any effect on, or be considered with respect to, whether the condition set forth in Section 8.02(b) has been satisfied). (g) Prior to the Closing, any employee notices or communication materials (including website postings) and the content of verbal communications from Buyer or its Affiliates to the Company Employees, including notices or communication materials or verbal communications with respect to employment, compensation or benefits matters addressed in this Agreement or related, directly or indirectly, to the Transactions or employment thereafter, shall be subject to the prior review and approval of Seller. (h) The Acquired Companies shall be solely and entirely responsible for satisfying any and all liabilities arising under Section 4980B of the Code or the regulations thereunder or other similar applicable Laws with respect to all Company Employees or former employees of any Acquired Company (including any beneficiaries or dependents thereof) that cease to remain employed by Buyer or any of its Affiliates after the Closing Date (the “COBRA Liability”). The Seller Entities shall not have any liability whatsoever (either under this Agreement or otherwise) with respect to any such COBRA Liability. (i) Nothing in this Section 7.05 shall limit the right of Buyer, the Surviving Corporation or any of their Subsidiaries to terminate the employment of any Company Employee for any reason. Without limiting the generality of Section 11.08, the provisions of this Section 7.05 are solely for the benefit of the parties to this Agreement, and no current or former director, officer, employee, other service provider or independent contractor or any other person shall be a third- party beneficiary of this Agreement or have any rights or remedies under this Agreement, and nothing herein shall be construed as the establishment of, termination of or an amendment to any Benefit Plan or other compensation or benefit plan or arrangement (including any benefit plan of Buyer or its Subsidiaries) for any purpose. Notwithstanding anything in this Agreement to the contrary, the terms and conditions of employment for any Company Employees covered by a 56 Collective Bargaining Agreement shall be governed by the applicable Collective Bargaining Agreement until the expiration, modification or termination of such agreement in accordance with its terms or applicable Law. (j) The Acquired Companies shall remain responsible for all liability for any cash incentive compensation (including sales commissions) payable under any Benefit Plan in respect of the fiscal year of Seller in which the Closing occurs (or any portion thereof) to Company Employees (the “Cash Incentive Compensation”), and Seller and its Affiliates shall not have any liability for the Cash Incentive Compensation. The Acquired Companies shall be obligated under this Section 7.05(j) to pay to each Company Employee Cash Incentive Compensation in an amount and subject to terms and conditions that, in each case, satisfy the obligations of Buyer and its Affiliates set forth in Section 7.05; provided that the amount of Cash Incentive Compensation actually paid by Buyer and its Affiliates (including the Acquired Companies) to the Company Employees in the aggregate shall be not less than the amount included in Closing Working Capital Amount. SECTION 7.06. Directors’ and Officers’ Indemnification and Insurance. (a) From and after the Closing, Buyer shall cause the Acquired Companies to honor all obligations of the Acquired Companies to their respective directors and officers (collectively, the “D&O Indemnitees”) in respect of indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the Closing as provided in their respective Organizational Documents as in effect on the date of this Agreement or in any agreement listed in Section 7.06(a) of the Seller Disclosure Schedules inuring to the benefit of any D&O Indemnitee and providing for indemnification. (b) Without limiting the foregoing, Buyer, from and after the Closing, unless otherwise required by applicable Legal Requirements, shall cause the Organizational Documents of the Acquired Companies to contain provisions no less favorable to the D&O Indemnitees with respect to exculpation of liabilities, indemnification and advancement of expenses than those set forth in the Organizational Documents of the Acquired Companies as of the date of this Agreement with respect to any actions, failures to act or events occurring prior to Closing, which provisions shall not be amended, repealed or otherwise modified in a manner that would adversely affect the rights thereunder of the D&O Indemnitees with respect to any actions, failures to act or events occurring prior to Closing. (c) Buyer shall not, and shall cause the Acquired Companies not to, settle, compromise or consent to the entry of any judgment in any threatened or actual Legal Proceeding relating to any acts or omissions covered under this Section 7.06 (each, a “Section 7.06 Claim”) for which indemnification and advancement could be sought by a D&O Indemnitee hereunder, unless such settlement, compromise or judgment includes an unconditional release of such D&O Indemnitee from all liability arising out of such Section 7.06 Claim or such D&O Indemnitee otherwise consents in writing to such settlement, compromise or judgment. Buyer, the Acquired Companies and the D&O Indemnitees shall cooperate in the defense of any Section 7.06 Claim. (d) The Buyer shall, prior to the Closing, purchase a six-year prepaid “tail policy” provided by an insurance carrier with the same or better credit rating as the current policies 57 of directors’ and officers’ liability insurance maintained by the Seller Entities and on terms and conditions providing at least substantially equivalent coverage and benefits as such current policies with respect to matters existing or occurring prior to the Closing, covering without limitation the Transactions; provided, that in no event shall the Buyer be required to expend for such tail policy an aggregate premium in excess of 250% of the aggregate premium amount per annum for the current policies of directors’ and officers’ liability insurance currently maintained by the Seller Entities. Buyer shall cause such policy to be maintained in full force and effect, for its full term, and to honor all of its obligations thereunder. Buyer shall bear the costs of such “tail” policy. (e) In the event that (i) the Buyer or any of its Subsidiaries or any of its or their respective successors or assigns (A) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (B) transfers or conveys all or substantially all of its properties or assets to any Person, or (ii) the Buyer or any of its Subsidiaries or any of its or their respective successors or assigns dissolves, then, and in each such case, proper provision shall be made so that the successors and assigns of Buyer or such Subsidiary shall assume all of the obligations thereof set forth in this Section 7.06. (f) Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to any D&O Indemnitee. (g) The obligations of Buyer and the Acquired Companies under this Section 7.06 shall continue in full force and effect for a period of six years from the Closing Date; provided, however, that if any Section 7.06 Claim (whether arising before, at or after the Closing) is brought against a D&O Indemnitee on or prior to the sixth anniversary of the Closing Date, the provisions of this Section 7.06 shall continue in effect until the full and final resolution of such Section 7.06 Claim. (h) The provisions of this Section 7.06 are (i) intended to be for the benefit of, and shall be enforceable by, each D&O Indemnitee, his or her heirs and his or her Representatives and (ii) in addition to, and not in substitution for, any other rights to indemnification, advancement or contribution that any such individual may have under the Organizational Documents of the Acquired Companies, under any agreement providing for indemnification or advancement, by other contract or otherwise. The obligations of Buyer and the Acquired Companies under this Section 7.06 shall not be terminated or modified in such a manner as to adversely affect the rights of any D&O Indemnitee to whom this Section 7.06 applies unless the affected D&O Indemnitee shall have consented in writing to such termination or modification (it being expressly agreed that the D&O Indemnitees to whom this Section 7.06 applies shall be third-party beneficiaries of this Section 7.06). SECTION 7.07. Preservation of Pre-Closing Company Records. For a period of seven years from the Closing Date or such longer time as may be required by applicable Legal Requirements, Buyer shall, or shall cause the Acquired Companies to: (a) preserve the Pre-Closing Company Records, (b) provide Seller with electronic access to any portions of the Pre-Closing Company Records that are available in electronic format, (c) allow Seller (directly or through its then Representatives) access to all other Pre-Closing Company Records on reasonable notice and at reasonable times at Buyer’s principal place of business or at any location where any Pre-Closing 58 Company Records are stored, and permit Seller (directly or through its then Representatives), at their own expense, to make copies of any Pre-Closing Company Records, (x) to the extent reasonably necessary for Seller or its Affiliates to prepare financial statements or comply with applicable Legal Requirements or Orders or comply with an audit or investigation from a Governmental Entity, or (y) to the extent reasonably necessary in connection with a Legal Proceeding or Tax Proceeding brought by a Governmental Entity or other third party against Seller or any of its Affiliates. SECTION 7.08. Public Announcements. The initial press release(s) to be issued with respect to the Transactions following execution and delivery of this Agreement shall be in the form agreed to by the parties hereto prior to the execution and delivery of this Agreement. No party shall, and each party shall cause its Affiliates not to, issue any press release or make any other public statement with respect to the Transactions without the consent of the other party hereto (such consent not to be unreasonably withheld, delayed or conditioned), except as may be required by any applicable Legal Requirement, Order, court process or the rules and regulations of any national stock exchange on which the Seller’s or Buyer’s publicly-traded securities may be traded, provided that the party proposing to issue any press release or to make any other public statement in compliance with any such disclosure obligation shall consult in good faith with the other party before doing so. Notwithstanding the foregoing, this Section 7.08 shall not apply to any press release or other public statement made by any party which (a) is substantially consistent (and not materially expansive of) with previous press releases, public disclosures or public statement or announcements made in accordance with the terms of this Agreement, (b) does not relate specifically to this Agreement or the Transactions or (c) in connection with a legal dispute between the parties hereto. In addition, (x) the Seller Entities and Acquired Companies may communicate to their employees, customers, suppliers, vendors, resellers, distributors, channel partners, and lenders, provided that the substance of such communications are pre-approved by Buyer (such approval not to be unreasonably withheld) or substantially consistent with prior communications of Seller and its Affiliates or any communications plan previously agreed to by Buyer and Seller, in which case such communications may be made consistent with such approval or plan or such prior communications or do not relate specifically to this Agreement or the Transactions and (y) nothing in this Section 7.08 shall limit non-public communications by the Seller and its respective Representatives with Seller’s lenders or other sources of debt financing. For the avoidance of doubt, any public filings providing notice to or seeking Consents from any Governmental Entity made pursuant to Section 7.02 shall be governed by Section 7.02 and not this Section 7.08. SECTION 7.09. Tax Matters. (a) Preparation and Filing of Tax Returns; Payment of Taxes. Seller Tax Returns. Seller shall prepare or cause to be prepared, at its own cost and expense, (A) all Seller Consolidated Tax Returns that include any Acquired Company (including pro forma Tax Returns of any Acquired Company for any Pre-Closing Tax Period of such Acquired Company that are included in such Seller Consolidated Tax Returns), and (B) all other Tax Returns required to be filed by or with respect to any of the Acquired Companies and which are due prior to or as of the Closing Date (with the Tax Returns described in this clause (B) referred to as “Seller Tax Returns”). Seller shall timely pay (or cause to be paid) all Taxes that are due and payable for Pre-Closing Tax Periods

59 with respect to (i) the Seller Tax Returns and (ii) to the extent related to the Acquired Companies, the Seller Consolidated Tax Returns. All Seller Tax Returns, and all pro forma Tax Returns of any Acquired Company described in clause (A) of this paragraph, shall be prepared on a basis consistent with past practices unless otherwise required pursuant to any applicable Legal Requirement. Seller shall deliver to Buyer for its review and comment a draft of each Seller Tax Return and each pro forma Tax Return of any Acquired Company for any Pre-Closing Tax Period prior to filing such Tax Returns. Such draft Seller Tax Returns shall be delivered at least 30 days prior to the due date for such Seller Tax Return (or as soon as reasonably practical after the end of the relevant Tax period in the case of a Seller Tax Return due 30 days or less after the end of the relevant Tax period). Buyer shall provide any written comments to Seller within 15 days of the receipt of such draft Seller Tax Return, and Seller shall consider such comments in good faith and shall not file such Seller Tax Return without the prior written consent of Buyer (not to be unreasonably withheld, conditioned or delayed), provided that nothing shall prevent Seller or an Acquired Company from filing Seller Tax Returns by the applicable due date. Seller shall provide the Buyer with a copy each filed Seller Tax Return promptly following filing. Straddle Period Tax Returns. Buyer shall prepare and timely file (or cause to be prepared and timely filed), at its own cost and expense, but subject to the indemnity for Indemnified Taxes, all Tax Returns required to be filed after the Closing Date by any Acquired Company for Pre-Closing Tax Periods that are not Seller Consolidated Tax Returns or Seller Tax Returns (“Buyer Tax Returns”). Each Buyer Tax Return shall be prepared on a basis consistent with past practices of the relevant Acquired Company unless otherwise required pursuant to any Legal Requirement. Buyer shall deliver to Seller for its review and comment a draft of any each Buyer Tax Return. Such Buyer Tax Returns shall be delivered at least 30 days prior to the due date for the filing of such Buyer Tax Return (or as soon as reasonably practical after the end of the relevant Tax period in the case of a Buyer Tax Return due 30 days or less after the end of the relevant Tax period). Seller shall provide any written comments to Buyer within 15 days of the receipt of such draft Buyer Tax Return, and Buyer shall consider such comments in good faith and shall not file such Buyer Tax Return without the prior written consent of Seller (not to be unreasonably withheld, conditioned or delayed), provided that nothing shall prevent Buyer or an Acquired Company from filing Buyer Tax Returns by the applicable due date. Buyer shall provide the Seller with a copy of each filed Buyer Tax Return promptly following filing. Transaction Tax Deductions. With respect to the preparation of all Tax Returns, Seller and Buyer agree that all Transaction Tax Deductions shall be included as deductions on the Tax Return relating to a Pre-Closing Tax Period of the Acquired Companies for such period. For purposes of the foregoing, the parties agree to make an election to adopt the 70% safe harbor with respect to the deduction of any “success-based fees” in accordance with IRS Revenue Procedure 2011-29. For the avoidance of doubt, no election shall be made to apply the “next day rule” under Treasury Regulations Section 1.1502-76(b)(1)(ii)(B) (or any similar provision of any state, local or non-U.S. Legal Requirement) with respect to any Transaction Tax Deductions. Straddle Period Allocation. To the extent permitted or required pursuant to any applicable Legal Requirement, the taxable year of each Acquired Company shall be 60 treated as closing on (and including) the Closing Date. To the extent not permitted or required pursuant to any applicable Legal Requirement, for purposes of this Agreement, in the case of any Straddle Period, (A) in the case of Taxes that are imposed on a periodic basis (such as property Taxes), the amount of such Taxes allocable to the Pre-Closing Tax Period shall be equal to the amount of such Taxes for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of calendar days during the Straddle Period that are in the Pre-Closing Tax Period and the denominator of which is the number of calendar days in the entire Straddle Period, and (B) in the case of Taxes not described in clause (A), the amount of such Taxes allocable to the Pre-Closing Tax Period shall be computed as if such taxable period ended as of the end of the Closing Date, provided that exemptions, allowances or deductions that are calculated on an annual basis shall be allocated between the Pre-Closing Tax Period and the post-Closing Tax period in proportion to the number of days in each period. The Acquired Companies shall not, and Buyer shall cause the Acquired Companies not to, engage in any transactions or take any actions on the Closing Date after the Closing outside the ordinary course of business and not contemplated by this Agreement, and to the extent there are Taxes resulting from any such transactions or actions occurring on the Closing Date after the Closing outside the ordinary course of business and not contemplated by this Agreement, such Taxes shall be allocated to the beginning of the day following the Closing Date (including by applying the “next day rule” pursuant to Treasury Regulations Section 1.1502-76(b)(1)(ii)(B)). After Closing, as an adjustment to the Seller Cash Consideration, Seller shall be entitled to any cash Tax refunds (or credit in lieu of a refund) for Pre-Closing Tax Periods of the Acquired Companies that are actually received or utilized by an Acquired Company, including any interest paid thereon by the applicable Governmental Entity less applicable (i) Taxes and (ii) all costs and expenses related to third-party service providers as reasonably required, incurred by Buyer or any Acquired Company to obtain or as a result of receiving such refund or credit, in each case, only to the extent such refund or credit does not result from the carryback of a Tax loss or other Tax attribute that arises after Closing and excluding any refund or credit that is taken into account in determining the Purchase Price (a “Tax Refund”). Any Tax Refund of or against Taxes for any Straddle Period shall be equitably apportioned between Seller and Buyer in accordance with the principles set forth in Section 7.09(a)(iv). Each party shall pay, or cause its Affiliates to pay, to the party entitled to a Tax Refund under this Section 7.09(a)(v), the amount of such Tax Refund in readily available funds within 15 Business Days of the actual receipt of the underlying refund or the filing of the applicable Tax Return that claims the underlying credit; provided that, at Seller’s direction, Buyer may net such Tax Refund against amounts due from Seller to Buyer. If all or any portion of any Tax Refund paid to Seller pursuant to this Section 7.09(a)(v) is required to be repaid to a Governmental Entity or subsequently disallowed by a Governmental Entity, Seller shall promptly repay Buyer the amount of the Tax Refund required to be repaid to such Governmental Entity or subsequently disallowed by such Governmental Entity plus any interest imposed by the applicable Governmental Entity. This Section 7.09(a)(v) shall not be construed to require Buyer to make available any of its Tax Returns or any Tax Returns of the Acquired Companies for post-Closing Tax periods (or any other information relating to Buyer’s Taxes that it deems confidential) to the Seller or any other Person. 61 (b) Tax Contests. Notwithstanding anything to the contrary, Buyer and the Acquired Companies, on the one hand, and Seller or its Affiliates, on the other hand, shall provide prompt written notice to the other party of the commencement of any Tax Proceeding relating to Taxes or any Tax Return, in each case, of or with respect to any Acquired Company for a Pre- Closing Tax Period (a “Tax Contest”). Seller and its Affiliates, at their expense, shall have the right to and shall control any Tax Contest related to a Seller Consolidated Tax Return and the right, but not the obligation, to control any other Tax Contest; provided that Buyer and its Affiliates shall have the right to participate in the defense of a Tax Contest, at their expense, other than with respect to any Tax Contest relating to a Seller Consolidated Tax Return. Seller may elect to assume and control the defense of a Tax Contest (other than a Tax Contest related to a Seller Consolidated Tax Return for which no notice is required) by providing a written notice to Buyer within fifteen days after Seller receives notice of the Tax Contest. If Seller does not elect to assume and control the defense of a Tax Contest (excluding a Tax Contest related to a Seller Consolidated Tax Return), Buyer and its Affiliates shall have the exclusive right to control in all respects such Tax Contest, at their sole expense, but subject to the indemnity for Indemnified Taxes. Seller and its Affiliates shall (i) keep Buyer reasonably informed regarding the status and progress of any Tax Contest (including by promptly forwarding copies of any related correspondence received from or provided to the applicable Governmental Entity), and (ii) shall not settle, resolve or compromise such Tax Contest without Buyer’s prior written consent (not to be unreasonably withheld, conditioned or delayed). (c) Cooperation. Buyer and Seller shall reasonably cooperate and provide each other with such reasonable consents, information and records (including copies of any relevant Tax Returns and supporting work schedules and financial information) and make its employees reasonably available, as may be reasonably requested by the other party, in connection with the preparation of any Tax Return or the conduct of any Tax Proceeding, in each case relating to any of the Acquired Companies for any Pre-Closing Tax Period or a Straddle Period. Without limiting the generality of the foregoing, upon request by Seller, Buyer shall use commercially reasonable efforts to cause the Acquired Companies to provide to Seller all information required for the preparation of any Seller Consolidated Tax Return as promptly as reasonably practicable following receipt of a request from Seller, and in any event within 30 days following receipt of such request; provided that the fees of any third-party service provider will be borne by Seller if such provider’s services are requested by Seller in connection with such information request. Notwithstanding anything to the contrary contained in this Agreement, neither the Seller nor Buyer or any of their respective Affiliates shall be required to provide a copy of, or otherwise disclose the contents of, any Seller Consolidated Tax Return or Buyer Consolidated Tax Return, respectively, except, in each case, for materials or portions thereof that relate solely to any Acquired Company. Buyer shall cause the Acquired Companies to retain all applicable Tax Returns, books, records and workpapers for Pre-Closing Tax Periods for at least seven years following the Closing Date. (d) Specified Tax Acts. At or after the Closing, except as otherwise provided in this Agreement or required by any applicable Legal Requirement or without the prior written consent of Seller (which consent shall not be unreasonably withheld, conditioned or delayed), Buyer shall not cause any Acquired Company to: (i) file an amended a Tax Return relating to any Pre-Closing Tax Period; (ii) engage in any voluntary disclosure or similar process with any Tax authority with respect to Taxes attributable to any Pre-Closing Tax Period; (iii) extend or waive any statute of limitations or other period for the assessment of any Tax or deficiency for any Pre- 62 Closing Tax Period, except to the extent that an extension is granted in connection with a Tax Contest that is controlled by the party pursuant Section 7.09(b); or (iv) make or change any material Tax election or accounting method that has retroactive effect to any Pre-Closing Tax Period or (v) take any action that Buyer reasonably knows is likely to have the effect of increasing Indemnified Taxes. (e) Transfer Taxes. Notwithstanding anything to the contrary in this Agreement or the other Transaction Documents, all Transfer Taxes shall be borne by Buyer. The party required by applicable Legal Requirement shall timely file any Tax Return or other document with respect to such Transfer Taxes, and the other parties shall reasonably cooperate therewith. (f) Tax Sharing Agreements. Prior to the Closing Date, Seller and the Acquired Companies, as applicable, shall cause all Tax sharing, Tax indemnity, and Tax allocation agreements that include any of the Acquired Companies (including the Tax Sharing Agreement but excluding, for the avoidance of doubt, any Contract entered into in the ordinary course of business the principal purpose of which is not Taxes) to be terminated as of or prior to the Closing Date such that no Acquired Company shall have any obligations thereunder as of or after the Closing. (g) 338 Elections. Buyer and Seller agree to make the election provided for in Section 338(h)(10) of the Code and the Treasury Regulations thereunder with respect to the acquisition of the Company and the elections under Code Section 338(h)(10) or 338(g) with respect to other Acquired Companies, as applicable (collectively, the “338 Elections”). The election under Code Section 338(h)(10) shall be made for all Acquired Companies that are United States persons within the meaning of Section 7701(a)(30) of the Code, and the Buyer shall have the option to make the election under Code Section 338(g) with respect to all other Acquired Companies. Seller and Buyer will cooperate with each other and will take all actions necessary and appropriate (including timely and properly filing such forms, returns, elections, schedules and other documents) as may be required to effect and preserve a timely 338 Election. Buyer and Seller agree that the “aggregate deemed sales price” and the “adjusted grossed-up basis” (as such terms are defined in the Treasury Regulations under Code Section 338) shall be allocated among the assets of the Acquired Companies in accordance with the methodology set forth in Exhibit H (the “Allocation Schedule”). No later than December 31, 2026, Buyer shall deliver a draft estimated allocation to Seller for Seller’s review and comment. No later than 90 days after the Adjustment Amount is finally determined, Buyer shall deliver a draft allocation to Seller for Seller’s review and comment. Seller shall deliver comments, if any, on the draft allocation to Buyer within 30 days of receipt of the draft allocation from Buyer. If Seller delivers comments on the draft allocation within such 30 day period, Buyer and Seller shall negotiate in good faith to resolve such comments. The draft allocation delivered by Buyer to Seller or, if Seller timely delivers comments on the draft allocation, as agreed to by the Buyer and Seller, if applicable, shall be referred to herein as the “Final Allocation”. However, if Seller timely delivers comments on the draft allocation and Buyer and Seller fail to reach an agreement on the draft allocation, then there shall not be a Final Allocation. If there is a Final Allocation, Buyer and Seller shall file all income Tax Returns (including, but not limited to, Internal Revenue Service Form 8883) consistent with the Final Allocation.

63 (h) In consideration of the obligations of Seller under Section 7.09(g) and the costs to be borne by Seller in connection with its performance of such obligations, Buyer shall pay Seller at the Closing a cash amount equal to $35,000,000. SECTION 7.10. Confidentiality. (a) Buyer acknowledges and agrees that all documents, materials and other information provided to it, its Affiliates and its and their respective Representatives during the course of the negotiations leading to the consummation of the Transactions (whether obtained before or after the date of this Agreement), Buyer’s due diligence investigation of the Acquired Companies and the preparation of the Transaction Documents and other related documents are subject to the terms of the Confidentiality Agreement. (b) From and after the Closing, Seller shall, and shall cause its Affiliates and its and their respective Representatives to, maintain in confidence any confidential information (i) of the Acquired Companies that was obtained prior to the Closing Date, and (ii) the Transactions. (c) From and after the Closing, Buyer shall, and shall cause its Affiliates (including the Acquired Companies) and its and their Representatives to, maintain in confidence any confidential information to the extent relating to (i) the Seller Entities, other than confidential information relating to the Acquired Companies, and (ii) the Transactions. (d) The requirements of Section 7.10(b) and Section 7.10(c) shall not apply to the extent that (i) any such information is or becomes generally available to the public, (A) in the case of Section 7.10(b), other than as a result of disclosure by Seller, any of its Affiliates or any of its or their respective Representatives in breach of any of their obligations hereunder or any other Transaction Document and (B) in the case of Section 7.10(c), other than as a result of disclosure by Buyer any of its or Affiliates or its Representatives in breach of any of their obligations hereunder or any other Transaction Document, (ii) any such information is required by applicable Law, a Governmental Entity (including pursuant to requests thereby) or by the rules of any national stock exchange with respect to Buyer’s or Seller’s publicly-traded securities to be disclosed after prior written notice has been given to the other party hereto (to the extent such prior written notice is permitted to be given under applicable Law); provided, however, that the disclosing party, to the extent reasonably requested by the other party, shall cooperate with such other party in seeking an appropriate order or other remedy protecting such information from disclosure, (iii) any such information is reasonably necessary to be disclosed in connection with any Legal Proceeding after prior written notice has been given to the other party hereto (to the extent such prior written notice is permitted to be given under applicable Law), or (iv) any such information is required to be disclosed to legal counsel in order to obtain legal advice in relation to or to enforce the terms of any Transaction Document. SECTION 7.11. R&W Insurance Policy. (a) Once coverage has been incepted under the terms of the R&W Insurance Policy, Buyer shall thereafter (i) not, without the prior written consent of Seller, amend, modify or waive (or knowingly and intentionally allow any such provision to be amended, modified or waived) the subrogation waiver provision (the “Subrogation Waiver Provision”) or the third-party 64 beneficiary provisions of the R&W Insurance Policy with respect to such Subrogation Waiver Provision, and (ii) provide Seller with copies of any amendments, modifications or waivers to the R&W Insurance Policy. All R&W Insurance Policy Costs shall be borne solely by Buyer (or its applicable Affiliate). On or prior to the Closing Date, Buyer shall, and shall cause the Affiliates to, use reasonable best efforts to satisfy the conditions expressly set forth in and required pursuant to the terms of the R&W Binder Agreement that, in each case, are within its control (with the issuance of the R&W Insurance Policy serving as prime facie evidence of the Buyer’s compliance of such conditions); provided, however, the failure to comply with the matters reflected in this sentence shall not serve as the basis, whether in whole or in part, for the Buyer’s failure to satisfy its obligations under Section 8.03(b)). (b) Seller shall, and shall cause its Affiliates to, provide all cooperation reasonably requested by Buyer and its Representatives in connection to obtaining and binding the R&W Insurance Policy on the terms set forth therein, including using commercial reasonable efforts to (i) furnish upon reasonable request of Buyer and its Representatives any customary information related to the Acquired Companies that is reasonably required or requested in connection therewith, (ii) execute and deliver to Buyer and its Representatives any customary documents or materials that are reasonably required or requested in connection therewith and (iii) provide any additional information within the possession or control of, Seller or the Acquired Companies reasonably required to address, limit, or remove any conditional exclusions or modifications under the R&W Insurance Policy. Seller shall deliver to Buyer and its Representatives a complete and accurate electronic copy of the Data Room within five (5) Business Days following the date of this Agreement. For the avoidance of doubt, nothing in this Section 7.11 nor any other terms, conditions, limitations, provisions, and restrictions (including time for asserting claims) set forth in this Agreement shall limit (nor are they intended to modify, restrict, limit, or otherwise adversely affect) the rights of any Buyer Related Person under the R&W Insurance Policy. Notwithstanding anything to the contrary in this Agreement, neither Seller, the Acquired Companies, nor their Affiliates nor any of their respective Representatives shall be entitled to any insurance proceeds from coverage under the R&W Insurance Policy, in each case, without the prior written consent of Buyer (which shall be in its sole and absolute discretion). SECTION 7.12. Termination of Affiliate Arrangements. Effective as of the Closing, but subject to the occurrence of the Closing: (a) except for the Intercompany Accounts set forth in Section 7.12(a)-1 of the Seller Disclosure Schedules, the Seller Entities, on the one hand, and the Acquired Companies, on the other hand, shall eliminate by payment, settlement, netting, capitalization, set off, cancellation, forgiving, release or otherwise any obligations or liabilities under the Intercompany Accounts between or among such parties, in each case, set forth in Section 7.12(a)-2 of the Seller Disclosure Schedules such that the Acquired Companies, on the one hand, and the Seller Entities, on the other hand, do not have any further liability to one another (and without any costs or other liabilities of Buyer or any of its Affiliates (including, following the Closing, the Acquired Companies)) in respect of such Intercompany Accounts following the Closing; and (b) the Affiliate Contracts set forth in Section 7.12(b) of the Seller Disclosure Schedules shall be terminated in their entirety and shall be without further force or effect, without any further obligations or liabilities of Seller or any of its Affiliates (other than the Acquired Companies), on the one hand, and Buyer or any of its Affiliates (including, following the Closing, the Acquired Companies), on the other hand, following the Closing. Notwithstanding the 65 foregoing, intercompany accounts and balances solely between or among any of the Acquired Companies shall not be affected by this Section 7.12. SECTION 7.13. Resignations. Seller shall cause to be delivered to Buyer on the Closing Date resignation letters of such members of the board of directors (or comparable governing body) of each Acquired Company and officers of each Acquired Company which have been requested in writing by Buyer at least ten Business Days prior to the Closing Date, such resignation letters to be effective as of the Closing and Seller shall cause such officers and directors to be removed from office effective as of the Closing. SECTION 7.14. Further Assurances. Following the Closing, each party hereto shall, at the request of the other party hereto, execute, or cause its Affiliates to execute, such further documents, and perform, or cause its Affiliates to perform, such further acts, as may be reasonably necessary or appropriate to give full effect to the allocation of rights, benefits, obligations and liabilities contemplated by this Agreement, the other Transaction Documents and the Transactions. SECTION 7.15. Notices of Certain Events. Subject to applicable Law, Seller shall notify Buyer and the Merger Sub, and Buyer and the Merger Sub shall notify Seller, as promptly as reasonably practical of: (a) to the extent not prohibited by any applicable Law, any written notice or other written communication from any Governmental Entity with respect to the transactions contemplated by this Agreement; (b) any Legal Proceeding commenced, or to such party’s Knowledge, threatened in writing against, relating to, or involving or otherwise affecting such party of any of its Subsidiaries, which relate to the transactions contemplated by this Agreement; and (c) any event, change, or effect between the date of this Agreement and the Effective Time which individually or in the aggregate causes or is reasonably likely to cause failure of any of the conditions set forth in Article VIII of this Agreement to be satisfied; provided that the delivery of any notice pursuant to this Section 7.15 shall not cure any breach of, or noncompliance with, any other provision of this Agreement or limit the remedies available to the party receiving such notice. SECTION 7.16. Negotiation and Approval of the State of Title to Real Property. (a) Seller agrees to use commercially reasonable efforts to cause a title insurance company of Seller’s choosing to date down the Existing Title Policies by endorsement as soon as commercially practicable after the date hereof, and that such date-down endorsement shall not include any further exception to coverage other than Permitted Liens (the existing title policies as dated-down, the “Title Policies”). The premium in connection with the Title Policies shall be apportioned between Buyer and Seller in a manner consistent with the custom and practice of the state and county in which the applicable real property is located. All costs of removing any exception (to the extent such exception would be material to the Acquired Companies, taken as a whole) from coverage other than the Permitted Liens shall be borne by Seller. Buyer may use any title commitments obtained in connection with the Title Policies to obtain (i) extended coverage or any additional endorsements, and/or (ii) an ALTA extended coverage loan policy, but Buyer shall bear the entire premium or cost for each such item. SECTION 7.17. Parent Information Statement. 66 (a) As promptly as reasonably practicable following the date of this Agreement (but in any event not later than fourteen days following the date of this Agreement), Parent shall prepare and file with the SEC the Parent Information Statement. Buyer shall reasonably cooperate with Parent in the preparation of the Parent Information Statement. Without limiting the generality of the foregoing sentence, Buyer shall furnish to Parent the information concerning Buyer and its Affiliates, and any transaction any of them have entered, or are contemplating entering, into in connection with this Agreement, that is (i) required by the Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Parent Information Statement, (ii) that is customarily included in information statements prepared in connection with transactions of the type contemplated by this Agreement or (iii) that is reasonably requested by Parent. (b) Buyer agrees that if it becomes aware that any of the information supplied by Buyer would cause any of the statements in the Parent Information Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform Parent and to allow Parent to take appropriate steps to correct the Parent Information Statement. (c) Prior to filing or mailing the Parent Information Statement (or any amendment or supplement thereto) or responding to any comments of the SEC (or the staff of the SEC) with respect thereto, Parent shall provide Buyer a reasonable opportunity to review and to propose comments on such document or response, except, in each case, to the extent prohibited by Law, and shall consider any such comments in good faith related to the Parent Information Statement or any comments or other communications with the SEC. Seller shall use its reasonable best efforts to resolve all SEC comments with respect to the Parent Information Statement as promptly as reasonably practicable after receipt thereof and to have the Parent Information Statement cleared by the staff of the SEC as promptly as reasonably practicable after such filing. As promptly as reasonably practicable after the Parent Information Statement has been cleared by the SEC or promptly after ten (10) calendar days have passed since the date of filing of the preliminary Parent Information Statement with the SEC without notice from the SEC of its intent to review the Parent Information Statement, Parent shall file with the SEC the Parent Information Statement in definitive form as contemplated by Rule 14c-2 promulgated under the Exchange Act substantially in the form previously cleared or filed with the SEC, as the case may be, and mail a copy of the Parent Information Statement to Parent’s stockholders of record in accordance with Section 228 of the DGCL. SECTION 7.18. Buyer Information Statement. Buyer shall cause the Surviving Corporation to prepare and, as soon as reasonably practicable (but in any event not later than fourteen days following the Closing Date), send to the Company’s stockholders an Information Statement relating to this Agreement, the Merger and the appraisal rights that may be exercised under Section 262 of the DGCL (the “Buyer Information Statement”) in connection with the Merger. Within twenty days after the date of this Agreement, Buyer shall deliver a substantially complete draft of the Buyer Information Statement to Seller in a form substantially ready for mailing to the Company’s stockholders. Seller shall, and shall cause the Acquired Companies to, reasonably cooperate with Buyer in the preparation of the Buyer Information Statement. The Buyer Information Statement shall be subject to Seller’s prior review and approval and shall comply with all applicable Legal Requirements, including those set forth in the DGCL. Seller shall reasonably cooperate with Buyer in the preparation of the Buyer Information Statement, including providing

67 any information that is customarily included in information statements prepared in connection with the Merger, to the extent not already included in the Parent Information Statement. Seller agrees that if it becomes aware that any of the information supplied by Seller would cause any of the statements in the Buyer Information Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform Buyer and to allow Buyer to take appropriate steps to correct the Buyer Information Statement. SECTION 7.19. Registration Rights. (a) The Buyer will use its commercially reasonable efforts to file a Registration Statement on Form S-3ASR if eligible promptly after the date on which the Buyer files its Annual Report on Form 10-K in respect of its fiscal year ended September 30, 2026 or otherwise to file a Registration Statement on Form S-3 (or Form S-1 if Form S-3 is unavailable to be used) with the SEC (the “Resale Registration”) as promptly as practicable following the Closing Date to register the resale by the Seller of all Registrable Securities. If the Registration Statement is not on Form S-3ASR, the Buyer shall use its commercially reasonable efforts to cause the Resale Registration to be declared effective as promptly as practicable (but in any event no later than the 60th day after the filing thereof) following the filing of the Resale Registration. (b) The Buyer will use its commercially reasonable efforts to keep the Resale Registration continuously effective (including by filing a post-effective amendment to the Resale Registration or a new Registration Statement if the Resale Registration expires) until the date the securities registered for resale under such Resale Registration no longer constitute Registrable Securities hereunder; provided, however, that the Buyer shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 7.19, or keep such registration effective pursuant to the terms hereunder, in any particular jurisdiction in which the Buyer would be required to qualify to do business as a foreign corporation or as a dealer in securities under the Securities Laws of such jurisdiction or to execute a general consent to service of process in effecting such registration, qualification or compliance, in each case where it has not already done so; and provided further that the Buyer will not be in breach of this Section 7.19 if the Buyer engages in a transaction approved by its board of directors and (if applicable) its stockholders, the result of which is that the Buyer’s reporting obligations under the Exchange Act are terminated. (c) Notwithstanding any other provision of this Section 7.19, if the SEC sets forth a limitation on the number of shares of Buyer Common Stock permitted to be registered on the Resale Registration as a secondary offering, Buyer shall register the maximum number of Registrable Securities that it is permitted to register, and will, following effectiveness of the Resale Registration, file a new registration statement registering the resale of any remaining unregistered portion of the Registrable Securities as soon as is practicable in light of the requirements of applicable Laws, rules, regulations and guidance of the SEC. (d) Piggyback Registration. Subject to Section 7.19(d)(ii), at any time and from time to time following the expiration of the Lock-Up Period, if Buyer proposes to sell for its own account any shares of Buyer Common Stock or any other equity securities of the Buyer pursuant to an 68 underwritten registered offering (other than (i) a Registration Statement on Form S-4 or Form S-8 or any successor forms, (ii) a registration relating to any employee compensation or benefit plan, (iii) a registration in connection with a Rule 145 transaction, or (iv) a registration in which the only stock being registered is issuable upon conversion of debt securities which are also being registered), then the Buyer shall give written notice of such proposed underwritten offering to the Seller (a “Piggyback Notice”). In the case of an underwritten offering expected to include a roadshow, such Piggyback Notice shall be given at least ten (10) Business Days before the anticipated filing date of the Registration Statement or prospectus supplement relating to such offering. In the case of an offering not expected to include a roadshow, the Buyer shall give such notice as is practicable under the circumstances. Each Piggyback Notice shall describe the proposed offering and shall offer the Seller the opportunity to include in such offering such number of Registrable Securities as the Seller may request (a “Piggyback Registration”). If the Seller wishes to include Registrable Securities in such offering, it shall deliver to the Buyer a written request specifying the number of Registrable Securities it desires to include as promptly as practicable (and in any event within five (5) Business Days after receipt of the Piggyback Notice in the case of an underwritten offering expected to include a roadshow, or such shorter period as is specified in the Piggyback Notice or as is practicable in the case of an underwritten offering not expected to include a roadshow). Subject to Section 7.19(d)(ii) hereof, the Buyer shall use its commercially reasonable efforts to include all Registrable Securities requested to be included in the Piggyback Registration. If the managing underwriter or underwriters (or, in the case of a non- underwritten offering, the Buyer in its reasonable judgment) of a Piggyback Registration advise the Buyer that the total amount of securities requested to be included in such offering exceeds the maximum offering size, then the Buyer shall include in such offering, up to the maximum offering size, securities in the following priority: (A) first, the securities that the Buyer proposes to offer for its own account; and (B) second, on a pro rata basis the Registrable Securities of the Seller requested to be included in such offering and any other securities requested to be included in such offering by any other Person. The Buyer shall have the right to terminate or withdraw any offering initiated by it pursuant to this Section 7.19(d) at any time in its sole discretion prior to pricing, whether or not the Seller has elected to include Registrable Securities in such offering. In the event of such withdrawal, the Buyer shall promptly notify the Seller. For the avoidance of doubt, the Seller shall not be obligated to bear any Registration Expenses of Buyer if the Buyer withdraws a Piggyback Registration. Seller may withdraw all or any portion of its Registrable Securities from a Piggyback Registration at any time prior to pricing by delivering written notice to the Buyer (and the managing underwriter, if any). Any such withdrawal shall be without penalty and the Seller shall not be obligated to bear any Registration Expenses in connection with such withdrawn Registrable Securities. As a condition to having any Registrable Securities included in a Piggyback Registration that is an underwritten offering, the Seller agrees to sign an underwriting agreement in customary form as requested by the managing underwriter of such Piggyback 69 Registration; provided that (A) such underwriting agreement shall not contain terms that are more burdensome to the Seller than the terms applicable to the Buyer or other selling shareholders in such offering, (B) any representations, warranties and indemnities given by the Seller in such underwriting agreement shall be several (and not joint with any other person) and shall be limited to matters relating to the Seller and information furnished in writing by the Seller specifically for use in the Registration Statement or Prospectus, (C) in no event shall the liability of the Seller under such underwriting agreement for indemnification or contribution exceed an amount equal to the net proceeds (after deducting all underwriting discounts and commissions and all other expenses paid by the Seller in connection with such offering) received by the Seller from the sale of Registrable Securities pursuant to such offering, and (D) if the Seller is requested to agree to any lock- up or similar restrictions in connection with such Piggyback Registration, such restrictions shall (1) not exceed 90 days, and (2) apply only if substantially similar restrictions are imposed on the Buyer’s directors, officers and any other selling shareholders participating in such offering. (e) The Seller agrees to furnish to the Buyer, in writing, such information regarding the Seller, the intended method or methods of distribution of such Registrable Securities and any other information as the Buyer may from time to time reasonably request in writing in connection with the preparation and filing of a Registration Statement and related Prospectus. The Buyer shall have no obligation with respect to any Registration Statement if, as a result of the failure of the Seller to timely furnish such information, the number of Registrable Securities or the intended method of disposition of such Registrable Securities shall not have been included in the applicable Registration Statement. (f) Registration Expenses. All Registration Expenses incurred in connection with any registration pursuant to this Section 7.19 shall be paid by the Buyer. Notwithstanding the foregoing, all underwriting discounts, selling commissions and securities transfer taxes applicable to the sale of Registrable Securities, and the fees and disbursements of any counsel, accountants or other advisors retained by the Seller (except as otherwise provided herein), shall be borne by the Seller. (g) Indemnification. The Buyer agrees to indemnify and hold harmless the Seller, the directors, officers, employees and agents of the Seller, and each other Person, if any, who controls the Seller within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Indemnified Seller Parties”) against any and all losses, claims, damages or liabilities (or actions in respect thereof), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus, or in any amendment thereof or supplement thereto, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading; provided, however, that the 70 Buyer shall not be liable to any Indemnified Seller Party in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in reliance upon and in conformity with written information furnished to the Buyer by or on behalf of the Seller specifically for use therein; provided, however, that in no event shall the liability of the Buyer hereunder exceed the net proceeds received by Seller from the sale of Registrable Securities pursuant to such Registration Statement. The Seller agrees to indemnify and hold harmless the Buyer, each of its directors, each officer of the Buyer who signed the Registration Statement and each other Person, if any, who controls the Buyer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Indemnified Buyer Parties”) against any and all losses, claims, damages or liabilities (or actions in respect thereof), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact in any Registration Statement or Prospectus, or in any amendment thereof or supplement thereto, in each case only to the extent that such statement or omission was made in reliance upon and in conformity with written information furnished to the Buyer by or on behalf of the Seller specifically for use therein, and agrees to reimburse each such Indemnified Buyer Party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that in no event shall the liability of the Seller hereunder exceed the net proceeds received by the Seller from the sale of Registrable Securities pursuant to such Registration Statement. (h) Rule 144 Cooperation. The Buyer agrees to use commercially reasonable efforts in connection with any sale, assignment, transfer or other disposition of Registrable Securities by the Seller pursuant to Rule 144 or any other exemption under the Securities Act such that such Registrable Securities held by the Seller become freely tradable and upon compliance by the Seller with the requirements of this Agreement, if requested by the Seller, promptly cause the Buyer’s transfer agent to remove any restrictive legends related to the book entry account holding such Registrable Securities and make a new, unlegended entry for such book entry shares without restrictive legends within three trading days of any such request therefor from the Seller, provided that the Buyer and the transfer agent have received from the Seller customary representations, legal opinions and other documentation reasonably acceptable to the Buyer and the transfer agent in connection therewith. (i) Assignment of Rights. The Seller may not assign its rights under this Section 7.19, in whole or in part, without Buyer’s prior written consent. SECTION 7.20. Seller Cooperation with Buyer Acquisition Financing. (a) During the Pre-Closing Period, the Seller shall use its commercially reasonable efforts, and shall cause each of the Acquired Companies to direct their respective commercially reasonable efforts and shall use its commercially reasonable efforts to cause its and their respective directors, officers, employees, accountants, consultants, legal counsel, financial

71 advisors and other advisors and representatives, to use their commercially reasonable efforts to provide Buyer and Merger Sub with all cooperation as is reasonably requested by Buyer in writing in connection with the Buyer Acquisition Financing; provided, that such requested cooperation does not materially and adversely interfere with operations of the Acquired Companies and that any information requested by Buyer is reasonably available to the Seller. Without limiting the generality of the foregoing, such reasonable efforts shall, in any event, include the following, in each case upon reasonable prior written notice and scope, volume and number of which shall be reasonable as the case may be: providing customary assistance to Buyer with the preparation of customary presentations, due diligence requests, information memoranda and other similar documents required in connection with the Buyer Acquisition Financing, including information required from the Acquired Companies with respect to pro forma financial statements; provided, that such required information from the Seller shall not include, and Buyer shall be responsible for, any post-closing or pro forma cost savings, synergies, capitalization, ownership, or other post-closing pro forma adjustments desired to be incorporated into any information used in connection with the Buyer Acquisition Financing; furnishing Buyer with customary business and other material information regarding the Seller and the Acquired Companies as may be reasonably requested by Buyer; provided, that any information provided to Buyer pursuant to this Section 7.20 shall be subject to the confidentiality provisions hereof; and assisting in the taking of all corporate and other actions necessary to permit the consummation of the Buyer Acquisition Financing on the Closing Date. (b) Notwithstanding the foregoing, nothing in this Section 7.20 shall require the Seller or the Acquired Companies or their respective representatives to take or permit the taking of any action that would: (1) require the Seller, the Acquired Companies or any of their respective representatives who are officers or directors of the Seller or an Acquired Company, as applicable, to: (A) pass resolutions or consents to approve or authorize the execution of the Buyer Acquisition Financing, (B) enter into, execute, or deliver any certificate, document, instrument, or agreement, or (C) agree to any change or modification of any existing certificate, document, instrument, or agreement, in each of cases (A) through (C), that would be effective prior to, and be conditioned upon the occurrence of, the Closing Date; (2) reasonably be expected to result in any condition to the Closing set forth in Article VIII to not be satisfied or otherwise cause any breach of this Agreement by the Seller; (3) cause any director, officer, employee, or shareholder of the Seller or any of the Acquired Companies to incur any personal liability in connection with the Buyer Acquisition Financing; (4) conflict with or violate the Organizational Documents of any Acquired Company or any applicable Law; (5) reasonably be expected to result in a violation or breach of, or a default (with or without notice, lapse of time, or both) prior to the Closing under, any Contract to which an Acquired Company is a party; (6) provide access to or disclose information that the Seller reasonably determines would jeopardize any attorney-client privilege of the Seller; (7) require the Seller to be an issuer or other obligor with respect to the Buyer Acquisition Financing prior to the Closing, (8) require the Seller’s external or internal counsel to deliver any legal opinions with respect to any Buyer Acquisition Financing or the Seller’s auditor to deliver any consent or any comfort letter or (9) provide any financial information, including any projections, 72 pro forma financial information or any other forward-looking information. All non-public or otherwise confidential information regarding the Seller or the Acquired Companies obtained by Buyer or its representatives pursuant to this Section 7.20 shall be kept strictly confidential. (c) Without affecting Buyer’s rights under this Agreement, Buyer shall indemnify and hold harmless the Seller, the Acquired Companies and their respective directors, officers, employees, agents, advisers, and representatives from and against any and all losses suffered or incurred by any of them in connection with the arrangement of the Buyer Acquisition Financing, any action taken by them pursuant to this Section 7.20, and any information utilized in connection therewith; provided, however, that Buyer shall not be required to indemnify and hold harmless the foregoing persons to the extent that such losses arise from or are related to information provided by the foregoing persons to Buyer in writing specifically for use in the Buyer Acquisition Financing that is materially misleading or that omitted to include information that was necessary to make the information provided not misleading in any material respect, in light of the circumstances under which it was made. (d) Notwithstanding anything to the contrary in this Agreement: (i) Seller shall not be deemed to have breached any of its obligations under this Section 7.20 unless (A) the Buyer Acquisition Financing has not been obtained solely as a result of Seller’s Willful and Material Breach of its obligations under Section 7.20, (B) Buyer has provided written notice to Seller of such alleged breach promptly (and in any event within three (3) calendar days) following such breach or alleged breach and (C) such breach or alleged breach has not been cured within 10 days after Seller’s receipt of such written notice; and (ii) Buyer expressly acknowledges and agrees that Buyer’s obligations to consummate the Transactions are not conditioned in any manner upon Buyer obtaining the Buyer Acquisition Financing or any other financing. SECTION 7.21. Non-Competition. (a) For a period of five (5) years commencing on the Closing Date (the “Restricted Period”), Seller shall not, and shall not permit any of its Affiliates to, directly or indirectly, (i) engage in, or enter into any business arrangement with any person engaging in, any Restricted Business in any Restricted Territory or (ii) acquire any equity interests in any Person that engages directly or indirectly in the Restricted Business in the Restricted Territory in any capacity, including as a partner, shareholder, member, employee, principal, agent, trustee, creditor or consultant. Notwithstanding anything in this Section 7.21 to the contrary, Seller may (a) own, directly or indirectly, securities of any Person directly engaged in the Restricted Business in a Restricted Territory traded on any national securities exchange if Seller is not a controlling Person of, or a member of a group which controls, such Person and does not, directly or indirectly, own five percent (5%) or more of any class of voting securities of such Person or (b) acquire or invest in any Person or business, if such Person or business derived no more than 10% of its consolidated revenues (determined in accordance with GAAP) during the 12-month period preceding the date of such acquisition from a Restricted Business and divests itself of such competing business within 18 months after such acquisition. (b) During the Restricted Period, Seller shall not, and shall not permit any of their Affiliates to, directly or indirectly, hire or solicit any employee of any Acquired Company or encourage any such employee to leave such employment or hire any such employee who has left 73 such employment; provided, however, that nothing in this Section 7.21 shall prohibit Seller or its Affiliates from (i) engaging in general solicitations to the public or general advertising not specifically targeted at the Company Employees, (ii) using a search firm, employment agency or other similar entity, not purposefully aimed at any employees of any Acquired Company or (iii) hiring any employee whose employment has been terminated by an Acquired Company following the Closing (but only after at least one year has passed since the date of termination of employment). (c) During the Restricted Period, Seller shall not, and shall not permit any of its Affiliates to, directly or indirectly, solicit or attempt to solicit, (i) any clients or customers of any Acquired Company who were clients or customers of any Acquired Company during any one-year period prior to the Closing Date, or (ii) any clients or customers known by Seller at such time to be clients or customers of any Acquired Company at such time, for purposes of diverting their business or services from any Acquired Company. (d) Seller acknowledges that a breach or threatened breach of this Section 7.21 would give rise to irreparable harm to Buyer, for which monetary damages would not be an adequate remedy, and hereby agrees that in the event of a breach or a threatened breach by Seller of any such obligations, Buyer shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to equitable relief, including a temporary restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction (without any requirement to post bond). (e) Seller acknowledges that the restrictions contained in this Section 7.21 are reasonable and necessary to protect the legitimate interests of Buyer and constitute a material inducement to Buyer to enter into this Agreement and consummate the transactions contemplated by this Agreement. In the event that any covenant contained in this Section 7.21 should ever be adjudicated to exceed the time, geographic, product or service, or other limitations permitted by applicable Law in any jurisdiction, then any court is expressly empowered to reform such covenant, and such covenant shall be deemed reformed, in such jurisdiction to the maximum time, geographic, product or service, or other limitations permitted by applicable Law. The covenants contained in this Section 7.21 and each provision hereof are severable and distinct covenants and provisions. The invalidity or unenforceability of any such covenant or provision as written shall not invalidate or render unenforceable the remaining covenants or provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such covenant or provision in any other jurisdiction SECTION 7.22. ISRA Matters. During the Pre-Closing Period, Seller and Buyer shall, and shall cause their respective Affiliates to, use their respective reasonable best efforts to take, or cause to be taken, all actions, necessary to cooperate with the obligations of the Acquired Companies in connection with the ISRA Filings and the ongoing ISRA Matters. SECTION 7.23. Flagstaff Property Sale. Buyer shall (a) cause the applicable Acquired Company to pay the Seller the net proceeds received from the sale of the property located at 5055 Ken Morey Dr., Bellemont, AZ, Flagstaff, AZ facility (the “Flagstaff Property Sale Proceeds”) if the closing of such sale occurs within 180 days of the Closing and (b) at Seller’s election shall use commercially reasonable efforts to cooperate with Seller, at Seller’s sole cost 74 and expense, to engage the Exchange Agent to pay to each recipient of the Other Holders Cash Consideration such recipient’s Pro Rata Share of the Flagstaff Property Sale Proceeds (with any incremental fees or expenses for the Exchange Agent to be paid by Seller). ARTICLE VIII CONDITIONS TO CLOSING SECTION 8.01. Conditions to Each Party’s Obligations to Consummate the Acquisition. The respective obligations of each party to consummate the Acquisition are subject to the satisfaction (or, to the extent permitted by applicable Legal Requirements, waiver by Seller and Buyer) on or prior to the Closing Date of the following conditions: (a) HSR Clearance. The waiting period (and any extension thereof) applicable to the Acquisition under the HSR Act shall have been terminated or shall have expired. (b) No Orders. No Order issued by any Governmental Entity in the United States or any jurisdiction set forth in Section 7.02(b) of the Seller Disclosure Schedules enjoining, restraining or otherwise preventing the consummation of the Acquisition shall be in effect. (c) Parent Information Statement. The Parent Information Statement shall have been cleared by the SEC, or the time period for SEC comments shall have passed without the Parent receiving any comments from the SEC, and sent to Parent’s stockholders in accordance with Section 7.17 and Regulation 14C of the Exchange Act at least 20 days prior to the Closing Date. SECTION 8.02. Other Conditions to Obligations of Buyer. The obligation of Buyer to consummate the Acquisition is further subject to the satisfaction (or, to the extent permitted by applicable Legal Requirements, waiver by Buyer) on or prior to the Closing Date of the following conditions: (a) Representations and Warranties of Seller. Each of the representations and warranties of Seller: set forth in Article IV of this Agreement (other than in the Specified Fundamental Representations), without regard to any materiality or “Material Adverse Effect” qualifiers contained within such representations and warranties, shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct on and as of such earlier date), except for such failures to be true and correct that would not reasonably be expected to have a Material Adverse Effect; set forth in the Specified Fundamental Representations, shall be true and correct in all respects, in each case as of the date of this Agreement and as of the Closing Date as though made on the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct on and as of such earlier date); and

75 set forth in Section 4.10(a) (Absence of Certain Changes) shall be true and correct in all respects as of the Closing Date as though made on the Closing Date. (b) Performance of Obligations. Seller shall have performed in all material respects the covenants and agreements required to be performed by it under this Agreement at or prior to the Closing. (c) Seller Officer Certificate. Buyer shall have received a certificate, dated as of the Closing Date and signed by a duly authorized officer of Seller, stating on behalf of Seller that each of the conditions set forth in Section 8.02(a) and Section 8.02(b) has been satisfied (the “Seller Officer Certificate”). (d) Key Employee Employment Agreements. Buyer shall have received duly executed copies of each of the Key Employee Employment Agreements on or before the date of this Agreement and such Agreements shall not have been terminated by the respective Key Employees party thereto prior to August 28, 2026. SECTION 8.03. Other Conditions to Obligations of Seller. The obligation of Seller to consummate the Acquisition is further subject to the satisfaction (or, to the extent permitted by applicable Legal Requirements, waiver by Seller) on or prior to the Closing Date of the following conditions: (a) Representations and Warranties of Buyer. Each of the representations and warranties of Buyer set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct on and as of such earlier date) except for such failures to be true and correct that would not reasonably be expected to have a Material Adverse Effect; and (b) Performance of Obligations of Buyer. Buyer shall have performed in all material respects the covenants and agreements required to be performed by it under this Agreement at or prior to the Closing. (c) Buyer Officer Certificate. Seller shall have received a certificate, dated as of the Closing Date and signed by a duly authorized officer of Buyer, stating on behalf of Buyer that each of the conditions set forth in Section 8.03(a) and Section 8.03(b) has been satisfied (the “Buyer Officer Certificate”). SECTION 8.04. Frustration of Closing Conditions. Neither Buyer, on the one hand, nor Seller, on the other hand, may rely on the failure of any condition set forth in this Article VIII to be satisfied if such failure was caused by such Person’s failure to perform its covenants and agreements set forth in this Agreement. 76 ARTICLE IX TERMINATION, AMENDMENT AND WAIVER SECTION 9.01. Termination. This Agreement may be terminated at any time prior to the Closing: (a) by mutual written consent of Seller and Buyer; (b) by either Seller or Buyer, by written notice to the other, if: the Closing has not occurred on or before 5:00 p.m. (New York time) on February 8, 2027(the “Outside Date”); provided that (A) if any of the conditions set forth in Section 8.01(a) or Section 8.01(b) is not satisfied as of such date, the Outside Date shall automatically be extended to May 8, 2027, (B) if any of the conditions set forth in Section 8.01(a) or Section 8.01(b) is not satisfied as the Outside Date, as extended pursuant to clause (A) of this proviso, the Outside Date shall automatically be extended to August 8, 2027and (C) a party shall not have the right to terminate this Agreement pursuant to this Section 9.01(b)(i) if such party has failed to perform any covenant or agreement in this Agreement which failure has been the proximate cause of the failure of the Closing to occur; or any Governmental Entity of competent jurisdiction has issued any Order permanently enjoining, restraining or otherwise preventing the consummation of the Acquisition and such Order shall have become final and nonappealable; (c) by Buyer, if Seller shall have breached any of its representations or warranties or failed to perform any of its covenants or agreements set forth in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition contained in Section 8.02(a) or 8.02(b) to be satisfied and (ii) is incapable of being cured prior to the Outside Date, or if capable of being cured by the Outside Date, Seller shall not have cured such breach or failure to perform on or prior to the earlier of (A) the date that is three Business Days prior to the Outside Date and (B) 30 days following receipt by Seller of written notice of such breach or failure to perform from Buyer stating Buyer’s intention to terminate this Agreement pursuant to this Section 9.01(c) and the basis for such termination; provided that Buyer shall not have the right to terminate this Agreement pursuant to this Section 9.01(c) if Buyer is then in material breach of any of its representations, warranties, covenants or agreements hereunder which breach would give rise to the failure of a condition contained in Section 8.03(a) or 8.03(b) to be satisfied; or (d) by Seller, if Buyer shall have breached any of its representations or warranties or failed to perform any of its covenants or agreements set forth in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition contained in Section 8.03(a) or 8.03(b) to be satisfied and (ii) is incapable of being cured prior to the Outside Date, or if capable of being cured by the Outside Date, Buyer shall not have cured such breach or failure to perform on or prior to the earlier of (A) the date that is three Business Days prior to the Outside Date and (B) 30 days following receipt by Buyer of written notice of such breach or failure to perform from Seller stating Seller’s intention to terminate this Agreement pursuant to this 77 Section 9.01(d) and the basis for such termination; provided that Seller shall not have the right to terminate this Agreement pursuant to this Section 9.01(d) if Seller is then in material breach of any of its representations, warranties, covenants or agreements hereunder which breach would give rise to the failure of a condition contained in Section 8.02(a) or 8.02(b) to be satisfied; or SECTION 9.02. Effect of Termination. (a) In the event of termination of this Agreement by either Seller or Buyer as provided in Section 9.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of any party hereto, other than (i) Section 4.33, Section 5.10, the last sentence of Section 6.02(a), this Section 9.02, Article XI (other than Section 11.11 solely with respect to specific performance to cause the Closing to occur) and the Confidentiality Agreement, all of which (including any liabilities and obligations thereunder) shall survive such termination in accordance with their respective terms, and (ii) to the extent that such termination results from a Willful and Material Breach by a party of any covenant or agreement set forth in this Agreement. For the avoidance of doubt, nothing herein shall limit any remedies or type of damages recoverable by any Party under Delaware law in the event of Willful and Material Breach for any alleged breach of this Agreement. ARTICLE X SURVIVAL; INDEMNIFICATION SECTION 10.01. Survival. The parties hereto, intending to modify any applicable statute of limitations, agree that (a) the Specified Fundamental Representations and the representations and warranties set forth in Section 4.11 shall survive the Closing Date until the six- year anniversary of the Closing Date and (b) the representations and warranties (other than the Specified Fundamental Representations and the representations and warranties set forth in Section 4.11) in this Agreement shall survive the Closing Date until the three-year anniversary of the Closing Date, and thereafter there will be no Liability with respect thereto on the part of any party hereto or any other Person, nor will any claim be made by any party hereto or any other Person in respect thereof. None of the covenants and agreements of the parties hereto set forth in this Agreement that by its terms is to be fully performed prior to the Closing shall survive the Closing, except, in each case, for (a) those covenants and agreements contained in this Agreement that by their terms contemplate performance in whole or in part at or after the Closing, (b) this Article X (but in the case of Section 11.11, solely as applied to covenants and agreements that by their terms apply or are to be performed in whole or in part after the Closing), which shall survive in accordance with their terms, or, in the case of Section 10.02(d), for six years after the Closing Date, and thereafter there will be no Liability with respect thereto on the part of any party hereto or any other Person, nor will any claim be made by any party hereto or any other Person in respect thereof. The Confidentiality Agreement shall survive the Closing in accordance with its terms. No claim or cause of action for indemnification under this Article X may be made following the expiration of the applicable survival period; provided, however, that in the event a Claim Notice shall have been delivered on or prior to the expiration of the applicable Survival Period in accordance with Section 10.02(b), such indemnification claim shall entirely survive until such time as such claim is fully resolved in accordance with this Article X. For the avoidance of doubt, nothing herein, including in this Section 10.01, is intended to nor shall it actually in any way 78 eliminate, limit, impede, nullify, or otherwise adversely affect, any of the survival periods contained in the R&W Insurance Policy or any right or remedy available thereunder to any Buyer Related Person and any claims with respect to Fraud. SECTION 10.02. Seller Indemnification. Subject to the limitations set forth in this Article X, each of the Buyer Related Persons shall be indemnified, defended, reimbursed and held harmless by Seller from and against any and all losses incurred or sustained by, or imposed upon any Buyer Related Person, directly or indirectly, whether or not due to a third-party claim, based upon, arising out of, with respect to, or by reason of, any: (a) claim for breach of, misstatement, or misrepresentation or inaccuracy in any of representations and warranties of Seller in Article IV of this Agreement or any certifications made by or on behalf of the Seller under any certificate delivered pursuant to this Agreement (except to the extent such certifications address the Specified Fundamental Representations); (b) claim for breach of, misstatement, or misrepresentation or inaccuracy in any (x) of the Specified Fundamental Representations or (y) of the representations and warranties or certifications made by or on behalf of the Seller under any certificate delivered pursuant to this Agreement to the extent such certifications address the Specified Fundamental Representations; (c) any breach of the covenants or agreements made by or on behalf of the Seller in this Agreement solely to the extent to be performed after the Closing; (d) Indemnified Taxes; and (e) claim with respect to Fraud. SECTION 10.03. Limitations; Claims Process; Third Party Claims. (a) Seller shall not be required to indemnify, defend, hold harmless or reimburse any Buyer Related Persons pursuant to this Article X with respect to claims made pursuant to Section 10.02(a) until the aggregate amount of all losses incurred by any of the Buyer Related Persons under this Agreement exceeds the Retention Amount in the aggregate (the “Basket”), after which the Seller shall be liable, and shall indemnify, defend, hold harmless and reimburse, for any and all such losses in excess of the Basket (subject to the limitations set forth in this Section 10.03). (b) The maximum aggregate indemnification obligation of the Seller for losses incurred by any Buyer Related Person under Section 10.02(a) shall not exceed the Retention Amount in the aggregate (the “General Representation Cap”); provided, however, that, for the avoidance of doubt, the General Representation Cap shall not apply, in whole or in part, to any claim for a breach of, misstatement, or misrepresentation or inaccuracy in any of representations and warranties set forth in Section 4.11 or any claim for losses incurred in connection with or arising out of any of the matters set forth in Section 10.02(b), (c), (d) or (e). (c) Except with respect to any claims with respect to Fraud or Section 10.02(c), the cumulative aggregate liability of Seller under Section 10.02 shall in no event exceed the Seller Pro Rata Amount.

79 (d) All claims for indemnification, payment or reimbursement pursuant to this Article X shall be made in accordance with the procedures set forth in this Section 10.03. If a Buyer Related Person, determines in good faith that it has a claim for indemnification pursuant to Section 10.02, the Buyer Related Person shall deliver to Seller a claim notice (each, a “Claim Notice”): (i) stating that the Buyer Related Person has a claim for indemnification pursuant to Section 10.02, (ii) specifying the contractual grounds for such indemnification claim; (iii) stating, to the extent not readily apparent, the amount of such damages (which, in the case of damages not yet incurred, paid, reserved or accrued, may be the maximum amount reasonably anticipated by the Buyer Related Person in good faith to be incurred, paid, reserved or accrued); and (iv) specifying in reasonable detail (based upon the information then actually possessed by the Buyer Related Person) the material facts actually known to the Buyer Related Person giving rise to such claim. Any Claim Notice shall be given by the Buyer Related Person to Seller, (A) in the case of a Third Party Claim promptly after the Buyer Related Person becomes aware of such Third Party Claim, and (B) in the case of a claim other than a Third Party Claim, promptly after the Buyer Related Person becomes aware of the facts constituting the basis for such claim; provided, however, that no delay in providing such Claim Notice shall adversely affect, limit, nullify or otherwise undermine a Buyer Related Person’s rights hereunder, unless (and then only to the extent that) Seller is actually and materially prejudiced thereby (with the Seller bearing the burden of establishing such actual and material prejudice). (e) If Seller raises bona fide good faith objections in writing to any claim or claims by the Buyer Related Person made in any Claim Notice within 10 days after the date the Claim Notice is given to Seller, the Buyer Related Person shall attempt in good faith for 30 days after such Buyer Related Person’s receipt of such written objection to resolve such objection. If no such agreement is reached during the 30-day period after good faith negotiations, but in any event upon the expiration of such 30-day period, either Seller or the Buyer Related Person will be permitted to pursue such claim in a court of competent jurisdiction in accordance with Section 11.12. (f) In the event a Buyer Related Person becomes aware of a pending or threatened claim, demand, dispute or threatened or actual Legal Proceeding by a third-party (a “Third Party Claim”) which could reasonably give rise to a claim for indemnification pursuant to this Article X by such Buyer Related Person, the Buyer Related Person shall promptly provide Seller a Claim Notice to Seller with respect to such Third Party Claim. Following delivery of a notice of a Third Party Claim, the Buyer Related Person shall deliver to Seller, promptly (and in any event, within ten (10) business days) after the Buyer Related Person’s receipt thereof, copies of all pleadings, notices and communications received by the Buyer Related Person relating to such Third Party Claim; provided, that, no delay in providing such notice shall affect a Buyer Related Person’s rights hereunder, unless (and then only to the extent that) the Seller is materially prejudiced thereby. With respect to any Third Party Claim, Seller shall have the right, by giving written notice to the Buyer Related Person within the thirty (30) days of the later of (x) the receipt of initial Claim Notice with respect to such Third Party Claim and (y) receipt of subsequent notice by Seller of the initiation of Legal Proceeding with respect to such Third Party Claim, to assume control of the defense of such Third Party Claim at Seller’s expense, with counsel of its choosing; provided, however, that the Buyer Related Person may take any actions reasonably necessary to defend such Third Party Claim prior to the time that it receives a notice from Seller as contemplated by the foregoing clause (y); and provided, further, that Seller shall not have the right to control the 80 defense of any Third Party Claim if, (A) in the reasonable opinion of counsel to the Buyer Related Person, (1) there are legal defenses available to the Buyer Related Person that are different from or additional to those available to Seller or (2) there exists a material conflict of interest between Seller and the Buyer Related Person in the conduct of the defense of such Third Party Claim, or (B) (1) the Third Party Claim relates to or arises in connection with a criminal Legal Proceeding or allegation, (2) the Third Party Claim is asserted directly by or on behalf of a Person that is a then current material supplier or customer of the Acquired Companies, (3) the Third Party Claim seeks an injunction or other equitable relief, (4) the Third Party Claim asserts damages in excess of 120% of the total amount of losses that Seller would be required to indemnify Buyer with respect to such Third-Party Claim pursuant to this Agreement at the time that Buyer provides Seller notice of such Third Party Claim, or (5) Seller is failing to prosecute or defend the Third Party Claim vigorously. If the Buyer Related Person elects to assume control of the defense of such Third Party Claim in accordance with this Section 10.03(f), Seller shall be entitled, at his expense, to participate in, but not to determine or conduct, any defense of the Third Party Claim or settlement negotiations with respect to the Third Party Claim. (g) Each of the Buyer Related Person and Seller shall reasonably cooperate with each other in connection with the defense of any Third Party Claim, including by retaining and providing to the party controlling such defense records and information that are reasonably relevant to such Third Party Claim; provided that neither party shall be required to furnish any such information which would (in the reasonable judgment of such party upon advice of counsel) be reasonably likely to waive any attorney-client or other applicable privilege or protection, held by such party or any of its Affiliates or violate any applicable Law or Order (provided, further, however, that such party shall use commercially reasonable efforts to obtain any required consents and take such other reasonable action to permit such access). The Buyer Related Person or Seller, as the case may be, that is controlling such defense shall keep the other party reasonably advised of the status of such Third Party Claim and the defense thereof. Notwithstanding anything in this Agreement to the contrary, (i) a Buyer Related Person shall not agree to any settlement of a Third Party Claim for which Seller could reasonably be required to provide indemnification hereunder without the prior written consent of Seller (such consent not to be unreasonably withheld, conditioned or delayed) and (ii) Seller shall not agree to any settlement of a Third Party Claim without the prior written consent of Buyer (such consent not to be unreasonably withheld, conditioned or delayed). (h) Each Party who is not controlling the defense of a Third Party Claim shall have the right to receive copies of all pleadings, notices and communications with respect to the Third Party Claim; provided that neither party shall be required to furnish any such information which would (in the reasonable judgment of such party upon advice of counsel) be reasonably likely to waive any attorney-client or other applicable privilege or protection, held by such party or any of its Affiliates or violate any applicable Law or Order (provided, further, however, that such party shall use commercially reasonable efforts to obtain any required consents and take such other reasonable action to permit such access). The Buyer Related Person or Seller, as the case may be, that is controlling such defense shall keep the other party reasonably advised of the status of such Third Party Claim and the defense thereof. No settlement or other resolution of any claim with any third-party claimant shall be determinative of the existence, validity or amount of any damages relating to such matter. 81 (i) Notwithstanding anything in this Agreement to the contrary, from and after the Closing, for purposes of determining whether there has been (i) breach of, default in, misstatement, or misrepresentation or inaccuracy of any representation or warranty in this Agreement or any other Transaction Document (including any certificate or document delivered pursuant hereto), and for purposes of calculating the amount of losses suffered by an Indemnified Party, each representation and warranty (and certification) made or reflected in this Agreement or any other Transaction Document shall be read without regard and without giving any effect to the term(s) “material”, “Material Adverse Effect”, “material adverse effect”, “materiality,” “material and adverse,” “in all material respects,” and any other similar qualifiers, limitations or phrases contained in such representations and warranties, as if such words, qualifiers, limitations, phrases and surrounding related words (e.g., “reasonably be expected to” and similar restrictions, limitations and qualifiers) were deleted from such representation and warranty in their entirety, ignored and given no effect. (j) In the event a claim for indemnification under this Article X shall have been fully and finally resolved, the amount of such final determination shall be paid to the Buyer Related Person on demand in immediately available funds. An indemnification claim, and the liability for and amount of damages therefor, shall be deemed to be “fully and finally resolved” for purposes of this Article X when the parties to such claim have so determined by mutual written agreement or, if disputed, when a final non appealable Order shall have been entered. (k) Any payment made pursuant to this Section 10.02 shall be treated as an adjustment to the Purchase Price for Tax purposes. (l) Notwithstanding anything in this Agreement or any other Transaction Document to the contrary, Seller shall not be required to indemnify, defend, hold harmless or reimburse any Buyer Related Persons pursuant to this Article X with respect to any punitive or other similar damages or any consequential or incidental damages unless (i) such damages are awarded to a third party or (ii) in the case of consequential or incidental damages, to the extent reasonably foreseeable. SECTION 10.04. Exclusive Remedies; Mitigation. (a) Following the Closing, except for (x) claims based on Fraud, (y) the remedy of specific performance pursuant to Section 11.11 and (z) the indemnification provisions in Section 7.19(g)(ii), the indemnification provisions of Article X shall be the sole and exclusive remedies of the Buyer Related Persons for any losses resulting from or in connection with breaches of representations or warranties or breaches or failures to perform or comply with any covenants or agreements contained in this Agreement. (b) Each Buyer Related Person shall use commercially reasonable efforts to pursue recovery under the R&W Insurance Policy to the extent the applicable losses are covered by such policy, and each Buyer Related Person shall use its commercially reasonable efforts in a manner consistent with the common law doctrine of mitigation of damage to mitigate any losses so as to reduce the amount of any losses incurred by any such Buyer Related Person hereunder, in each case to the extent such Person becomes aware of an event which would reasonably be expected to give rise to any such losses; provided, that, (i) a Buyer Related Person’s failure to 82 recover any amounts from any third party (after using its commercially reasonable efforts to recover such amounts from such third party) shall not impede, restrict or limit such Buyer Related Person’s rights under this Agreement and (ii) in no event shall a Buyer Related Person be required to commence any proceeding to recover any proceeds against any third party, including the R&W Insurer before seeking recovery from Seller under this Article X. The amount of any losses that any Buyer Related Person may be entitled to recover under this Article X shall be reduced by the amount of any third party proceeds or other payments actually received by such Buyer Related Person from any third party (but, in each case, net of any out-of-pocket costs and expenses to obtain such proceeds with respect to such losses and any increase in insurance premiums, costs of collections, deductible, retroactive or other premium adjustment, reimbursement obligation or other costs and expenses specifically attributable to any recovery efforts and use of such commercially reasonable efforts (collectively, “Recovery Costs”)); provided, further, that the foregoing in no way obligates any Buyer Related Person to obtain, purchase or maintain any insurance policy (other than the R&W Insurance Policy in accordance with Section 7.11) and in no event shall the Buyer Related Persons be required to reimburse any Person for any amounts indemnified pursuant to Section 10.02(a) and which fall below the General Representation Cap. SECTION 10.05. No Duplication. No Person shall be entitled to recover damages more than once pursuant to this Article X in respect of proceeds actually received by such Person arising from identical underlying facts, circumstances, events, and losses suffered by such Person; provided, that, for the avoidance of doubt, this Section 10.05 is solely intended to merely avoid “double counting” for amounts actually and specifically recovered by any such Person under the terms of this Agreement and not to limit any right to recover for any losses arising out of or resulting from any amounts in excess of such loss. SECTION 10.06. No Limitations on the R&W Insurance Policy or Fraud. Notwithstanding any provision of this Agreement to the contrary (including in this Article X), nothing in this Agreement or any other Transaction Document shall, nor is it the parties’ intention to, (a) limit, restrict, frustrate, undermine, or impede the rights of Buyer or any Buyer Related Person under the R&W Insurance Policy or (b) limit, restrict, frustrate, undermine, or impede any Buyer Related Person’s right to seek and obtain any equitable remedy to which such Person shall be entitled, including the remedy of specific performance as set forth herein, nor (c) affect the rights and remedies of any Buyer Related Person with respect to claims with respect to Fraud. For the avoidance of doubt, a Buyer Related Person’s failure to recover any amounts from any third party (including the R&W Insurer) shall not impede, restrict, or limit such Buyer Related Person’s rights under this Agreement, and the failure to mitigate, minimize, or recover for any losses shall not relieve Seller’s nor any of its Affiliates’ liability under this Agreement. Seller (on behalf of itself and its Affiliates) agrees that nothing in this Article X, and nothing herein shall require any Buyer Related Person to commence any Claim, suit, or other proceeding to recover proceeds under the R&W Insurance Policy before seeking any recovery from Seller under the remedies set forth in this Agreement or any other Transaction Document.

83 ARTICLE XI MISCELLANEOUS SECTION 11.01. Notices. Each notice, request, demand or other communication under this Agreement shall be in writing and shall be deemed to have been duly given, delivered or made as follows: (a) if delivered by hand, when delivered; (b) if sent by registered, certified or first class mail, the second Business Day after being sent; (c) if sent via a national courier service, two Business Days after being delivered to such courier; and (d) if sent by email, when sent, if sent before 4:00 p.m. Houston time on a Business Day, otherwise on the next Business Day provided that (i) the subject line of such email states that it is a notice delivered pursuant to this Agreement and (ii) the sender of such email does not receive a “bounce back” or similar message indicating delivery failure. All notices and other communications hereunder shall be delivered to the address or email address set forth beneath the name of such party below (or to such other address or email address as such party shall have specified in a written notice given to the other parties hereto): if to Buyer: IES Holdings, Inc. Attention: William Albright; Mary Newman; Yasin Khan 13131 Dairy Ashford Rd, Suite 500 Sugar Land, Texas 77478 Email: with a copy, which shall not constitute notice, to: Norton Rose Fulbright US LLP 1550 Lamar Street, Suite 2000 Attention: Brian Fenske Houston, Texas 77010 Email: if to Seller: INNOVATE Corp 295 Madison Avenue, 12th Floor New York, NY 10017 Attention: Michael Sena; Jeanne Rouleau Email: Redacted] [Redacted] [Redacted] 84 with a copy, which shall not constitute notice, to: Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, NY 10006 Attention: Charles W. Allen; Sean A. O’Neal Email: SECTION 11.02. Interpretation. (a) The headings contained in this Agreement, in any Exhibit or Schedule hereto and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All Exhibits and Schedules attached hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein shall have the meaning as defined in this Agreement. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. (b) All provisions herein qualified by the term “domestic” or “foreign” shall be construed on the basis that the United States is the relevant domestic country. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Any reference to “days” means calendar days unless Business Days are expressly specified. If any time period for giving notice or taking action hereunder expires on a day which is not a Business Day, the time period shall automatically be extended to the Business Day immediately following such non-Business Day. Unless the context requires otherwise (i) any definition of or reference or citation to any Legal Requirement, agreement, instrument or other document herein shall be construed as referring or citing to such Legal Requirement, agreement, instrument or other document as from time to time amended, supplemented or otherwise modified, including by succession of comparable successor Legal Requirements, and to the rules and regulations promulgated thereunder, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) for purposes of Section 7.02, a party’s Affiliates shall be deemed to include such party’s “ultimate parent entity” (as determined under the HSR Act), (iv) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (v) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, (vii) this Agreement shall be deemed to have been drafted by Buyer and Seller, and this Agreement shall not be construed against any party as the principal draftsperson hereof, (viii) the word “or” shall not be exclusive, (ix) the phrase “to the extent” shall mean the degree to which a subject or other item extends and shall not simply mean “if” and (x) the phrase “made available”, when used in this Agreement, shall mean that the information has been posted in the “data room” (virtual) hosted by Datasite and established by 85 Seller or its Representatives and to which Buyer and its Representatives have had access no later than 11:59pm Eastern Time within one Business Days prior to the date of this Agreement (the “Data Room”) (provided, that, for the avoidance of doubt, any such materials shall only be deemed to be “made available” if a complete and accurate copy or version of such material has been posted to the Data Room in a folder thereof to which Buyer and its Representatives have been granted access). The rule known as the ejusdem generis rule will not apply, and accordingly, general words introduced by the word “other” will not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things. References to “writing” mean the representation or reproduction of words, symbols or other information in a visible form by any method or combination of methods, whether in electronic form or otherwise, and including writings delivered by email. “Written” shall be construed in the same manner. When calculating the period of time within which, or following which, any action is to be taken pursuant to this Agreement, the date that is the reference day in calculating such period shall be excluded. References to days shall refer to calendar days unless Business Days are specified. (c) All references herein to “dollars”, “U.S. dollars” or “$” shall be deemed to be references to the lawful money of the United States. For purposes of translating an amount denominated in a currency other than dollars into dollars as of a specified date, such amount shall be determined using the closing rate for exchanges between such currency and dollars quoted by the Wall Street Journal (U.S. Edition) for the trading day immediately preceding such date; provided, however, that, for purposes of calculating the amounts contemplated by Section 1.01, Section 1.03(a) and Section 3.01, any amount denominated in a currency other than dollars shall be converted into dollars using the average closing rate for exchanges between such currency and dollars quoted by the Wall Street Journal (U.S. Edition) for the period of five consecutive trading days ending on (and including) the second trading day preceding the Closing Date. (d) The Seller Disclosure Schedules shall be arranged in numbered and lettered sections and subsections corresponding to the numbered and lettered sections and subsections contained in this Agreement. Disclosure set forth in the Seller Disclosure Schedules with respect to any section of this Agreement shall be deemed to be disclosed for purposes of other sections of this Agreement solely to the extent that such disclosure sets forth facts in sufficient detail so that the relevance and applicability of such disclosure would be reasonably apparent on its face to a reader of such disclosure. Matters reflected in any section of the Seller Disclosure Schedules are not necessarily limited to matters required by this Agreement to be so reflected. Such additional matters are set forth for informational purposes and do not necessarily include other matters of a similar nature. No reference to or disclosure of any item or other matter in the Seller Disclosure Schedules shall be construed as an admission or indication that such item or other matter is material or that such item or other matter is required to be referred to or disclosed in this Agreement. Without limiting the foregoing, no such reference to or disclosure of a possible breach or violation of any Contract, Legal Requirement or Order shall be construed as an admission or indication that a breach or violation exists or has actually occurred. The disclosures set forth in the Seller Disclosure Schedules and the dollar thresholds set forth in this Agreement shall not be used as a basis for interpreting the terms “material,” “Material Adverse Effect” or other similar terms in this Agreement. The Seller Disclosure Schedules and the information contained therein are intended only to qualify or provide disclosure for the purposes of the applicable representations, warranties and covenants contained in this Agreement and shall not be deemed to expand in any way the scope or effect of any such representations, warranties or covenants. 86 SECTION 11.03. Amendment. This Agreement may be amended by the parties hereto at any time by an instrument in writing signed on behalf of each of the parties hereto. SECTION 11.04. Extension; Waiver. At any time prior to the Closing, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. No waiver by any party of any breach of this Agreement shall operate or be construed as a waiver of any preceding or subsequent breach, whether of a similar or different character, unless expressly set forth in such written waiver. Neither any course of conduct or failure or delay of any party in exercising or enforcing any right, remedy or power hereunder shall operate or be construed as a waiver thereof, nor shall any single or partial exercise of any right, remedy or power hereunder, or any abandonment or discontinuance of steps to enforce such right, remedy or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right, remedy or power. SECTION 11.05. Severability. The parties agree that: (a) the provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions of this Agreement so long as either the economic or legal substance of the Transactions is not affected in a manner materially adverse to any party or such party waives its rights under this Section 11.05 with respect thereto; and (b) if any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (i) a suitable and equitable provision negotiated in good faith by the parties shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (ii) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not, subject to clause (i) above, be affected by such invalidity or unenforceability, except as a result of such substitution, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction, in each case, so long as either the economic or legal substance of the Transactions is not affected in a manner materially adverse to any party or such party waives its rights under this Section 11.05 with respect thereto. SECTION 11.06. Counterparts. This Agreement may be executed (including by email, in .pdf format or by any other electronic means) in two or more counterparts, all of which shall be considered one and the same agreement. The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in .pdf format or through an electronic signature service shall be sufficient to bind the parties to the terms of this Agreement. No party shall raise the use of email or other electronic transmission to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of email or other electronic transmission as a defense to the formation of a contract and each party forever waives any such defense. SECTION 11.07. Fees and Expenses. Except as otherwise provided in this Agreement, all fees and expenses incurred in connection with the Transactions shall be paid by the

87 party incurring such fees or expenses; provided, that all fees and expenses of the Acquired Companies shall be the responsibility of the Seller. SECTION 11.08. Entire Agreement; Third-Party BeneficiariesThis Agreement, together with the other Transaction Documents and the Confidentiality Agreement, constitute the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof. Except for Section 7.06, Section 11.13, Section 11.14, Section 11.16 and this Section 11.08, this Agreement is not intended to confer upon any Person other than the parties any rights or remedies, it being understood that (a) the Nonparty Affiliates shall be third-party beneficiaries of the provisions of Section 11.13 and shall have the right to enforce their respective rights thereunder, (b) the Persons released pursuant to Section 11.14 shall be third-party beneficiaries under Section 11.14 and shall have the right to enforce their respective rights thereunder, (c) the Persons entitled to be indemnified and held harmless pursuant to Section 10.02 shall be third-party beneficiaries of the provisions of Section 10.02, and shall have the right to enforce their respective rights thereunder, (d) from and after the Closing, the D&O Indemnitees shall be third-party beneficiaries of the provisions of Section 7.06 and shall have the right to enforce their respective rights thereunder, and (e) each Existing Counsel is a third-party beneficiary of Section 11.16 and shall have the right to enforce its rights thereunder. To the extent that the terms of the Confidentiality Agreement conflict with the terms of this Agreement, the terms of this Agreement shall prevail. SECTION 11.09. Governing Law. This Agreement, and any action, suit or other legal proceeding arising out of or relating to this Agreement (including the enforcement of any provision of this Agreement), any of the Transactions or the legal relationship of the parties to this Agreement (whether at law or in equity, whether in contract or in tort or otherwise), shall be governed by, and construed and interpreted in accordance with, the Laws of the State of Delaware, regardless of the choice of Laws principles or any borrowing statute of the State of Delaware, as to all matters, including matters of validity, construction, effect, enforceability, performance and remedies. SECTION 11.10. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of any Legal Requirement or otherwise by any of the parties without the prior written consent of the other parties, and any purported assignment without such consent shall be null and void, provided that Seller may assign its right to receive some or all of the Purchase Price to any other Seller Entity; and provided, further that Buyer may assign, or cause to be assigned any rights or obligations of Buyer or Merger Sub under this Agreement to any wholly-owned Subsidiary of Buyer without seeking the consent of any other person; as long as (a) such assignment shall not reasonably be expected to have an adverse impact on the Seller, (b) or reasonably be expected to prevent or impair, interfere with, hinder or delay the consummation of, or Buyer’s ability to consummate, the Transactions; provided, further, that no such assignment shall affect or relieve the assigning party of its obligations and Liabilities under this Agreement. SECTION 11.11. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent 88 breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, without proof of damages or otherwise, in addition to any other remedy to which they are entitled at law or in equity. The right of specific enforcement is an integral part of the Transactions and without that right, neither Seller nor Buyer would have entered into this Agreement. Each of the parties hereto agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that the other parties hereto have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or in equity. Prior to the Closing, to the extent any party hereto brings any action, suit or other legal proceeding, in each case, before any court of competent jurisdiction to enforce the performance of the terms and provisions of this Agreement, the Outside Date shall automatically be extended by (a) the amount of time during which such action, suit or other legal proceeding is pending, plus 20 Business Days, or (b) such other time period established by the court of competent jurisdiction presiding over such action, suit or other legal proceeding. The parties hereto acknowledge and agree that any party seeking an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 11.11 shall not be required to provide any bond or other security in connection with any such order or injunction, and no party shall contest the amount or absence of any such bond or other security requested or offered by the party seeking such injunction or injunctions. SECTION 11.12. Jurisdiction; Consent to Service of Process. Each of the parties hereto: (i) consents to submit itself to the personal jurisdiction of the Court of Chancery of the State of Delaware in the event of any dispute arising out of or relating to this Agreement, any of the Transactions or the legal relationship of the parties to this Agreement (whether at law or in equity, whether in contract or in tort or otherwise); (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (iii) agrees that it will not bring any action, suit or other legal proceeding arising out of or relating to this Agreement, any of the Transactions or the legal relationship of the parties to this Agreement (whether at law or in equity, whether in contract or in tort or otherwise) in any court other than the Court of Chancery of the State of Delaware, or, if (and only if) the Court of Chancery of the State of Delaware finds it lacks subject matter jurisdiction, the federal court of the United States sitting in Delaware, or, if (and only if) the federal court of the United States sitting in Delaware finds it lacks subject matter jurisdiction, the Superior Court of the State of Delaware, and appellate courts thereof; (iv) waives any right to trial by jury with respect to any action, suit or other legal proceeding arising out of or relating to this Agreement, any of the Transactions or the legal relationship of the parties to this Agreement (whether at law or in equity, whether in contract or in tort or otherwise); (v) waives the defense of an inconvenient forum to the maintenance of any action, suit or other legal proceeding arising out of or relating to this Agreement, any of the Transactions or the legal relationship of the parties to this Agreement (whether at law or in equity, whether in contract or in tort or otherwise); and (vi) consents to service of process being made through the notice procedures set forth in Section 11.01. The consents to jurisdiction set forth in this paragraph shall not constitute general consents to service of process in the State of Delaware. The parties hereto agree that a final judgment in any such action, suit or other legal proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Legal Requirements. 89 SECTION 11.13. No Recourse Against Nonparty Affiliates. Except as expressly set forth in this Agreement or any other Transaction Documents, all claims, obligations, liabilities or causes of action (whether in contract or in tort, in law or in equity, or granted by statute) that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to this Agreement or any other Transaction Document, or the negotiation, execution or performance of this Agreement or any other Transaction Document (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement or any other Transaction Document), may be made only against (and are those solely of) the entities that are expressly identified as parties to this Agreement or the other applicable Transaction Document (“Contracting Parties”) and then only with respect to the specific obligations set forth herein (with respect to the parties to this Agreement) or therein (with respect to the parties to such other Transaction Document). No Person who is not a Contracting Party with respect to this Agreement or any other Transaction Document, as applicable, including any member, limited or general partner, unitholder, stockholder, director, officer or employee or other Representative of any Contracting Party which such member, limited or general partner, unitholder, stockholder, director, officer or employee or other Representative is not itself a Contracting Party (each such Person, a “Nonparty Affiliate”), shall have any liability (whether in contract or in tort, in law or in equity, or granted by statute) for any claims, causes of action, obligations or liabilities arising under, out of, in connection with, or related in any manner to this Agreement or such other Transaction Document, as applicable, or based on, in respect of, or by reason of this Agreement or such other Transaction Document, as applicable, or its negotiation, execution, performance or breach; and, to the maximum extent permitted by applicable Legal Requirements, each Contracting Party hereby waives and releases all such liabilities, claims, causes of action and obligations against any such Nonparty Affiliates. Without limiting the foregoing, to the maximum extent permitted by applicable Legal Requirements, (a) each Contracting Party hereby waives and releases any and all rights, claims, demands or causes of action that may otherwise be available in law or in equity, or granted by statute, to avoid or disregard the entity form of a Contracting Party or otherwise impose liability of a Contracting Party on any Nonparty Affiliate, whether granted by statute or based on theories of equity, agency, control, instrumentality, alter ego, domination, sham, single business enterprise, piercing the veil, unfairness, undercapitalization or otherwise and (b) except to the extent otherwise set forth in the Confidentiality Agreement, each Contracting Party disclaims any reliance upon any Nonparty Affiliates with respect to the performance of this Agreement or any other Transaction Document or any representation or warranty made in, in connection with, or as an inducement to this Agreement or any other Transaction Document. SECTION 11.14. Release. (a) Effective as of the Closing, Buyer, on behalf of itself and each of its past, present and future Subsidiaries and Affiliates (including the Acquired Companies), each of its and their respective past, present and future members, managers, limited or general partners, equityholders, unitholders, stockholders and Representatives and each of their respective successors and assigns (collectively, the “Buyer Releasors”), hereby irrevocably and unconditionally releases and forever discharges Seller and its Affiliates (collectively, the “Buyer Releasees”), from any and all claims, causes of action, demands, damages, judgments, debts, dues, suits, proceedings or liabilities of every kind, nature and description whatsoever, whether in law or in equity or granted by statute (including arising under any Environmental Legal Requirements), which such Buyer Releasor or any of its successors or assigns ever had, now has or may have 90 arising out of, relating to, or accruing from agreement, arrangement, event, matter, cause, thing, act, omission or conduct solely relating to the Acquired Companies prior to the Closing arising prior to or from and after the Closing Date, including any claim arising out of, relating to, or accruing from the organization, management or operation of the Acquired Companies or their relationship with the Acquired Companies, provided that nothing contained in this Section 11.14 shall release, waive or discharge, or waive, limit, impede or nullify, the rights or obligations of any Person (a) with respect to Fraud, (b) with respect to any rights or remedies provided under the R&W Insurance Policy, (c) with respect to any rights or remedies provided under Section 10.02 or (d) with respect to claims against a party to this Agreement or any other Transaction Document for the breach of any covenants or agreements contained herein or therein, to the extent of such survival in accordance with their terms. Neither Buyer nor any other Buyer Releasor shall, and Buyer and each other Buyer Releasor shall cause its officers, directors, equityholders, Subsidiaries and Affiliates, and each of their respective successors and assigns, not to, assert any claim of the type described in this Section 11.14 against any Buyer Releasee. Buyer and the other Buyer Releasors hereby expressly waive the benefits of Section 1542 of the Civil Code of the State of California and any similar Laws of any other jurisdiction and any rights that Buyer or any other Releasor may have thereunder. Section 1542 of the Civil Code of the State of California provides as follows: A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY. Buyer, on behalf of itself and each of the other Buyer Releasors, hereby waives the benefits of, and any rights that Buyer or any of the other Buyer Releasors may have under, any statute, common law or other Legal Requirement regarding the release of unknown claims in any jurisdiction that arise from any agreement, arrangement, event, matter, cause, thing, act, omission or conduct described in this Section 11.14. (b) Effective as of the Closing, Seller, on behalf of itself and each of its past, present and future Subsidiaries and Affiliates (including the Acquired Companies), each of its and their respective past, present and future members, managers, limited or general partners, equityholders, unitholders, stockholders and Representatives and each of their respective successors and assigns (collectively, the “Seller Releasors”), hereby irrevocably and unconditionally releases and forever discharges Buyer and its Affiliates, and its and their respective former, current and future members, limited or general partners, unitholders, stockholders or Representatives (collectively, the “Seller Releasees”), from any and all claims, causes of action, demands, damages, judgments, debts, dues, suits, proceedings or liabilities of every kind, nature and description whatsoever, whether in law or in equity or granted by statute (including arising under any Environmental Legal Requirements), which such Seller Releasor or any of its successors or assigns ever had, now has or may have arising out of, relating to, or accruing from agreement, arrangement, event, matter, cause, thing, act, omission or conduct arising prior to or from and after the Closing Date, including any claim arising out of, relating to,

91 or accruing from (a) the organization, management or operation of the Acquired Companies or their relationship with the Acquired Companies, (b) the Transactions (including any inaccuracy or breach of any representation or warranty or the breach of any covenant, undertaking or other agreement contained in this Agreement or in any other Transaction Document) or (c) any information (whether written or oral), documents or materials furnished in connection with the Transactions, provided that nothing contained in this Section 11.14 shall release, waive or discharge, or waive, limit, impede or nullify, the rights or obligations of any Person (i) with respect to Fraud, (ii) with respect to any rights or remedies provided under the R&W Insurance Policy, (iii) with respect to any rights or remedies provided under Section 10.02 or (iv) with respect to claims against a party to this Agreement or any other Transaction Document for the breach of any covenants or agreements contained herein or therein that by their terms contemplate performance following the Closing or otherwise expressly by their terms survive the Closing, to the extent of such survival in accordance with their terms. Neither Seller nor any other Seller Releasor shall, and Seller and each other Seller Releasor shall cause its officers, directors, equityholders, Subsidiaries and Affiliates, and each of their respective successors and assigns, not to, assert any claim of the type described in this Section 11.14 against any Seller Releasee. Seller and the other Releasors hereby expressly waive the benefits of Section 1542 of the Civil Code of the State of California and any similar Laws of any other jurisdiction and any rights that Seller or any other Seller Releasor may have thereunder. Section 1542 of the Civil Code of the State of California provides as follows: A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY. Seller, on behalf of itself and each of the other Seller Releasors, hereby waives the benefits of, and any rights that Seller or any of the other Seller Releasors may have under, any statute, common law or other Legal Requirement regarding the release of unknown claims in any jurisdiction that arise from any agreement, arrangement, event, matter, cause, thing, act, omission or conduct described in this Section 11.14. SECTION 11.15. No Other Duties. The only duties and obligations of the parties under this Agreement are as specifically set forth in this Agreement, and no other duties or obligations shall be implied in fact, law or equity, or under any principle of fiduciary obligation. SECTION 11.16. Legal Representation. (a) Each of the parties to this Agreement acknowledges and agrees that Existing Counsel may have acted as counsel for Seller or the Acquired Companies or their respective Affiliates in connection with this Agreement and the Transactions (the “Acquisition Engagement”). 92 (b) Each of the parties to this Agreement acknowledges and agrees that all confidential communications between any of Seller or the Acquired Companies or their respective Affiliates, on the one hand, and Existing Counsel, on the other hand, in the course of the Acquisition Engagement, and any attendant attorney-client privilege, attorney work product protection and expectation of client confidentiality applicable thereto, shall be deemed to belong solely to Seller, and shall not pass to or be claimed, held or used by Buyer or the Acquired Companies or any of their respective Affiliates after the Closing. Accordingly, Buyer shall not have access to any such communications, or to the files of Existing Counsel relating to the Acquisition Engagement, whether or not the Closing occurs. Without limiting the generality of the foregoing, after the Closing, (i) to the extent that files of Existing Counsel in respect of the Acquisition Engagement constitute property of the client, only Seller and its Affiliates (other than the Acquired Companies) shall hold such property rights, and (ii) Existing Counsel shall have no duty whatsoever to reveal or disclose any such attorney-client communications or files to Buyer or the Acquired Companies or any of their respective Affiliates by reason of any attorney-client relationship between Existing Counsel and Seller, between Existing Counsel and the Acquired Companies or otherwise. If and to the extent that, at any time after the Closing, Buyer or any of its Affiliates (including after the Closing, the Acquired Companies) shall have the right to assert or waive any attorney-client privilege with respect to any communication between Seller or the Acquired Companies or any of their respective Affiliates and Existing Counsel that occurred at any time prior to the Closing, Buyer, on behalf of itself and its Affiliates (including after the Closing, the Acquired Companies), shall be entitled to waive such privilege only with the prior written consent of Seller. (c) Each of the parties to this Agreement acknowledges and agrees that Existing Counsel may continue to represent Seller or its Affiliates in future matters, including any matter related to the Acquisition Engagement. Accordingly, Buyer, on behalf of itself and its Affiliates (including after the Closing, the Acquired Companies), expressly: consents to Existing Counsel’s representation of Seller or any of its Affiliates in any matter related to the Acquisition Engagement, including any post-Closing matter in which the interests of Buyer or the Acquired Companies or any of their respective Affiliates, on the one hand, and Seller or its Affiliates, on the other hand, are adverse, including any matter relating to the Transactions. (d) In the event Existing Counsel is engaged by an Acquired Company to represent such Acquired Company after the Closing, any such representation by Existing Counsel after the Closing shall not affect the foregoing provisions hereof. (e) Buyer and Seller consent to the arrangements in this Section 11.16 and agree to take, and to cause their Affiliates to take, all steps necessary to implement the intent of this Section 11.16 and not to take or cause their Affiliates to take positions contrary to the intent of this Section 11.16. Buyer and Seller further agree that each Existing Counsel is a third-party beneficiary of this Section 11.16. [Remainder of page intentionally left blank] [Signature Page to Transaction Agreement] IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, all as of the date first written above. INNOVATE CORP., a Delaware corporation By: Name: Paul K. Voigt Title: Interim CEO

[Signature Page to Transaction Agreement] DBM GLOBAL INTERMEDIATE HOLDCO INC., a Delaware corporation By: Name: Michael J. Sena Title: President & CEO A-1 EXHIBIT A CERTAIN DEFINITIONS For purposes of the Agreement (including this Exhibit A): “338 Elections” has the meaning set forth in Section 7.09(g). “Accounting Principles” means the accounting principles, practices, methodologies and procedures set forth on Exhibit C. “Acquired Companies” means the Company and its Subsidiaries. “Acquired Company Multiemployer Plan” has the meaning set forth in Section 4.13(d). “Acquisition” has the meaning set forth in the Recitals to the Agreement. “Acquisition Engagement” has the meaning set forth in Section 11.16. “Acquisition Proposal” means, other than the Transactions, any inquiry, offer or proposal relating to, in a single transaction or a series of related transactions, any acquisition or purchase, directly or indirectly, of (a) shares of capital stock or equity interests of Seller or any Acquired Company representing 15% or more of the outstanding shares of capital stock or equity interests of Seller or such Acquired Company (or instruments convertible into or exercisable or exchangeable for 15% or more of any the shares of capital stock or equity interests of Seller or such Acquired Company on a fully diluted basis) or (b) properties or assets of the Acquired Companies (whether by merger, consolidation, business combination, sale of stock or assets, reorganization, recapitalization, liquidation, dissolution or other similar transaction) that comprise 15% or more of the assets of the Acquired Companies, taken as a whole (measured based on fair market value as of the last day of the most recently completed calendar month), or constitute or account for 15% or more of the consolidated net revenues, consolidated EBITDA or consolidated net income of the Acquired Companies, taken as a whole (measured based on the 12 full calendar months prior to the date of determination), in each case of clauses (a) through (b), by any third party other than Buyer or its Affiliates. “Adjustment Amount” means a number (which may be a negative number) equal to (a) the Purchase Price (excluding the Intercompany Tax Balance Amount) minus (b) the Estimated Purchase Price (excluding the Estimated Intercompany Tax Balance Amount). “Affiliate” of any Person means another Person that directly or indirectly, including through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person (but only for so long as such control exists). For purposes of this definition, (a) the term “control” (including the terms “controlled by” and “under common control with”) means the power, directly or indirectly, to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by Contract or otherwise, and (b) each Acquired Company shall be an Affiliate of Seller (and not of Buyer) until the Closing and an A-2 Affiliate of Buyer (and not of Seller) from and after the Closing. Notwithstanding anything to the contrary in this Agreement, no equity owner of the Buyer shall be considered an Affiliate of the Buyer. “Affiliate Contract” means any Contract between an Acquired Company, on the one hand, and any Seller Entity, on the other hand. “Agreement” has the meaning set forth in the introductory paragraph to this Agreement. “Allocation Schedule” has the meaning set forth in Section 7.09(g). “Anti-Corruption Laws” has the meaning set forth in Section 4.22(a). “Antitrust Law” means (a) any antitrust, competition or trade regulation Legal Requirement of any Governmental Entity or (b) any other Legal Requirement issued by any Governmental Entity that is designed or intended to prohibit, restrict or regulate actions or transactions having the purpose or effect of monopolization, restraint of trade or harm to competition. “Balance Sheet Date” has the meaning set forth in Section 4.09(b). “Base Purchase Price” means $650,000,000. “Basket” has the meaning set forth Section 10.03(a). “Benefit Plan” means each “employee benefit plan” (as defined in Section 3(3) of ERISA, whether or not subject thereto) and any other compensation, bonus, incentive, equity compensation, phantom stock or other equity-based compensation, employment or other employee benefit plan, program, arrangement, agreement or policy (including an individual employment, consulting, severance, transaction, restrictive covenant, retention and change in control agreement or arrangement) in which any Company Employee participates, in each case excluding any Multiemployer Plan or Statutory Plan, provided that where individual agreements addressing employment, consulting, severance, transaction, restrictive covenant, retention or change in control matters would otherwise be considered a “Benefit Plan” hereunder, such individual agreements shall not be considered a “Benefit Plan” hereunder in jurisdictions outside the United States. “Business Day” means any day of the year on which national banking institutions in both New York, New York and Houston, Texas are open to the public for conducting business and are not required or authorized to close. “Buyer” has the meaning set forth in the introductory paragraph to this Agreement. “Buyer Acquisition Financing” means a financing arrangement by Buyer (or any direct or indirect Affiliate thereof) in connection with the Transactions upon the terms and subject to conditions acceptable to Buyer in its sole discretion; provided that the Buyer Acquisition A-3 Financing shall not be an issuance of bonds registered with the SEC or pursuant to 144A under the Securities Act or similar offering that would require the preparation of a prospectus, offering memorandum or similar disclosure document. “Buyer Board” has the meaning set forth in the Recitals to the Agreement. “Buyer Common Stock” means the Buyer’s common stock, par value $0.01. “Buyer Common Stock Price” means $649.69 per share of Buyer Common Stock. “Buyer Consolidated Group” means any affiliated, consolidated, combined, unitary, aggregate or similar group that includes Buyer and/or one or more of its Affiliates (other than any group consisting solely of the Acquired Companies for Pre-Closing Tax Periods). “Buyer Consolidated Tax Return” means any Tax Return of the Buyer Consolidated Group. “Buyer Disclosure Schedule” has the meaning set forth in the introductory paragraph to Article V. “Buyer Information Statement” has the meaning set forth in Section 7.18. “Buyer Material Adverse Effect” means any Effect that, individually or in the aggregate with all other Effects, would reasonably be expected to prevent, materially delay or materially impair the ability of Buyer, Merger Sub or any other Affiliate of Buyer to perform their respective obligations under any Transaction Document or to consummate any of the Transactions. “Buyer Officer Certificate” has the meaning set forth in Section 8.03(c). “Buyer Preferred Stock” has the meaning set forth in Section 5.02. “Buyer Related Person” means Buyer and its Affiliates (including, for the avoidance of doubt, after the Closing, the Acquired Companies), and its and their respective, direct and indirect, current, future and former directors, managers, officers, employees, principals, direct and indirect stockholders and equity holders, partners, members, employees, controlling Persons, Representatives, contractors and agents (or any similar position, role or title of any of the foregoing), and each of their respective successors and permitted assigns. “Buyer Releasees” has the meaning set forth in Section 11.14(a). “Buyer Releasors” has the meaning set forth in Section 11.14(a). “Buyer SEC Documents” has the meaning set forth in the introductory paragraph to Article V. “Buyer Stock Exchange” means the Nasdaq Stock Market, but if the Nasdaq Stock Market is no longer the principal U.S. trading market for the Buyer Common Stock, then “Buyer

A-4 Stock Exchange” shall be deemed to mean the principal U.S. national securities exchange registered under the Exchange Act on which the common stock of Buyer is then traded. “Buyer Tax Return” has the meaning set forth in Section 7.09(a)(ii). “CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act (Pub. L. 116-136), as amended and supplemented, and any administrative or other guidance or any Law published (or enacted) with respect thereto by any Governmental Entity (in each case, including any comparable provisions of state, local, or non-U.S. Law and including any related or similar COVID-19 measures). “Cash” means the aggregate amount of cash, cash equivalents, demand deposits, money markets, credit card receivables, all deposits in transit or amounts held for deposit that have not yet cleared, cash deposited with third parties to secure surety bonds, performance bonds, letters of credit or similar obligations, and marketable securities including any accrued interest thereon, of the Acquired Companies. For the avoidance of doubt, Cash shall be (a) reduced by checks and drafts written by the Company but not yet cleared, (b) increased by checks and drafts held by and for the benefit of the Company but not yet cleared, and (c) Restricted Cash and Cash Deposits and Customer Prepayments will be excluded. Any cash received by any Acquired Company between the date of this Agreement and Closing from any casualty insurance claims shall be excluded from Cash. “Cash Deposits and Customer Prepayments” means the aggregate amount of all cash deposits, advance payments, retainers, mobilization payments and other amounts received by any Acquired Company from a customer (or from any other Person on a customer’s behalf) in respect of a project or Contract, to the extent that, as of the Reference Time, the corresponding goods have not been delivered, services have not been performed or costs have not been incurred by such Acquired Company and the related amounts have not been recognized as revenue in accordance with the Accounting Principles. The balance of this amount will be held in the UMB Money Market Account named DBMG Global Reserve Account and maintained according to historical management practices, and determined in the same manner as was used in calculating the amounts set forth in Part II of Exhibit D. “Cash Incentive Compensation” has the meaning set forth in Section 7.05(j). “Certificate of Incorporation” means the Certificate of Incorporation in the form attached to this Agreement as Exhibit B. “Certificate of Merger” has the meaning set forth in Section 2.03. “Certification” has the meaning set forth in Section 5.09(a). “Claim Notice” has the meaning set forth in Section 10.03(d). “Closing” has the meaning set forth in Section 1.02. A-5 “Closing Cash Amount” means the aggregate dollar amount of Cash as of the Reference Time (but giving effect to any Cash dividends or distributions in respect of capital stock and any uses of Cash to pay Indebtedness or Transaction Expenses, in each case made or received, as applicable, subsequent to the Reference Time and prior to the Closing). “Closing Date” has the meaning set forth in Section 1.02. “Closing Indebtedness Amount” means the aggregate dollar amount of Indebtedness of the Acquired Companies (including principal, accrued and unpaid interest, prepayment penalties or fees, premiums, breakage amounts or other amounts payable in connection with prepayment), that remains unpaid as of the Reference Time (but giving effect to (a) any Indebtedness incurred as a result of any action taken by any Acquired Company subsequent to the Reference Time and prior to the Closing not at the direction of Buyer or any of its Affiliates and (b) any uses of Cash to repay Indebtedness subsequent to the Reference Time and prior to the Closing). “Closing Statement” has the meaning set forth in Section 3.01(b). “Closing Working Capital Amount” means (a) the aggregate dollar amount of the consolidated current assets of the Acquired Companies (including all current Tax assets other than deferred Tax and Income Tax assets and excluding any Cash) as of the Reference Time, minus (b) the aggregate dollar amount of the consolidated current liabilities of the Acquired Companies (all current Tax liabilities other than deferred Tax and Income Tax liabilities and excluding all Indebtedness as of the Reference Time, in each case, and calculated in accordance with the Accounting Principles. For the avoidance of doubt, to the extent the Sample Working Capital Statement conflicts with the Accounting Principles, the Accounting Principles shall prevail. “COBRA Liability” has the meaning set forth in Section 7.05(h). “Code” means the Internal Revenue Code of 1986, as amended. “Collective Bargaining Agreement” means any collective bargaining, works council or other labor union Contract or labor arrangement covering any Company Employee, excluding any national, industry or similar generally applicable Contract or arrangement. “Company” has the meaning set forth in the Recitals to the Agreement. “Company Account” has the meaning set forth in Section 4.23(a). “Company Benefit Plan” means each Benefit Plan that is maintained, sponsored or entered into by any of the Acquired Companies, or with respect to which any of the Acquired Companies may have any liability, contingent or otherwise. “Company Common Stock” means, collectively, the Common Stock, par value $0.001 per share, of the Company. A-6 “Company Employee” means each employee of the Company or any of its Subsidiaries. “Company Intellectual Property” means any Intellectual Property that is owned by any Acquired Company. “Company IT Systems” means all Software, computer hardware, servers, networks, platforms, peripherals, and similar or related items of automated, computerized, or other information technology (IT) networks and systems (including telecommunications networks and systems for voice, data, and video) owned by the Acquired Companies and used in the operation of the Acquired Companies. “Company Records” means all records (including Contracts) of the Acquired Companies, on whatever media and wherever located. “Company Stock Certificate” has the meaning set forth in Section 2.08. “Confidentiality Agreement” has the meaning set forth in Section 6.02(a). “Consent” has the meaning set forth in Section 4.05(b). “Contract” means any written, legally binding note, bond, mortgage, deed, indenture, lease, license or other contract, agreement or instrument, other than any Benefit Plan. “Contracting Parties” has the meaning set forth in Section 11.13. “COVID-19 Pandemic” means the COVID-19 pandemic, including any evolutions or mutations of the COVID-19 disease, any “subsequent” waves and any further epidemics or pandemics arising therefrom. “Data Room” has the meaning set forth in Section 11.02(b). “Delivery Default Notice” has the meaning set forth in Section 3.01(b). “D&O Indemnitee” has the meaning set forth in Section 7.06(a). “DGCL” has the meaning set forth in the Recitals of the Agreement. “Dissenting Shares” has the meaning set forth in Section 2.10(a). “Effect” has the meaning set forth in the definition of “Material Adverse Effect”. “Effective Time” has the meaning set forth in Section 2.03. “Enforceability Exceptions” has the meaning set forth in Section 4.02 of the Agreement. A-7 “Environmental Legal Requirements” means any applicable Legal Requirements relating to human health and safety (to the extent relating to exposure to Hazardous Substances), pollution, the protection, preservation or restoration of the environment or Environmental Release of, or the management of Hazardous Substances, including, without limiting the generality of the foregoing, the Clean Air Act, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Federal Water Pollution Control Act, the Resource Conservation and Recovery Act of 1976, the Safe Drinking Water Act, the Toxic Substances Control Act, the Oil Pollution Act of 1990, the Occupational Safety and Health Act (as relating to Hazardous Substances), and the New Jersey Industrial Site Recovery Act, all as amended from time to time from enactment or adoption. “Environmental Permits” means all Permits and similar authorizations of Governmental Entities required by applicable Environmental Legal Requirements for the Acquired Companies to operate their businesses in a manner in which they are now operated and maintained. “Environmental Release” means any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing, migrating, or dumping into or through the indoor or outdoor environment. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder, or any successor statute, rules and regulations thereto. “ERISA Affiliate” means any employer, trade or business (whether or not incorporated) that would be treated together with the Acquired Companies as a single employer or under common control, in either case, under or within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA. “Estimated Closing Cash Amount” has the meaning set forth in Section 3.01(a). “Estimated Closing Indebtedness Amount” has the meaning set forth in Section 3.01(a). “Estimated Intercompany Tax Balance Amount” has the meaning set forth in Section 3.01(a). “Estimated Closing Statement” has the meaning set forth in Section 3.01(a). “Estimated Closing Working Capital Amount” has the meaning set forth in Section 3.01(a). “Estimated Purchase Price” means (a) the Base Purchase Price, plus (b) Estimated Closing Cash Amount, plus (c) the amount, if any, by which the Estimated Closing Working Capital Amount exceeds the Target Working Capital Amount, minus (d) the amount, if any, by which the Target Working Capital Amount exceeds the Estimated Closing Working Capital

A-8 Amount, minus (e) the Estimated Closing Indebtedness Amount, minus (f) the Estimated Transaction Expense Amount, plus (g) the Estimated Intercompany Tax Balance Amount. “Estimated Transaction Expense Amount” has the meaning set forth in Section 3.01(a). “Excess Amount” has the meaning set forth in Section 3.02(b). “Exchange Act” means the Securities Exchange Act of 1934, as amended. “Exchange Agent” has the meaning set forth in Section 2.09(a). “Exchange Agent Agreement” has the meaning set forth in Section 2.09(a). “Exchange Fund” has the meaning set forth in Section 2.09(a). “Excluded Transaction” means any transaction or series of transactions (whether pursuant to an acquisition of assets or pursuant to a merger, consolidation or other business combination, sale of equity securities, tender offer, exchange offer or similar transaction) to (a) acquire some or all of the properties or assets of any Seller Entity (other than the properties, assets or equity interests of any Acquired Company), (b) the equity of any Subsidiary of the Seller Entities other than the Acquired Companies or (c) the equity of the Seller Entities; provided that, in the case of clause (c), the consummation of such transaction shall be conditioned on the occurrence of the Closing if the consummation of such transaction prior to the Closing would reasonably be expected to have an adverse effect on the ability of the parties hereto consummate the Transactions. “Exigency Event” means (a) any outbreak or escalation of any military conflict, declared or undeclared war, armed hostilities, sabotage, cyberattacks, cyberterrorism, acts of foreign or domestic terrorism, or civil unrest or any worsening or escalation of such conditions and (b) any pandemic, hurricane, flood, tornado, earthquake, or other natural disaster, weather- related events, force-majeure events, or other comparable events (including the COVID-19 Pandemic), or any worsening or escalation of such conditions. “Exigency Measures” means any action or omission taken or made by Seller or any of the Acquired Companies or its or their respective Representatives in good faith to protect the well-being, condition, safety, prospects or value of Seller or the Acquired Companies or their respective Representatives, properties, or assets in response to, in preparation for, or otherwise to address or minimize the effects of any Exigency Event. “Existing Counsel” means Cleary Gottlieb Steen & Hamilton LLP. “Existing Surveys” has the meaning set forth in Section 4.12(f). “Existing Title Policies” has the meaning set forth in Section 4.12(a). “Filings” has the meaning set forth in Section 4.05(b). A-9 “Final Allocation” has the meaning set forth in Section 7.09(g). “Financial Statements” means the Company’s consolidated financial statements consisting of the consolidated balance sheet of the Company as of December 28, 2024, and January 3, 2026 and the related consolidated statements of operations, comprehensive income, stockholders’ equity and cash flows for the fiscal years then ended (the “Annual Financial Statements”) together with the unaudited consolidated balance sheet of the Company as of July 4, 2026 and the related unaudited consolidated statements of operations, comprehensive income, stockholders’ equity and cash flows for the period that began on January 4, 2026 and ended on July 4, 2026 (the “Interim Financial Statements”). “Flagstaff Property Sale Proceeds” has the meaning set forth in Section 7.23. “Foreign Investment Law” means any Legal Requirement that provides for foreign investment screening or national security and/or public order reviews in connection with the acquisition of any interests in or assets of a business or entity. “Fraud” means, with respect to any Person, the making of a statement of fact in any of the representations and warranties set forth in this Agreement or in any other Transaction Document with the intent to deceive another Person and requires: (a) a false representation of material fact; (b) with knowledge that such representation was false when made; (c) with an intention to induce the Person to whom such representation is made to act or refrain from acting in reliance upon it; (d) causing such Person, in justifiable reliance upon such false representation, to take or refrain from taking action; and (e) causing such Person to suffer damage by reason of such reliance. For the avoidance of doubt, (i) the term “Fraud” does not include any claim for equitable fraud, promissory fraud, unfair dealings fraud or any torts (including a claim for fraud) based on negligence or recklessness, (ii) only the Person who committed Fraud shall be responsible for such Person’s Fraud, (iii) the representations and warranties set forth in Article IV and any Transaction Document are being made to induce the Buyer to enter into and perform its obligations under this Agreement, and (iv) the Buyer shall be deemed to have justifiably relied upon the representations and warranties set forth in Article IV and any Transaction Document for purposes of this Fraud definition. “Fully Diluted Shares” means the sum of (a) the aggregate number of Company Common Shares issued and outstanding as of immediately prior to the Closing, plus (b) the aggregate number of shares of Company Common Stock purchasable under or otherwise subject to any rights to acquire shares of Company Common Stock (in each case, whether or not immediately exercisable) outstanding as of such time (in each case, determined on an as- converted-to-Common Stock basis); provided, however that the Fully Diluted Shares shall (i) exclude any shares of Company Common Stock held by the Company (or held in the Company’s treasury) or held, directly or indirectly, by any wholly owned Subsidiary of the Company and (ii) any awards outstanding under the Phantom Stock Plan. “GAAP” means, as of any date of determination, generally accepted accounting principles, consistently applied, in the United States, as in effect on such date of determination. A-10 “General Representation Cap” has the meaning set forth in Section 10.03(b). “Governmental Entity” has the meaning set forth in Section 4.05(b). “Hazardous Substances” means any pollutant, contaminant, chemical, or waste that is subject to regulation, control, or remediation or for which liability or legally binding standards of conduct are imposed under any Environmental Legal Requirement due to its dangerous or deleterious properties, including, without limiting the generality of the foregoing, any petroleum or petroleum products, hazardous materials, radioactive materials, radon, asbestos and asbestos- containing materials, polychlorinated biphenyls, and per- or polyfluoroalkyl substances. “Holdback Amount” means $5,000,000. “HSR Act” has the meaning set forth in Section 4.05(b). “HSR Filing” has the meaning set forth in Section 7.02(b). “Income Tax” means any federal, state, local or non-U.S. Tax that is, in whole or in part, measured by or imposed on net or gross income, gross receipts, earnings or profits, including any franchise, margin or similar Tax, any Tax on doing business imposed in lieu thereof (whether or not denominated as an “income tax”). “Income Tax Liability Amount” means, without duplication, determined as of the end of the Closing Date, the amount (which may not be less than zero in the aggregate or in any jurisdiction or with respect to any taxpaying entity) of any and all accrued or unpaid Income Taxes of the Acquired Companies (whether or not then due) for any Pre-Closing Tax Period, which amount shall be calculated (a) for any Straddle Periods, in accordance with Section 7.09(a)(iv), (b) on a jurisdiction-by-jurisdiction and entity-by-entity basis (which shall not be less than $0 with respect to any jurisdiction, entity or period) and (c) by including in taxable income any adjustment pursuant to Section 481 of the Code (or any corresponding or similar provision of any state, local or non-U.S. Legal Requirement) resulting from a change in method of accounting made prior to the Closing and prepaid amounts and deferred revenue received prior to the Closing that, in each case, would not otherwise be included in taxable income on or prior to the Closing Date. “Indebtedness” means, with respect to any Acquired Company, without duplication, (a) all indebtedness of such Acquired Company for borrowed money or in respect of loans or advances, (b) all obligations of such Acquired Company evidenced by notes, bonds or debentures, or other similar debt instruments or debt securities, (c) all lease obligations that are as classified as finance leases in the Financial Statements or should be classified as a capital lease under GAAP, (d) any net settlement liabilities under any interest rate or currency swaps, caps or other derivatives or hedging arrangements to the extent the balance is a liability, (e) any liabilities of others guaranteed by, or secured by any Liens (other than Permitted Liens) on the assets of, such Person, whether or not such indebtedness, liabilities or obligations shall have been assumed by such Person or is limited in recourse; and (f) with respect to the Acquired Companies, the aggregate amount of all liabilities of the Acquired Companies due to the Seller or its Affiliates (other than the Acquired Companies); in each case of the foregoing clauses (a) through (f), to the A-11 extent not paid or released at Closing; provided, however, that Indebtedness shall not include (A) any intercompany obligations owing by any Acquired Company or any of its wholly owned Subsidiaries, on the one hand, to another Acquired Company or any of its wholly owned Subsidiaries, on the other hand, (B) any obligations owed with respect to surety bonds, performance bonds, letters of credit or similar obligations (in each case, unless and solely to the extent actually drawn), (C) any trade payables incurred in the ordinary course of business, (D) any obligation or amount properly reflected in the calculation of the Transaction Expense Amount or the Closing Working Capital Amount in the Estimated Purchase Price or the Purchase Price, (E) obligations related to any lease that is or is required to be accounted for as an operating lease in accordance with the Accounting Principles, (F) any obligations arising from any financing, debt or other similar arrangements of Buyer or its Affiliates, (G) all obligations or liabilities incurred by or on behalf of Buyer or any of its Affiliates, (H) the Income Tax Liability Amount, (I) any amounts owed under the Tax Sharing Agreement and (J) any of the foregoing items in clauses (a) through (f) to the extent taken into account in the final calculation of the Closing Working Capital Amount or the Transaction Expense Amount; provided further that for purposes of Article I of the Agreement, Indebtedness shall be calculated as set forth in the applicable clause (a) through (g) above or, where the method of calculation is not specified, in accordance with the Accounting Principles, to the extent applicable. “Indemnified Buyer Parties” has the meaning set forth in Section 7.19(g)(ii). “Indemnified Seller Parties” has the meaning set forth in Section 7.19(g)(i). “Indemnified Taxes” means (a) any and all Taxes (or the non-payment thereof) assessed against, imposed on or collected from any Acquired Company for any Pre-Closing Tax Period (including any Taxes arising in any Straddle Period that are attributable to a Pre-Closing Tax Period in accordance with Section 7.09(a)(iv)), (b) any and all Taxes of any Person (other than an Acquired Company) assessed against, imposed on or collected from an Acquired Company (i) as a result of the Acquired Company having been a member of an affiliated, consolidated, combined, unitary or similar Tax group with such Person on or prior to the Closing Date; or (ii) as a transferee or successor, pursuant to a Contract or otherwise by operation of any Legal Requirement, which Taxes relate to a transaction or event occurring on or prior to the Closing, (c) any and all Taxes of the Seller and any other member of a Seller Consolidated Group (other than the Acquired Companies) for any period, including as a result of the transactions contemplated by this Agreement, and (d) any and all Taxes that are to be borne or payable by the Seller pursuant to this Agreement; provided that the term “Indemnified Taxes” shall not include Taxes to the extent taken into account in the final calculation of Closing Working Capital, Closing Indebtedness or the Transaction Expense Amount. “Independent Expert” has the meaning set forth in Section 3.01(b). “Independent Expert Notice” has the meaning set forth in Section 3.01(b). “Insurance Policies” has the meaning set forth in Section 4.21.

A-12 “Intellectual Property” means all past, present, and future intellectual property rights in any jurisdiction throughout the world, whether registered or unregistered, including such rights in and to the following: (a) patents and patent applications, together with reissuances, renewals, foreign counterparts, continuations, continuations--in--part, divisionals, revisions, extensions and reexaminations thereof and inventions (whether or not patentable); (b) copyrights, works of authorship, moral rights, copyright registrations and applications; (c) trademarks, service marks, trade dress, logos, slogans, trade names, business names, corporate names and other source indicators, together with the goodwill associated therewith or symbolized thereby; (d) Internet domain names; (e) software; (f) trade secrets, know-how and other confidential and proprietary information (including intellectual property rights in technology, data, databases, formulas, algorithms, compositions, processes and techniques, research and development information, drawings, models, specifications, diagrams, research records, records of inventions, test information, financial, marketing and business data, pricing and cost information, business and marketing plans and proposals and customer and supplier lists, and any other materials that embody, contain or reflect any of the foregoing, anywhere in the world); (g) rights of publicity or other proprietary rights pertaining to the name, image, and likeness of an individual; (h) design rights and industrial designs; and (i) social media accounts and handles. “Intercompany Accounts” means any intercompany accounts, balances, payables, receivables or indebtedness between any Seller Entity, on the one hand, and any Acquired Company, on the other hand. “Intercompany Tax Balance Amount” means the net positive amount payable to the Company under the Tax Sharing Agreement as of the Reference Time, when taking into account the Separate Tax (as defined in the Tax Sharing Agreement) of the Company and its Subsidiaries for the 2025 tax year and the portion of the 2026 taxable year that the Company and its Subsidiaries are included in the Seller Consolidated Group. The Separate Tax for 2026 shall be calculated without taking into account the effects of the 338 Elections. “Intermediate” has the meaning set forth in the introductory paragraph to this Agreement. “IRS” means the United States Internal Revenue Service. “ISRA” has the meaning set forth in Section 4.05(b). “ISRA Filings” has the meaning set forth in Section 4.16(i). “ISRA Matters” has the meaning set forth in Section 4.16(i). “Key Customers” has the meaning set forth in Section 4.18. “Key Employees” has the meaning set forth in the Recitals to the Agreement. “Key Employee Employment Agreement” has the meaning set forth in the Recitals to the Agreement. A-13 “Key Suppliers” has the meaning set forth in Section 4.18. “Knowledge of the Buyer” or other references to Knowledge with respect to Buyer means, as to a particular matter, the actual knowledge of William Albright and Tracy A. McLauchlin, and does not include knowledge or awareness of any other individual or any constructive, implied or imputed knowledge or awareness. “Knowledge of the Seller” or other references to Knowledge with respect to Seller means, as to a particular matter, the actual knowledge of any of the Persons set forth in Schedule 1.1 of the Seller Disclosure Schedules after reasonable inquiry of direct reports, and does not include knowledge or awareness of any other individual or any constructive, implied or imputed knowledge or awareness. “Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Entity. “Lease” has the meaning set forth in Section 4.12(b). “Leased Real Property” has the meaning set forth in Section 4.12(b). “Legal Proceeding” has the meaning set forth in Section 4.07(a). “Legal Requirement” has the meaning set forth in Section 4.05(a). “Liability” means any direct or indirect assessments, claims of any kind or nature, commitments, damages, deficiencies, demands, fines, interest, deficiencies, duties (including in connection with tariffs or otherwise), liabilities (including any Indebtedness), obligations, penalties, causes of action, loss (including loss of benefit), Taxes, rulings of any Governmental Entity and all applicable orders, and any other legally enforceable requirements enacted, issued, adopted, promulgated, administered, enforced, ordered or applied by any Governmental Entity, in each case, whether asserted or unasserted, accrued, absolute, contingent or otherwise, known or unknown, actual or potential, realized or unrealized, due or to become due, liquidated or unliquidated, whether or not foreseeable, and whether or not required to be recorded or reflected on a balance sheet under GAAP, whether arising prior to, on or after the date hereof. “Liens” has the meaning set forth in Section 4.05(a). “Lock-Up Agreement” means the Lock-Up Agreement in the form attached to this Agreement as Exhibit F. “Lock-Up Period” means the period commencing on the Closing Date and ending on the date that is the earlier of (a) 60 days after the Closing Date and (b) the date that the Resale Registration is declared effective; provided that the Buyer may, in its sole discretion, waive or shorten the Lock-Up Period. A-14 “Material Adverse Effect” means any fact, change, event, circumstance, occurrence, effect or development (an “Effect”) that has or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, condition (financial or otherwise), assets (including intangibles) or results of operations of the Acquired Companies, taken as a whole; provided, however, that a Material Adverse Effect will not include or be deemed to result from any Effect, either alone or in combination with any other Effect, directly or indirectly, arising out of, relating to or attributable to (and none of the following shall be taken into account in determining whether there has been or will be a Material Adverse Effect) any of the following: (a) (i) any Effect (A) generally affecting (x) the economy or political, social, regulatory, business, economic, financial, credit, commodity or capital market conditions in the United States or any other country or region in the world in which the Acquired Companies have material operations, in each case including changes in interest or exchange rates, monetary policy or inflation, or (y) the industries in which the Acquired Companies operate or (B) to the extent arising out of, resulting from or attributable to any Exigency Event or Exigency Measure; or (ii) any change in Law or change or prospective change in GAAP or in other accounting standards or any interpretation or enforcement thereof; provided, further, that any Effect referred to in clause (a) of this definition may be taken into account in determining whether there has been or will be a Material Adverse Effect to the extent that such Effect has a material and disproportionate adverse impact on the Acquired Companies, taken as a whole, compared to other similarly situated businesses that operate in the industries in which the Acquired Companies operate (in which case, only the incremental material and disproportionate adverse impact may be taken into account in determining whether there has been or will be a Material Adverse Effect); or (b) any Effect arising out of, resulting from or attributable to (i any change resulting or arising from the identity of, or any facts or circumstances relating to, Buyer or any of its Affiliates, (iii) the taking of any action (or the omission of any action) required or expressly permitted by this Agreement or any other Transaction Document or otherwise at the request or with the consent of Buyer, (iv) any breach by Buyer or any of its Affiliates of this Agreement or any other Transaction Document, or (v) any failure by the Acquired Companies to meet any estimates, expectations, budgets, projections or forecasts, whether or not published, internally prepared or provided to Buyer or any of its Representatives (but not the underlying causes of such failure to the extent such Effect is not otherwise excluded from this definition of Material Adverse Effect). “Material Contracts” has the meaning set forth in Section 4.17(a). “Merger” has the meaning set forth in Recitals of the Agreement. “Merger Consideration” has the meaning set in Section 2.05(c). “Merger Sub” has the meaning set forth in the introductory paragraph to this Agreement. “Merger Sub Board” has the meaning set forth in the Recitals to the Agreement. A-15 “Multiemployer Plan” means any “multiemployer plan” within the meaning of Section 3(37) or Section 4001(a)(3) of ERISA. “Nonparty Affiliates” has the meaning set forth in Section 11.13. “Notice of Disagreement” has the meaning set forth in Section 3.01(b). “OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control. “Open Source Software” means any software that is licensed as “free software” or “open source software” or under a Contract that requires as a condition of its use, modification or distribution that it, or other software into which it is incorporated or with which it is combined or distributed or that is derived from or links to it, be disclosed or distributed in source code form, licensed for the purpose of making derivative works or made available for redistribution to any Person at no charge. “Order” has the meaning set forth in Section 4.05(a). “Organizational Documents” means, with respect to any Person, the articles of incorporation, certificate of incorporation, charter, by-laws, articles of formation, certificate of formation, regulations, operating agreement, shareholders’ agreement, partnership agreement, certificate of limited partnership, and all other similar documents, instruments or certificates executed, adopted or filed in connection with the creation, formation or organization of such Person, including any amendments thereto or restatements thereof. “Other Holders Cash Consideration” means an amount equal to the product of the Other Holders Share and the Estimated Purchase Price. “Other Holders Share” means (a) one minus (b) the Seller Pro Rata Share. “Outside Date” has the meaning set forth in Section 9.01(b)(i). “Owned Real Property” has the meaning set forth in Section 4.12(a). “Parent” has the meaning set forth in the introductory paragraph to the Agreement. “Parent Board Approval” has the meaning set forth in the Recitals to the Agreement. “Parent Information Statement” means an information statement of the type contemplated by Rule 14c-2 promulgated under the Exchange Act containing the information specified in Schedule 14C under the Exchange Act related to this Agreement and the Parent Stockholder Consent. “Parent Stockholder Consent” has the meaning set forth in the Recitals to the Agreement.

A-16 “Permits” means franchises, grants, authorizations, tariffs, licenses, permits, easements, variances, exceptions, exemptions, consents, certificates, authorizations, approvals, waivers, clearances, permissions, qualifications, registrations, and orders of or issued or approved by all Governmental Entities. “Permitted Liens” means: (a) mechanics’, carriers’, workmen’s, repairmen’s or other like Liens arising or incurred in the ordinary course of business or by operation of law with respect to obligations that are not yet delinquent; (b) with respect to personal property, Liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business; (c) Liens for Taxes, assessments or other governmental charges and levies that are not due and payable or that may thereafter be paid without interest or penalty, or that are being contested in good faith by appropriate proceedings, in each case, for which reserves for such Taxes have been establish in accordance with GAAP; (d) easements, covenants, conditions, rights-of-way leases, restrictions and other similar charges and encumbrances or other minor title defects that, in each case, (i) would not, individually or in the aggregate, reasonably be expected to materially impair the continued use and operation of the assets to which they relate or (ii) are otherwise specifically reflected in title policies or Existing Surveys made available to Buyer; (e) zoning ordinances, building, land use and other similar Legal Requirements; (f) any Liens on any Leased Real Property that have been placed by any developer, owner, landlord, lessor or other third party, except in connection with a default or remedy for default available to a landlord thereunder, on any properties or assets owned by such party and leased to another party or with respect to which another party has easement rights, and any subordination or similar agreements relating thereto; (g) Liens to secure landlords or lessors pursuant to the terms of any lease; (h) Liens that will be released at or prior to the Closing; (i) Liens arising under pension, gratuity or benefit plans or worker’s compensation, unemployment insurance, social security, retirement and similar Legal Requirements; (j) transfer restrictions under applicable Securities Laws or under the Organizational Documents of any Acquired Company; (k) non-exclusive licenses of Intellectual Property granted in the ordinary course of business that do not materially impair the value, use or exclusivity of any material Company Intellectual Property, and (l) Liens on any properties or assets of the Acquired Companies supporting any surety bonds, performance bonds, letters of credit or similar obligations, including cash that constitutes Restricted Cash. “Person” means any individual, general or limited partnership, corporation, limited liability company, business trust, company (including any joint stock company), trust, unincorporated organization, joint venture, firm, association or other entity or organization (whether or not a legal entity), including any Governmental Entity (or any department, agency, or political subdivision thereof). “Personal Data” means any information or data that constitutes “personal data,” “personally identifiable information,” “personal information” or any other similar defined term pursuant to any applicable Legal Requirement. “Personal Property Leases” has the meaning set forth in Section 4.28(b). “Phantom Stock Award Consideration” has the meaning set forth in Section 2.06. A-17 “Phantom Stock Plan” means the DBM Global Inc. Phantom Stock Plan, effective as of December 17, 2014, as amended by the Amendment to DBM Global Inc. Phantom Stock Plan, effective as of January 1, 2021. “Piggyback Notice” has the meaning set forth in Section 7.19(d)(i). “Piggyback Registration” has the meaning set forth in Section 7.19(d)(i). “Pre-Closing Company Records” means Company Records relating to the period prior to the Closing. “Pre-Closing Period” means the period commencing on the date of this Agreement and ending on the earlier of (a) the termination of this Agreement in accordance with Article IX of the Agreement and (b) the Closing. “Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date and the portion of any Straddle Period ending on the Closing Date. “Pro Rata Share” means: (a) with respect to any amount, a fraction, (i) the numerator of which is one, and (ii) the denominator of which is the Fully Diluted Shares and; (b) with respect to any Person, a fraction, (i) the numerator of which is the sum of (A) the aggregate number of Company Common Shares issued and outstanding as of immediately prior to the Closing, plus (B) the aggregate number of shares of Company Common Stock purchasable under or otherwise subject to any rights to acquire shares of Company Common Stock (in each case, whether or not immediately exercisable) outstanding as of such time (in each case, determined on an as-converted-to-Common Stock basis), in each case of the clauses (A) and (B), held by such Person at such time and (ii) the denominator of which is the Fully Diluted Shares. “Processing” means any collection, storage, use, disposal, disclosure or any other processing of data. “Prospectus” means the prospectus included in any Registration Statement (including a prospectus that includes any information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A, Rule 430B or Rule 430C promulgated under the Securities Act), as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus. “Purchase Price” means, in each case as finally determined pursuant to Section 3.01, (a) the Base Purchase Price, plus (b) the Closing Cash Amount, plus (c) the amount, if any, by which the Closing Working Capital Amount is greater than the Target Working Capital Amount, minus (d) the amount, if any, by which the Target Working Capital Amount is greater A-18 than the Closing Working Capital Amount, minus (e) the Closing Indebtedness Amount, minus (f) the aggregate dollar amount of Transaction Expenses (the “Transaction Expense Amount”), plus (g) the Intercompany Tax Balance Amount. “Recovery Costs” has the meaning set forth in Section 10.04(b). “Reference Time” means 12:01 a.m. (New York time) on the Closing Date. “Registrable Securities” means the shares of Stock Consideration and any other securities issued or issuable by the Buyer to the Seller with respect to the Stock Consideration by reason of any stock split, stock dividend, recapitalization, combination of shares, reclassification, merger, consolidation or other reorganization; provided, however, that any such shares shall cease to constitute Registrable Securities upon the earliest to occur of: (i) such shares have been sold pursuant to an effective Registration Statement under the Securities Act; (ii) such shares have been sold pursuant to Rule 144 under the Securities Act (or any successor rule); (iii) such shares may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 under the Securities Act (and without regard to whether the Buyer is then subject to the current public information requirements of Rule 144(c)(1) (or any successor provision)), as determined by counsel to the Buyer pursuant to a written opinion to that effect, addressed and acceptable to the Buyer’s transfer agent; or (iv) the date on which such shares cease to be outstanding. “Registration Expenses” means any and all fees and expenses of Buyer incidental to the Buyer’s performance of, or compliance with, the registration obligations hereunder, including: (i) fees payable to the SEC and stock exchange registration, listing and filing fees, (ii) fees and expenses of compliance with the Securities Act, the Exchange Act or state securities or blue sky laws (including fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities), (iii) printing, copying, and delivery expenses, (iv) expenses incurred in connection with any “road show” and marketing activities, (v) fees, expenses and disbursements of legal counsel to the Buyer and of all independent certified public accountants of the Buyer (including the expenses of any special opinions, audits and comfort letters required by or incident to such performance) and (vi) all transfer agents’, depositaries’ and registrars’ fees and expenses. In no event shall Registration Expenses include any costs incurred by the Seller in connection with any offering. “Registered Intellectual Property” means all Intellectual Property that is registered, filed or issued with or by any Governmental Entity, including all issued patents, registered copyrights, registered Internet domain names and registered trademarks and all applications for any of the foregoing. “Registration Statement” means any registration statement filed by the Buyer with the SEC under the Securities Act covering the resale or other distribution of Registrable Securities, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement. “Related Persons” has the meaning set forth in Section 4.32. A-19 “Remedial Action” has the meaning set forth in Section 7.02(g). “Representatives” means, with respect to any Person, such Person’s and its Affiliates’ respective directors, managers, officers, employees, investment bankers, accountants, consultants, attorneys and other advisors, agents and representatives. “Resale Registration” has the meaning set forth in Section 7.19(a). “Response Period” has the meaning set forth in Section 3.01(b). “Restricted Business” means any business, enterprise, or activity that is the same as, substantially similar to, or competitive with any business conducted by any Acquired Company as of the Effective Time, including integrated structural and steel design, engineering, construction and fabrication services and sale of related products. “Restricted Cash” means (a) all cash held in escrow or as a security or other deposit, and which is deposited with any Person and (b) cash or cash equivalents securing letters of credit or other payment obligations. “Restricted Period” has the meaning set forth in Section 7.21. “Restricted Territory” means each country, territory, or jurisdiction in which any Acquired Company (A) conducts or has, in the twenty-four months prior to the Effective Time has conducted, business operations, or (B) has or, in the twenty-four months prior to the Effective Time, has had customers, in each case, as of the Effective Time; provided that, if any Acquired Company operates or has customers in more than one country comprising a regional economic union (including the European Union), the Restricted Territory shall include all countries that are members of such union as of the Effective Time, including, the following countries where the Acquired Companies are incorporated: the United States, Canada, Australia, Singapore, the United Kingdom, Philippines, India, New Zealand and Panama. “Retention Amount” means (a) with respect to any claims made during the period commencing on the Closing Date and ending on the date that is 12 months after the Closing Date (the “Initial Retention Period”) an amount equal to $1,625,000, and (b) with respect to any claim made after the 12-month anniversary of the Closing Date, an amount equal to (i) $1,300,000 minus (ii) the aggregate amount of losses incurred by the Buyer Related Persons during the Initial Retention Period as to which Seller is required to indemnify the Buyer Related Persons under Section 10.02(a). “Rule 144” means Rule 144 under the Securities Act (or any successor rule). “R&W Binder Agreement” means the binder agreement (or similar instrument) issued by the R&W Insurer in connection with the R&W Insurance Policy. “R&W Insurance Policy Costs” means, collectively, all premiums, underwriting fees, brokers’ commissions (to the extent not included in the premium), Taxes, and other costs and

A-20 expenses related to obtaining and underwriting such R&W Insurance Policy, in each case as stipulated and contemplated by the terms and conditions of the R&W Insurance Policy and the R&W Binder Agreement. “R&W Insurance Policy” means that certain buyer-side representation and warranty insurance policy (substantially in the form appended to the R&W Binder Agreement), a copy of which is attached as Exhibit E. “R&W Insurer” means Ryan Transactional Risk. “Sample Working Capital Statement” means the sample calculation of the Closing Working Capital Amount set forth on Exhibit D. “Sanctioned Country” means any country or territory with which dealings are broadly and comprehensively prohibited by any country-wide or territory-wide Sanctions (including, as of the date of the Agreement, Cuba, Iran, North Korea, Syria, the Donetsk, Luhansk and Crimea regions of Ukraine, and the non-Ukrainian government controlled areas of Kherson and Zaporizhzhia of Ukraine). “Sanctioned Person” means (a) any Person located, organized, or resident in a Sanctioned Country, (b) any Person named on any OFAC sanctions list, including OFAC’s Specially Designated Nationals List, the Sectoral Sanctions Identifications List, and the Foreign Sanctions Evaders List, and (c) any other Person who is the subject or target of Sanctions. “Sanctions” means all economic sanctions and regulations maintained by OFAC, including OFAC’s Specially Designated Nationals List, the Sectoral Sanctions Identifications List and the Foreign Sanctions Evaders List, economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the United Nations Security Council, the European Union or His Majesty’s Treasury of the United Kingdom, and any other economic sanctions maintained by a jurisdiction in which any of the Acquired Companies does business or is otherwise subject to jurisdiction. “Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, including the rules and regulations promulgated thereunder. “Satisfaction Date” has the meaning set forth in Section 1.02. “SEC” means the U.S. Securities and Exchange Commission. “Section 7.06 Claim” has the meaning set forth in Section 7.06(c). “Securities Act” means the Securities Act of 1933, as amended. “Securities Laws” means securities Legal Requirements of any Governmental Entity, whether U.S. or non-U.S., including the Securities Act and the Exchange Act. “Seller” has the meaning set forth in the introductory paragraph to this Agreement. A-21 “Seller Cash Consideration” means the (a) product of the Seller Pro Rata Share and the Purchase Price, minus (b) $140,000,000, minus (c) the Intercompany Tax Balance Amount, plus (d) the amount payable pursuant to Section 7.09(h). “Seller Consolidated Group” means any affiliated, consolidated, combined, unitary or aggregate group that includes Seller and any of its Affiliates (other than any group consisting solely of the Acquired Companies). “Seller Consolidated Tax Return” means any Tax Return of the Seller Consolidated Group. “Seller Disclosure Schedules” means the disclosure schedules and all attachments thereto delivered by Seller to Buyer concurrently with the execution and delivery of the Agreement. “Seller Entities” means Seller and its Affiliates (excluding the Acquired Companies). “Seller Material Adverse Effect” means any Effect that, individually or in the aggregate with all other Effects, would reasonably be expected to prevent, materially delay or materially impair the ability of Seller to perform its obligations under any Transaction Document or to consummate any of the Transactions. “Seller Officer Certificate” has the meaning set forth in Section 8.02(c). “Seller Pro Rata Amount” means the product of (a) the Base Purchase Price and (b) a fraction, (i) the numerator of which is the number of Transferred Shares, and (ii) the denominator of which is the Fully Diluted Shares. “Seller Pro Rata Share” means a fraction, (a) the numerator of which is the number of Transferred Shares, and (b) the denominator of which is the Fully Diluted Shares. “Seller Releasees” has the meaning set forth in Section 11.14(b). “Seller Releasors” has the meaning set forth in Section 11.14(b). “Seller Stock Exchange” means the New York Stock Exchange, but if the New York Stock Exchange is no longer the principal U.S. trading market for the common stock of Seller, then “Seller Stock Exchange” shall be deemed to mean the principal U.S. national securities exchange registered under the Exchange Act on which the common stock of Seller is then traded. “Seller Tax Returns” has the meaning set forth in Section 7.09(a)(i). “Software” means any and all computer software and code, including all new versions, updates, revisions, improvements, and modifications thereof, whether in source code, object code, or executable code format, including systems software, application software (including mobile apps), firmware, middleware, programming tools, scripts, routines, interfaces, A-22 libraries, and databases, and all related specifications and documentation, including user manuals, and training materials relating to any of the foregoing. “Specified Fundamental Representations” means Section 4.01 (Organization and Good Standing), Section 4.02 (Authority; Execution and Delivery; Enforceability), Section 4.03 (Capitalization); Section 4.04 (Subsidiaries); Section 4.05(a)(i) (No Conflict) and Section 4.20 (Brokers). “Straddle Period” means a taxable period that includes but does not end on the Closing Date. “Statutory Plan” means a benefit plan, program, agreement or arrangement required or maintained pursuant to any applicable Legal Requirement (e.g., government mandated severance plans) and/or administered or maintained by a Governmental Entity to which an Acquired Company is required to make contributions with respect to any Company Employee or other Person. “Stock Consideration” means a number of shares of Buyer Common Stock, equal to the quotient of (i) $140,000,000 of Buyer Common Stock, divided by (ii) the Buyer Common Stock Price, rounded down to the nearest whole share. “Subrogation Waiver Provision” has the meaning set forth in Section 7.11(a). “Subsidiary” of any Person means any corporation, general or limited partnership, joint venture, limited liability company, limited liability partnership or other Person that is a legal entity, trust or estate of which (or in which) at the time of determination (a) the issued and outstanding capital stock or other equity interests having ordinary voting power to elect a majority of the board of directors (or a majority of another body performing similar functions) of such corporation or other Person (irrespective of whether at the time capital stock or other equity interests of any other class or classes of such corporation or other Person shall or might have voting power upon the occurrence of any contingency), (b) more than 50% of the interest in the capital or profits of such partnership, joint venture or limited liability company or (c) more than 50% of the beneficial interest in such trust or estate, is directly or indirectly owned by such Person. For purposes of this definition, each Acquired Company shall be a Subsidiary of Seller (and not of Buyer) until the Closing and a Subsidiary of Buyer (and not of Seller) from and after the Closing. “Surviving Corporation” has the meaning set forth in Section 2.01. “Target Working Capital Amount” means $58,000,000. “Tax” means (a) any and all U.S. federal, state, local and non-U.S. taxes, imposts, duties, withholdings, charges, fees, tariffs, levies or other assessments or similar charges of any kind whatsoever imposed by any Governmental Entity (including any income, excise, property, sales, use, occupation, transfer, conveyance, payroll or other employment-related, recapture, license, registration, ad valorem, valued-added, social charges, social security, national insurance (or other similar contributions or payments), franchise, escheat, abandoned or unclaimed property, A-23 estimated severance, or stamp taxes, taxes based upon or measured by capital stock, capital gains, net worth or gross receipts, custom duties and other taxes), together with all interest, fines, penalties and additions attributable to or imposed with respect to such amounts and (b) any liability for or in respect of the payment of any amount of a type described in clause (a) of this definition that is imposed on a Person as a result of being a member of an affiliated, combined, consolidated, unitary or other group for Tax purposes (including pursuant to Treasury Regulations Section 1.1502-6 or any comparable or similar provision of any state, local or non-U.S. Legal Requirement), as a transferee or successor, by Contract, or otherwise by operation of a Legal Requirement. “Tax Contest” has the meaning set forth in Section 7.09(b). “Tax Proceeding” means any audit, examination, inquiry, review, request for information, investigation, hearing, assessment, claim, litigation, Legal Proceeding, judicial contest or other administrative or judicial proceeding relating to Taxes or Tax Returns. “Tax Refund” has the meaning set forth in Section 7.09(a)(v). “Tax Return” means any return, declaration, statement, report, form, election, notice, rendition, claim for refund, statement, information return or other document filed or required or permitted to be filed with any Governmental Entity relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof (in each case, whether in written, electronic or other form). “Tax Sharing Agreement” means that certain Tax Sharing Agreement, dated November 22, 2016, by and between Parent (f/k/a HC2 Holdings Inc.) and the Company (f/k/a Schuff International, Inc.). “Third Party Claim” has the meaning set forth in Section 10.03(f). “Title Policies” has the meaning set forth in Section 7.16(a). “Trade Legal Requirements” means all applicable customs, import and export Legal Requirements in jurisdictions in which any of the Acquired Companies does business or is otherwise subject to jurisdiction. “Trading Day” means a day on which shares of Buyer Common Stock are traded on the Nasdaq. “Transaction Documents” means this Agreement, the Exchange Agreement, the Seller Officer Certificate, the Buyer Officer Certificate and any other agreements, certificates and instruments executed and delivered by Buyer, Buyer’s Affiliates or Seller or Seller’s Affiliates in connection with the Transactions and specifically contemplated by this Agreement. “Transaction Expense” means any out-of-pocket fee or expense that Seller or any of its Affiliates (including the Acquired Companies) is obligated to pay or reimburse to any Person in connection with the Transactions, the preparation, negotiation and execution of this Agreement

A-24 (including the process leading up to the execution of this Agreement) or the consummation of any of the Transactions, incurred or arising at or prior to the Closing, whether or not paid, payable, billed, invoiced or accrued prior to or after the Closing, including (a) the fees and expenses of outside counsel to Seller or any of its Affiliates; (b) the fees and expenses of any other agents, advisors, consultants, experts or financial advisors employed or engaged by Seller or any of their respective Affiliates; (c) costs, fees and expenses incurred by any officer, director or employee of the Acquired Companies in connection with or relating to this Agreement, any of the Transactions or the process resulting in the Transactions; (d) any transaction bonuses, retention bonuses, stay bonuses and compensatory change in control payments payable by any Acquired Company that are triggered or accelerated in connection with the Transactions (including the employer’s share of any payroll Taxes related thereto); (e) the Phantom Stock Award Consideration (including the employer’s share of any payroll Taxes related thereto), (f) any brokerage or finders’ fee or agents’ commission, including the fees payable to Jefferies, LLC or. Notwithstanding the foregoing, (A) “Transaction Expense” shall not include any (w) payments made or required to be made pursuant to arrangements entered into by, or at the direction of, Buyer or any of its Affiliates, (x) fees, costs or expenses relating to any R&W Insurance Policy, (y) any obligation or amount reflected in the calculation of the Closing Indebtedness Amount in the Estimated Purchase Price or the Purchase Price, (z) the fees and expenses of the Exchange Agent and any fees or expenses incurred to acquire the “tail” policy pursuant to Section 7.06 or (xx) Transfer Taxes, and (B) “Transaction Expense” shall not include any amounts in respect of Seller or its Affiliates other than the Acquired Companies unless such amounts shall be payable by any Acquired Company or Buyer at Closing pursuant to Section 1.03(c). “Transaction Expense Amount” has the meaning set forth in the definition of “Purchase Price.” “Transaction Tax Deductions” means all Income Tax deductions resulting from (a) any and all payments of amounts that would otherwise constitute Transaction Expenses or Indebtedness, or (b) any other deductible payments attributable to a transaction contemplated by this Agreement paid or accrued on or prior to the Closing Date or that are economically borne by Seller or its Affiliates, in each case, only to the extent such amounts are deductible in a Pre-Closing Tax Period at a “more likely than not” (or higher) level of comfort. “Transactions” means the transactions contemplated by this Agreement and the other Transaction Documents, including the Acquisition and Merger. “Transfer Taxes” means stock transfer, real estate transfer, sales, use, documentary, stamp, recording, value-added, and other similar Taxes incurred in connection with the Transactions. “Transferred Shares” has the meaning set forth in the Recitals to the Agreement. “Uncertificated Company Share” has the meaning set forth in Section 2.08. “Willful and Material Breach” means, with respect to any agreement, covenant or obligation of a party in the Agreement or any other Transaction Document, an action or omission A-25 taken or omitted to be taken by such party in material breach of such agreement, covenant or obligation that (a) the breaching party takes (or fails to take) with knowledge that such action or omission would, or would reasonably be expected to, cause such material breach of such agreement, covenant or obligation or (b) the breaching party takes (or fails to take) and should have known would result in a material breach of such agreement, covenant or obligation. “WARN Act” has the meaning set forth in Section 4.14(g). B-1 EXHIBIT B CERTIFICATE OF INCORPORATION OF THE SURVIVING CORPORATION 1 AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF [DBM GLOBAL, INC.] [ ], 2026 (Duly adopted in accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware) This corporation was originally incorporated under the laws of the State of Delaware as Schuff International, Inc., by the filing of its Certificate of Incorporation with the Secretary of State of the State of Delaware on June 29, 2001, and was later amended to change the name of the corporation to DBM Global, Inc., by the filing of a Certificate of Amendment of Certificate of Incorporation with the Secretary of State of the State of Delaware on August 24, 2016. ARTICLE I The name of the corporation is [DBM Global, Inc.] (the “Corporation”). ARTICLE II The address of the Corporation’s registered office in the State of Delaware is 108 Lakeland Ave., City of Dover, County of Kent, Delaware, 19901. The name of its registered agent at such address is Capitol Services, Inc. ARTICLE III The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be formed under the General Corporation Law of the State of Delaware (“DGCL”), as it now exists or may hereafter be amended and supplemented. ARTICLE IV The total number of shares of stock which the Corporation has authority to issue is one thousand (1,000) shares of Common Stock, par value $0.0001 per share. ARTICLE V The Corporation is to have perpetual existence. ARTICLE VI Unless and until otherwise provided in the bylaws of the Corporation (as may be amended, the “Bylaws”), all of the corporate powers of the Corporation shall be vested in and all the business and affairs of the Corporation shall be managed by the board of directors of the Corporation (the

“Board of Directors”), which shall consist of one or more members (each, a “Director”), the number thereof to be determined from time to time by resolution of the Board of Directors. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the Bylaws, without any action on the part of the stockholders, but the stockholders may make additional Bylaws and may alter, amend or repeal any Bylaw whether adopted by them or otherwise. The Corporation may in its Bylaws confer powers upon its Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors by applicable law. Unless or until otherwise provided in the Bylaws, the Directors shall hold office until their successors have been duly elected and qualified, and the number, qualification, classification, terms of office, manner of election, time and places of meetings and powers and duties of the Board of Directors shall be as from time to time fixed by the Bylaws. Any vacancy occurring on the Board of Directors shall be filled for the unexpired term by the remaining members of the Board of Directors though less than a quorum. ARTICLE VII Meetings of shareholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws. Election of directors need not be by written ballot unless the Bylaws so provide. ARTICLE VIII A. Limitation of Liability. A director or officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer except for liability (a) for any breach of the director or officer’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, or (d) for any transaction from which the director or officer derived an improper personal benefit. If the DGCL is amended after the filing of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended. Any amendment, alteration, change, modification or repeal of this Article VIII by the stockholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such amendment, alteration, change, modification or repeal. The limitation of liability provided herein shall continue after a director or officer has ceased to occupy such position as to acts or omissions occurring during such director’s or officer’s term or terms of office. B. Indemnification. The Corporation shall indemnify to the fullest extent not prohibited by law any person made or threatened to be made a party to any threatened, pending or completed action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person or such person’s testator or intestate is or was a director, officer, employee benefit plan fiduciary, agent or employee of the Corporation or any predecessor of the Corporation or serves or served at the request of the Corporation or any predecessor of the Corporation as a director, officer, employee benefit plan fiduciary, agent, employee, trustee, manager or managing member of another corporation, partnership, limited liability company, joint venture, trust, foundation, association, organization or other legal entity or enterprise (including an employee benefit plan or unincorporated entity) (an “Indemnitee”). The indemnification and the advancement of expenses provided for in this Article VIII shall not be deemed exclusive of any other rights to which those indemnified may be entitled under this Amended and Restated Certificate of Incorporation, the Bylaws, any agreement or vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such office, and (a) shall continue as to a person who has ceased to be a director, officer, employee benefit plan fiduciary, agent or employee and (b) shall inure to the benefit of the heirs, executors and administrators of such persons. No amendment or repeal of this Article VIII shall apply to or have any effect on any right to indemnification provided hereunder with respect to any acts or omissions occurring prior to such amendment or repeal. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee benefit plan fiduciary, agent or employee of the Corporation or any predecessor of the Corporation or is or was serving at the request of the Corporation or any predecessor of the Corporation as a director, officer, employee benefit plan fiduciary, agent, employee, trustee, manager or managing member of another corporation, partnership, limited liability company, joint venture, trust, foundation, association, organization or other legal entity or enterprise (including an employee benefit plan or unincorporated entity) against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of the DGCL. C. Advancement of Expenses. The right to indemnification conferred in this Article VIII shall include the right to be paid by the Corporation the expenses (including attorneys' fees) incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the DGCL requires, an advancement of expenses incurred by an Indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such Indemnitee is not entitled to be indemnified for such expenses under this section or otherwise. The rights to indemnification and to the advancement of expenses conferred in this Article VIII shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the Indemnitee’s heirs, executors, and administrators. D. Indemnification Claim. If a claim under paragraphs B and C of this Article VIII is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, an Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (a) any suit brought by an Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by an Indemnitee to enforce a right to an advancement of expenses) and (b) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that an Indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses under this section or otherwise, shall be on the Corporation. E. Authorization of Further Actions. The Board of Directors may (a) cause the Corporation to enter into contracts with its directors and officers providing for the limitation of liability set forth in this Article VIII to the fullest extent permitted by law and (b) adopt bylaws or resolutions, or cause the Corporation to enter into contracts, providing for indemnification of directors and officers of the Corporation and other persons (including but not limited to directors and officers of the Corporation’s direct and indirect subsidiaries) to the fullest extent permitted by law. No repeal or amendment of any such bylaws or resolutions limiting the right to indemnification thereunder shall affect the entitlement of any person to indemnification whose claim thereto results from conduct occurring prior to the date of such repeal or amendment. F. Subsidiaries. For purposes of Article VIII, references to the “Corporation” shall include any subsidiary of this Corporation from and after the acquisition thereof by this Corporation, so that any person of such subsidiary after the acquisition thereof by this Corporation shall stand in the same position under the provisions of the Article VIII as such person would have had had such person served in such position for this Corporation. ARTICLE IX The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation. No amendment, alteration, change, modification or repeal of any provision set forth in this Amended and Restated Certificate of Incorporation shall affect any individual’s right to indemnification or the limitation of liability with respect to any acts or omissions of such individual occurring prior to such amendment, alteration, change, modification or repeal. ARTICLE X No stockholder of the Corporation shall ever be held liable or responsible for the contracts or faults of the Corporation in any further sum than the unpaid balance of the shares for which such stockholder has subscribed, nor shall any mere informality in organization have the effect of rendering this Amended and Restated Certificate of Incorporation null or of exposing stockholders to any liability other than as above provided.

[Signature Page to Amended & Restated Certificate of Incorporation] IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation of [ ] has been executed by the undersigned effective as of the date set forth above. [ ] By: Name: [ ] Title: [ ] EXHIBIT C ACCOUNTING PRINCIPLES Part I – General Capitalized terms used and not defined in this Exhibit C (these “Accounting Principles”) shall have the respective meanings given to them in the Agreement. This section of this Exhibit C sets forth the details of the Accounting Principles that will be taken into account in determining the components of the Estimated Closing Statement and the Closing Statement (the “Calculations”), which shall be prepared using: i. the accounting principles, policies, procedures, categorizations, definitions, methods, practices, and techniques set out in Part II of this Exhibit C (the “Specific Policies”); ii. to the extent in accordance with GAAP, the accounting principles, policies, procedures, categorizations, asset recognition bases, definitions, methods, judgements, practices and techniques (including in respect of the exercise of management judgement) that were used in the preparation of the audited balance sheet of the Acquired Companies as of January 3, 2026 and the unaudited balance sheet of the Acquired Companies as of July 4, 2026; (the “Reference Balance Sheet”); and iii. to the extent not addressed in paragraph (i) or paragraph (ii), GAAP. For the avoidance of doubt, paragraph (i) shall take precedence over paragraph (ii) and paragraph (iii), and paragraph (ii) shall take precedence over paragraph (iii). Part II - Specific Policies 1. The Calculations shall be prepared on the basis that the Acquired Companies are a going concern and shall exclude the effect of any change of legal requirements or GAAP or any other act arising as a consequence of the change in ownership of the Acquired Companies (including any change which is implemented at the direction of Buyer or for Buyer’s benefit). 2. The Calculations shall be drawn up as of the Reference Time and shall exclude the effect of any event, change, act, development, or decision occurring after the Closing. 3. The provisions of this Exhibit C shall be interpreted so as to avoid double counting (whether positive or negative) of any item to be included in each of the Calculations. 4. For purposes of calculating the Estimated Closing Working Capital Amount and the Closing Working Capital Amount, there shall be no change in the classification (i) to a current asset or current liability of any asset or liability that has not previously been properly characterized as a current asset or current liability in the Reference Balance Sheet or (ii) to a long-term asset or long-term liability of any asset or liability that has not C-1 C-2 previously been properly characterized as long-term asset or long-term liability in the Reference Balance Sheet, in each case, other than any such change resulting solely from the passing of time between Reference Balance Sheet date and the Closing. 5. Intercompany balances between the Acquired Companies shall be reconciled and eliminated and excluded from the Estimated Closing Working Capital Amount and the Closing Working Capital Amount. 6. No new categories, classifications, or types of accrued liabilities, employee-related liabilities, or other types of current liabilities will be included in the Estimated Closing Working Capital Amount and the Closing Working Capital Amount that were not included in the Reference Balance Sheet, except to the extent required by GAAP based on facts and circumstances existing as of the Reference Time. 7. Where an accrual, provision or reserve was made or zero, in the Reference Balance Sheet in relation to any matter or series of related matters, no increase or decrease in that accrual, provision or reserve shall be made in the Estimated Closing Working Capital Amount and the Closing Working Capital Amount unless since the Reference Balance Sheet date, new facts or circumstances have arisen prior to the Closing Date which justify such increase or decrease in accordance with paragraph (ii) of Part I of this Exhibit C. For the avoidance of doubt, the passage of time shall not be deemed a new fact or circumstance. 8. Notwithstanding anything to the contrary, no liabilities shall be reflected in the Calculations pertaining to contingent matters that are set forth in the Seller Disclosure Schedules and have not previously been recorded as liabilities in the Reference Balance Sheet, except to the extent such liabilities are required to be reflected pursuant to the Agreement or Part I of this Exhibit C. 9. For purposes of calculating the Estimated Closing Working Capital Amount and the Closing Working Capital Amount, to the extent any new trial balance account codes are created between the Reference Balance Sheet date and the Closing, the amounts included therein will be allocated to an existing trial balance account code as of the Reference Balance Sheet date which is closest in nature and classification to the new account code. 10. The Calculations shall be prepared so as not to include any provision with respect to any matter (i) to the extent such matter will be assumed or settled by the Seller or any of its Affiliates at or after the Closing Date or (ii) for which Buyer is responsible under the Agreement or any of the other agreement related to the Transactions. 11. The Estimated Closing Working Capital Amount and the Closing Working Capital Amount shall exclude any right of use assets and related liabilities as a result of FASB Accounting Standards Codification Topic 842, Accounting for Leases. 12. For the avoidance of doubt, no allowance for doubtful accounts or other reserve shall be recorded against accounts receivable, except (i) to the extent required by GAAP or (ii) for a balance owed by any customer that is, as of the Reference Time, subject to an active bankruptcy filing, liquidation, receivership, administration, or formal insolvency C-3 proceeding, in which case such balance shall be reserved at 100% to the extent not collected by the date the Closing Statement is delivered. Information received after the Closing may be considered only to the extent it provides evidence of facts or circumstances existing as of the Reference Time. 13. The Calculations will be prepared in U.S. Dollars. Assets and liabilities in the Calculations denominated in a currency other than U.S. Dollars shall be converted into U.S. Dollars at the rate of exchange applicable to such other currency as published by the Wall Street Journal (U.S. Edition) for the trading day immediately prior to the Closing Date. 14. The Estimated Closing Working Capital Amount and the Closing Working Capital Amount will include all contract assets and receivables, billings in excess, deferred revenue, or other amounts collected in advance of a service being performed regardless of classification of current vs long-term; provided that no amount included in Indebtedness, Cash Deposits and Customer Prepayments or otherwise expressly excluded from Working Capital pursuant to the Agreement shall be included in either calculation.

D-1 EXHIBIT D SAMPLE WORKING CAPITAL STATEMENT Part I D-2 Part II Pre-paid Pre-paid Pre-paid Pre-paid Pre-paid Pre-paid Pre-paid Job Number Job Name 12/31/2025 1/31/2026 2/28/2026 3/31/2026 4/30/2026 5/31/2026 6/30/2026 3794 UCSF Parnassus $ 44,500,000 $ 28,500,000 $ 33,800,000 $ 22,100,000 $ 21,600,000 $ 27,500,000 $ 21,000,000 3858 Brooklyn Jail - - - 11,100,000 7,100,000 3,700,000 1,800,000 3949 SpaceX Cape Canaveral Gigabay 17,500,000 17,500,000 17,500,000 11,700,000 10,200,000 3,900,000 3,800,000 4002 MTBT Helix - - - 5,100,000 6,400,000 7,300,000 - 4014 TSMC FAB4 - - 24,200,000 18,500,000 10,900,000 500,000 - 4046 Fleet South Valley Data Center - - - - - - 14,700,000 TOTAL $ 62,000,000 $ 46,000,000 $ 75,500,000 $ 68,500,000 $ 56,200,000 $ 42,900,000 $ 41,300,000 $ 62,000,000 $ 46,000,000 $ 71,000,000 $ 71,000,000 $ 56,000,000 $ 41,000,000 $ 41,000,000 Amount per NWC Balance of Reserve bank account & Amount per NWC E-1 EXHIBIT E FORM OF R&W INSURANCE POLICY Representations and Warranties Insurance Conditional Binder On behalf of the Insurers specified below, we are pleased to bind coverage as of the date hereof, on the terms set forth below, subject to the conditions set forth below: Policy Number: RTR26RW803135 1. NAMED INSURED: IES Holdings, Inc. 2. ADDRESS: 13131 Dairy Ashford Rd, Suite 500 Sugar Land, Texas 77478 Attention: William Albright; Mary Newman; Michael Keasey; Yasin Khan Email: 3. INCEPTION DATE: August 7, 2026 4. BROKER OF RECORD: Marsh USA LLC 1166 Avenue of the Americas, 43rd Floor New York, New York 10036 5. POLICY TYPE AND FORM: Representations and Warranties Insurance Policy (Reference Number: RTR26RW803135 attached as Exhibit A). 6. COVERED TRANSACTION: Transaction Agreement, made and entered into as of August 7, 2026, by and among IES Holdings, Inc., a Delaware corporation, IES Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Buyer (as defined therein), Innovative Corp., a Delaware corporation and DBM Global Intermediate Holdco Inc., a Delaware corporation, together with all schedules and exhibits annexed thereto or referred to therein. 7. POLICY PERIOD: From: August 7, 2026 to (i) the date that is the six-year anniversary of the Closing Date (at 12:01 A.M. local time at the mailing address stated above under “Address”) with respect to [Redacted]

the Fundamental Representations and Tax Indemnity Claims; and (ii) the date that is the three-year anniversary of the Closing Date (at 11:59 P.M. local time at the mailing address stated above under “Mailing Address”) with respect to all other Reps and Warranties. 8. BINDER & POLICY TERMS: A. Limit of Liability: $20,000,000, in the aggregate B. Premium: $780,000 C. Retention: The Retention shall have the meaning set forth in the Policy and shall, with respect to any Loss (other than True Fundamental Loss), initially be equal to $3,250,000, in the aggregate, until the Retention Step-Down Date. Thereafter, the Retention shall be immediately reduced in accordance with Section II(EE) of the Policy. For the avoidance of doubt, the Retention shall not apply (and shall be deemed to be nil ($0) at all times) in respect of any True Fundamental Loss. D. Broker's Commission: 16.5% (paid by Ryan Transactional Risk) 9. ENDORSEMENTS: (1) Terrorism; (2) Mandatory Lloyd’s Clauses; (3) Lloyd’s Cyber Endorsement; (4) Lloyd’s Privacy Policy Statement and Data Protection Short Form Information Notice; (5) Service of Suit Clauses; (6) U.S. Treasury Department OFAC Advisory Notice; (7) Texas Complaints Notice 10. SCHEDULES: (A) Persons Having “Actual Knowledge”; (B) Specifically Identified Agreements 11. EXHIBITS (I) Inception Letter, (II) Closing Letter; (III) form of Notice of Claim 12. Participating Insurers/Policy Numbers: In the Policy, the term Insurers means each of the following Insurers, each of whom has subscribed to the Policy in the percentage set out against its name below: Insurer Unique Market Reference Percentage of Limit of Liability written by Insurer Axis Syndicate 1686 at Lloyd’s B1350TR774872F001 21.341% Munich Re Syndicate 457 at Lloyd’s B1350TR774872F001 15.447% Canopius Syndicate 4444 at Lloyd’s B1350TR774872F001 5.081% Antares Syndicate 1274 at Lloyd’s B1350TR774872F001 1.626% Markel Syndicate 3000 at Lloyd’s B1350TR774872F001 4.065% QBE Syndicate 5555 at Lloyd’s B1350TR774872F001 3.659% Axis Surplus Insurance Company B1350TR774872F001 4.065% Arch Specialty Insurance Company B1350TR774872F001 6.504% Gotham Insurance Company B1350TR774872F001 3.252% Convex Insurance UK Limited B1350TR774872F001 2.846% Scottsdale Insurance Company B1350TR774872F001 17.886% SiriusPoint International Insurance Corporation (UK Branch) B1350TR774872F001 2.033% Steadfast Insurance Company B1350TR774872F001 8.130% Aspen Specialty Insurance Company B1350TR774872F001 4.065% Total 100.000% The liability of each of the Insurers under the Policy is several and not joint with other Insurers party to the Policy. An Insurer is only liable for the proportion of liability it has underwritten. An Insurer is not jointly liable for the proportion of liability underwritten by any other Insurer nor is an Insurer otherwise responsible for any liability of any other Insurer that is a party to the Policy. Certain Insurers at Lloyd’s are led by AXIS Syndicate 1686. The Claim Representative is not an Insurer and shall not be liable to pay any Loss under the Policy. 13. CLAIM REPRESENTATIVE: Ryan Transactional Risk 14. CONDITIONS: THIS CONDITIONAL BINDER SUPERSEDES AND REPLACES ALL PRIOR BINDERS AND/OR COMMITMENTS ISSUED FOR THE CONTEMPLATED RISK TRANSFER AND EVIDENCES COVERAGE UNDER THE REFERENCED POLICY AS OF THE INCEPTION DATE, SUBJECT TO THE RECEIPT, REVIEW AND ACCEPTANCE TO OUR SATISFACTION OF THE FOLLOWING: - Acceptance of this Conditional Binder in the manner indicated below before 11:59 p.m. (local time at the mailing address stated above under “Address”), August 7, 2026. - Executed Inception Letter (as defined in the Policy) on or before the Inception Date. - If the Insured elects to pay a termination fee in lieu of a premium deposit, no payment is required at Inception, but if following execution of the Agreement and this conditional binder, the transaction does not close, the Insured shall pay a termination fee equal to the lesser of (i) 10% of the premium and (ii) $35,000. - Bring down due diligence call no more than 10 days prior to the Closing Date. - Closing must occur within 150 days of Inception Date. In the event the interim period extends more than 150 days of Inception Date, additional premium of $30,000 shall be applicable for every 30 days up to 270 days and periodic status updates shall be provided (which may be via email) after the 150th day of the interim period. In no event shall the Policy period exceed 7 years. - Executed Closing Letter (as defined in the Policy) on or before the Closing Date. - Completed Broker’s Surplus Lines Information Form on or before 30 days from Closing. - Payment of the Premium pursuant to the wire instructions set forth below on or before 30 days from Closing. - Execution copies of the Agreement and Disclosure Schedules (the Closing Set) to be sent electronically via email to on or before 60 days from Closing. - A copy of the VDR as of Closing on or before 60 days from Closing, which should be sent electronically via email to or physically to the following: Ryan Transactional Risk 1185 Avenue of the Americas, Suite 2310 New York, NY 10036 Ryan Transactional Risk, in its reasonable, good faith judgement, shall determine whether each of the above conditions has been satisfied. If any of the conditions set forth in this Section 14 are not satisfied within the timeframes specified above, then Ryan Transactional Risk shall (i) provide written notice of the specific deficiency to the Named Insured and (ii) be entitled to terminate this Conditional Binder by twenty (20) Business Days’ (the “Cure Period”) written notice to the Named Insured of such deficiency (provided, however, the Insured shall be entitled to cure any such deficiency during the Cure Period). Where the Named Insured has provided notice that the Agreement has terminated, this Conditional Binder shall terminate immediately. If this Conditional Binder is so terminated, then (a) this Conditional Binder shall be void and have no further force or effect and neither Ryan Transactional Risk nor the Insurers shall have any obligation or liability hereunder or in connection herewith and (b) a fee of the lesser of (x) 10% of the Premium and (y) $35,000 shall be paid to Ryan Transactional Risk pursuant to the wire instructions set forth below within 10 business days. 15. REPRESENTATION: Ryan Transactional Risk represents and warrants that it has been duly authorized to issue this Conditional Binder on behalf of each of the Insurers. 16. It is the responsibility of the Broker of Record to conform to the laws and regulations of the applicable jurisdiction, including, but not limited to, payment of surplus lines taxes, procuring of affidavits and compliance with surplus lines laws.

IN WITNESS WHEREOF Ryan Transactional Risk issues this Conditional Binder, effective as of the Inception Date, subject to the conditions stated herein. By: _______________________________ Rustin Paul Authorized Representative [Signature Page to Ryan TR Primary Layer Binder Agreement] ACCEPTANCE By accepting this Conditional Binder, the Named Insured agrees to fulfill all payment obligations set forth above and to exercise good faith efforts to fulfill any and all other outstanding conditions within the time specified above. Unless accepted by the Named Insured (and in the manner indicated above), this Conditional Binder shall automatically expire as of the time provided above for acceptance of this Conditional Binder. This Conditional Binder may be accepted by signature of the Named Insured or, if an "order to bind" has been received by the Broker of Record. Alternatively, the Broker of Record may merely forward the order to bind and this Conditional Binder shall be deemed to have been accepted. In either instance, the forwarding of the executed Conditional Binder or order to bind may be sent via email to and . [Redacted] Agreed and Accepted: IES HOLDINGS, INC. By: ______________________ Name: Title: Mary Newman Chief Administrative Officer & General Counsel PAYMENT INSTRUCTIONS Please make payment payable to: RSG Underwriting Managers, LLC Bank Account Name: RSGUM – Premium Fund ACH or Wire Instructions: Check to Lockbox: RSG Underwriting Managers LLC PO Box 855214 Minneapolis, MN 55485-5214 Check via Courier Mail (FedEx, etc.): Lockbox Services #855214 RSG Underwriting Managers LLC 1801 Parkview Drive, 1st Floor Shoreview, MN 55126 Please include the project name and the name of the insured or prospective insured as part of the wire or check remittance information. If payment is made by wire transfer, please provide the confirmation number by email to the following persons: Thank you for your business and for your cooperation regarding this matter. [Redacted] [Redacted] Representations and Warranties Insurance Policy Project Rhino This declares and certifies that pursuant to the authority granted to the undersigned by the insurance carriers identified below (the “Insurers” and each, an “Insurer”), in consideration of the payment of premium specified herein, and in accordance with the terms and conditions of this Representations and Warranties Insurance Policy (this “Policy”), the Insurers are bound, severally and not jointly, to provide the insurance as set forth in this Policy. Policy Number: RTR26RW803135 POLICY DECLARATIONS Named Insured: IES Holdings, Inc. Additional Insureds: The Buyer Related Persons (as defined in the Agreement), other than the Named Insured, and their respective successors and assigns, and together with their respective direct or indirect, past, present and future, affiliates, subsidiaries, equityholders, stockholders, shareholders, owners, beneficiaries, general or limited partners, officers, employees, managers, partners, members, principals, parents, agents and directors (and functionaries similar to the foregoing) of such Buyer Related Persons, and the Named Insured, and each of the heirs, executors, successors and assigns of any of the foregoing and of the entities described as included, but each solely in connection with their respective roles as such, each an “Additional Insured”. Mailing Address: 13131 Dairy Ashford Rd, Suite 500 Sugar Land, Texas 77478 Attention: Broker of Record: Marsh USA LLC 1166 Avenue of the Americas, 43rd Floor New York, New York 10036 [Redacted]

Limit of Liability: $20,000,000, in the aggregate Retention: The Retention shall have the meaning set forth in this Policy and shall, with respect to any Loss (other than True Fundamental Loss), initially be equal to $3,250,000, in the aggregate, until the Retention Step-Down Date. Thereafter, the Retention shall be immediately reduced in accordance with Section II(EE). For the avoidance of doubt, the Retention shall not apply (and shall be deemed to be nil ($0) at all times) in respect of any True Fundamental Loss. Premium: $780,000 Broker’s Commission: 16.5% (paid by Ryan Transactional Risk) Policy Period: From: August 7, 2026 to (i) [●]1, 2032 (at 12:01 A.M. local time at the mailing address stated above under “Mailing Address”) with respect to the Fundamental Representations and Tax Indemnity Claims; and (ii) [●]2, 2029 (at 11:59 P.M. local time at the mailing address stated above under “Mailing Address”) with respect to all other Reps and Warranties. Endorsements: (1) Terrorism; (2) Mandatory Lloyd’s Clauses; (3) Lloyd’s Cyber Endorsement; (4) Lloyd’s Privacy Policy Statement and Data Protection Short Form Information Notice; (5) Service of Suit Clauses; (6) U.S. Treasury Department OFAC Advisory Notice; (7) Texas Complaints Notice Schedules: (A) Persons Having “Actual Knowledge”; (B) Specifically Identified Agreements Exhibits: (I) Inception Letter, (II) Closing Letter; (III) form of Notice of Claim INSURER DECLARATIONS In this Policy, the term Insurers means each of the following Insurers, each of whom has subscribed to 1 Date that is the six-year anniversary of the Closing Date. 2 Date that is the three-year anniversary of the Closing Date. this Policy in the percentage set out against its name below: Insurer Unique Market Reference Percentage of Limit of Liability written by Insurer Axis Syndicate 1686 at Lloyd’s B1350TR774872F001 21.341% Munich Re Syndicate 457 at Lloyd’s B1350TR774872F001 15.447% Canopius Syndicate 4444 at Lloyd’s B1350TR774872F001 5.081% Antares Syndicate 1274 at Lloyd’s B1350TR774872F001 1.626% Markel Syndicate 3000 at Lloyd’s B1350TR774872F001 4.065% QBE Syndicate 5555 at Lloyd’s B1350TR774872F001 3.659% Axis Surplus Insurance Company B1350TR774872F001 4.065% Arch Specialty Insurance Company B1350TR774872F001 6.504% Gotham Insurance Company B1350TR774872F001 3.252% Convex Insurance UK Limited B1350TR774872F001 2.846% Scottsdale Insurance Company B1350TR774872F001 17.886% SiriusPoint International Insurance Corporation (UK Branch) B1350TR774872F001 2.033% Steadfast Insurance Company B1350TR774872F001 8.130% Aspen Specialty Insurance Company B1350TR774872F001 4.065% Total 100.000% The liability of each of the Insurers under this Policy is several and not joint with other Insurers party to this Policy. An Insurer is only liable for the proportion of liability it has underwritten. An Insurer is not jointly liable for the proportion of liability underwritten by any other Insurer nor is an Insurer otherwise responsible for any liability of any other Insurer that is a party to this Policy. Certain Insurers at Lloyd’s are led by AXIS Syndicate 1686. The Claim Representative is not an Insurer and shall not be liable to pay any Loss under this Policy. Claim Representative Provision: Ryan Transactional Risk (“Ryan TR”) is authorized to and shall, on behalf of all the Insurers, serve as the Claim Representative for the Insurers and shall accept and provide communications regarding any Claim and other related matters under this Policy, and to act on the Insurers behalf hereunder (including the negotiation and acceptance of any terms and conditions of this Policy (including any Endorsements hereunder) and the management of any matters that are subject to this Policy). All Insurers shall be bound by the written communications made by the Claim Representative. The Insured is entitled to rely exclusively and without limitation upon (and shall be deemed to have relied upon) communications received from (or made on behalf of) the Claim Representative as the authorized claim representative for all Insurers for any Claim reported under this Policy. The Insured may rely on any action or inaction taken by the Claim Representative on any Claim. These Policy Declarations, the Insurer Declarations and the Claim Representative Provision, together with the Representations and Warranties Insurance Policy, the Endorsements, Schedules and the Exhibits attached hereto, shall collectively constitute the Policy declared to hereby. Ryan Transactional Risk By: _ Rustin Paul Authorized Representative 5 NOTICE: TEXAS This insurance contract is with an insurer not licensed to transact insurance in this state and is issued and delivered as surplus line coverage under the Texas insurance statutes. The Texas Department of Insurance does not audit the finances or review the solvency of the surplus lines insurer providing this coverage, and the insurer is not a member of the property and casualty insurance guaranty association created under Chapter 462, Insurance Code. Chapter 225, Insurance Code, requires payment of a 4.89 percent tax on gross premium. THIS IS A CLAIMS MADE AND REPORTED POLICY WITH COVERAGE FOR DEFENSE COSTS AND PROSECUTION COSTS, WHICH ARE INCLUDED IN THE LIMIT OF LIABILITY AND SHALL ERODE THE RETENTION. PLEASE READ THE ENTIRE POLICY CAREFULLY. REPRESENTATIONS AND WARRANTIES INSURANCE POLICY In consideration for and subject to the payment of the premium specified in the Policy Declarations, and subject to all of the terms and conditions of this Policy, the Insurer and the Named Insured agree as follows: I. INSURING AGREEMENT The Insurer shall indemnify and reimburse the Insured for, or pay to or on behalf of the Insured, any Loss covered hereunder on account of any one or more Claims made and reported during the Policy Period in accordance with this Policy or within the 60-day period immediately following the expiration of the Policy Period in accordance with this Policy. II. DEFINITIONS As used in this Policy, any terms that appear in bold are defined herein. Capitalized and unbolded terms not elsewhere defined in this Policy shall have the meaning ascribed to them in the Agreement and the following terms are defined below: (A) “Acquired Company” means each or all of the Acquired Companies (as such term is defined in the Agreement).

6 (B) “Actual Knowledge” means (1) with respect to a particular fact, event or condition, that any of the persons listed on Schedule A annexed hereto had an actual conscious awareness and personal knowledge of such fact, event or condition, and (2) with respect to a Breach or Tax Indemnity Claim, that any of the persons listed on Schedule A annexed hereto had an actual conscious awareness and personal knowledge of the underlying fact, event or condition and that such underlying fact, event or condition actually constituted a Breach or Tax Indemnity Claim (as applicable). For the avoidance of doubt, Actual Knowledge shall not include constructive, implied or imputed knowledge, or any actual, constructive, implied or imputed knowledge of any person, including any advisor or agents of the Insured or any other person, other than the persons specifically listed on Schedule A, and shall not include any duty or obligation of inquiry or investigation. The Insurer shall bear the burden of proving (by clear and convincing evidence) that any of the Persons listed on Schedule A annexed hereto had Actual Knowledge of any underlying fact, event or condition and Actual Knowledge that such underlying fact, event or condition actually constituted a Breach or a Tax Indemnity Claim. (C) “Adjustments” means, with respect to any Loss (1) all amounts actually and specifically (but only to the extent, dollar for dollar) taken into account as a reduction in the calculation of the final and agreed upon Purchase Price as set forth in Section 3.01 of the Agreement, (2) all cash amounts actually received by the Insured under applicable insurance policies (other than this Policy) in respect of such Loss, but in each case solely to the extent such recoveries have arisen as a proximate result of such Loss, and (3) any right of set off against or other similar monetary gain or benefit from an unaffiliated third party (other than Seller(s) or any affiliate of Seller(s) or any escrow or holdback established for such purpose) that is actually and irrevocably received by the Insured, and not subject to forfeiture, from an unaffiliated third party, but in each case solely to the extent such recovery has arisen as a proximate result of such Loss, in the case of each of clauses (1), (2) and (3), such that the Insured shall not receive double recovery with respect to any Loss. Adjustments shall be calculated net of (and shall not include): (i) any costs of recovery in connection with the foregoing; (ii) any direct increases in insurance premiums; (iii) as to other insurance policies, any amounts that are not recoverable under any such other insurance policy, including if such policy does not actually pay the Insured in respect of such Loss; and (iv) any unreimbursed costs of recovery. For the avoidance of doubt, the intention of this definition is merely to avoid “double counting” for amounts actually and 7 irrevocably recovered by the Insured and not to limit any right to recover for Loss or bring any claim arising out of or resulting from any Breach or Tax Indemnity Claim in excess of the amount of such Loss; provided, however that no Insured shall be required to pursue, seek or exercise any purchase price adjustment or remedy under the Agreement or pursue or seek any Action against the Seller or any other person prior to pursuing recovery under this Policy. Notwithstanding the foregoing, (x) in no event shall any recovery pursuant to the Agreement, the agreements identified on Schedule B hereto, or in connection with the transactions contemplated thereby be deemed an offsetting recovery or be included in an Adjustment or be subject to reimbursement hereunder, (y) if the Agreement provides that any indemnification shall be deemed a purchase price adjustment, such provision shall be disregarded for purposes of this definition and (z) Adjustments shall not include any amounts within the Retention or in excess of the Limit of Liability. (D) “Agreement” means that certain Transaction Agreement, made and entered into as of August 7, 2026, by and among IES Holdings, Inc., a Delaware corporation, IES Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Buyer (as defined therein), Innovative Corp., a Delaware corporation, and DBM Global Intermediate Holdco Inc., a Delaware corporation, a copy of which was provided to the Claim Representative on or prior to the Inception Date, as such Agreement may be amended, supplemented or otherwise modified from time to time; provided, that no such amendment, supplement or modification made after the Inception Date will be effective against the Insurer to the extent any such amendment, supplement or modification would reasonably be expected to actually and materially prejudice the Insurer by increasing the potential frequency or severity of any Loss for which the Insured has coverage under the Policy (with the Insurer having the burden of proving such actual and material prejudice); provided further, that the foregoing shall only relieve obligations of the Insurer to the extent and only to the extent that Loss is actually increased as a result of any such amendment (with the Insurer having the burden of proving such amount of Loss that would have been avoided). (E) "Approved Firm” means Norton Rose Fulbright US LLP. (F) “Breach” means any misrepresentation of, misstatement or inaccuracy in, or breach of, any of the Reps and Warranties (including, without limitation, any combination of any Reps and Warranties and as a result of or attributable to 8 Fraud) as of (x) the date on which the Agreement was executed, or (y) as if made on and as of the Closing Date (except for those Reps and Warranties that specifically speak only as of a date certain, in which case a Breach shall mean any misrepresentation of, misstatement or inaccuracy in, or breach of, such Reps and Warranties as of such date), in each case, determined disregarding all Limitation Provisions and any Materiality Qualifiers. For the avoidance of doubt, (i) the capitalized word “Material” shall not be disregarded for the purposes of references to the defined term “Material Contract” (whether singular or plural) wherever used in the Agreement, and (ii) the capitalized term “Material Adverse Effect” as used in Section 4.10(a) (Absence of Certain Changes) of the Agreement shall not be disregarded. For the avoidance of doubt, each of the Reps and Warranties shall have independent significance. If any Person has breached any representation, warranty, covenant or agreement contained in the Agreement in any respect, the fact that there exists another representation, warranty, covenant or agreement relating to the same subject matter (regardless of the relative levels of specificity) which such Person has not breached shall not detract from or mitigate the fact that such Person is in breach of the first representation, warranty, covenant or agreement. (G) “Claim” means any of the following (for the avoidance of doubt, the Insured shall not be required to submit a written demand or notice to the Seller(s) prior to seeking or obtaining recovery hereunder): (1) a written demand or notice by the Insured to the Claim Representative alleging a Breach for reasons other than a Third Party Claim; or (2) the receipt by the Insured of a Third Party Claim; or (3) a written demand or notice by the Insured to the Claim Representative alleging a Tax Indemnity Claim; or (4) For purposes of Prosecution Costs, the Insured’s pursuit of any Action in connection with the transactions contemplated by the Agreement. (H) “Claim Representative” means Ryan TR and/or counsel appointed by the Insurers to represent them with respect to a Claim; provided, that the Insurers provide written notice of such appointment of counsel to the Insured. 9 (I) “Closing Date” means the date and time as of which the Closing actually takes place. (J) “Closing Letter” means an executed letter, dated as of the Closing Date, in the form of Exhibit II of this Policy. (K) “Defense Costs” means any fees, costs, charges and third party expenses, disbursements and other amounts (including, without limitation, the reasonable fees, costs, charges and expenses of attorneys, accountants, brokers, consultants, experts and other advisors and professionals) incurred by or on behalf of the Insured in preparing or providing the investigation, collection, adjustment, defense, opposition, crossclaim, counterclaim, negotiation, prosecution, demand, mitigation, settlement, resolution or appeal of (i) any Third Party Claim or potential Third Party Claim (including the investigation of the underlying facts and circumstances thereof), but, in the case of a potential Third Party Claim, only in the event such potential Third Party Claim is thereafter made (regardless of whether any Breach is established) and reported to the Claim Representative in accordance with the terms hereof, or (ii) any Tax Indemnity Claim or potential Tax Indemnity Claim (including the investigation of the underlying facts and circumstances thereof), but, in the case of a potential Tax Indemnity Claim, only in the event such potential Tax Indemnity Claim is thereafter made (regardless of whether any Indemnified Taxes are established) and reported to the Claim Representative in accordance with the terms hereof; provided, however, that Defense Costs shall not include attorney’s fees or expert costs incurred in connection with a coverage dispute under this Policy with any Insurer; provided however, that the prior sentence shall not prevent the Insured from seeking recovery of such amounts in the event of a coverage dispute pursuant to Section IV(H) of this Policy. Defense Costs shall include premiums for any appeal, attachment or similar bonds (including any broker fees associated with such bonds), provided that the Insurer shall have no obligation to apply for or furnish any such bonds. For the avoidance of doubt, Defense Costs include third party expenses incurred in preparing or providing requested updates, information or analysis to, or cooperating or coordinating with or participating in any requested investigation, settlement, analysis, or review by, the Claim Representative in respect of any Third Party Claim. Defense Costs shall not include any ordinary course salaries, benefits or other compensation (other than reimbursement of reasonable out-of-pocket expenses) of any employee, officer, director, member or partner of the Insured (other than part time employees and contractors

10 retained specifically in connection with the matters described in this definition). The Insured and Insurers agree that (1) unless expressly prohibited by applicable law or any rules applicable to the Approved Firm, representation by the Approved Firm at its then respective prevailing hourly rates is reasonable and (2) once the Insured has provided reasonable support for their Defense Costs, by providing reasonably detailed invoices as prepared in the ordinary course by the Approved Firm, or other counsel retained by the Insured, the burden shall be on the Insurers to demonstrate that such Defense Costs are unreasonable. (L) “Direct Claim” means any Claim that is not (and does not arise from) a Third Party Claim. (M) “Fraud” has the meaning set forth in the Agreement. (N) “Fundamental Representations” means the Reps and Warranties contained in (x) the following Sections of the Agreement: 4.01 (Organization and Good Standing), 4.02 (Authority; Execution and Delivery; Enforceability), 4.03 (Capitalization), 4.04 (Subsidiaries), 4.05(a)(i) (No Conflict; Required Filings and Consents), 4.11 (Taxes), and 4.20 (Brokers) and (y) any correlative Reps and Warranties reflected in any ancillary agreement that are identified on Schedule B annexed hereto. (O) “Inception Date” means the first day of the Policy Period. (P) “Inception Letter” means an executed letter, dated as of the Inception Date in the form of Exhibit I of this Policy, without exceptions to the No Claims Declaration (as defined in Exhibit I). (Q) “Indemnified Taxes” means any Loss (including any taxes and liabilities) incurred by the Insured, or any amounts the Insured becomes subject to (including as a result of the non-payment thereof), related to or arising from (a) any Tax of an Acquired Company for periods (or portion thereof) ending on or prior to the Closing Date, (b) Tax of any member of an affiliated, consolidated, combined, or unitary group of which an Acquired Company is or was a member prior to the Closing Date, and (c) any liability for Tax of any Person imposed on an Acquired Company as a transferee or successor, by contract, or pursuant to any law, including (x) pursuant to Treasury Regulation Section 1.1502-6 or any analogous or similar state, local or non-U.S. law and (y) as by contract, assumption or operation of law or a transferee or successor, in respect of any Tax relating in whole or in part to an event or transaction occurring on or prior to the Closing 11 Date. Notwithstanding the foregoing, none of the following Taxes shall be Indemnified Taxes: (1) any Tax attributable to a matter specifically identified on Section 4.11 of the Seller Disclosure Schedules, but in each case solely to the extent it is reasonably apparent on the face of the Seller Disclosure Schedules that such matter, if ultimately resolved adversely, could reasonably be expected to directly result in such Taxes with respect to a taxable period (or portion thereof) ending on or before the Closing Date (provided, however, that for the avoidance of doubt, disclosures related to Tax matters that do not disclose a potential liability shall not be treated as included in this clause (1)), (2) any Tax to the extent specifically and accurately accrued or reserved for in the Financial Statements applicable to the Acquired Company as of the date that is immediately prior to the Closing Date and made available to the Named Insured prior to the Closing or specifically and accurately reflected in the calculation of the Purchase Price as finally determined and agreed upon as set forth in Section 3.01 of the Agreement, (3) any Transfer Taxes arising directly from the transactions contemplated by the Agreement, or (4) the cost directly arising from preparing tax returns or conducting tax audits, the subject matter of which does not indirectly or directly relate to or give rise to, in whole or in part, a Tax Indemnity Claim under this Policy. (R) “Insured” means the Named Insured and the Additional Insureds identified as such on the Policy Declarations of this Policy. For the sake of clarity, it is expressly acknowledged that the phrase “the Insured” means any Insured. (S) “Insurers” means the Insurers set forth on the table in the Insurer Declarations of this Policy. (T) “Interim Breach” means any Breach (1) in which all of the underlying material facts, conditions, circumstances and events each first occurred during the Interim Period and (2) of which any of the persons listed on Schedule A annexed hereto first obtained Actual Knowledge of such Breach during the Interim Period. For the avoidance of doubt, a Breach existing as of the Inception Date is not an Interim Breach. (U) “Interim Period” means the period beginning immediately after the execution of the Agreement and ending immediately prior to the execution of the Closing Letter concurrently with the Closing. 12 (V) “Limit of Liability” means the maximum amount of covered Loss (i.e., not excluded hereunder (but subject to Section VI(C)) and in excess of the Retention) payable under this Policy, which is, in the aggregate, the amount set forth as such in the Policy Declarations of this Policy. The Limit of Liability shall, to the extent not ultimately reinstated pursuant to the terms hereof, be reduced by all payments of Loss actually made to or on behalf of the Insured under this Policy, including Defense Costs and Prosecution Costs. (W) “Limitation Provisions” means any dollar cap, dollar basket, dollar threshold, mini-basket, aggregate limitation, limit of liability, limitation on damages, time limitations, survival periods, exclusive remedy provisions, manner of payment provisions, order of recovery provisions, obligations to mitigate Losses, source of recovery limitations, order of priority provisions or other similar limitations set forth in the Agreement, including for the avoidance of doubt any of the provisions set forth in Article X of the Agreement, as well as any statute of limitations (or non-survival) applicable to representations and warranties or other breach of contract claims, in each case as contained in the Agreement that limit recovery against the Seller(s) for, or in any way limits the amount of Loss in respect of, a Breach or Tax Indemnity Claim. (X) “Loss” means the aggregate to the extent not duplicative of (i) any and all losses, demands, judgments, claims, actions, causes of action, costs, damages, awards, injuries, settlements, deficiencies, Taxes, penalties, interests, fines or expenses arising out of or resulting from a Breach or Tax Indemnity Claim; (ii) any Defense Costs, plus (iii) any Prosecution Costs, in each case of clauses (i), (ii) and (iii), determined without giving effect to and at all times ignoring the existence of any and all Limitation Provisions and Materiality Qualifiers, as if such words, clauses or phrases, as applicable, were deleted in their entirety from the applicable provision in the Agreement, in each case, less Adjustments; provided, however, Loss shall not include: (i) rescission, injunctive or other non-monetary relief unless there is reasonable certainty that Loss for any of the foregoing can be definitively and reasonably calculated; (ii) amounts specifically excluded under Section III of this Policy; or (iii) any attorney’s fees or expert costs incurred exclusively in connection with a coverage dispute with any Insurer arising hereunder, provided that this clause (iii) shall not prevent the Insured from seeking or obtaining recovery of such amounts in the event of a coverage dispute pursuant to Section IV(H) of this Policy. Notwithstanding anything in this Policy to the contrary, the Insured shall not be required to seek recourse against, pursue any Action or otherwise proceed against the Seller(s), the Sellers’ affiliates or any other person 13 or entity for any recovery for Loss or otherwise as a condition precedent to seeking or receiving payment for any Loss hereunder. For the avoidance of doubt, (x) Loss shall include all deductibles or retentions paid by any Insured under any other insurance policies with respect to such Loss, and (y) Loss shall not be limited by the fact that the Insured does not have any right to indemnification from the Seller(s) or their affiliates in respect of the Breach giving rise to such Loss. (Y) “Materiality Qualifiers” means any qualification, limitation or phrase as to “Material Adverse Effect”, “material adverse effect” “material and adverse”, “material”, “materially”, “materially adversely”, “materially and adversely”, “materiality”, “in all material respects”, “individually or in the aggregate, would not be material”, “that, individually or in the aggregate, have not been, and would not reasonably be expected to be, material”, “that is material”, “material to the business”, “except as would not be material”, “and material effect” or any other similar standard, term, qualification, modification, limitation, phrase or surrounding related words (e.g., “reasonably be expected to” and similar restrictions, limitations and qualifiers) contained in any Rep and Warranty (including, for the avoidance of doubt, with respect to Section 4.09(b)(iv) of the Agreement). (Z) “Most Favorable Jurisdiction” means the jurisdiction which most favors coverage for the Insured among any and all jurisdictions which have a relationship to the Insured, the Insurers, the Breach, the Tax Indemnity Claim, or the Third-Party Claim, including but not limited to where (i) any act, error or omission giving rise to the Breach, potential Breach or Loss took place, (ii) any relief was awarded, (iii) the Third Party Claim was made or the Tax Indemnity Claim arose, or (iv) any Insured or Insurer is incorporated, domiciled or has its principal place of business. (AA) “Pending Matter” means any: (i) Claim (other than a Claim for True Fundamental Loss for which the Retention shall at all times be deemed to be nil ($0)) related to a Notice of Claim provided to the Claim Representative on or prior to the Retention Step-Down Date (whether or not resolved); or (ii) Breach or Indemnified Taxes of which (x) any of the persons listed on Schedule A or (y) the chief executive officer, chief financial officer, chief risk officer or general counsel (or person holding a functionally equivalent position) of the Named Insured has actual conscious awareness of a Breach as of or prior to the Retention Step-Down Date. (BB) “Policy Period” means the period set forth as such in the Policy Declarations.

14 (CC) “Prosecution Costs” means the reasonable legal and professional fees, costs, charges, disbursements and expenses, including the costs, fees, charges, disbursements and expenses of advisors, experts, attorneys, consultants and other professionals (and the costs of bonds or attachments, but without any obligation to apply for or furnish any such bond), incurred by or on behalf of the Insured in connection with (a) the Insured’s investigation, preparation, settlement, defense, pursuit, adjustment, counterclaim, appeal and/or prosecution of a lawsuit or claim for indemnification against the Seller(s) (or any affiliate thereof) for any Breach or (b) the Insured’s mitigation or investigation of any Breach in the event no indemnification claim is made against the Seller(s) (or an affiliate thereof); provided, however, that: (i) Prosecution Costs shall not include attorney’s fees or expert costs provided exclusively in connection with (x) investigation or preparation activities following a voluntary stay or dismissal of the lawsuit or (y) a coverage dispute with any Insurer in connection with this Policy; provided however, that this shall not prevent the Insured from seeking recovery of such amounts in the event of a coverage dispute pursuant to Section IV(H) of this Policy; and (ii) such fees and expenses will constitute Prosecution Costs only where incurred after the Insured has a good faith belief that a Breach may exist (with the Insurers bearing the burden of proving that such costs were not incurred based on such good faith belief). Prosecution Costs will also include, without duplication, any reasonable fees, expenses, disbursements and other amounts incurred by or on behalf of the Insured in connection with preparing or providing requested updates, information or analysis to, or coordinating with or participating in any investigation, settlement, analysis, or review by, the Insurer. Prosecution Costs shall not include any salaries, benefits or other compensation (other than reasonable out-of-pocket expenses) of any employee, officer, director, member, partner, or consultant of the Insured (other than part time employees and consultants retained in connection with the matters described in this definition). The Insured and Insurer agree that (1) unless prohibited by applicable law or any rules applicable to attorneys at the Approved Firm, representation by the Approved Firm at its then respective prevailing hourly rates is reasonable and (2) once the Insured has provided reasonable support for its Prosecution Costs, by providing reasonably detailed invoices as prepared in the ordinary course by the Approved Firm or other counsel retained by the Insured, the burden shall be on the Insurer to demonstrate that such Prosecution Costs are unreasonable. 15 (DD) “Reps and Warranties” means all those representations and warranties in Article IV of the Agreement and those representations and warranties contained or certified in any of the sections of any ancillary agreement agreed to be covered by the Insurers that are specifically identified on Schedule B annexed hereto. Each of the Reps and Warranties shall be a “Rep and Warranty”. For the purposes of Reps and Warranties, the following Sections of the Agreement shall be deemed to be specifically modified as follows: (i) in Section 4.09(b)(i) (Financial Statements; Absence of Liabilities) of the Agreement, the words “and accurately” have been deleted such that the phrase reads “specifically disclosed or reflected (but in each case, reserved against) in the Financial Statements,”; and (ii) Sections 4.24 (Investment Intent; Securities Law Matters) and 4.25 (Parent Information Statement) of the Agreement have been deleted in their entireties;. (EE) “Retention” means an amount equal to $3,250,000, in the aggregate (the “Initial Retention”), until the Retention Step-Down Date. After the Retention Step- Down Date, (a) the Retention shall be immediately reduced to the lesser of (i) $2,600,000, in the aggregate, and (ii) the difference of (x) $3,250,000, minus (y) the total amount of Loss then incurred or reasonably expected to be incurred that is not excluded hereunder, arising out of or resulting from any Pending Matter. For the avoidance of doubt, the Retention shall not apply (and shall at all times be deemed to be nil ($0)) in respect of any True Fundamental Loss. The Retention is an aggregate amount and shall be eroded on a dollar-for-dollar basis by any and all Loss for which the Insurers would be liable under this Policy but for the Retention (but for the avoidance of doubt, the Retention will not be eroded by any amounts paid by the Insurers in connection with any True Fundamental Loss). Notwithstanding the foregoing, the Initial Retention shall continue to apply to any Pending Matter, unless the Initial Retention has already been eroded. For the avoidance of doubt, if a Loss could be construed as both a True Fundamental Loss and a Loss arising from or relating to any Rep and Warranty that does not itself constitute a True Fundamental Rep and Warranty, then in such instance such Loss shall be deemed to constitute a True Fundamental Loss and thus subject to the nil ($0) Retention set forth in this definition. (FF) “Retention Step-Down Date” means the twelve (12) month anniversary of the Closing Date. (GG) “Seller(s)” means the Seller (as defined in the Agreement). 16 (HH) “Tax Indemnity Claim” means (i) for purpose of reporting a Notice of Claim under this Policy, any circumstances that could give rise to Loss for Indemnified Taxes and (ii) for purposes of Defense Costs, the Insured’s receipt of an actual or threatened notice of assessment or notice of a proposed adjustment which would, upon a final determination, reasonably be expected to give rise to Indemnified Taxes. (II) “Third Party Claim” means any claim, demand, investigation, notice, arbitration or legal action, proceeding, audit, subpoena, complaint, order or similar action for monetary damages, proceeding or similar action (including, for the avoidance of doubt, any tax or regulatory audit or examination, regardless of whether, at the time of such initiation, the relevant taxing or regulatory authority asserts the existence of any tax or regulatory liability or whether any Insured has reason to believe there may be a tax or regulatory liability) threatened, made or commenced against, any Insured, whether threatened, made, commenced or initiated before, on or after the Closing, by a person(s) or entity(ies) that is not a party to the Agreement, the existence of which constitutes or, if the allegations contained therein would, if proven or successful, constitute, a Breach; provided, however, a Third Party Claim shall not include a Tax Indemnity Claim. (JJ) “True Fundamental Loss” means any Loss arising out of or resulting from a Breach of the True Fundamental Reps and Warranties. (KK) "True Fundamental Reps and Warranties” means, collectively, the Reps and Warranties contained in the following Sections of the Agreement: 4.01 (Organization and Good Standing), 4.02 (Authority; Execution and Delivery; Enforceability), 4.03 (Capitalization), 4.05(a)(i) (No Conflict; Required Filings and Consents), and 4.20 (Brokers). (LL) “Waiver Parties” has the meaning set forth in Section VI(C). of this Policy. III. EXCLUSIONS The Insurer shall not be liable to make any payment for that portion of Loss in connection with any Claim solely to the extent that such portion of Loss is: (A) for, based upon or arising out of the actual existence of or exposure to asbestos, polychlorinated biphenyls, or any PFAS, PFOA, or PFOS, GenX or PFB related 17 chemicals, whether such chemical compounds are long-chain or short-chain compounds (commonly known as “forever chemicals”); or (B) for, based upon or arising out of a material inaccuracy of a statement made by the Named Insured in the Inception Letter or Closing Letter, but only to the extent (i) that the persons listed on Schedule A annexed hereto had Actual Knowledge as of the Inception Date (with respect to the Inception Letter) or prior to the Closing Date (with respect to the Closing Letter) of any such material inaccuracy, but in any event only to the extent such Loss is directly caused by or arises out of the substantive content of such statement made by the Named Insured and (ii) the Insurer is actually and materially prejudiced thereby (with the burden of proving such actual and material prejudice, and the amounts arising from such prejudice, on the Insurer); or (C) for, based upon or arising out of (i) any Breach or Tax Indemnity Claim of which any of the persons listed on Schedule A had Actual Knowledge of on or prior to the Inception Date (but solely to the extent the Loss relating to such Breach is the result of such Actual Knowledge and the Insurer is actually and materially prejudiced thereby, with the Insurer bearing the burden of proving any such actual and material prejudice, and the amounts arising from such prejudice); or (ii) an Interim Breach; or (D) for, based upon or arising out of any punitive or exemplary damages or any civil fines or civil penalties or any criminal fines or criminal penalties, except to the extent (a) insurable under the laws of the Most Favorable Jurisdiction to the insurability of such damages, fines or penalties and (b) awarded or assessed against any Insured in connection with a Third Party Claim pursuant to (1) a final settlement consented to in writing by the Insurer, such consent not to be unreasonably withheld, conditioned or delayed, or (2) (x) an order of a government or regulatory agency, (y) judgment of a court of competent jurisdiction or (z) an award of an arbitrator, arbitration panel or similar adjudicative body; provided that this exclusion shall not apply to Defense Costs; provided, that, this exclusion shall not apply to Defense Costs related to the foregoing and such Defense Costs shall be deemed to constitute Loss hereunder regardless whether such damages, fines or penalties constitute Loss; or (F) for, based upon or arising out of the availability or unavailability, in any taxable period beginning after the Closing Date, of any federal or state income tax net operating loss or tax credit carryforward of the Acquired Companies from any Pre-

18 Closing Tax Period; provided that for the avoidance of doubt this exclusion shall not apply to any Taxes paid or payable by or with respect to the Acquired Companies for any Pre-Closing Tax Period; or (G) for, based upon or arising out of any Taxes as a result of the Acquired Companies’ failure to comply with any applicable transfer pricing tax laws, rules or regulations, in each case as determined by a taxation authority in connection with the transfer pricing practices of the Acquired Companies as of or prior to the date hereof; or (H) for, based upon or arising out of any Taxes to the extent directly resulting from the actual failure to pay or remit any indirect Indian Transfer Taxes; or (I) for, based upon or arising out of any Taxes as a result of the Acquired Companies’ failure to pay gross receipts tax or use tax, or to file any tax returns relating to any such taxes, in Washington; or (J) for, based upon or arising out of any items with costs in excess of $650,000 identified in the (a) Immediate Repair Cost Table or (b) in the Capital Reserve Schedule in any Property Condition Report, prepared by Terracon Consultants, Inc. for IES Holdings, Inc., for the following locations: (i) 325 S. Geneva Rd., Lindon, Utah 84042; (ii) 5055 North Ken Morey Dr., Bellemont, Arizona 86015; (iii) 2001 N. Davis Ave., Ottawa, Kansas 66067; (iv) 280/300 Ellis Smeathers Rd., Owensboro, Kentucky; or (v) 2324 Navy Dr., Stockton, California 95206; or (K) for, based upon or arising out of any Recognized Environmental Conditions as identified in the Phase I Environmental Site Assessments prepared by Terracon for Project No. 10000018873. If only part of any Loss is excluded under this Section III, the Insurer shall be liable for that part of any Loss which is not so excluded, and such portion for which there is coverage under this Policy shall (subject to the other terms, exclusions and conditions of this Policy) erode the Retention if the Retention is not fully eroded. The Insurer shall bear at all times the burden of proving the applicability of any of the foregoing exclusions to any portion of any Loss. IV. NOTICE & CLAIM ADMINISTRATION PROVISIONS (A) Where to Provide Notice. Notice of any Claim (each a “Notice of Claim”) shall be given in writing to Ryan Transactional Risk, 1185 Avenue of the Americas, Suite 19 2310, New York, NY 10036 Attention: Claims (or to such other addressee or at such other addresses as the Claim Representative shall direct in a written notice provided to the Named Insured). All notices under this Policy shall refer to the policy number assigned to this Policy, shall be in writing, shall be given by mail, hand delivery or prepaid express courier and shall be deemed to be received and effective upon the date such notice is sent. A complete set of any and all notices shall also be e-mailed to (which shall be constitute notice hereunder) and (which does not constitute notice). All notices and other communications to the Insured shall be given in writing to the Named Insured at the address set forth in the Policy Declarations, with a copy to, which shall not constitute notice: Norton Rose Fulbright US LLP 1550 Lamar Street, Suite 2000 Attention: Brian Fenske Houston, Texas 77010 Email: (B) What to Report in a Notice of Claim. Each Notice of Claim shall be in the form attached hereto as Exhibit III and shall include the requested information to the extent of the applicable person’s Actual Knowledge, in light of the information then available, for each respective Claim being reported. The Insurer acknowledges that the Insured may have incomplete knowledge of a Breach or the facts and circumstances underlying a Third Party Claim at the time that a Notice of Claim is prepared and delivered to the Insurer and that any Notice of Claim provided hereunder may reflect such incomplete knowledge. A Notice of Claim may be amended, restated, supplemented or modified as more information is obtained or clarified. A Notice of Claim shall not be invalid solely for failing to provide a reasonably complete description of the facts or the other requested information, and a deficiency in substance, detail or content of a Notice of Claim shall not reduce the liability of the Insurer for any Loss to which the Notice of Claim relates, or otherwise prohibit or affect insurance coverage hereunder for a Loss. Any information, materials or documentation provided to the Insurer in connection with a Notice of Claim is disclosed solely for purposes of seeking recovery under this Policy, and no such information, materials or documentation so disclosed shall be deemed to be an admission by any Insured to any third party in any manner whatsoever (including any violation of law or breach of contract). In disclosing such information, materials or documentation, the Insured expressly 20 does not waive any attorney-client or other privilege associated with such information or any protection afforded by the work-product doctrine or other privilege with respect to any of the matters disclosed, referenced or discussed therein as to any third parties, and the Insurer agrees to take all commercially reasonable steps to protect and preserve any such privilege or protection. For the avoidance of doubt, nothing in this Policy shall be construed as requiring the waiver of any attorney-client privilege, attorney work product doctrine or of any Fifth Amendment or similar protection, or to require any action that could reasonably be expected to cause the loss of the attorney-client privilege, work- product doctrine, or other privileges as to any document, information, or communication, or to violate any law, confidentiality agreement or protective order. (C) When to Provide Notice & Supplemental Notice. The Notice of Claim shall be given to the Claim Representative as soon as reasonably practicable after any of the persons listed on Schedule A annexed hereto or any of the Chief Executive Officer, Chief Financial Officer, Chief Risk Officer or General Counsel (or any person performing substantially similar functions) of the Named Insured obtains Actual Knowledge of the Breach, Tax Indemnity Claim or Third Party Claim; provided, however, that failure to provide timely a Notice of Claim shall not excuse the Insurer from performance, and shall not otherwise prohibit or affect insurance coverage hereunder unless (and only to the extent) such failure actually and materially prejudices the Insurer (and such prejudice, if curable, is not cured), as determined by a final adjudication rendered only after the Insurer has exhausted all other reasonable means of determining whether it has been actually and materially prejudiced, and then only to the extent of such prejudice. The Insurer shall bear the burden of proving such actual and material prejudice on the Insurer. For the avoidance of doubt, (x) in no case shall the coverage and payment hereunder be diminished or delayed due to the Insurer waiting on a final adjudication or actual and material prejudice, and (y) the Insured may deliver a Notice of Claim after any applicable person acquires Actual Knowledge of any matters or circumstances that would reasonably be expected to give rise to a Loss or otherwise erode the Retention. Any Notice of Claim must be provided during the Policy Period or within the 60-day period immediately following the expiration of the Policy Period, it being understood and agreed that if a Notice of Claim is provided in accordance with this Section IV, then a Claim will be deemed to have been timely made for any Loss arising out of or resulting from such Claim (including any subsequent Loss arising out of the facts, matters, events or circumstances referenced or identified in the Notice of Claim) even if such Claim 21 is not ultimately resolved until after the expiration of the Policy Period. (D) If a Notice of Claim is delivered to the Insurer in accordance with this Policy, any subsequent Loss based upon, arising out of or resulting from the facts, matters or circumstances identified in such Notice of Claim shall be deemed reported at the time such Notice of Claim was sent to the Insurer, whether or not the Insurer is able to provide its coverage position based upon the information included in such Notice of Claim as and when such Notice of Claim is delivered. (E) Acknowledgment of Notice. The Claim Representative shall promptly respond to a Notice of Claim with a coverage position or request for additional information in the event a coverage position cannot be reasonably established as soon as reasonably practicable, and in any event no later than thirty (30) days from the date upon which the Claim Representative receives a Notice of Claim, by acknowledging or denying (in a reasonably detailed writing) coverage for a Breach or Loss claimed; provided, however, if the Claim Representative is not in a position to determine whether the Breach or Loss is covered by this Policy based on the information provided in the Notice of Claim, then the Claim Representative’s response shall specifically state why it is unable to do so in reasonable detail and request such additional information as it may reasonably require from the Named Insured in order to fully assess the claim, following receipt of which the time limitation set forth in this subsection (E) shall start anew and apply prospectively. The Claim Representative shall use commercially reasonable efforts to respond to any Notice of Claim in a manner that provides the Insured with sufficient time to satisfy any litigation or other similar deadlines of which the Insurer has actual notice relating to the matters which are the subject of the Notice of Claim. (F) Insured’s Submission of a Proof of Loss. Unless waived in writing by the Claim Representative, the Insured shall use good faith, commercially reasonable efforts to submit a proof of Loss (each a “Proof of Loss”) in furtherance of any reported Claim. (1) With respect to a Direct Claim, the Proof of Loss should include (where relevant and to the extent within the possession of, or reasonably obtainable (without incurring out-of-pocket costs or fees) by, the Named Insured): (i) Documents, such as invoices, ledgers, journals, workpapers, emails, etc., that evidence a purported Breach;

22 (ii) Documents and/or affidavits (or declarations made under penalty of perjury) that establish how such Breach has caused Loss; and (iii) Documents and/or affidavits (or declarations made under penalty of perjury) that calculate and corroborate the amount of such Loss; provided, that, nothing herein shall (x) prevent any Insured from supplementing, amending or modifying the Proof of Loss with additional facts and circumstances relating to the Loss or potential Loss, nor (y) require the waiver of any attorney-client privilege, attorney work product doctrine or of any Fifth Amendment or similar protection, or require any action that could reasonably be expected (taking into account the cooperation contemplated hereby) to cause the loss of the attorney-client privilege, work- product doctrine, or other privileges as to any document, information, or communication, or to violate any law, confidentiality agreement or protective order. (2) With respect to a Third Party Claim, the Proof of Loss should include the documents evidencing or constituting the final resolution of the underlying matter. (3) With respect to a Tax Indemnity Claim, the Proof of Loss should include the documents evidencing or constituting the “final determination” of the underlying tax dispute, as such term is defined in Section 1313(a) of the Internal Revenue Code of 1986, as amended, or analogous tax provision governing the tax jurisdiction. (G) Evaluation of the Proof of Loss. The Claim Representative shall review and investigate the Proof of Loss and shall submit its written evaluation (each, an “Evaluation”) of the Claim to the Named Insured generally no later than thirty (30) days from receipt of the Proof of Loss (or amended Proof of Loss). If the Named Insured does not concur with an Evaluation, the Named Insured shall provide the Claim Representative with its written rebuttal and the parties shall exercise good faith efforts to reach an accord with respect to the Claim via continual exchanges of sur-rebuttals, telephone conversations and/or meetings. The Claim Representative and the Named Insured shall have ninety (90) days from receipt by the Named Insured of an Evaluation (which period can be further extended by the mutual written agreement of the parties) to attempt to reach 23 such an accord after which, if no accord has been reached, the process set forth in Section IV(H) shall apply. (H) Dispute Resolution. Any dispute between the Insured and the Insurer which may arise under or in connection with this Policy (including with regard to whether the dispute is arbitrable, or whether this Policy is void or voidable), whether arising before or after the termination of this Policy, and whether arising in connection with the interpretation of this provision of the Policy, shall be submitted to binding arbitration by either party before a panel of three arbitrators consisting of two party-nominated (non-impartial) arbitrators and a third (impartial) arbitrator (hereinafter the “umpire”) as the sole and exclusive remedy. The party desiring arbitration of a dispute shall serve on the other party a demand for arbitration, which demand shall include the name, address and occupation of the arbitrator nominated by the demanding party. The other party shall, within thirty (30) days following receipt of the demand, notify in writing the demanding party of the name, address and occupation of the arbitrator nominated by it. The two arbitrators so selected shall, within thirty (30) days after the appointment of the second arbitrator, select an umpire. If the arbitrators are unable to agree upon an umpire, the selection of an umpire shall be made by the Judicial Arbitration and Mediation Services (hereinafter, “JAMS”) in accordance with Rule 15 of the JAMS Comprehensive Arbitration Rules and Procedures in effect as of Inception Date (the “Rules”) for the selection of a sole arbitrator. The arbitrators shall be three disinterested individuals having knowledge of the legal, corporate management or insurance issues relevant to the matters in dispute. The parties shall present their respective cases to the panel by written and oral evidence at a hearing to be held in New York City, New York (or such other place as may be mutually agreed by the Insured and Insurer) at such time as may be selected by the umpire. The joint decision of at least two of the three panel members shall be binding and final and not subject to appeal except that neither party waives its rights to seek vacature of the award pursuant to any applicable state or federal statute. Except as otherwise provided herein, the arbitration shall be conducted pursuant to the Rules and shall be administered by JAMS. The arbitrators shall interpret the terms, conditions, provisions and exclusions of this Policy in accordance with the provisions of Section VI(G) hereof. The fees and expenses of the arbitration panel shall be allocated to the Insured and the Insurer as determined by the arbitration panel based upon the relative success (in terms of percentages) of each party’s claims. For example, if the final determination reflects a 60/40 compromise of the parties’ claims, the arbitration panel would allocate expenses 40% to the party whose claims were determined to be 60% successful and 60% to the party whose 24 claims were determined to be 40% successful. In addition, arbitrators’ award may, in the arbitrators’ discretion, include attorney’s fees, expert costs or other disbursements. A judgment may be entered on the award by any court of competent jurisdiction and the parties hereby consent to the jurisdiction of any state or federal court in the county of New York, state of New York and irrevocably waive any challenge to the jurisdiction or appropriateness of the venue of such a court including any challenge based on convenience of the forum. (I) Third Party Claims and Tax Indemnity Claims. The following additional procedures shall apply to any Third Party Claim or Tax Indemnity Claim (as applicable): (1) If the Insured assumes the defense of the Third Party Claim or, at the request of Seller(s) provides reasonable cooperation to the Seller(s) in contesting any Third Party Claim, the Insurer shall indemnify the Insured for its Defense Costs. The Insurer shall make such indemnification for any Defense Costs within forty-five (45) days after the end of such calendar quarter following the Claim Representative’s receipt of an invoice. (2) In all events, the Claim Representative shall have the right, at its expense (which, for the avoidance of doubt, shall not be a Loss and shall not reduce the Limit of Liability), to associate in the defense of the Third Party Claim for which the Insured seeks coverage under this Policy, solely to the extent the Insured may itself associate in such defense, and the Insured and the Claim Representative shall commercially reasonably cooperate in respect thereof; provided that, if the Insured’s rights to control or participate in the defense of such Third Party Claim or other matter are limited by the Agreement, the Claim Representative shall have the right to effectively associate to the same extent as the Insured; and provided further that, subject to this Policy, the Insured shall control all decisions with respect to the investigation, defense, negotiation and settlement of any Third Party Claim with respect to amounts wholly within the then remaining Retention or wholly in excess of the Limit of Liability herein. With respect to any documents or information that are protected by the attorney client privilege, work product doctrine, or other privileges, or any other contractual or confidentiality obligation which prohibits the disclosure of any such documents or information, the Insurer shall cooperate in good faith with the Insured to preserve the privileged and confidential status of any such document or information including by entering into a mutually acceptable common interest, non-disclosure and/or joint defense 25 agreement in order to preserve such obligation or protection; provided that, after such efforts to preserve attorney-client privilege, work product doctrine or other privileges, or comply with any other relevant contractual or confidentiality obligation, if the Insurer and the Named Insured determine in good faith (it being understood, for the avoidance of doubt, that the Insurer shall not be in possession of such documents or information when making such determination) that providing such documents or information would cause (x) a loss of any privilege, (y) would cause such documents or information to no longer be protected by work product doctrine or (z) the violation of any contractual or confidentiality obligation, the Insured shall not be required to provide or cause their controlled Affiliates to provide such documents or information, but the Insured shall cooperate in good faith with the Insurers to provide the Insurers with comparable documents or information while still (1) preserving the privileged status of (or applicability of work product doctrine to) any such documents or information, and (2) complying with all pertinent contractual and confidentiality obligations. Nothing in this Policy shall be construed to require the waiver of any Fifth Amendment or similar protection or require any action that could reasonably be expected to violate any applicable law or contractual obligation, or cause the loss of the attorney-client privilege, work product doctrine protection, or other privileges. (3) In the event of a Tax Indemnity Claim where the Insured assumes the defense of such Claim, then upon the good faith commercially reasonable written request of the Claim Representative, the Acquired Company (or the Named Insured on its behalf) shall timely file (or timely amend) an appropriate power of attorney form (e.g., Internal Revenue Service Form 2848) identifying as co-counsel for the Acquired Company, an additional counsel selected by the Claim Representative (“Insurer’s Counsel”); provided, that for the avoidance of doubt, the Insured shall, at all times control the defense of such Tax Indemnity Claim. The selection of Insurer’s Counsel shall be subject to the consent of the Named Insured, which will not be unreasonably withheld, conditioned or delayed. Insurer’s Counsel shall be a named representative of the Acquired Company only with respect to issues that could give rise to Loss covered under this Policy; provided that, notwithstanding the foregoing, the authority of Insurer’s Counsel shall be subject to the restrictions in this Policy in all cases. Insurer’s Counsel shall represent the interests of the Insurer and such

26 representation shall be at the Insurer’s sole cost and expense. Insurer’s Counsel shall not communicate with the taxing authority without the prior written consent of the Named Insured. (4) If the Insured controls the defense of a Third Party Claim or Tax Indemnity Claim, the Insured may not settle such Third Party Claim or Tax Indemnity Claim without the consent of the Claim Representative (such consent not to be unreasonably withheld, conditioned or delayed) if (a) the amount of such settlement together with any other Loss paid plus Loss alleged in any Pending Matters, together with any other anticipated Defense Costs and Prosecution Costs is greater than fifty percent (50%) of the then remaining Retention or (b) the Insured is not released from all liabilities in connection with such Third Party Claim or Tax Indemnity Claim; provided, that nothing herein shall require the Insured to appoint Insurer’s Counsel, the Claim Representative or any of their respective affiliates as the “partnership representative” of the Acquired Company within the meaning of Section 6223(a) of the Code. (5) In the event that the Claim Representative denies coverage for any Third Party Claim or Tax Indemnity Claim (and Insured does not dispute such denial), the Insured shall be excused from the duties and obligations set forth in this Section IV(H) to the extent of such denial. (6) The Insurer shall not use as the sole basis for denying its consent to any settlement the granting by the Insured of an irrevocable and unconditional full and complete waiver and release to any person so long as, at the time of such waiver, the Insurer would not reasonably be expected to have any recoveries through subrogation against such person. (7) The Claim Representative, on its behalf and on behalf of the Insurers and their respective affiliates, hereby acknowledges and agree that the Approved Firm is counsel to the Insured and that the Insured have engaged, and intend to continue to engage, the Approved Firm for matters arising from or related to the transactions contemplated by the Agreement and this Policy (including with respect to the preparation, investigation, prosecution, negotiation and submission of, and communications pertaining to, any Notice of Claim delivered under this Policy). The Claim Representative, on its behalf and on behalf of the Insurers, hereby irrevocably agrees, acknowledges and confirms that the 27 Approved Firm may represent the Insured in connection with any and all matters related to or arising from the transactions contemplated by the Agreement or this Policy (including with respect to the preparation, investigation, prosecution, negotiation and submission of, and communications pertaining to, any Notice of Claim delivered under this Policy), irrevocably and expressly consents to the Approved Firm acting as counsel to the Insureds, and shall not challenge nor seek to directly or indirectly disqualify the Insureds’ engagement of the Approved Firm (including the Insureds’ payment of the then prevailing rates of the Approved Firm) as being unreasonable or in any way violating this Policy. V. SPECIFIC COVENANTS OF THE INSURED By accepting this Policy, the Named Insured agrees to the following, each of which, subject to Section V(E), is a condition to rights under this Policy: (A) Mitigation. To the extent Loss is actually recoverable pursuant thereto, the Insured shall use commercially reasonable efforts (which, for the avoidance of doubt, shall in no event require the Insured to seek or commence any Action) to avail themselves of the purchase price adjustment in Section 3.01 of the Agreement (with the intent of this provision merely to avoid “double counting” for amounts actually recoverable by the Insured and not to limit any right to recover for Loss arising out of or resulting from any Breach in excess of the amount of Loss). The Insured shall use commercially reasonable efforts (which, for the avoidance of doubt, shall in no event require the Insured to seek or commence any Action), as reasonably requested in writing in reasonable detail by the Claim Representative and to the extent within the control of the Insured, to mitigate against Loss; provided that the failure of the Insured to so use commercially reasonable efforts shall only reduce the rights of the Insured to recover for Loss under this Policy to the extent of the Loss that would have been actually avoided by such use of such commercially reasonable efforts and the burden of proving such proximal relationship and amount shall be on the Insurer and shall not otherwise diminish or delay coverage hereunder; provided, further, that nothing herein will require any party to (i) seek recovery or recourse from the Seller(s) (or any other Waiver Parties or any other persons), except for and solely with respect to the cooperation required under Section VI(C) in connection with (and limited to the extent of) the subrogation rights of the Insurer hereunder, (ii) maintain or renew any insurance policy or minimum amounts of coverage thereunder (except as required under Section V(D)), (iii) bring or maintain any Action (whether judicial 28 or otherwise) against any third parties, including with respect to any person that any Insured has any business relationship, and incur third-party costs in connection with same that are not fully reimbursed to the Insured under this Policy, (iv) maintain, renew, amend or enter into any agreement with any third party with which the Insured or the Acquired Company has an existing business relationship, (v) pursue or seek any rights of recovery against any employees, officers, directors, customers, vendors, suppliers or other business relations of the Insured, except and solely for the cooperation expressly required under Section VI(C) in connection with (and limited to the extent of) the subrogation rights of the Insurer hereunder, or (vi) otherwise incur material out-of-pocket expenses that are not fully reimbursed under this Policy. Any reasonable costs incurred under this Section V(A) shall be considered Loss, subject to the limitations and exclusion under this Policy. The Insurer shall not delay, condition or withhold payment of a Loss under this Policy while the Insureds pursue any such mitigation; provided, further, that efforts by any Insured to mitigate Loss or potential Loss shall not in any manner (x) defer or delay any rights of the Insured to file any Notice of Claim and (y) prevent the Insured from filing amended Tax returns, entering into voluntary disclosure or similar programs with respect to any Tax matter giving rise to a Loss or Breach, or otherwise prevent the Tax planning of the Insured. For the avoidance of doubt, the Insured is not required to seek recovery or recourse from the Seller(s) with respect to any Loss or potential Loss to the extent the Loss relates to an Excluded Liability, but the Insured is required to use commercially reasonable efforts to respond to any applicable Third Party Claim by stating that the Insured never assumed the Excluded Liability at issue per the terms of the Agreement. (B) Cooperation. Subject to existing confidentiality agreements and any applicable law, rule or regulation, the Insured shall use commercially reasonable efforts to give to the Insurer all information in its possession, custody or control, in each case as the Insurer may reasonably request in writing in connection with any Claim. With respect to any materials, documents or information that are protected by the attorney client privilege, work product doctrine or other privileges, or any confidentiality or other contractual obligation, the Insurer shall cooperate in good faith with the Insured to preserve the privileged status of any such document or information and comply with any pertinent contract or confidentiality obligation (including, if so requested, signing a joint defense, common interest or similar agreement acceptable to the Insurer and the Insured) 29 provided that after such efforts to preserve attorney-client privilege, work product doctrine or other privileges, and/or comply with such contract or confidentiality obligation, if the Insurer and the Named Insured determine in good faith (for the avoidance of doubt, it is understood that the Insurer will not be in possession of such materials, documents or information when making such determination) that providing such materials, documents or information would cause any (x) violation of any confidentiality or contractual obligation, (y) loss of any privilege or would cause such documents or (z) information to no longer be protected by the work product doctrine or similar doctrine, the Insured shall not be required to provide or cause any of their affiliates to provide such materials, documents or information, but the Named Insured shall, and shall to the extent reasonably practicable under the circumstances cause the other Insureds to, reasonably cooperate in good faith with the Insurer to provide the Insurer with comparable documents or information while still preserving the privileged status of (or applicability of work product doctrine to) any such materials, documents or information. Nothing in this Policy shall be construed to require the waiver of any Fifth Amendment or similar protection or require any action that could reasonably be expected to violate applicable law or cause the loss of the attorney-client privilege, work product doctrine protection, or other privileges. By way of example, but not limitation, the Insured shall, subject to the foregoing, use commercially reasonable efforts to provide (to the extent in the Insureds’ possession) the Insurer with a copy of all material correspondence and all material final pleadings that refer or relate to the subject matter of a Claim reasonably promptly following its receipt or delivery of same provided that the provision of such information would not be a violation of law or confidentiality agreement to which any Insured is a party or subject. The foregoing shall be subject to the parties using good faith efforts to preserve attorney-client or similar privilege of any information to be provided to the Insured and the Claim Representative and neither the Insured nor the Claim Representative shall disclose such information to third parties, other than to the Insurers and their respective reinsurers and counsel, without express written consent to do so, which will not be unreasonably denied. The provision of such information shall be subject to existing confidentiality agreements by and between the Insured and the Claim Representative and to the extent any such agreement is expired or has a term less than one year, the Claim Representative and the Insured shall agree to promptly extend such agreements on commercially reasonable terms prior to the Insured being required to deliver any such information.

30 (C) Preservation. Until the later of (x) sixty (60) days after the end of the Policy Period and (y) the final resolution of all claims or disputes related to this Policy, the Named Insured agrees to use commercially reasonable efforts (to the extent within its control and in accordance with bona fide respective record retention policies) to preserve the original or true copy of all material documents in its possession, custody or control that were contained in any online or virtual data room prepared by the Seller(s) specifically in connection with the transaction(s) contemplated under the Agreement and to which the Named Insured was given access prior to the date hereof, and all formal due diligence reports that were prepared for and delivered to the Named Insured that refer or relate specifically to any representation, warranty, covenant or condition in the Agreement or the transaction(s) contemplated under the Agreement. Subject to the above, the Insured may destroy any and all documents in the ordinary course of its business consistent with the Insured’s document retention policies so long as such destruction is not done with the actual intent to knowingly harm the Insurer with the Insurer bearing the burden of proving any such destruction was done with the actual intent to knowingly harm the Insurer. As used in this Section V(C), the term “documents” shall include all writings and recordings set down by handwriting, typewriting, printing, photocopying, photography, magnetic impulse, mechanical or electronic recording or other form of data compilation. (D) Maintenance of Insurance. The Claim Representative, on its behalf and behalf of the Insurers, acknowledges that (i) the insurance coverage in place with respect to the Acquired Company was commercially reasonable at the time of the Closing and (ii) any modifications to such insurance coverage done in the ordinary course of business of the Acquired Company or the Insured’s business are commercially reasonable. The coverage provided under this Policy for any Loss shall be excess to any other valid and collectible insurance, including any applicable title policy or those policies identified in Section 4.21 of the Seller Disclosure Schedules, that actually provides coverage for and is actually responsive to such Loss. The Named Insured shall undertake commercially reasonable efforts to discuss with the Claim Representative, at the Claim Representative’s reasonable and good faith written request, whether it is reasonably likely that any preexisting bond, indemnity or other insurance policy is applicable or available with respect to the matters described in any Claim and if any such bond, indemnity or other insurance policy is applicable and available; provided, however, that any dispute as to the applicability, availability or validity of, or delay in obtaining, such coverage shall not be a basis for delay or refusal of payment under this Policy. For the avoidance of doubt, any deductibles or retentions paid or incurred by the Insured under such 31 other insurance policies or any collection or similar fees, costs, charges, expenses, or other amounts arising out of such recovery, or any increase in applicable insurance premiums to the extent related directly or indirectly thereto, shall constitute Loss pursuant to this Policy. The Insured shall not be obligated to first pursue or seek any Action against any other insurance policy or other source of recovery prior to being eligible for any payment under this Policy and if there is a dispute as to whether the coverage under this Policy shall be excess of other coverage or if other coverage shall be excess of the coverage under this Policy, the Insured may recover under this Policy and the Insurer shall be subrogated to the extent provided in Section VII(C) of this Policy to the Insured’s rights to such other coverage in accordance with this Policy. (E) Failure to Comply. Any failure of the Insured to perform or comply with any provisions of this Section V of this Policy shall not relieve the Insurer of its obligations under this Policy except and solely to the extent the Insurer is actually and materially prejudiced thereby, and such non-compliance cannot be reasonably remedied. The Insurer shall bear the burden of proof with respect to establishing such actual and material prejudice (and the amount arising from actual and material prejudice) and such determination shall not otherwise diminish or delay coverage hereunder. VI. GENERAL CONDITIONS (A) Territory. This Policy extends to Breaches taking place or Claims made or incurred, as applicable, anywhere in the world and all surrounding air and land. (B) Termination. This Policy is non-cancellable and non-rescindable by the Insurer and all premiums paid under this Policy shall become due and payable, and fully earned, as of the consummation of the Closing on the Closing Date. (C) Subrogation. Notwithstanding anything to the contrary herein, in the event of any payment for Loss under this Policy, the Insurer shall be subrogated to the extent of such payment to all rights of recovery thereof; provided, however, that the Insurer shall not be entitled to subrogate, shall not exercise or pursue directly or indirectly, and hereby irrevocably and unconditionally waives, relinquishes and releases, any and all subrogation, contribution rights, rights of recourse, right of indemnification, right of recovery, or other rights acquired by assignment or any other claims or causes of action against (1) any Insured (including, for the avoidance of doubt, the Acquired Company) or any direct or indirect current, 32 former and future member, shareholder, equityholder, principal, director, officer, limited or general partner, employee, contractor, representative, attorney, third party counsel, financial or other advisor, auditor, or agent (or the functional equivalent of any such position) of any Insured, and (2) any Seller and any direct or indirect, current, former or future, parent, subsidiary, affiliate, shareholder, member, partner, equity holder, director, controlling Person, manager, employee, officer, general or limited partner, attorney, third party counsel, financial or other advisor, auditor, or agent (or the functional equivalent of any such position) of any Seller, including their respective successors, heirs and assignees (the persons and entities listed in clauses (1) and (2), collectively, the “Waiver Parties”), except in the event that payment of Loss under the Policy arose out of Fraud of a Waiver Party by the specific individual or entity against whom subrogation is sought, with any such preserved subrogation rights limited to such specific individual or entity who or whose agents participated in such Fraud and that part of such Loss that arises from such Fraud. Further, the Insurer agrees that (A) the Waiver Parties may rely upon and enforce the terms of this Section VI(C) as it specifically relates to the Waiver Parties (who are express and intended third party beneficiaries of this Section VI(C)) and (B) such section shall not be amended, waived, modified, changed, or otherwise altered or supplemented without Seller’s prior written consent. With respect to subrogation claims against customers, suppliers, vendors or any party with a material business relationship (excluding the Seller(s) and Seller(s)’ respective Waiver Parties, for greater certainty) of the Insured, the Insurer shall not be entitled to subrogate against such customers, licensors, suppliers, vendors or any other business relations for Loss without the express prior written consent of the Named Insured (such consent not to be unreasonably withheld, conditioned or delayed) until the aggregate amount of all such Loss for which recovery would be available against any such customer, licensor, supplier, vendor or business relation exceeds $1,000,000 (“Subrogation Threshold”), provided that after such Loss exceeds the Subrogation Threshold, the Insurer shall be permitted to subrogate against such customers, licensors, suppliers, vendors or business relations without the consent of the Named Insured and the Insurer shall only be required to provide at least twenty (20) business days prior written notice to the Named Insured of its intent to institute such subrogation claim (provided that the Insurer provides reasonable updates with respect to the status of such subrogation claim upon the request of the Insured). The Insured shall execute all papers reasonably requested in writing by the Insurer and shall use commercially reasonable efforts to assist the Insurer’s efforts to secure and preserve such rights granted pursuant to this Section VI(C), including the execution of such documents reasonably requested by the Insurer and necessary 33 to enable the Insurer, at its own expense (which shall not be deemed Loss or erode the Limit of Liability hereunder), to effectively to bring suit in the name of the Insured. The obligations of the Insured pursuant to this Section VI(C) shall survive the termination of the Policy Period, and the Insurer and Insured agree to use commercially reasonable efforts in cooperating with one another with respect to any good faith subrogation claim. The Insurer shall bear all costs incurred in connection with any subrogation efforts or actions taken by the Insurer or the Claim Representative (including any counter-claim or third party demand that arises directly out of, results directly from or relates directly to the same facts or allegations out of which such subrogation claim arose, without limitation by the Limit of Liability) and the Insurer shall promptly reimburse the Insured for any reasonable costs incurred in connection with any subrogation efforts in connection with this Section VI(C) of this Policy (which reimbursement shall not, for the avoidance of doubt, diminish any portion of the Limit of Liability). Any amounts recovered by the Insurer in connection with the exercise of its subrogation or assignment rights shall be applied (a) first, to reimburse the Insurer and Insureds for any costs or expenses incurred in connection with such recovery, (b) second, to reimburse the Insured for Loss in excess of the Limit of Liability of this Policy, (c) third, to reimburse the Insurer in respect of any Loss which the Insurer has paid under this Policy (with such amounts being applied toward reinstating the Limit of Liability), and (d) thereafter the remainder of such recovered amounts shall be paid to the Insured. (D) Loss Payee Coverage. Any lender, financing source or collateral assignee to the Insured or its affiliates or its successors or assigns may, upon written notice to the Insurer, be named as a Loss payee (each, a “Loss Payee”) to the extent its interests may appear, on this Policy at no additional cost. A Loss Payee shall have no rights of notice from the Insurer but shall have a right of payment, as its interests may appear or as a co-payee with the Insured in the event of any payment that becomes due and payable hereunder under the terms hereof. The existence of one or more Loss Payees shall in no way alter the terms of coverage under this Policy or create multiple Claims or additional Loss for the same Claim. (E) Portability (Successors & Assigns). This Policy may be freely assigned by the Insured to (1) an Affiliate of the Insured or the Acquired Company, (2) to a subsequent purchaser (whether through a direct or indirect merger, consolidation or other acquisition) of either (a) the Insured or the Acquired Company, or

34 (b) substantially all of the assets or the business of the Insured or the Acquired Company, and/or (3) any lender to the Insured as collateral security. Any assignment of interests under this Policy as provided in connection with any of the transactions described in this Section VI(E) shall become effective upon written notice of the closing of such transaction to the Claim Representative; provided, however, that no assignment of this Policy or any interest under this Policy shall be effective if the result would be to otherwise alter the terms of coverage for a pending or threatened Claim or to create multiple Claims or multiple payees for the same Claim. Where there is an assignment of this Policy pursuant to this section, each Insurer’s liability in connection with any claim under this Policy shall not be greater than what such Insurer’s liability under this Policy would have been if such assignment had not occurred. Notwithstanding anything to the contrary in this Policy, in no event may an assignee of the Named Insured be an entity formed in a jurisdiction outside of the United States or an individual that is not a citizen or permanent resident of the United States. The Insurer may not assign this Policy without the prior written consent of the Named Insured; provided that the Insurer may assign this Policy to another insurer that is a Subsidiary or Affiliate of the Insurer provided such other insurer’s financial strength rating (Moody’s or Standard & Poor’s) is equal to or better than that of the Insurer as of the date of such assignment. (F) Modification. No change in or modification of this Policy shall be effective except when made by written endorsement signed by an authorized representative of the Claim Representative and the Named Insured; provided that the terms of this Section VI(F) and Section VI(C) hereof as they may relate to the Seller or the Waiver Parties shall not be waived, terminated, altered, modified or amended without the prior written consent of the Seller. The Waiver Parties are express third party beneficiaries of the terms of this Section VI(F) with rights to enforce the terms specifically afforded by this Section VI(F). (G) Interpretation. This Policy has been negotiated among, and agreed to by, informed, knowledgeable and sophisticated parties, at arm's-length and represented by legal counsel. The terms, conditions, provisions and exclusions of this Policy are to be construed in an evenhanded fashion as between the parties, including without limitation, where the language of this Policy is alleged to be ambiguous or otherwise unclear, and in accordance with the general principles of construction with respect to negotiated agreements. The issue or issues 35 presented shall be resolved in the manner most consistent with the relevant terms, conditions, provisions or exclusions of the Policy (without regard to the authorship of the language, the doctrine of reasonable expectation of the parties and without any presumption or arbitrary interpretation or construction in favor of either party or parties, and in accordance with the intent of the parties). The descriptions in the headings of this Policy are solely for convenience and form no part of the interpretation or the terms and conditions of coverage. The words “include” or “including” in this Policy shall be deemed to be followed by the words “without limitation.” All uses of “$” refers to United States dollars. (H) Severability. If any provision of this Policy is or becomes invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of any other provision shall not be affected or impaired in any way. (I) Execution; Facsimile and Electronic Copies. This Policy may be executed in two or more counterparts, each of which shall be an original. Delivery of a manually or electronically executed counterpart of a signature page to this Policy by facsimile, electronic transmission or scanned pages shall be effective as delivery of an executed counterpart of a signature page to this Policy. (J) Governing Law. The construction, validity and performance of this Policy shall be interpreted under the laws of the State of Delaware, without reference to conflicts-of-laws principles that would require or allow for the application of the law of any other jurisdiction. For purposes of this Policy, the Agreement shall be interpreted under the laws of the jurisdiction chosen therein or, where no jurisdiction is so chosen, by the laws of the State of Delaware, without reference to conflicts-of-laws principles that would require or allow for the application of the law of any other jurisdiction. For purposes of this Policy, the Agreement shall be interpreted under the laws of the jurisdiction chosen therein or, where no jurisdiction is so chosen, by the laws of the State of Delaware, without reference to conflicts-of-laws principles that would require or allow for the application of the law of any other jurisdiction. Subject to Section VI(C), in connection with any dispute hereunder, no award or judgment, including any award or judgment of expenses or costs, shall be entered or payable in an amount exceeding the remaining Limit of Liability. 36 Schedule A Persons Having “Actual Knowledge” • William Albright • Tracy McLauchlin 37 Schedule B Specifically Identified Agreements • The Seller Officer Certificate contemplated by Section 8.02(c) of the Agreement; • The certificate contemplated by Section 1.04(a)(vi) of the Agreement; and • Section 13.2 of the Exchange Agreement

RYAN SPECIALTY | TRANSACTIONAL RISK

ENDORSEMENT NO: 1

Terrorism

Please note that there is no Terrorism Risk Insurance Act of 2002 (TRIA) coverage provided under this policy.

38

RYAN SPECIALTY | TRANSACTIONAL RISK

ENDORSEMENT NO: 2

Mandatory Lloyd's Clauses

Sanctions Limitation Clause

No (re)insurer shall be deemed to provide cover and no (re)insurer shall be liable to pay any claim or provide any benefit hereunder to the extent that the provision of such cover, payment of such claim or provision of such benefit would expose that (re)insurer to any sanction, prohibition or restriction under United Nations' resolutions or the trade or economic sanctions, laws or regulations of the European Union, United Kingdom or United States of America.

LMA3100A
5 October 2023

WAR AND CIVIL WAR EXCLUSION CLAUSE

Notwithstanding anything to the contrary contained herein this Policy does not cover Loss or Damage directly or indirectly occasioned by, happening through or in consequence of war, invasion, acts of foreign enemies, hostilities (whether war be declared or not), civil war, rebellion, revolution, insurrection, military or usurped power or confiscation or nationalisation or requisition or destruction of or damage to property by or under the order of any government or public or local authority.

NMA0464
01/01/1938

39

RYAN SPECIALTY | TRANSACTIONAL RISK

ENDORSEMENT NO: 3

Lloyd's Cyber Risks Endorsement

Unless otherwise expressly set forth in the Policy, this Policy does not contain a specific **Cyber Act** or **Cyber Incident** exclusion. Therefore, any insured loss arising from a **Cyber Act** or **Cyber Incident** which results in or constitutes a breach of an insured representation, warranty or condition of the insured agreement shall, subject to all of the terms, conditions, endorsements and exclusions of this Policy, be covered under this Policy. Nothing in this clause shall limit coverage in respect of any loss that is otherwise covered under this Policy.

Definitions

Computer System means any computer, hardware, software, communications system, electronic device (including, but not limited to, smart phone, laptop, tablet, wearable device), server, cloud or microcontroller including any similar system or any configuration of the aforementioned and including any associated input, output, data storage device, networking equipment or back up facility, owned or operated by the target entity in respect of the insured agreement or any other party.

Cyber Act means an unauthorised, malicious or criminal act or series of related unauthorised, malicious or criminal acts, regardless of time and place, or the threat or hoax thereof involving access to, processing of, use of or operation of any **Computer System**.

Cyber Incident means:

(i) any error or omission or series of related errors or omissions involving access to, processing of, use of or operation of any **Computer System**; or

(ii) any partial or total unavailability or failure or series of related partial or total unavailability or failures to access, process, use or operate any **Computer System**.

LMA5525
15 December 2020

40

RYAN SPECIALTY | TRANSACTIONAL RISK

ENDORSEMENT NO: 4

Lloyd's Privacy Policy Statement and Data Protection Short Form Information Notice

LLOYD'S PRIVACY POLICY STATEMENT

UNDERWRITERS AT LLOYD'S, LONDON

The Certain Underwriters at Lloyd's, London want you to know how we protect the confidentiality of your non-public personal information. We want you to know how and why we use and disclose the information that we have about you. The following describes our policies and practices for securing the privacy of our current and former customers.

INFORMATION WE COLLECT

The non-public personal information that we collect about you includes, but is not limited to:

- Information contained in applications or other forms that you submit to us, such as name, address, and social security number
- Information about your transactions with our affiliates or other third-parties, such as balances and payment history
- Information we receive from a consumer-reporting agency, such as credit-worthiness or credit history

INFORMATION WE DISCLOSE

We disclose the information that we have when it is necessary to provide our products and services. We may also disclose information when the law requires or permits us to do so.

CONFIDENTIALITY AND SECURITY

Only our employees and others who need the information to service your account have access to your personal information. We have measures in place to secure our paper files and computer systems.

41

42 RIGHT TO ACCESS OR CORRECT YOUR PERSONAL INFORMATION You have a right to request access to or correction of your personal information that is in our possession. CONTACTING US If you have any questions about this privacy notice or would like to learn more about how we protect your privacy, please contact the agent or broker who handled this insurance. We can provide a more detailed statement of our privacy practices upon request. 06/03 LSW1135B DATA PROTECTION SHORT FORM INFORMATION NOTICE Your personal information notice Who we are We are the Lloyd's underwriter(s) identified in the contract of insurance and/or in the certificate of insurance. The basics We collect and use relevant information about you to provide you with your insurance cover or the insurance cover that benefits you and to meet our legal obligations. This information includes details such as your name, address and contact details and any other information that we collect about you in connection with the insurance cover from which you benefit. This information may include more sensitive details such as information about your health and any criminal convictions you may have. In certain circumstances, we may need your consent to process certain categories of information about you (including sensitive details such as information about your health and any criminal convictions you may have). Where we need your consent, we will ask you for it separately. You do not have to give your consent and you may withdraw your consent at any time. However, if you do not give your consent, or you withdraw your consent, this may affect our ability to provide the insurance cover from which you benefit and may prevent us from providing cover for you or handling your claims. The way insurance works means that your information may be shared with, and used by, a number of third parties in the insurance sector for example, insurers, agents or brokers, reinsurers, loss adjusters, sub-contractors, regulators, law enforcement agencies, fraud and crime prevention and detection agencies and compulsory insurance databases. We will only disclose your personal information in connection with the insurance cover that we provide and to the extent required or permitted by law. 43 Other people's details you provide to us Where you provide us or your agent or broker with details about other people, you must provide this notice to them. Want more details? For more information about how we use your personal information please see our full privacy notice(s), which is/are available online on our website(s) or in other formats on request. Contacting us and your rights You have rights in relation to the information we hold about you, including the right to access your information. If you wish to exercise your rights, discuss how we use your information or request a copy of our full privacy notice(s), please contact us, or the agent or broker that arranged your insurance who will provide you with our contact details at: Marsh USA LLC 1166 Avenue of the Americas, 43rd Floor New York, New York 10036 LMA9151 25 April 2018 44 Endorsement NO: 5 Service of Suit Clauses SERVICE OF SUIT CLAUSE (U.S.A.) It is agreed that in the event of the failure of the Underwriters hereon to pay any amount claimed to be due hereunder, the Underwriters hereon, at the request of the (Re)Insured, will submit to the jurisdiction of a Court of competent jurisdiction within the United States. Nothing in this Clause constitutes or should be understood to constitute a waiver of Underwriters' rights to remove an action to a United States District Court in the relevant jurisdiction, as permitted by the laws of the United States. It is further agreed that service of process in such suit may be made upon Lloyd’s Underwriters through the party as set out below: Lloyd’s America, Inc. Attention: Legal Department 280 Park Avenue, East Tower, 25th Floor New York, NY 10017 In respect of non-Lloyd’s Underwriters, it is agreed that service of process in such suit may be made upon: Axis Surplus Insurance Company, 10000 Avalon Blvd., Suite 200 Alpharetta, GA 30009 Arch Specialty Insurance Company, Harborside 3, 210 Hudson Street, Suite 600, Jersey City, NJ 07311 Coaction Specialty Management Company, Inc., on behalf of Gotham Insurance Company, and Southwest Marine Insurance Company, 412 Mt. Kemble Avenue, Suite 300C, Morristown, NJ 07960 Convex Insurance UK Ltd, Troutman Pepper Locke LLP, 875 Third Avenue, New York, NY 10022 Scottsdale Insurance Company including its subsidiaries and affiliates, 8877 N. Gainey Center Drive, Scottsdale, Arizona 85258 SiriusPoint International Insurance Corporation (UK Branch), 3rd Floor, 33 Gracechurch Street, London, EC3V 0BT, United Kingdom Steadfast Insurance Company, 1299 Zurich Way, Schaumburg, IL 60196-1056 The above-named are authorized and directed to accept service of process on behalf of Lloyd’s Underwriters and non-Lloyd’s Underwriters respectively in any such suit and Underwriters will abide by 45 the final decision of such Court in respect of that suit, or of any Appellate Court in the event of an appeal. Further, pursuant to any statute of any state, territory or district of the United States which makes provision therefor, Underwriters hereon hereby designate the Superintendent, Commissioner or Director of Insurance or other officer specified for that purpose in the statute, or their successor or successors in office, as their true and lawful attorney upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the (Re)insured or any beneficiary hereunder arising out of this (re)insurance, and hereby designate the above-named as the person to whom the said officer is authorized to mail such process or a true copy thereof. This Service of Suit Clause will not be read to conflict with or override the obligations of the parties to submit to a particular jurisdiction or arbitrate their disputes as provided for in any jurisdiction or arbitration provision, as applicable, within this (re)insurance. Where there is an arbitration provision within this (re)insurance, the provisions of this Clause shall operate as an aid to compelling or enforcing such arbitration or arbitral award only and not as an alternative to any arbitration provision for resolving disputes arising out of this (re)insurance. LMA5020B 07/04/2025

46 CONVEX SERVICE OF SUIT CLAUSE (U.S.A.) It is agreed that in the event of the failure of Convex Insurance UK Limited (“Convex”) to pay any amount claimed to be due hereunder, Convex, at the request of the Insured, will submit to the jurisdiction of a Court of competent jurisdiction within the United States of America. Notwithstanding any provision elsewhere in this insurance relating to jurisdiction, it is agreed that Convex has the right to remove an action to a United States Federal District Court in the relevant jurisdiction, as permitted by the laws of the United States of America. Subject to Convex’s rights set forth above: (a) it is further agreed that the Insured may serve process upon: Troutman Pepper Locke LLP 875 Third Avenue New York, NY 10022 Attention: Zachary Lerner and that in any suit instituted against Convex upon this contract of insurance, Convex will abide by the final decision of the Court or of any Appellate Court in the event of an appeal. (b) The above-named nominees are authorized and directed to accept service of process on behalf of Convex in any such suit and/or upon the request of the Insured to give a written undertaking to the Insured that they will enter a general appearance upon Convex’s behalf in the event such a suit shall be instituted. (c) Pursuant to any statute of any state, territory or district of the United States of America which makes provision therefor, Convex hereby designates the Superintendent, Commissioner or Director of Insurance or other officer specified for that purpose in such statute, or his successor or successors in office (“the Officer”), and the Secretary of State as applicable, as their true and lawful attorneys upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the Insured or any beneficiary hereunder arising out of this contract of insurance, and hereby designate the above-named as the person(s) to whom the Officer is authorized to mail such process or a true copy thereof. If this Clause is attached to a contract of Marine insurance - The right of the Insured to bring suit as provided herein shall be limited to a suit brought in its own name and for its own account. For the purpose of suit as herein provided the word Insured includes any mortgagee under a ship mortgage which is 47 specifically named as a loss payee in this insurance and any person succeeding to the rights of any such mortgage. If this Clause is attached to a contract containing an arbitration clause - This Clause shall not be read to conflict with or override the obligations of the parties to submit to a particular jurisdiction or arbitrate their disputes as provided for in any jurisdiction or arbitration provision, as applicable, within this insurance. This Clause is intended as an aid to compelling arbitration or enforcing such arbitration or arbitral award, not as an alternative to such arbitration provision for resolving disputes arising out of this contract of insurance. If this Clause is attached to a contract of reinsurance the terms insurance and Insured shall mean reinsurance and Reinsured respectively. CONX-GEN-01-0125 48 Endorsement NO: 6 U.S. Treasury Department OFAC Advisory Notice U.S. TREASURY DEPARTMENT'S OFFICE OF FOREIGN ASSETS CONTROL ("OFAC") ADVISORY NOTICE TO POLICYHOLDERS No coverage is provided by this Policyholder Notice nor can it be construed to replace any provisions of your policy. You should read your policy and review your Declarations page for complete information on the coverages you are provided. This Notice provides information concerning possible impact on your insurance coverage due to directives issued by OFAC. Please read this Notice carefully. The Office of Foreign Assets Control (OFAC) administers and enforces sanctions policy, based on Presidential declarations of "national emergency". OFAC has identified and listed numerous: • Foreign agents; • Front organizations; • Terrorists; • Terrorist organizations; and • Narcotics traffickers; as "Specially Designated Nationals and Blocked Persons". This list can be located on the United States Treasury's web site – http//www.treas.gov/ofac. In accordance with OFAC regulations, if it is determined that you or any other insured, or any person or entity claiming the benefits of this insurance has violated U.S. sanctions law or is a Specially Designated National and Blocked Person, as identified by OFAC, this insurance will be considered a blocked or frozen contract and all provisions of this insurance are immediately subject to OFAC. When an insurance policy is considered to be such a blocked or frozen contract, no payments nor premium refunds may be made without authorization from OFAC. Other limitations on the premiums and payments also apply. IL P 001 01 04 49 Endorsement NO: 7 Texas Complaints Notice Have a complaint or need help? If you have a problem with a claim or your premium, call your insurance company or HMO first. If you can’t work out the issue, the Texas Department of Insurance may be able to help. Even if you file a complaint with the Texas Department of Insurance, you should also file a complaint or appeal through your insurance company or HMO. If you don’t, you may lose your right to appeal. Ryan Transactional Risk To get information or file a complaint with your insurance company or HMO: Call: Rustin Paul (Managing Director – North America) at 917-375-1974 Toll-free: 917-375-1974 Online: www.ryantrs.com Email: Mail: 1185 Avenue of the Americas, Suite 2310, New York, New York, 10036 The Texas Department of Insurance To get help with an insurance question or file a complaint with the state: Call with a question: 1-800-252-3439 File a complaint: www.tdi.texas.gov Email: ConsumerProtection@tdi.texas.gov Mail: Consumer Protection, MC: CO-CP, Texas Department of Insurance, PO Box 12030, Austin, TX 78711-2030 ¿Tiene una queja o necesita ayuda? Si tiene un problema con una reclamación o con su prima de seguro, llame primero a su compañía de seguros o HMO. Si no puede resolver el problema, es posible que el Departamento de Seguros de Texas (Texas Department of Insurance, por su nombre en inglés) pueda ayudar. Aun si usted presenta una queja ante el Departamento de Seguros de Texas, también debe presentar una queja a través del proceso de quejas o de apelaciones de su compañía de seguras o HMO. Si no lo hace, podría perder su derecho para apelar. Ryan Transactional Risk Para obtener información o para presentar una queja ante su compañía de seguros o HMO: Llame a: Rustin Paul (Managing Director – North America) al 917-375-1974 Teléfono gratuito: 917-375-1974 [Redacted]

50 En línea: www.ryantrs.com Correo electrónico: Dirección postal: 1185 Avenue of the Americas, Suite 2310, New York, New York, 10036 El Departamento de Seguros de Texas Para obtener ayuda con una pregunta relacionada con los seguros o para presenter una queja ante el estado: Llame con sus preguntas al: 1-800-252-3439 Presente una queja en: www.tdi.texas.gov Correo electrónico: ConsumerProtection@tdi.texas.gov Dirección postal: Consumer Protection, MC: CO-CP, Texas Department of Insurance, PO Box 12030, Austin, TX 78711-2030 LMA9080E 16 June 2023 [Inception Letter] Inception Letter August 7, 2026 Ryan Transactional Risk 1185 Avenue of the Americas Suite 2310 New York, NY 10036 Attn: Scott G. Pegram Re: Representations and Warranties Insurance Policy (the “Policy”) to be issued through Ryan Transactional Risk (“Ryan TR”) Dear Mr. Pegram: This letter is provided to Ryan TR solely in my capacity as an authorized representative of the Named Insured (and not in my individual capacity) to induce the issuance of the Policy. All capitalized terms used but not defined herein are defined in the Policy. This letter confirms the following: 1. The Agreement together with all schedules and exhibits annexed thereto or referred to therein, represents the true and complete expression of the arrangement and representations made between the parties thereto concerning the matters described therein. 2. After reasonable inquiry of such persons, it is my understanding that each of the persons listed on Schedule A to the Policy has read the Agreement and the Policy and has no Actual Knowledge of a Breach or Tax Indemnity Claim (the “No Claims Declaration”). 3. By signing below, the Named Insured represents that it has had discussions with each of the persons listed on Schedule A of the Policy and submits this information with the understanding that Ryan TR will rely upon its accuracy when issuing the Policy. Very truly yours, IES HOLDINGS, INC. By: ______________________ Name: Title: Mary Newman Chief Administrative Officer & General Counsel EXHIBIT II (Closing Letter) [Date of Closing] Ryan Transactional Risk 1185 Avenue of the Americas Suite 2310 New York, NY 10036 Attn: Scott G. Pegram Re: Representations and Warranties Insurance Policy (the “Policy”) to be issued through Ryan Transactional Risk (“Ryan TR”) Dear Mr. Pegram: This letter is provided to Ryan TR solely in my capacity as an authorized representative of the Named Insured (and not in my individual capacity) to induce the issuance of the Policy. All capitalized terms used but not defined herein are defined in the Policy. This letter confirms the following: 1. The Agreement together with all schedules and exhibits annexed thereto or referred to therein, represents the true and complete expression of the arrangement and representations made between the parties thereto concerning the matters described therein. 2. After reasonable inquiry of such persons, it is my understanding that each of the persons listed on Schedule A to the Policy has read the Agreement and the Policy and has no Actual Knowledge of any Interim Breach, except as disclosed below (the “No Claims Declaration”). ________________________________________________________________________ ________________________________________________________________________ 3. By signing below, the Named Insured represents that it has had discussions with each of the persons listed on Schedule A of the Policy and submits this information with the understanding that Ryan TR will rely upon its accuracy when issuing the Policy. Very truly yours, IES Holdings, Inc. By: Name: Title:

Exhibit III Notice of Claim In accordance with the terms of Representations and Warranties Insurance Policy Number RTR26RW803135 (the “Policy”), this Notice of Claim is delivered to the Insurer pursuant to Section IV of the Policy. The undersigned hereby reports a (check all that apply): ___Direct Claim ___Third-Party Claim ___Tax Indemnity Claim For Direct Claims: Please provide the following (to the extent practicable) with respect to each alleged Breach: 1. A listing of the particular Rep and Warranty alleged to have been Breached (with reference to specific portions thereof): ________________________________________________________________________ ________________________________________________________________________ ________________________________________________________________________ ________________________________________________________________________ 2. A summary of the specific facts and circumstances that show why the Named Insured believes the Rep and Warranty was Breached: ________________________________________________________________________ ________________________________________________________________________ ________________________________________________________________________ ________________________________________________________________________ 3. A summary of how the Named Insured first became aware of such facts and circumstances: ________________________________________________________________________ ________________________________________________________________________ ________________________________________________________________________ ________________________________________________________________________ 4. A calculation of expected or incurred Loss: ________________________________________________________________________ ________________________________________________________________________ ________________________________________________________________________ For Third-Party Claims: Please provide the following (to the extent practicable): 1. A copy of the underlying complaint, petition, demand for arbitration, notice, etc., constituting the basis for the Third Party Claim. 2. A summary of the procedural status of the underlying matter, if any: ________________________________________________________________________ ________________________________________________________________________ ________________________________________________________________________ ________________________________________________________________________ 3. A summary of your investigation of the matter: ________________________________________________________________________ ________________________________________________________________________ ________________________________________________________________________ ________________________________________________________________________ 4. A listing of the particular Rep and Warranty that would be Breached if the allegations made in the underlying matter were established: ________________________________________________________________________ ________________________________________________________________________ ________________________________________________________________________ ________________________________________________________________________ 5. A calculation of expected or incurred Loss: ________________________________________________________________________ ________________________________________________________________________ ________________________________________________________________________ ________________________________________________________________________ For Tax Indemnity Claims: Please provide the following (to the extent practicable): 1. A copy of the Notice of Examination, Information & Document Request(s), or other documentation constituting the basis for the Tax Indemnity Claim (for reporting purposes). 2. A summary of your investigation of the matter: ________________________________________________________________________ ________________________________________________________________________ ________________________________________________________________________ ________________________________________________________________________ 3. A calculation of expected or incurred Loss: ________________________________________________________________________ ________________________________________________________________________ ________________________________________________________________________ ________________________________________________________________________ The information provided in this Notice of Claim is provided solely for the purpose of making, adjusting and/or resolving a Claim under the Policy. In disclosing such information, the Insured expressly does not waive any attorney client privilege associated with such information or any protection afforded by the work product doctrine or other privilege with respect to any of the matters disclosed or discussed herein. No information provided with this Notice of Claim shall be deemed to be an admission by any Insured to any third party of any matter whatsoever (including any violation of law or breach of contract). Finally, submission of this Notice of Claim shall not prevent the Insured from supplementing a Notice of Claim as additional facts and circumstances become known to the Insured. IES Holdings, Inc. By: ________________________ Name: Title: F-1 EXHIBIT F FORM OF LOCK-UP AGREEMENT

LOCK-UP AGREEMENT THIS LOCK-UP AGREEMENT (this “Agreement”) is made as of [DATE] (the “Effective Date”) by and between IES Holdings, Inc., a Delaware corporation (including any successor entity thereto, the “Buyer”), and Innovate Corp., a Delaware corporation (“Parent”), and DBM Global Intermediate Holdco Inc., a Delaware corporation (“Intermediate” and together with Parent, “Seller”). Capitalized terms used in this Agreement and not otherwise defined in this Agreement shall have the meaning given thereto in the Transaction Agreement (defined below). RECITALS WHEREAS, the Buyer entered into that certain Transaction Agreement, dated as of August 7, 2026, by and among the Buyer, IES Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Buyer, and Seller (as amended from time to time, the “Transaction Agreement”); WHEREAS, pursuant to the Transaction Agreement, the Buyer shall issue to the Seller [________] shares of Buyer Common Stock as set forth on Schedule A hereto (including any shares of Buyer Common Stock which are paid as distributions or dividends with respect to such shares of Buyer Common Stock, the “Subject Shares”).1 WHEREAS, the due execution and delivery of this Agreement is a condition to the Closing. NOW, THEREFORE, in consideration of the foregoing and the promises set forth herein, the parties intending to be legally bound, hereby agree as follows: AGREEMENT 1. Lock-Up Provisions. 1.1 The Seller hereby agrees not to, during the Lock-Up Period (provided that the Buyer may, in its sole discretion, waive or shorten the Lock-Up Period by providing written notice to the Seller): (i) lend, offer, pledge, hypothecate, encumber, donate, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Subject Shares, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Subject Shares, or (iii) make any demand for or exercise any right or cause to be confidentially submitted or filed a registration statement, including any amendments thereto, with respect to the registration of any Subject Shares or securities convertible into or exercisable or exchangeable for Subject Shares or any other securities of the Buyer (except as specifically contemplated by the Transaction Agreement)(any of the foregoing described in clauses (i), (ii) or (iii), a “Prohibited Transfer”). 1.2 Notwithstanding the foregoing in Section 1.1 to the contrary: 1 NTD: Seller to confirm how many shares will be issued to each entity. (a) The Seller shall not be prohibited from taking preparatory actions in connection with the sale of Subject Shares pursuant to the registration statement contemplated by the Transaction Agreement (the “Registration Statement”), including discussions with investment banks and other financial advisors, so long as no public announcement of the Seller’s intention to sell Subject Shares is made prior to the expiration of the Lock-Up Period, except to the extent required by applicable law, including the Seller’s reporting obligations under the Securities Exchange Act of 1934, as amended. (b) A Prohibited Transfer shall not include any sale, transfer or disposition (each, a “Transfer”) by the Seller (each, a “Permitted Transfer”): i. to any Affiliate of the Seller; provided that such Affiliate agrees in writing to be bound by the terms of this Agreement; ii. as a distribution or dividend to the Seller’s direct or indirect equity holders; provided that each such distributee agrees in writing to be bound by the terms of this Agreement; or iii. to a bona fide lending institution as collateral or security for any bona fide loan, credit facility or similar financing arrangement; provided that such lending institution agrees that any foreclosure, sale or other disposition of Subject Shares received as collateral during the Lock-Up Period shall be subject to the restrictions of this Agreement. (c) The Lock-Up Period shall automatically terminate upon the occurrence of any of the following: i. the Buyer enters into a definitive agreement with respect to a Change of Control (as defined below); or ii. the Buyer commences a voluntary case under any applicable bankruptcy, insolvency or similar law. “Change of Control” means (I) any merger, consolidation or other business combination in which the stockholders of the Buyer immediately prior to such transaction do not hold, directly or indirectly, a majority of the voting power of the surviving or resulting entity, or (II) a sale, transfer or disposition of all or substantially all of the assets of the Buyer. (d) During the Lock-Up Period, at least two days prior to any Transfer of the Subject Shares (including a Permitted Transfer), Seller, or the holder of the Subject Shares at such time, shall provide Buyer written notice of such Transfer. 1.3 If any Prohibited Transfer is made or attempted contrary to the provisions of this Agreement, such purported Prohibited Transfer shall be null and void ab initio, and the Buyer shall refuse to recognize any such purported transferee of the Subject Shares as one of its equity holders for any purpose. In order to enforce Section 1.1, the Buyer may impose stop-transfer instructions with respect to the Subject Shares of the Seller (and permitted transferees and assigns thereof) until the end of the Lock-Up Period; provided that, upon the expiration or earlier termination of the Lock-Up Period or in connection with any Permitted Transfer, the Buyer shall use commercially reasonable efforts to (i) remove any stop-transfer instructions imposed pursuant to this Agreement, (ii) remove any restrictive legends on the Subject Shares relating to transfer restrictions under this Agreement, and (iii) reasonably cooperate with the Seller’s broker-dealers to facilitate the transfer of Subject Shares at such time. 2. Miscellaneous. 2.1 Assignment. This Agreement and all obligations hereunder are personal to each party and may not be transferred or delegated by any party at any time without the prior written consent of the other parties; provided that the Seller may assign this Agreement to any transferee of Subject Shares in connection with a Permitted Transfer, so long as such transferee agrees in writing to be bound by the terms of this Agreement. 2.2 Other Agreements. Nothing in this Agreement shall limit any of the rights or remedies of any party or any of the obligations of any other party under any other agreement between the parties or any certificate or instrument executed by any party in favor of any other party and nothing in any other agreement, certificate or instrument shall limit any of the rights or remedies of any party or any of the obligations of any other party under this Agreement. 2.3 Notices. Each notice, request, demand or other communication under this Agreement shall be in writing and shall be deemed to have been duly given, delivered or made as follows: (a) if delivered by hand, when delivered; (b) if sent by registered, certified or first class mail, the second Business Day after being sent; (c) if sent via a national courier service, two Business Days after being delivered to such courier; and (d) if sent by email, when sent, if sent before 10:00 p.m. Houston time on a Business Day, otherwise on the next Business Day provided that (i) the subject line of such email states that it is a notice delivered pursuant to this Agreement and (ii) the sender of such email does not receive a “bounce back” or similar message indicating delivery failure. All notices and other communications hereunder shall be delivered to the address or email address set forth beneath the name of such party below (or to such other address or email address as such party shall have specified in a written notice given to the other parties hereto): if to the Buyer, to: IES Holdings, Inc. 13131 Dairy Ashford Rd, Suite 500 Sugar Land, Texas 77478 Attention: William Albright; Mary Newman; Yasin Khan Email: with a copy (which shall not constitute notice) to: [Redacted] Norton Rose Fulbright US LLP 1550 Lamar Street, Suite 200 Houston, Texas 77010 Attention: Brian P. Fenske Email: And if to the Seller to: INNOVATE Corp 295 Madison Avenue, 12th Floor New York, NY 10017 Attention: Michael Sena; Jeanne Rouleau Email: with a copy, which shall not constitute notice, to: Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, NY 10006 Attention: Charles W. Allen; Sean A. O’Neal Email: 2.4 Interpretation. (a) The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. (b) The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” (c) Unless the context of this Agreement otherwise requires: (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; and (iii) the terms “hereof,” “herein,” “hereunder” and derivative or similar words refer to this entire Agreement. (d) The word “or” is not exclusive. (e) A reference to any party to this Agreement or another agreement or document includes the party’s permitted successors and assigns. (f) The words “shall” and “will” are used interchangeably and have the same meaning. (g) Time periods within or following which any payment is to be made or an act is to be done shall be calculated by excluding the day on which the time period commences and including the day on which the time period ends and by extending the period to the next business day following if the last day of the time period is not a Business Day. [Redacted] [Redacted] [Redacted

(h) Whenever this Agreement refers to days, such reference will mean calendar days unless Business Days are specified. (i) A reference to a writing includes a portable document format (“.pdf”) or similar transmission of it and any means of reproducing its words in a tangible and permanently visible form. (j) Unless the context otherwise requires, references herein: (i) to Sections or Schedules mean the Sections of, or Schedules attached to, this Agreement; (ii) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented, renewed, extended, restated, and modified from time to time to the extent permitted by the provisions thereof (provided that nothing contained in this clause shall be construed to authorize such amendment, supplement, renewal, extension, restatement, or modification) and (iii) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. 2.5 Counterparts. This Agreement may be executed (including by email, in .pdf format or by any other electronic means) in two or more counterparts, all of which shall be considered one and the same agreement. The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in .pdf format or through an electronic signature service shall be sufficient to bind the parties to the terms of this Agreement. No party shall raise the use of email or other electronic transmission to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of email or other electronic transmission as a defense to the formation of a contract and each party forever waives any such defense. 2.6 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement shall continue in full force and effect and shall be interpreted so as reasonably to effect the intent of the parties hereto. The parties hereto shall use all reasonable efforts to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision. 2.7 Specific Performance. Each party acknowledges that the obligations of the other party under this Agreement are unique, recognizes and affirms that in the event of a breach of this Agreement by any party, money damages may be inadequate and the non-breaching party may not have an adequate remedy at law, and agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each party shall be entitled to seek an injunction or restraining order to prevent breaches of this Agreement and to seek to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity. 2.8 Governing Law. This Agreement, and any action, suit or other legal proceeding arising out of or relating to this Agreement (including the enforcement of any provision of this Agreement), the transactions contemplated hereby or the legal relationship of the parties to this Agreement (whether at law or in equity, whether in contract or in tort or otherwise), shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware, regardless of the choice of laws principles or any borrowing statute of the State of Delaware, as to all matters, including matters of validity, construction, effect, enforceability, performance and remedies. 2.9 Jurisdiction; Waiver of Jury Trial. Each of the parties hereto: (i) consents to submit itself to the personal jurisdiction of the Court of Chancery of the State of Delaware in the event of any dispute arising out of or relating to this Agreement; (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (iii) agrees that it will not bring any action, suit or other legal proceeding arising out of or relating to this Agreement (whether at law or in equity, whether in contract or in tort or otherwise) in any court other than the Court of Chancery of the State of Delaware, or, if (and only if) the Court of Chancery of the State of Delaware finds it lacks subject matter jurisdiction, the federal court of the United States sitting in Delaware, or, if (and only if) the federal court of the United States sitting in Delaware finds it lacks subject matter jurisdiction, the Superior Court of the State of Delaware, and appellate courts thereof; (iv) IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION, SUIT OR OTHER LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT (WHETHER AT LAW OR IN EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE); (v) waives the defense of an inconvenient forum to the maintenance of any action, suit or other legal proceeding arising out of or relating to this Agreement, any of the Transactions or the legal relationship of the parties to this Agreement (whether at law or in equity, whether in contract or in tort or otherwise); and (vi) consents to service of process being made through the notice procedures set forth in Section 2.3. The consents to jurisdiction set forth in this Section 2.9 shall not constitute general consents to service of process in the State of Delaware. The parties hereto agree that a final judgment in any such action, suit or other legal proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Legal Requirements. 2.10 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Buyer and the Seller; provided, however, that, notwithstanding the foregoing, the Buyer may, in its sole discretion and without the consent of the Seller, waive or shorten the Lock-Up Period as contemplated by Section 1.1; provided, further, that no amendment, waiver or modification that would materially and adversely affect the rights of the Seller under this Agreement shall be effective without the prior written consent of the Seller. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision. 2.11 Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person that is not a party hereto or thereto or a successor or permitted assign of such a party; provided, however, that any transferee of Subject Shares in a Permitted Transfer who has agreed in writing to be bound by the terms of this Agreement shall be a third-party beneficiary of the provisions of this Agreement that are applicable to such transferee. 2.12 Entire Agreement. Together with the Transaction Agreement, this Agreement (including any Schedules hereto) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled; provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the Transaction Agreement or any ancillary document thereto. [Signature Page Follows] [Signature Page to Lock-Up Agreement] IN WITNESS WHEREOF, the parties have executed this Lock-Up Agreement as of the date first written above. BUYER IES HOLDINGS, INC. By: Name: [NAME] Title: [TITLE]

[Signature Page to Lock-Up Agreement] SELLER INNOVATE CORP. By: __________________________________ Name: [NAME] Title: [TITLE] DBM GLOBAL INTERMEDIATE HOLDCO INC. By: __________________________________ Name: [NAME] Title: [TITLE] SCHEDULE A SELLER Name of Seller Number of Subject Shares Innovate Corp. [# OF SHARES] DBM Global Intermediate Holdco Inc. [# OF SHARES] G-1 EXHIBIT G Key Employees James (Rustin) Roach Shane Metzger Exhibit H Allocation Schedule The Buyer and Seller agree that the “aggregate deemed sales price” and the “adjusted grossed-up basis” (as such terms are defined in the Treasury Regulations under Code Section 338) shall be allocated among the assets of the Acquired Companies in accordance with the following methodology. Asset Class Pursuant to Treas. Reg. 1.338-6 Allocated Amount Class I The actual amount as of the Closing Date Class II Fair market value as determined by current trading prices on the Closing Date Class III The amount of such assets included in the calculation of the Closing Working Capital Amount or, to the extent such assets are not included in calculation of the Closing Working Capital Amount, the net book value of such assets on the books and records of the Company as of immediately after the Closing Date, as determined by Buyer in accordance with Section 7.09(g) of the Agreement Class IV The amount of such assets included in the calculation of the Closing Working Capital Amount or, to the extent such assets are not included in calculation of the Closing Working Capital Amount, the net book value of such assets on the books and records of the Company as of immediately after the Closing Date, as determined by Buyer in accordance with Section 7.09(g) of the Agreement Class V The net book value of such assets on the books and records of the Company as of immediately after the Closing Date, as determined by Buyer in accordance with Section 7.09(g) of the Agreement Class VI and VII The remaining amount